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Index to Consolidated Financial Statements
Contents

As filed with the Securities and Exchange Commission on May 31, 2019

Registration No. 333-230183

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 2
to

Form S-1
Registration Statement
Under
The Securities Act of 1933

HarborOne NorthEast Bancorp, Inc.
HarborOne 401(k) Plan
HarborOne Mortgage, LLC Retirement Plan
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	81-1607465 (IRS Employer Identification No.)

HarborOne NorthEast Bancorp, Inc.
770 Oak Street
Brockton, Massachusetts 02301
(508) 895-1000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

James W. Blake
Chief Executive Officer
HarborOne NorthEast Bancorp, Inc.
770 Oak Street
Brockton, Massachusetts 02301
(508) 895-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Samantha M. Kirby, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Scott A. Brown, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, NW Suite 780 Washington, D.C. 20015 (202) 274-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-Accelerated Filer ☐	Smaller Reporting Company ☐ Emerging Growth Company ☒

         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.    ☐

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

PROSPECTUS SUPPLEMENT

Interests in
HarborOne 401(k) Plan
and

Offering of up to 500,900 Shares of

HarborOne NorthEast Bancorp, Inc.
Common Stock

        In connection with the conversion of HarborOne Mutual Bancshares from the mutual to the stock form of organization, HarborOne NorthEast Bancorp, Inc., a newly formed Massachusetts corporation, or "New HarborOne," is offering shares of common stock for sale at $10.00 per share. The shares being offered represent the ownership interest in HarborOne Bancorp, Inc., an existing Massachusetts corporation, or "Old HarborOne," currently held by HarborOne Mutual Bancshares. Old HarborOne currently owns all of the outstanding shares of common stock of HarborOne Bank. Upon completion of the conversion, New HarborOne will become the successor corporation to Old HarborOne and the parent holding company for HarborOne Bank, and will change its name to "HarborOne Bancorp, Inc." Old HarborOne's common stock is currently traded on the Nasdaq Global Select Market under the trading symbol "HONE," and we expect the shares of New HarborOne common stock will also trade on the Nasdaq Global Select Market under the symbol "HONE."

        In connection with the stock offering, New HarborOne is allowing participants in the HarborOne 401(k) Plan, or the "401(k) Plan," to make a one-time election to purchase participation interests in shares of New HarborOne common stock through the 401(k) Plan in an amount not to exceed 25% of the participant's 401(k) Plan account balance. Based upon the value of the 401(k) Plan assets at March 31, 2019, the trustee of the 401(k) Plan could acquire up to 500,900 shares of New HarborOne common stock, at the purchase price of $10.00 per share.

        This prospectus supplement relates to the one-time election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest a portion of their 401(k) Plan accounts, up to a maximum of 25% of the value thereof, in New HarborOne common stock at the time of the stock offering.

        The prospectus dated [prospectus date] of New HarborOne, which accompanies this prospectus supplement, includes detailed information regarding the conversion and New HarborOne's stock offering, and the financial condition, results of operations and business of HarborOne Bank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the accompanying prospectus and keep both for future reference.

        Please refer to "Risk Factors" beginning on page 18 of the accompanying prospectus.

        The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund.

        None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Massachusetts Commissioner of Banks or any state securities regulator has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus supplement may be used only in connection with offers and sales by New HarborOne of interests in, or shares of, common stock acquired by the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests in, or shares of, common stock acquired through the 401(k) Plan.

        Neither New HarborOne nor HarborOne Bank has authorized any person to give any information or to make any representations other than those contained in the prospectus or this prospectus supplement, and, if given or made, no one may rely on such information or representations as having been authorized by New HarborOne, HarborOne Bank or the 401(k) Plan.

        This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction in which it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of New HarborOne or any of its subsidiaries incorporated by the accompanying prospectus or the 401(k) Plan since the date of this prospectus supplement, or imply the information contained in this prospectus supplement is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is [prospectus date].

THE OFFERING

Securities Offered

        The securities offered in connection with this prospectus supplement are participation interests in the HarborOne 401(k) Plan, or the 401(k) Plan. New HarborOne, the proposed holding company for HarborOne Bank, is the issuer of the common stock. All participants in the 401(k) Plan may use up to 25% of their account balances to subscribe for shares of New HarborOne common stock in the offering, subject to the purchase priorities set forth in the plan of conversion. See "The Conversion and Offering" in the prospectus accompanying this prospectus supplement for a discussion of the purchase priorities in the offering. The interests offered under this prospectus supplement are conditioned on the consummation of the conversion and related New HarborOne stock offering.

        This prospectus supplement contains information regarding the 401(k) Plan. The accompanying prospectus contains information regarding the conversion from a two-tier mutual holding company structure to a fully public stock holding company structure, New HarborOne's stock offering, and the financial condition, results of operations and business of HarborOne Bank. The address of the principal executive office of New HarborOne is 770 Oak Street, Brockton, MA 02301. The telephone number of New HarborOne is (508) 895-1000.

Election to Purchase the Common Stock in the Offering; Priorities

        In connection with the offering, you will be permitted to transfer up to 25% of the funds which represent your beneficial interest in the assets of the 401(k) Plan to the New HarborOne Stock Fund (inclusive of any beneficial interest you currently hold in the HarborOne Bancorp, Inc. Stock Fund). If you elect to invest in the New HarborOne Stock Fund, the 401(k) Plan trustee will subscribe for the common stock offered for sale in the offering in accordance with your direction, subject to the purchase priorities discussed below. In the event the offering is oversubscribed and some or all of your funds cannot be used to purchase common stock in the offering, the 401(k) Plan trustee will return the amount not invested in common stock to the default investment fund in the 401(k) Plan.

        All plan participants are eligible to direct a transfer of funds to the New HarborOne Stock Fund. However, these directions are subject to subscription rights and purchase priorities. Your order for shares in the offering will be filled based on your purchase priority in the offering. New HarborOne has granted rights to subscribe for shares of New HarborOne common stock to the following persons in the subscription offering, in descending order: (i) depositors who had accounts at HarborOne Bank with aggregate balances of at least $50 as of the close of business on February 28, 2018 (including certain former depositors of Coastway Bank, who are deemed to have opened their account at HarborOne Bank on the dates such accounts were opened at Coastway Bank), (ii) depositors who had accounts at HarborOne Bank with aggregate balances of at least $50 as of the close of business on June 30, 2018 (including certain former depositors of Coastway Bank, who are deemed to have opened their account at HarborOne Bank on the dates such accounts were opened at Coastway Bank), (iii) HarborOne Bank's tax-qualified employee benefit plans (including its employee stock ownership plan, the 401(k) Plan and the HarborOne Mortgage Retirement Plan) and (iv) employees, officers, directors, trustees and corporators of HarborOne Mutual Bancshares, New HarborOne, Old HarborOne, HarborOne Bank, HarborOne Mortgage, or a member of such person's immediate family, who are not eligible under priority (i) or (ii) above. No investor in the offering may purchase fewer than 25 shares of common stock or more than 100,000 shares of common stock in the offering through one or more individual and/or joint deposit accounts, including New HarborOne Stock Fund accounts, and no individual together with any associate or group acting in concert may purchase more than 200,000 shares of common stock in the offering.

        If any shares of our common stock remain unsold in the subscription offering, we will offer such shares for sale to the general public in a community offering, with a preference given to natural persons residing in the Massachusetts cities and towns of Abington, Acushnet, Attleboro, Avon, Berkley, Braintree, Bridgewater, Brockton, Canton, Carver, Cohasset, Dartmouth, Dighton, Duxbury, East Bridgewater, Easton, Fairhaven, Fall River, Foxboro, Freetown, Halifax, Hanover, Hanson, Hingham,

Holbrook, Hull, Kingston, Lakeville, Mansfield, Marion, Marshfield, Mattapoisett, Middleborough, Milton, New Bedford, North Attleboro, Norton, Norwell, Plainville, Pembroke, Plymouth, Plympton, Quincy, Randolph, Raynham, Rehoboth, Rochester, Rockland, Seekonk, Scituate, Sharon, Somerset, Stoughton, Swansea, Taunton, Wareham, West Bridgewater, Westport, Weymouth and Whitman, and the Rhode Island cities and towns of Barrington, Bristol, Burrillville, Central Falls, Charlestown, Coventry, Cranston, Cumberland, East Greenwich, East Providence, Exeter, Foster, Glocester, Hopkinton, Jamestown, Johnston, Lincoln, Little Compton, Middletown, Narragansett, New Shoreham, Newport, North Kingstown, North Providence, North Smithfield, Pawtucket, Portsmouth, Providence, Richmond, Scituate, Smithfield, South Kingstown, Tiverton, Warren, Warwick, West Greenwich, West Warwick, Westerly, and Woonsocket. The community offering, if any, may commence concurrently with, during or promptly after, the subscription offering. See "The Conversion and Offering—Community Offering" in the accompanying prospectus for a discussion of the community offering.

        We also may offer shares of common stock not purchased in the subscription offering or the community offering through a syndicate of brokers in what is referred to as a syndicated offering or, in a separate firm commitment underwritten public offering. Sandler O'Neill & Partners, L.P. will assist us in selling the shares on a best efforts basis in the subscription offering, and if held, the community offering, and will serve as sole book-running manager for any syndicated offering or firm commitment offering. Sandler O'Neill & Partners, L.P. is not required to purchase any shares of common stock that are sold in the subscription offering or, if held, the community offering. We have the right to accept or reject, in our sole discretion, any orders received in the community or syndicated or firm commitment offering.

        To ensure proper allocation of our shares of common stock, each eligible account holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on February 28, 2018 or June 30, 2018. In the event of an oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of eligible account holders who are also our trustees, directors or officers, or any of their associates, will be subordinated to the subscription rights of other eligible account holders to the extent attributable to their increased deposits during the year preceding February 28, 2018 or June 30, 2018. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the stock purchase order forms will be final.

Value of Participation Interests

        As of March 31, 2019, the market value of the assets of the 401(k) Plan totaled approximately $61.8 million, and up to 25% of this amount may be used to purchase common stock in the offering. The plan administrator informed each participant of the value of his or her beneficial interest in the 401(k) Plan as of March 31, 2019 via John Hancock Retirement Plan Services at www.mylife.jhrps.com. The value of plan assets represents the past contributions to the 401(k) Plan by or on behalf of the participants of the 401(k) Plan, plus or minus earnings or losses on the contributions, less previous withdrawals.

Method of Directing Transfer

        If you want to use your 401(k) Plan funds to purchase common stock in the offering, you must complete the Special Investment Election Form included with this prospectus supplement and submit the form to Patricia Williams, Senior Vice President, Human Resources, by hand delivery, electronic mail, interoffice mail, fax or regular mail, as specified in the first paragraph of the Special Investment Form. The 401(k) Plan trustee will submit an order form on your behalf to purchase the number of shares in the offering that you have elected to purchase. To transfer the funds into the New HarborOne Stock Fund, the 401(k) Plan trustee will withdraw the amount indicated on the Special Investment Election Form from the other investment funds in which your accounts are invested on a pro rata basis.

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If you do not wish to purchase shares in the offering with your 401(k) Plan funds, you should still check the applicable box on the Special Investment Election Form included with this prospectus supplement and submit the form to Patricia Williams.

        Please note that if you are subscribed to OnTarget, you will be automatically unsubscribed from this service in order to initiate your election to invest all or a portion of your accounts in New HarborOne common stock and that you can re-subscribe to OnTarget after the transfer is complete, by contacting John Hancock at www.mylife.jhrps.com or by calling 1-800-294-3575.

Deadline for Directing Transfer in Connection with the Offering

        The deadline for submitting your instructions to Patricia Williams in the Human Resources Department, to transfer your funds to the New HarborOne Stock Fund in connection with the offering is [time] p.m., Eastern time, on [date].

        The 401(k) Plan deadline is earlier than the [Expiration Date] deadline for submitting stock order forms to purchase shares in the offering with funds outside of the 401(k) Plan.

Irrevocability of Transfer Direction in Connection with the Offering

        Your direction to transfer amounts credited to your account in the 401(k) Plan to the New HarborOne Stock Fund in connection with the offering cannot be changed. Pending completion of the offering, the funds you elect to transfer to the New HarborOne Stock Fund will be held in an interest-bearing account until the offering is completed.

Direction to Purchase the Common Stock After the Close of the Offering

        After the close of the offering, you may direct on a daily basis the 401(k) Plan trustee to transfer a certain percentage (in multiples of not less than 1%) of the net value of your interests in the other investment funds in the 401(k) Plan into the New HarborOne Stock Fund. Alternatively, you may direct the 401(k) Plan trustee to transfer a certain percentage of your interest in the New HarborOne Stock Fund into any of the other investment funds in the 401(k) Plan in accordance with the terms of the 401(k) Plan by visiting the website of John Hancock Retirement Plan Services at www.mylife.jhrps.com or by calling John Hancock Participant Services Center at 1-800-294-3575. Special restrictions may apply to transfers directed by those participants who are officers, directors and 10% shareholders of New HarborOne.

Common Stock in the Offering will be Purchased at $10 Per Share

        You will pay the same price for shares of common stock as all other persons who purchase shares of the common stock in the offering. Post-conversion purchases of common stock in the New HarborOne Stock Fund will be made at prevailing market prices. These prices may be higher or lower than the current offering price of $10 per share of common stock.

Nature of a Participant's Interest in the Funds

        The 401(k) Plan purchases its underlying investments every pay period. Each investment fund's unit value is updated every business day based on the total value of its underlying investments and the number of units held in the fund. Distributions, withdrawals, and investment transfers may occur each business day. Distribution and other requests are made through John Hancock Retirement Plan Services at www.mylife.jhrps.com or by calling John Hancock Participant Services Center at 1-800-294-3575.

Voting Rights of the Common Stock

        Although not required by the 401(k) Plan, it is anticipated that you will be given the opportunity to direct the 401(k) Plan trustee how to vote the shares of New HarborOne common stock held by the New HarborOne Stock Fund representing the interest in the shares that is credited to your account. If the trustee does not receive your voting instructions, the plan administrator will exercise these rights as it determines in its discretion and will direct the trustee accordingly. All voting instructions will be kept confidential.

S-3

 DESCRIPTION OF THE 401(k) PLAN

Introduction

        Since January 1, 1997, HarborOne Bank has maintained the 401(k) Plan. HarborOne Bank intends for the 401(k) Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act, commonly referred to as "ERISA." HarborOne Bank may amend the 401(k) Plan from time to time to ensure continued compliance with these laws. HarborOne Bank may also amend the 401(k) Plan from time to time to add, modify, or eliminate certain features of the 401(k) Plan, as it sees fit. As a plan subject to ERISA, federal law provides you with various rights and protections as a plan participant. Although the 401(k) Plan is subject to many of the provisions of ERISA, your benefits under the 401(k) Plan are not guaranteed by the Pension Benefit Guaranty Corporation.

        Applicable federal tax law requires the 401(k) Plan to impose substantial restrictions on your right to withdraw amounts held under the 401(k) Plan. Generally, withdrawals of 401(k) pre-tax and Roth deferrals are not permitted before a participant's death, disability, attainment of age 59 1/2, termination of employment, except in the case of certain loans or in connection with a financial hardship. Federal law may also impose an additional 10% tax on withdrawals made from the 401(k) Plan prior to your attainment of age 59 1/2, regardless of whether the withdrawal occurs during your employment with HarborOne Bank or after termination of employment.

        Reference to Full Text of Plan.    The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. HarborOne Bank qualifies these summaries in their entirety by the full text of the 401(k) Plan. You may obtain copies of the 401(k) Plan document by sending a request to: Patricia Williams, Senior Vice President, Human Resources, HarborOne Bank, 770 Oak Street, Brockton, MA 02301. You should carefully read the full text of the 401(k) Plan document to understand your rights and obligations under the 401(k) Plan.

Eligibility and Participation

        Any eligible employee of HarborOne Bank age 21 or older is eligible to make deferrals (pre-tax or Roth) into the 401(k) Plan as soon as administratively possible following the date employment commences. Participants are also eligible to receive employer match and profit sharing contributions upon attainment of age 21 and the completion of one year of service with HarborOne Bank.

        As of March 31, 2019, there were 591 participants in the 401(k) Plan.

Contributions Under the 401(k) Plan

        401(k) Plan Participant Contributions.    The 401(k) Plan permits each participant to make pre-tax salary deferrals or Roth deferral contributions, or a combination of both, in an amount up to the statutory limit of $19,000 for participants under age 50 and $25,000 for participants age 50 or older. All newly hired eligible employees age 21 or over are automatically enrolled in the 401(k) Plan unless they elect otherwise, and 5% of compensation will be withheld from their pay automatically. Also, the contribution level of participants included in automatic enrollment will increase by 2% each year (unless they choose a different level), until it reaches 15% of their eligible compensation. These increases will occur each year on the anniversary of the participants' automatic enrollment date. Employees who do not wish to make deferrals under the 401(k) Plan must notify the plan administrator. Participants in the 401(k) Plan may modify the amount contributed to the 401(k) Plan, effective on the first day of the next payroll period, by filing a new deferral agreement with the plan administrator.

        HarborOne Bank Contributions.    At the time of initial hire, the plan administrator will provide each new employee with a notice that explains the automatic enrollment provisions. This notice will also

S-4

explain how an employee may elect not to have automatic deferrals made to the 401(k) Plan or how to alter the amount of the salary deferrals. HarborOne Bank may make a discretionary matching contribution to the 401(k) Plan equal to a discretionary percentage of employee deferrals. HarborOne Bank also may make a profit sharing contribution to the 401(k) Plan. The decision on whether to make a contribution and the amount of the match and/or profit sharing contribution is determined by the Board of Directors of HarborOne Bank. Any profit sharing contributions are allocated to plan participants who have completed a year of service and who are either employed on the last day of the plan year, or who retired, died or became disabled during the plan year. Assuming a profit sharing contribution is made, the Company contemplates that such contributions will be made according to the following formula:

  •
  9.3% will be allocated to all eligible participants based on their pay up to the Social Security taxable wage base for the plan year.

  •
  15% will be allocated to participants on their pay that exceeds the Social Security taxable wage base.

        Only compensation up to $280,000 (as adjusted) is recognized under the 401(k) Plan.

Limitations on Contributions

        Limitation on Employee Salary Deferral.    Although the 401(k) Plan permits highly compensated employees to defer up to 25% and non-highly compensated employees to defer up to 100% of your compensation, by law, your total pre-tax and Roth deferrals under the 401(k) Plan for the 2019 Plan Year, together with contributions to similar plans, may not exceed $19,000. If you are over age 50, you may contribute an additional $6,000 per year. The IRS will periodically increase these annual limitations. Contributions in excess of the limitations, or excess deferrals, will be included in an affected participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral made on a pre-tax basis will again be subject to federal income tax when distributed by the 401(k) Plan to the participant, unless the excess deferral, together with any income allocable thereto, is distributed to the participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the participant in the taxable year in which the distribution is made.

        Limitations on Annual Additions and Benefits.    Under the requirements of the Internal Revenue Code, the 401(k) Plan provides that the total amount of contributions and forfeitures (annual additions) allocated to participants under the 401(k) Plan and other defined contribution plans maintained by HarborOne Bank during any plan year may not exceed the lesser of 100% of the participant's compensation, or $56,000 (as indexed for future years for increases in the cost of living).

        Top-Heavy Plan Requirements.    If for any calendar year the 401(k) Plan is a Top-Heavy Plan, then HarborOne Bank may be required to make certain minimum contributions to the 401(k) Plan on behalf of non-key employees.

        In general, the 401(k) Plan will be treated as a "Top-Heavy Plan" for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of participants who are "Key Employees" exceeds 60% of the aggregate balance of the accounts of all participants. While the test for whether the 401(k) Plan is a Top-Heavy Plan is subject to complex requirements under the Code, Key Employees generally include any employee who, at any time during the calendar year or any of the four preceding years, is a participant in the 401(k) Plan and is:

  (1)
  an officer of HarborOne Bank (or any entity in our "controlled group" or "affiliated service group", as such terms are defined in the Code, which we refer to as a "Related Group Member") having annual compensation in excess of $180,000,

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  (2)
  a person who owns, directly or indirectly, more than 5% of the stock of New HarborOne (or any Related Group Member), or stock possessing more than 5% of the total combined voting power of all stock of New HarborOne (or any Related Group Member), or

  (3)
  a person who owns, directly or indirectly, more than 1% of the stock of New HarborOne (or any Related Group Member), or stock possessing more than 1% of the total combined voting power of all stock of New HarborOne (or any Related Group Member) and has annual compensation in excess of $150,000.

        The foregoing dollar amounts are for 2019 and may be adjusted periodically by the IRS.

Investment of Contributions

        All amounts credited to participants' accounts under the 401(k) Plan are held in trust. A trustee appointed by the Board of Directors of HarborOne Bank administers the trust.

        Prior to the effective date of the offering, you were provided the opportunity to direct the investment of your account into one or more of the following options:

  •
  HarborOne Bancorp Inc. Stock Fund

  •
  Vanguard Treasury Money Market Fund

  •
  Putnam Stable Value Fund

  •
  Metropolitan West Total Return Bond M

  •
  Vanguard Total Bond Market Index Admiral

  •
  Pioneer Strategic Income Fund K

  •
  BlackRock High Yield Bond Institutional

  •
  PIMCO Real Return Institutional

  •
  Templeton Global Bond Adv

  •
  JPMorgan Equity Income R6

  •
  JPMorgan US Equity R6

  •
  Vanguard 500 Index Admiral

  •
  T. Rowe Price Institutional Large Cap Growth

  •
  JHancock Disciplined Value Mid Cap R6

  •
  Vanguard Mid-Cap Index Admiral

  •
  Janus Henderson Enterprise N

  •
  Undiscovered Managers Behavioral Value Fund R6

  •
  Vanguard Small Cap Index Admiral

  •
  PNC Multi Factor Small Cap Growth I

  •
  Vanguard Total International Stock Index Admiral

  •
  American Funds EuroPacific Growth R6

  •
  American Funds New Perspective R6

  •
  American Funds New World R6

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  •
  JHancock Multimanager 2010 Lifetime R6

  •
  JHancock Multimanager 2015 Lifetime R6

  •
  JHancock Multimanager 2020 Lifetime R6

  •
  JHancock Multimanager 2025 Lifetime R6

  •
  JHancock Multimanager 2030 Lifetime R6

  •
  JHancock Multimanager 2035 Lifetime R6

  •
  JHancock Multimanager 2040 Lifetime R6

  •
  JHancock Multimanager 2045 Lifetime R6

  •
  JHancock Multimanager 2050 Lifetime R6

  •
  JHancock Multimanager 2055 Lifetime R6

  •
  JHancock Multimanager 2060 Lifetime R6

        New HarborOne Stock Fund.    In connection with the offering, you will be permitted to invest in the HarborOne NorthEast Bancorp,  Inc. Stock Fund. The New HarborOne Stock Fund will invest primarily in the common stock of New HarborOne This fund will maintain a relatively small position in a money market account to accommodate liquidity, and thus the value of a unit in this fund will not be the same as the trading price of New HarborOne common stock on the Nasdaq Global Select Market.

        In connection with the offering, participants in the 401(k) Plan may direct the trustee to invest up to 25% of their 401(k) Plan account balance in the New HarborOne Stock Fund. Your interest in the New HarborOne Stock Fund will be credited to your 401(k) Plan account in units, just like the other funds available under the 401(k) Plan.

        As of the date of this prospectus supplement, none of the shares of common stock of HarborOne NorthEast Bancorp Inc. have been issued or are outstanding and there is no established market for the common stock of New HarborOne. Accordingly, there is no record of the historical performance of the New HarborOne Stock Fund. Performance of the New HarborOne Stock Fund depends on a number of factors, including the financial condition and profitability of New HarborOne and HarborOne Bank and market conditions for the common stock generally.

        Investments in the New HarborOne Stock Fund may involve certain special risks in investments in the common stock of New HarborOne For a discussion of these risk factors, see "Risk Factors" in the accompanying prospectus.

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Performance History

        The following table provides performance data with respect to the investment accounts available under the 401(k) Plan through March 31, 2019 (performance results shown are net of investment management fees):

PERFORMANCE AS OF MARCH 31, 2019

Stock Funds	ONE QUARTER	1 YEAR	3 YEAR	5 YEAR	10 YEAR
HarborOne Bancorp, Inc.
Vanguard Treasury Money Market Investor	0.58%	2.04%	1.12%	0.69%	0.36%
Putnam Stable Value Fund	0.59%	2.32%	2.03%	1.91%	2.36%
Metropolitan West Total Return Bond M	3.14%	4.49%	2.03%	2.48%	5.80%
Vanguard Total Bond Market Index Admiral	2.94%	4.45%	1.98%	2.67%	3.69%
PIMCO Real Return Institutional	3.54%	2.54%	2.09%	1.74%	4.09%
Pioneer Strategic Income K	3.58%	3.04%	4.48%	3.34%	7.28%
BlackRock High Yield Bond Institutional	7.29%	4.97%	8.10%	4.33%	11.30%
Templeton Global Bond Adv	1.98%	2.06%	4.18%	1.88%	5.63%
JPMorgan Equity Income R6	10.90%	8.51%	12.05%	9.46%	15.35%
JPMorgan US Equity R6	13.59%	8.07%	13.34%	10.30%	15.84%
Vanguard 500 Index Admiral	13.65%	9.46%	13.47%	10.87%	15.90%
T. Rowe Price Institutional Large Cap Growth	14.68%	13.98%	21.92%	15.19%	19.60%
JHancock Disciplined Value Mid Cap R6	13.58%	(2.66)%	9.01%	7.65%	16.70%
Vanguard Mid-Cap Index Admiral	16.77%	5.98%	11.59%	8.85%	16.67%
Janus Henderson Enterprise N	17.88%	11.39%	17.34%	13.57%	18.85%
Undiscoverd Managers Behavioral Value R6	13.99%	(0.18)%	8.35%	7.29%	18.32%
Vanguard Small Cap Index Admiral	16.18%	5.58%	12.78%	7.91%	16.97%
PNC Multi Factor Small Cap Growth I	12.24%	4.06%	11.91%	8.62%	16.14%
Vanguard Total International Stock Index Admiral	10.24%	(5.23)%	8.06%	2.77%	8.90%
American Funds EuroPacific Growth R6	13.20%	(4.66)%	9.33%	4.27%	9.94%
American Funds New Perspective R6	13.99%	5.34%	13.37%	9.18%	14.07%
American Funds New World R6	13.86%	(1.10)%	11.54%	4.77%	10.42%
JHancock Multimanager 2010 Lifetime R6	7.23%	3.46%	6.46%	4.44%	9.52%
JHancock Multimanager 2015 Lifetime R6	7.66%	3.26%	7.00%	4.73%	10.22%
JHancock Multimanager 2020 Lifetime R6	8.59%	3.18%	7.86%	5.25%	11.05%
JHancock Multimanager 2025 Lifetime R6	9.60%	3.01%	8.76%	5.80%	11.81%
JHancock Multimanager 2030 Lifetime R6	10.73%	2.84%	9.62%	6.23%	12.34%
JHancock Multimanager 2035 Lifetime R6	11.46%	2.44%	10.17%	6.52%	12.66%
JHancock Multimanager 2040 Lifetime R6	12.20%	2.50%	10.58%	6.77%	12.83%
JHancock Multimanager 2045 Lifetime R6	12.32%	2.44%	10.65%	6.80%	12.82%
JHancock Multimanager 2050 Lifetime R6	12.33%	2.38%	10.63%	6.79%	—
JHancock Multimanager 2055 Lifetime R6	12.33%	2.38%	10.60%	6.76	—
JHancock Multimanager 2060 Lifetime R6	12.38%	2.41%	10.61%	—	—

        The following is a description of each of the 401(k) Plan's investment options (excerpted from each option's own description):

        HarborOne Bancorp, Inc. Stock Fund—This fund invests primarily in shares of HarborOne Bancorp, Inc. stock. Performance is directly tied to the performance of the company, as well as to that of the stock market as a whole.

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        Vanguard Treasury Money Market Fund—This fund seeks to provide current income while maintaining liquidity and a stable share price of $1. The fund invests solely in high-quality, short-term money market securities whose interest and principal payments are backed by the full faith and credit of the U.S. government. At least 80% of the fund's assets will be invested in U.S. Treasury securities; the remainder of the assets may be invested in securities issued by U.S. governmental agencies. The fund maintains a dollar-weighted average maturity of 60 days or less and a dollar-weighted average life of 120 days or less.

        Putnam Stable Value Fund—This fund seeks to deliver intermediate-bond-like returns while maintaining a stable net asset value. Consistency, liquidity, and stability are essential to the portfolio construction process, which emphasizes diversifying the sources of returns, industries, and issuers within the portfolio.

        Metropolitan West Total Return Bond M—This fund seeks to maximize long-term total return. This fund pursues its objective by investing, under normal circumstances, at least 80% of its net assets in investment grade fixed income securities or unrated securities that are determined by the Adviser to be of similar quality. Up to 20% of the fund's net assets may be invested in securities rated below investment grade. This fund also invests at least 80% of its net assets plus borrowings for investment purposes in fixed income securities it regards as bonds.

        Vanguard Total Bond Market Index Admiral—This fund seeks to track the performance of a broad, market weighted bond index. This fund employs an indexing investment approach designed to track the performance of the Barclays U.S. Aggregate Float Adjusted Index. This Index represents a wide spectrum of public, investment-grade, taxable, fixed income securities in the United States—including government, corporate, and international dollar-denominated bonds, as well as mortgage-backed and asset-backed securities—all with maturities of more than one year.

        Pioneer Strategic Income Fund—This fund seeks a high level of current income. The fund normally invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in debt securities. It invests primarily in debt securities issued or guaranteed by the U.S. government, its agencies or instrumentalities or non-U.S. governmental entities; debt securities of U.S. and non-U.S. corporate issuers; and mortgage-related securities. The fund invests in securities with a broad range of maturities and maintains an average portfolio maturity which varies based upon the judgment of the fund's investment adviser.

        BlackRock High Yield Bond Institutional—This fund seeks to maximize total return, consistent with income generation and prudent investment management. This fund invests primarily in non-investment grade bonds with maturities of ten years or less. This fund formally invests at least 80% of its assets in high yield bonds. The high yield securities (commonly called "junk bonds") acquired by the fund will generally be in the lower rating categories of the major rating agencies (BB or lower by Standard & Poor's or Fitch Ratings, Inc. or Ba or lower by Moody's Investor Services) or will be determined by the Fund management team to be of similar quality. This fund may invest up to 30% of its assets in non-dollar denominated bonds of issuers located outside of the United States.

        PIMCO Real Return Fund—This fund seeks maximum real return, consistent with preservation of capital and prudent investment management. The fund normally invests at least 80% of its net assets in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S. governments, their agencies or instrumentalities, and corporations, which may be represented by forwards or derivatives such as options, futures contracts or swap agreements.

        Templeton Global Bond Adv—This fund seeks current income with capital appreciation and growth of income. Under normal market conditions, the fund invests at least 80% of its net assets in "bonds." Bonds include debt obligations of any maturity, such as bonds, notes, bills and debentures. It invests

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predominantly in bonds issued by governments and government agencies located around the world. This fund may invest up to 25% of its total assets in bonds that are rated below investment grade. It is non-diversified.

        JPMorgan Equity Income R6—This fund seeks to provide a blend of long-term growth and current income through the consistent payments of dividends. Under normal circumstances, at least 80% of the fund's Assets will be invested in the equity securities of corporations that regularly pay dividends, including common stocks and debt securities and preferred stock convertible to common stock. Although this fund invests primarily in securities of large cap companies, it may invest in equity investments of companies across all market capitalizations. In implementing this strategy, the fund invests primarily in common stock and real estate investment trusts (REITs).

        JPMorgan US Equity R6—This fund seeks to provide high total return from a portfolio of selected equity securities. Under normal circumstances, the fund invests at least 80% of its assets in equity securities of U.S. companies. "Assets" means net assets, plus the amount of borrowings for investment purposes. In implementing its strategy, the fund primarily invests in common stocks of large- and medium-capitalization U.S. companies, but it may also invest up to 20% of its assets in common stocks of foreign companies, including depositary receipts.

        Vanguard 500 Index Admiral—This fund seeks to track the performance of a benchmark index that measures the investment return of large-capitalization stocks. This fund employs an indexing investment approach designed to track the performance of the Standard & Poor's 500 Index, a widely recognized benchmark of U.S. stock market performance that is dominated by the stocks of large U.S. companies. The advisor attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

        T. Rowe Price Institutional Large Cap Growth—This fund seeks to provide long-term capital appreciation through investments in common stocks of growth companies. This fund employs a growth approach to stock selection. This fund will normally invest at least 80% of its net assets (including any borrowings for investment purposes) in the common stocks of large-cap companies. This fund defines a large-cap company as one whose market capitalization is larger than the median market capitalization of companies in the Russell 1000 Growth Index, a widely used benchmark of the largest U.S. growth stocks.

        JHancock Disciplined Value Mid Cap R6—This fund seeks long-term growth of capital with current income as a secondary objective. Under normal circumstances, the fund seeks to achieve its investment objectives by investing at least 80% of its net assets (including borrowings for investment purposes) in a diversified portfolio consisting primarily of equity securities, such as common stocks, of issuers with medium market capitalizations, and identified by the subadvisor as having value characteristics. It may also invest up to 20% of its total assets in foreign currency-denominated securities.

        Vanguard Mid-Cap Index Admiral—This fund seeks to track the performance of a benchmark index that measures the investment return of mid-capitalization stocks. This fund employs an indexing investment approach designed to track the performance of the CRSP US Mid Cap Index, a broadly diversified index of stocks of mid-size U.S. companies. The advisor attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

        Janus Henderson Enterprise N—This fund seeks long-term growth of capital. This fund invests primarily in common stocks selected for their growth potential, and normally invests at least 50% of its equity assets in medium-sized companies. Medium-sized companies are those whose market

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capitalization falls within the range of companies in the Russell Midcap Growth Index. This fund may also invest in foreign securities, which may include investment in emerging markets.

        Undiscovered Managers Behavioral Value Fund—The investment seeks capital appreciation. The fund seeks to achieve its objective by investing primarily in common stocks of U.S. companies that the fund's sub-adviser believes have value characteristics. Such common stocks include stocks of small capitalization companies, similar to those that are included in the Russell 2000 Value Index and real estate investment trusts (REITs). In selecting stocks for the fund, the sub-adviser applies principles based on behavioral finance.

        Vanguard Small Cap Index Admiral—This fund seeks to track an index of small-sized companies. One of the fund's primary risks is its focus on the small-cap arena. This fund employs an indexing investment approach designed to track the performance of the CRSP US Small Cap Index, a broadly diversified index of stocks of small U.S. companies. This fund attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the Index, holding each stock in approximately the same proportion as its weighting in the Index.

        PNC Multi Factor Small Cap Growth I—This fund seeks long-term capital appreciation by primarily investing in stocks of small-cap companies with market caps approximating the benchmark. Using an analytical process together with fundamental research methods, the team rates the performance potential of companies and buys those stocks that it believes offer the best prospects for superior performance relative to the securities of comparable companies.

        Vanguard Total International Stock Index Admiral—This fund tracks stock markets all over the globe, with the exception of the United States. This fund employs an indexing investment approach designed to track the performance of the FTSE Global All Cap ex US Index. The Index includes approximately 5,550 stocks of companies located in 46 countries. This fund invests all, or substantially all, of its assets in the common stocks included in its target index.

        American Funds EuroPacific Growth R6—This fund seeks long-term growth of capital. This fund invests primarily in common stocks of issuers in Europe and the Pacific Basin that the investment adviser believes have the potential for growth. Growth stocks are stocks that the investment adviser believes have the potential for above-average capital appreciation. It normally invests at least 80% of its net assets in securities of issuers in Europe and the Pacific Basin. This fund may invest a portion of its assets in common stocks and other securities of companies in emerging markets.

        American Funds New Perspective R6—This fund seeks long-term growth of capital; future income is a secondary objective. This fund seeks to take advantage of investment opportunities generated by changes in international trade patterns and economic and political relationships by investing in common stocks of companies located around the world. In pursuing its primary investment objective, it invests primarily in common stocks that the investment adviser believes have the potential for growth. In pursuing its secondary objective, this fund invests in common stocks of companies with the potential to pay dividends in the future.

        American Funds New World R6—This fund seeks long-term capital appreciation. This fund invests primarily in common stocks of companies with significant exposure to countries with developing economies and/or markets. The securities markets of these countries may be referred to as emerging markets. This fund may also invest in debt securities of issuers, including issuers of lower rated bonds with exposure to these countries. Under normal market conditions, the fund will invest at least 35% of its assets in equity and debt securities of issuers primarily based in qualified countries that have developing economies and/or markets.

        John Hancock Multimanager 2010 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The

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fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2010. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time. It has a target asset allocation of 40% of its assets in underlying funds that invest primarily in equity securities.

        John Hancock Multimanager 2015 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2015. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time. It has a target asset allocation of 46.25% of its assets in underlying funds that invest primarily in equity securities.

        John Hancock Multimanager 2020 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2020. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time. It has a target asset allocation of 56% of its assets in underlying funds that invest primarily in equity securities.

        John Hancock Multimanager 2025 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2025. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time. It has a target asset allocation of 67% of its assets in underlying funds that invest primarily in equity securities.

        John Hancock Multimanager 2030 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2030. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time. It has a target asset allocation of 79% of its assets in underlying funds that invest primarily in equity securities.

        John Hancock Multimanager 2035 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2035. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time. It has a target asset allocation of 88% of its assets in underlying funds that invest primarily in equity securities.

        John Hancock Multimanager 2040 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2040. It has a target asset allocation of 94% of its assets in underlying funds that invest primarily in equity securities. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time.

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        John Hancock Multimanager 2045 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2045. It has a target asset allocation of 95% of its assets in underlying funds that invest primarily in equity securities. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time.

        John Hancock Multimanager 2050 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2050. It has a target asset allocation of 95% of its assets in underlying funds that invest primarily in equity securities. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time.

        John Hancock Multimanager 2055 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2055. It has a target asset allocation of 95% of its assets in underlying funds that invest primarily in equity securities. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time.

        John Hancock Multimanager 2060 Lifetime Portfolio R6—The investment seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2060. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time. It has a target asset allocation of 95% of its assets in underlying funds that invest primarily in equity securities.

        An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

Benefits Under the 401(k) Plan

        Vesting.    At all times, you have a fully vested, nonforfeitable interest in your own contributions (including Roth contributions, rollover contributions, and any amounts which transferred to the 401(k) Plan as a result of its merger with the Brockton Credit Union Money Purchase Pension Plan), adjusted for earnings or losses. Your share of employer matching and profit sharing contributions, as adjusted for earnings or losses, becomes vested at 20% after two years of service, and vesting increases by 20% for each subsequent year of service until you become fully vested after six years of service. Service with Nations Heritage Federal Credit Union and Coastway Community Bank is also recognized for this purpose.

Withdrawals and Distributions From the 401(k) Plan

        Withdrawals Prior to Termination of Employment.    You may receive in-service distributions from the 401(k) Plan. The 401(k) Plan permits in-service withdrawals of rollover contributions at any time. If you are an eligible employee hired prior to February 1, 2017, you may also withdraw vested employer profit

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sharing contributions that have been in your account for at least two years. You may also apply for a hardship withdrawal from your salary deferral contributions and Roth deferral contributions if you are under age 59 1/2. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution pro rata from the investment funds in which you have invested your own contributions. Hardship withdrawals may not be paid back to the 401(k) Plan. Once you attain age 59 1/2, all your contributions in the 401(k) Plan are eligible for in-service withdrawals. You can also apply for a loan from the 401(k) Plan. You cannot have more than one loan outstanding at a time. You can apply for a minimum loan of $1,000 and a maximum loan equal to the lesser of (i) $50,000 or (ii) 50% of your total vested account balance.

        Distribution Upon Retirement or Disability.    Participants shall receive benefits as soon as administratively feasible once the distribution is requested. Distributions are payable to participants in a lump sum or installments, at the participant's election. Certain distributions may also be rolled over to another qualified plan or individual retirement account.

        Distribution Upon Death.    If you die prior to your benefits being paid from the 401(k) Plan, your benefits will be paid to your surviving spouse or beneficiary under one or more of the forms available under the 401(k) Plan if your vested account balance exceeds $5,000. Vested account balances of less than $5,000 will normally be made in the form of a single-sum payment. Certain distributions may also be rolled over to another qualified plan or individual retirement account.

        Distribution Upon Termination for Any Other Reason.    If you terminate employment for any reason other than retirement, disability or death, distribution will be made in the form of a single-sum payment as soon as administratively possible following your request for distribution. However, if your vested account balance exceeds $5,000, you may instead elect to receive your distribution in partial payments, and/or annual (or more frequent) installments over a period as limited under the 401(k) Plan. If your vested account balance does not exceed $5,000, unless you make a timely election to roll over your vested account to an eligible individual retirement account or another eligible retirement plan, or elect to have your vested account distributed to you, your vested account will be rolled over to an individual retirement account selected by the plan administrator.

        Nonalienation of Benefits.    Except with respect to federal income tax withholding, federal tax liens and as provided with respect to a qualified domestic relations order, benefits payable under the 401(k) Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the 401(k) Plan shall be void.

        Applicable federal tax law requires the 401(k) Plan to impose substantial restrictions on your right to withdraw amounts held under the 401(k) Plan before your termination of employment with HarborOne Bank or its affiliates. Federal law may also impose an additional 10% tax on distributions from the 401(k) Plan before you attain 59 1/2 years of age, regardless of whether the withdrawal occurs during your employment with HarborOne Bank or its affiliates or after your termination of employment.

Administration of the 401(k) Plan

        Trustee.    The board of directors of HarborOne Bank has appointed John Hancock Trust Company LLC as trustee of the 401(k) Plan. The trustee receives, holds and invests the contributions to the 401(k) Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the 401(k) Plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust as directed by plan participants.

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Participant Statements

        Up-to-date participant statements are available 24 hours a day, seven days a week by logging in to your account via John Hancock Retirement Plan Services at www.mylife.jhrps.com.

Plan Administrator

        Currently, the plan administrator of the 401(k) Plan is HarborOne Bank. The plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under ERISA.

Amendment and Termination

        HarborOne Bank intends to continue the 401(k) Plan indefinitely. Nevertheless, HarborOne Bank may terminate the 401(k) Plan at any time. If HarborOne Bank terminates the 401(k) Plan in whole or in part, then regardless of other provisions in the 401(k) Plan, all participants affected by such termination shall become fully vested in their accounts. HarborOne Bank reserves the right to make, from time to time, any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that HarborOne Bank may amend the 401(k) Plan as it determines necessary or desirable, with or without retroactive effect, to comply with ERISA or the Internal Revenue Code.

Merger, Consolidation or Transfer

        In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the plan requires that you would (if either the plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer (if the plan had then terminated).

Federal Income Tax Consequences

        The following is only a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not consider the following as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. You are urged to consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

        As a "qualified retirement plan," the Internal Revenue Code affords the 401(k) Plan special tax treatment, including:

  (1)
  The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the plan each year;

  (2)
  participants pay no current income tax on amounts contributed by the employer on their behalf; and

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  (3)
  earnings of the plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

        HarborOne Bank will administer the 401(k) Plan to comply with the requirements of the Internal Revenue Code. If HarborOne Bank receives an adverse determination letter regarding its tax exempt status from the Internal Revenue Service, all participants would generally recognize income equal to their vested interest in the plan, the participants would not be permitted to transfer amounts distributed from the 401(k) Plan to an individual retirement account or to another qualified retirement plan, and HarborOne Bank may be denied certain deductions taken with respect to the 401(k) Plan.

        Lump Sum Distribution.    A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2, and consists of the balance credited to the participant under the plan. The portion of any lump sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution.

        New HarborOne Common Stock Included in Lump Sum Distribution.    If a lump sum distribution includes New HarborOne common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to New HarborOne common stock, that is, the excess of the value of New HarborOne common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of New HarborOne common stock for computing gain or loss on its subsequent sale equals the value of New HarborOne common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of New HarborOne common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain regardless of how long the New HarborOne common stock is held. Any gain on a subsequent sale or other taxable disposition of New HarborOne common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term or long-term capital gain, depending upon the length of the holding period of New HarborOne common stock after the date of distribution from the 401(k) Plan. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution.

        Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA.    Generally, you may roll over virtually all distributions from the 401(k) Plan to another qualified retirement plan or to an individual retirement account.

        We have provided you with a brief description of the material federal income tax aspects of the 401(k) Plan which are of general application under the Internal Revenue Code. It is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the 401(k) Plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the 401(k) Plan.

Additional Employee Retirement Income Security Act Considerations

        As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan's assets by participants and beneficiaries. The 401(k) Plan's feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a "fiduciary" because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as HarborOne

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Bank, as the plan administrator, or the 401(k) Plan's trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your 401(k) Plan account.

        Because you will be entitled to invest a portion of your account balance in the 401(k) Plan in New HarborOne common stock, the regulations under ERISA section 404(c) require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the New HarborOne common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Restrictions on Resale

        There are restrictions on resale of shares of New HarborOne common stock applicable to persons who may be "affiliates" of New HarborOne, including any person receiving a distribution of shares of common stock under the 401(k) Plan who is an "affiliate" of New HarborOne under the Securities Act of 1933, as amended. An "affiliate" of New HarborOne is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with New HarborOne Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of New HarborOne at the time of a proposed resale will be permitted to make public resales of the common stock only under a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act, or some other exemption from registration, and will not be permitted to use this prospectus in connection with any such resale. In general, the amount of the common stock which any such affiliate may publicly resell under Rule 144 in any three-month period may not exceed the greater of 1% of New HarborOne common stock then outstanding or the average weekly trading volume reported on the Nasdaq Global Market during the four calendar weeks before the sale. Such sales may be made only through brokers without solicitation and only at a time when New HarborOne is current in filing the reports required of it under the Securities Exchange Act of 1934, as amended.

        Any person who may be an "affiliate" of HarborOne Bank may wish to consult with counsel before transferring any common stock they own. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of New HarborOne common stock acquired under the 401(k) Plan, or other sales of New HarborOne common stock.

        Persons who are not deemed to be "affiliates" of New HarborOne at the time of resale will be free to resell any shares of New HarborOne common stock distributed to them under the 401(k) Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act, or compliance with the restrictions and conditions contained in the exemptive rules under federal law.

SEC Reporting and Short-Swing Profit Liability

        Section 16 of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," imposes reporting and liability requirements on officers, directors and persons beneficially owning more than 10% of public companies such as New HarborOne Section 16(a) of the Exchange Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission, or the SEC. Certain changes in beneficial ownership involving allocation or reallocation of assets held in your 401(k) Plan account must be reported periodically, either on a

S-17

Form 4 within two days after a transaction, or annually on a Form 5 within 45 days after the close of a company's fiscal year.

        In addition to the reporting requirements described above, Section 16(b) of the Exchange Act provides for the recovery by New HarborOne of profits realized by any officer, director or any person beneficially owning more than 10% of the common stock resulting from the purchase and sale or sale and purchase of the common stock within any six-month period.

        The SEC has adopted rules that exempt many transactions involving the Plan from the "short-swing" profit recovery provisions of Section 16(b). The exemptions are available if an election to transfer into the New HarborOne Stock Fund is at least six months after an election to transfer out of the New HarborOne Stock Fund, and vice versa.

        Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are governed by Section 16(b) may, under limited circumstances involving the purchase of common stock within six months of the distribution, be required to hold shares of the common stock distributed from the 401(k) Plan for six months following the distribution date.

LEGAL OPINION

        The validity of the issuance of the common stock has been passed upon by Goodwin Procter LLP, Boston, Massachusetts. Goodwin Procter LLP has acted as special counsel for HarborOne Bank in connection with New HarborOne's offering.

S-18

PROSPECTUS SUPPLEMENT

Interests in
HarborOne Mortgage, LLC Retirement Plan

and

Offering of up to 309,700 Shares of

HarborOne NorthEast Bancorp, Inc.
Common Stock

        In connection with the conversion of HarborOne Mutual Bancshares from the mutual to the stock form of organization, HarborOne NorthEast Bancorp, Inc., a newly formed Massachusetts corporation, or "New HarborOne," is offering shares of common stock for sale at $10.00 per share. The shares being offered represent the ownership interest in HarborOne Bancorp, Inc., an existing Massachusetts corporation, or "Old HarborOne," currently held by HarborOne Mutual Bancshares. Old HarborOne currently owns all of the outstanding shares of common stock of HarborOne Bank, which in turn currently owns all of the outstanding membership interests of HarborOne Mortgage, LLC. Upon completion of the conversion, New HarborOne will become the successor corporation to Old HarborOne and the parent holding company for HarborOne Bank, and will change its name to "HarborOne Bancorp, Inc." Old HarborOne's common stock is currently traded on the Nasdaq Global Select Market under the trading symbol "HONE," and we expect the shares of New HarborOne common stock will also trade on the Nasdaq Global Select Market under the symbol "HONE."

        In connection with the stock offering, New HarborOne is allowing participants in the HarborOne Mortgage, LLC Retirement Plan, or the "Retirement Plan," to make a one-time election to purchase participation interests in shares of New HarborOne common stock through the Retirement Plan in an amount not to exceed 25% of the participant's Retirement Plan account balance. Based upon the value of the Retirement Plan assets at March 31, 2019, the trustee of the Retirement Plan could acquire up to 309,700 shares of New HarborOne common stock, at the purchase price of $10.00 per share.

        This prospectus supplement relates to the one-time election of Retirement Plan participants to direct the trustee of the Retirement Plan to invest a portion of their Retirement Plan accounts, up to a maximum of 25% of the value thereof, in New HarborOne common stock at the time of the stock offering.

        The prospectus dated [prospectus date] of New HarborOne, which accompanies this prospectus supplement, includes detailed information regarding the conversion and New HarborOne's stock offering, and the financial condition, results of operations and business of HarborOne Mortgage, LLC. This prospectus supplement provides information regarding the Retirement Plan. You should read this prospectus supplement together with the accompanying prospectus and keep both for future reference.

        Please refer to "Risk Factors" beginning on page 18 of the accompanying prospectus.

        The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund.

        None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Massachusetts Commissioner of Banks or any state securities regulator has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus supplement may be used only in connection with offers and sales by New HarborOne of interests in, or shares of, common stock acquired by the Retirement Plan. No one may use this prospectus supplement to reoffer or resell interests in, or shares of, common stock acquired through the Retirement Plan.

        Neither New HarborOne nor HarborOne Mortgage, LLC has authorized any person to give any information or to make any representations other than those contained in the prospectus or this prospectus supplement, and, if given or made, no one may rely on such information or representations as having been authorized by New HarborOne, HarborOne Mortgage, LLC or the Retirement Plan.

        This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction in which it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of New HarborOne or any of its subsidiaries incorporated by the accompanying prospectus or the Retirement Plan since the date of this prospectus supplement, or imply the information contained in this prospectus supplement is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is [prospectus date].

THE OFFERING

Securities Offered

        The securities offered in connection with this prospectus supplement are participation interests in the HarborOne Mortgage, LLC Retirement Plan, or the Retirement Plan. New HarborOne, the proposed holding company for HarborOne Bank, which is the parent company of HarborOne Mortgage, LLC, is the issuer of the common stock. All participants in the Retirement Plan may use up to 25% of their account balances to subscribe for shares of New HarborOne common stock in the offering, subject to the purchase priorities set forth in the plan of conversion. See "The Conversion and Offering" in the prospectus accompanying this prospectus supplement for a discussion of the purchase priorities in the offering. The interests offered under this prospectus supplement are conditioned on the consummation of the conversion and related New HarborOne stock offering.

        This prospectus supplement contains information regarding the Retirement Plan. The accompanying prospectus contains information regarding the conversion from a two-tier mutual holding company structure to a fully public stock holding company structure, New HarborOne's stock offering, and the financial condition, results of operations and business of HarborOne Mortgage, LLC. The address of the principal executive office of New HarborOne is 770 Oak Street, Brockton, MA 02301. The telephone number of New HarborOne is (508) 895-1000.

Election to Purchase the Common Stock in the Offering; Priorities

        In connection with the offering, you will be permitted to transfer up to 25% of the funds which represent your beneficial interest in the assets of the Retirement Plan to the New HarborOne Stock Fund (inclusive of any beneficial interest you currently hold in the HarborOne Bancorp, Inc. Stock Fund). If you elect to invest in the New HarborOne Stock Fund, the Retirement Plan trustee will subscribe for the common stock offered for sale in the offering in accordance with your direction, subject to the purchase priorities discussed below. In the event the offering is oversubscribed and some or all of your funds cannot be used to purchase common stock in the offering, the Retirement Plan trustee will return the amount not invested in common stock to the default investment fund in the Retirement Plan.

        All plan participants are eligible to direct a transfer of funds to the New HarborOne Stock Fund. However, these directions are subject to subscription rights and purchase priorities. Your order for shares in the offering will be filled based on your purchase priority in the offering. New HarborOne has granted rights to subscribe for shares of New HarborOne common stock to the following persons in the subscription offering, in descending order: (i) depositors who had accounts at HarborOne Bank with aggregate balances of at least $50 as of the close of business on February 28, 2018 (including certain former depositors of Coastway Bank, who are deemed to have opened their account at HarborOne Bank on the dates such accounts were opened at Coastway Bank), (ii) depositors who had accounts at HarborOne Bank with aggregate balances of at least $50 as of the close of business on June 30, 2018 (including certain former depositors of Coastway Bank, who are deemed to have opened their account at HarborOne Bank on the dates such accounts were opened at Coastway Bank), (iii) HarborOne Bank's tax-qualified employee benefit plans (including its employee stock ownership plan, the HarborOne 401(k) Plan and the Retirement Plan) and (iv) employees, officers, directors, trustees and corporators of HarborOne Mutual Bancshares, New HarborOne, Old HarborOne, HarborOne Bank, HarborOne Mortgage, or a member of such person's immediate family, who are not eligible under priority (i) or (ii) above. No investor in the offering may purchase fewer than 25 shares of common stock or more than 100,000 shares of common stock in the offering through one or more individual and/or joint deposit accounts, including New HarborOne Stock Fund accounts, and no individual together with any associate or group acting in concert may purchase more than 200,000 shares of common stock in the offering.

        If any shares of our common stock remain unsold in the subscription offering, we will offer such shares for sale to the general public in a community offering, with a preference given to natural persons residing in the Massachusetts cities and towns of Abington, Acushnet, Attleboro, Avon,

Berkley, Braintree, Bridgewater, Brockton, Canton, Carver, Cohasset, Dartmouth, Dighton, Duxbury, East Bridgewater, Easton, Fairhaven, Fall River, Foxboro, Freetown, Halifax, Hanover, Hanson, Hingham, Holbrook, Hull, Kingston, Lakeville, Mansfield, Marion, Marshfield, Mattapoisett, Middleborough, Milton, New Bedford, North Attleboro, Norton, Norwell, Plainville, Pembroke, Plymouth, Plympton, Quincy, Randolph, Raynham, Rehoboth, Rochester, Rockland, Seekonk, Scituate, Sharon, Somerset, Stoughton, Swansea, Taunton, Wareham, West Bridgewater, Westport, Weymouth and Whitman, and the Rhode Island cities and towns of Barrington, Bristol, Burrillville, Central Falls, Charlestown, Coventry, Cranston, Cumberland, East Greenwich, East Providence, Exeter, Foster, Glocester, Hopkinton, Jamestown, Johnston, Lincoln, Little Compton, Middletown, Narragansett, New Shoreham, Newport, North Kingstown, North Providence, North Smithfield, Pawtucket, Portsmouth, Providence, Richmond, Scituate, Smithfield, South Kingstown, Tiverton, Warren, Warwick, West Greenwich, West Warwick, Westerly, and Woonsocket. The community offering, if any, may commence concurrently with, during or promptly after, the subscription offering. See "The Conversion and Offering—Community Offering" in the accompanying prospectus for a discussion of the community offering.

        We also may offer shares of common stock not purchased in the subscription offering or the community offering through a syndicate of brokers in what is referred to as a syndicated offering or, in a separate firm commitment underwritten public offering. Sandler O'Neill & Partners, L.P. will assist us in selling the shares on a best efforts basis in the subscription offering, and if held, the community offering, and will serve as sole book-running manager for any syndicated offering or firm commitment offering. Sandler O'Neill & Partners, L.P. is not required to purchase any shares of common stock that are sold in the subscription offering or, if held, the community offering. We have the right to accept or reject, in our sole discretion, any orders received in the community or syndicated or firm commitment offering.

        To ensure proper allocation of our shares of common stock, each eligible account holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on February 28, 2018 and June 30, 2018. In the event of an oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of eligible account holders who are also our trustees, directors or officers, or any of their associates, will be subordinated to the subscription rights of other eligible account holders to the extent attributable to their increased deposits during the year preceding February 28, 2018 and June 30, 2018. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the stock purchase order forms will be final.

Value of Participation Interests

        As of March 31, 2019, the market value of the assets of the Retirement Plan totaled approximately $12.7 million, and up to 25% of this amount may be used to purchase common stock in the offering. The plan administrator informed each participant of the value of his or her beneficial interest in the Retirement Plan as of March 31, 2019 via John Hancock Retirement Plan Services at www.mylife.jhrps.com. The value of plan assets represents the past contributions to the Retirement Plan by or on behalf of the participants of the Retirement Plan, plus or minus earnings or losses on the contributions, less previous withdrawals.

Method of Directing Transfer

        If you want to use your Retirement Plan funds to purchase common stock in the offering, you must complete the Special Investment Election Form included with this prospectus supplement and submit the form to Anne Desmond, Vice President, Human Resources, by hand delivery, electronic mail, interoffice mail, fax or regular mail, as specified in the first paragraph of the Special Investment Form. The Retirement Plan trustee will submit an order form on your behalf to purchase the number of shares in the offering that you have elected to purchase. To transfer the funds into the New HarborOne Stock Fund, the Retirement Plan trustee will withdraw the amount indicated on the Special Investment Election Form from the other investment funds in which your accounts are invested on a pro rata basis. If you do not wish to purchase shares in the offering with your Retirement Plan funds, you should still check the applicable box on the Special Investment Election Form included with this prospectus supplement and submit the form to Anne Desmond.

        Please note that if you are subscribed to OnTarget, you will be automatically unsubscribed from this service in order to initiate your election to invest all or a portion of your accounts in New HarborOne common stock and that you can re-subscribe to OnTarget after the transfer is complete, by contacting John Hancock at www.mylife.jhrps.com or by calling 1-800-294-3575.

Deadline for Directing Transfer in Connection with the Offering

        The deadline for submitting your instructions to Anne Desmond in the Human Resources Department, to transfer your funds to the New HarborOne Stock Fund in connection with the offering is [time] p.m., Eastern time, on [date].

        The Retirement Plan deadline is earlier than the [Expiration Date] deadline for submitting stock order forms to purchase shares in the offering with funds outside of the Retirement Plan.

Irrevocability of Transfer Direction in Connection with the Offering

        Your direction to transfer amounts credited to your account in the Retirement Plan to the New HarborOne Stock Fund in connection with the offering cannot be changed. Pending completion of the offering, the funds you elect to transfer to the New HarborOne Stock Fund will be held in an interest-bearing account until the offering is completed.

Direction to Purchase the Common Stock After the Close of the Offering

        After the close of the offering, you may direct on a daily basis the Retirement Plan trustee to transfer a certain percentage (in multiples of not less than 1%) of the net value of your interests in the other investment funds in the Retirement Plan into the New HarborOne Stock Fund. Alternatively, you may direct the Retirement Plan trustee to transfer a certain percentage of your interest in the New HarborOne Stock Fund into any of the other investment funds in the Retirement Plan in accordance with the terms of the Retirement Plan by visiting the website of John Hancock Retirement Plan Services at www.mylife.jhrps.com or by calling John Hancock Participant Services Center at 1-800-294-3575. Special restrictions may apply to transfers directed by those participants who are officers, directors and 10% shareholders of New HarborOne.

Common Stock in the Offering will be Purchased at $10 Per Share

        You will pay the same price for shares of common stock as all other persons who purchase shares of the common stock in the offering. Post-conversion purchases of common stock in the New HarborOne Stock Fund will be made at prevailing market prices. These prices may be higher or lower than the current offering price of $10 per share of common stock.

Nature of a Participant's Interest in the Funds

        The Retirement Plan purchases its underlying investments every pay period. Each investment fund's unit value is updated every business day based on the total value of its underlying investments and the number of units held in the fund. Distributions, withdrawals, and investment transfers may occur each business day. Distribution and other requests are made through John Hancock Retirement

Plan Services at www.mylife.jhrps.com or by calling John Hancock Participant Services Center at 1-800-294-3575.

Voting Rights of the Common Stock

        Although not required by the Retirement Plan, it is anticipated that you will be given the opportunity to direct the Retirement Plan trustee how to vote the shares of New HarborOne common stock held by the New HarborOne Stock Fund representing the interest in the shares that is credited to your account. If the trustee does not receive your voting instructions, the plan administrator will exercise these rights as it determines in its discretion and will direct the trustee accordingly. All voting instructions will be kept confidential.

 DESCRIPTION OF THE RETIREMENT PLAN

Introduction

        Since April 1, 1989, HarborOne Mortgage, LLC has maintained the Retirement Plan. HarborOne Mortgage, LLC intends for the Retirement Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act, commonly referred to as "ERISA." HarborOne Mortgage, LLC may amend the Retirement Plan from time to time to ensure continued compliance with these laws. HarborOne Mortgage, LLC may also amend the Retirement Plan from time to time to add, modify, or eliminate certain features of the Retirement Plan, as it sees fit. As a plan subject to ERISA, federal law provides you with various rights and protections as a plan participant. Although the Retirement Plan is subject to many of the provisions of ERISA, your benefits under the Retirement Plan are not guaranteed by the Pension Benefit Guaranty Corporation.

        Applicable federal tax law requires the Retirement Plan to impose substantial restrictions on your right to withdraw amounts held under the Retirement Plan. Generally, withdrawals of 401(k) pre-tax and Roth deferrals are not permitted before a participant's death, disability, attainment of age 59 1/2, termination of employment, except in the case of certain loans or in connection with a financial hardship. Federal law may also impose an additional 10% tax on withdrawals made from the Retirement Plan prior to your attainment of age 59 1/2, regardless of whether the withdrawal occurs during your employment with HarborOne Mortgage, LLC or after termination of employment.

        Reference to Full Text of Plan.    The following portions of this prospectus supplement summarize certain provisions of the Retirement Plan. HarborOne Mortgage, LLC qualifies these summaries in their entirety by the full text of the Retirement Plan. You may obtain copies of the Retirement Plan document by sending a request to: Anne Desmond, Vice President, Human Resources, HarborOne Mortgage, LLC, 1045 Elm Street, Manchester, NH 03101. You should carefully read the full text of the Retirement Plan document to understand your rights and obligations under the Retirement Plan.

Eligibility and Participation

        Any eligible employee of HarborOne Mortgage, LLC age 21 or older is eligible to make deferrals (pre-tax or Roth) into the Retirement Plan and receive employer contributions as soon as administratively possible following the date employment commences. Temporary and seasonal employees who are otherwise eligible to participate in the Retirement Plan may become eligible to make deferrals upon the later of the attainment of age 21 and the completion of a 12 month period of employment in which he or she is credited with at least 1,000 hours of service. Temporary and seasonal employees who are otherwise eligible to participate in the Retirement Plan may become eligible to receive employer contributions as of the first day of the calendar month coincident with or following the later of the attainment of age 21 and the completion of a 12 month period of employment in which he or she is credited with at least 1,000 hours of service.

        As of March 31, 2019, there were 248 participants in the Retirement Plan.

Contributions Under the Retirement Plan

        Retirement Plan Participant Contributions.    The Retirement Plan permits each participant to make pre-tax salary deferrals or Roth deferral contributions, or a combination of both, in an amount up to the statutory limit of $19,000 for participants under age 50 and $25,000 for participants age 50 or older. All newly hired eligible employees (other than temporary or seasonal employees) age 21 or over are automatically enrolled in the Retirement Plan unless they elect otherwise, and 5% of compensation will be withheld from their pay automatically. Also, the contribution level of participants included in automatic enrollment will increase by 2% each year (unless they choose a different level), until it reaches 15% of their eligible compensation. These increases will occur each year on the anniversary of the participants' automatic enrollment date. Employees who do not wish to make deferrals under the Retirement Plan must notify the plan administrator. Participants in the Retirement Plan may modify the amount contributed to the Retirement Plan, effective on the first day of the next payroll period, by filing a new deferral agreement with the plan administrator.

        HarborOne Mortgage, LLC Contributions.    At the time of initial hire, the plan administrator will provide each new employee with a notice that explains the automatic enrollment provisions. This notice will also explain how an employee may elect not to have automatic deferrals made to the Retirement Plan or how to alter the amount of the salary deferrals. HarborOne Mortgage, LLC may make a discretionary profit sharing contribution to the Retirement Plan. The decision on whether to make a profit sharing contribution and the amount of the profit sharing contribution is determined by the Board of Directors of HarborOne Mortgage, LLC. Any profit sharing contributions are allocated to plan participants who have completed a year of service and who are either employed on the last day of the plan year, or who retired, died or became disabled during the plan year. Assuming a profit sharing contribution is made, the Company contemplates that such contributions will be made according to the ratio that each eligible participant's compensation bears to the total compensation of all eligible participants for the period for which such contribution is made; provided, however, that for purposes of allocating profit sharing contributions, only compensation received while a participant in the Retirement Plan shall be taken into account. Only compensation up to $280,000 (as adjusted) is recognized under the Retirement Plan.

Limitations on Contributions

        Limitation on Employee Salary Deferral.    Although the 401(k) Plan permits highly compensated employees to defer up to 25% and non-highly compensated employees to defer up to 100% of your compensation, by law, your total pre-tax and Roth deferrals under the Retirement Plan for the 2019 Plan Year, together with contributions to similar plans, may not exceed $19,000. If you are over age 50, you may contribute an additional $6,000 per year. The IRS will periodically increase these annual limitations. Contributions in excess of the limitations, or excess deferrals, will be included in an affected participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral made on a pre-tax basis will again be subject to federal income tax when distributed by the Retirement Plan to the participant, unless the excess deferral, together with any income allocable thereto, is distributed to the participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the participant in the taxable year in which the distribution is made.

        Limitations on Annual Additions and Benefits.    Under the requirements of the Internal Revenue Code, the Retirement Plan provides that the total amount of contributions and forfeitures (annual additions) allocated to participants under the Retirement Plan and other defined contribution plans maintained by HarborOne Mortgage, LLC during any plan year may not exceed the lesser of 100% of the participant's compensation, or $56,000 (as indexed for future years for increases in the cost of living).

        Top-Heavy Plan Requirements.    If for any calendar year the Retirement Plan is a Top-Heavy Plan, then HarborOne Mortgage, LLC may be required to make certain minimum contributions to the Retirement Plan on behalf of non-key employees.

        In general, the Retirement Plan will be treated as a "Top-Heavy Plan" for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of participants who are "Key Employees" exceeds 60% of the aggregate balance of the accounts of all participants. While the test for whether the Retirement Plan is a Top-Heavy Plan is subject to complex requirements under the Code, Key Employees generally include any employee who, at any time during the calendar year or any of the four preceding years, is a participant in the Retirement Plan and is:

  (1)
  an officer of HarborOne Mortgage, LLC (or any entity in our "controlled group" or "affiliated service group", as such terms are defined in the Code, which we refer to as a "Related Group Member") having annual compensation in excess of $180,000,

  (2)
  a person who owns, directly or indirectly, more than 5% of the stock of New HarborOne (or any Related Group Member), or stock possessing more than 5% of the total combined voting power of all stock of New HarborOne (or any Related Group Member), or

  (3)
  a person who owns, directly or indirectly, more than 1% of the stock of New HarborOne (or any Related Group Member), or stock possessing more than 1% of the total combined voting power of all stock of New HarborOne (or any Related Group Member) and has annual compensation in excess of $150,000.

        The foregoing dollar amounts are for 2019 and may be adjusted periodically by the IRS.

Investment of Contributions

        All amounts credited to participants' accounts under the Retirement Plan are held in trust. A trustee appointed by the Board of Directors of HarborOne Mortgage, LLC administers the trust.

        Prior to the effective date of the offering, you were provided the opportunity to direct the investment of your account into one or more of the following options:

  •
  HarborOne Bancorp Inc. Stock Fund

  •
  Vanguard Treasury Money Market Fund

  •
  Putnam Stable Value Fund

  •
  Metropolitan West Total Return Bond M

  •
  Vanguard Total Bond Market Index Admiral

  •
  Pioneer Strategic Income Fund K

  •
  BlackRock High Yield Bond Institutional

  •
  PIMCO Real Return Institutional

  •
  Templeton Global Bond Adv

  •
  JPMorgan Equity Income R6

  •
  JPMorgan US Equity R6

  •
  Vanguard 500 Index Admiral

  •
  T. Rowe Price Institutional Large Cap Growth

  •
  JHancock Disciplined Value Mid Cap R6

  •
  Vanguard Mid-Cap Index Admiral

  •
  Janus Henderson Enterprise N

  •
  Undiscovered Managers Behavioral Value Fund R6

  •
  Vanguard Small Cap Index Admiral

  •
  PNC Multi Factor Small Cap Growth I

  •
  Vanguard Total International Stock Index Admiral

  •
  American Funds EuroPacific Growth R6

  •
  American Funds New Perspective R6

  •
  American Funds New World R6

  •
  JHancock Multimanager 2010 Lifetime R6

  •
  JHancock Multimanager 2015 Lifetime R6

  •
  JHancock Multimanager 2020 Lifetime R6

  •
  JHancock Multimanager 2025 Lifetime R6

  •
  JHancock Multimanager 2030 Lifetime R6

  •
  JHancock Multimanager 2035 Lifetime R6

  •
  JHancock Multimanager 2040 Lifetime R6

  •
  JHancock Multimanager 2045 Lifetime R6

  •
  JHancock Multimanager 2050 Lifetime R6

  •
  JHancock Multimanager 2055 Lifetime R6

  •
  JHancock Multimanager 2060 Lifetime R6

        New HarborOne Stock Fund.    In connection with the offering, you will be permitted to invest in the HarborOne NorthEast Bancorp,  Inc. Stock Fund. The New HarborOne Stock Fund will invest primarily in the common stock of New HarborOne This fund will maintain a relatively small position in a money market account to accommodate liquidity, and thus the value of a unit in this fund will not be the same as the trading price of New HarborOne common stock on the Nasdaq Global Select Market.

        In connection with the offering, participants in the Retirement Plan may direct the trustee to invest up to 25% of their Retirement Plan account balance in the New HarborOne Stock Fund. Your interest in the New HarborOne Stock Fund will be credited to your Retirement Plan account in units, just like the other funds available under the Retirement Plan.

        As of the date of this prospectus supplement, none of the shares of common stock of HarborOne NorthEast Bancorp Inc. have been issued or are outstanding and there is no established market for the common stock of New HarborOne. Accordingly, there is no record of the historical performance of the New HarborOne Stock Fund. Performance of the New HarborOne Stock Fund depends on a number of factors, including the financial condition and profitability of New HarborOne and HarborOne Mortgage, LLC and market conditions for the common stock generally.

        Investments in the New HarborOne Stock Fund may involve certain special risks in investments in the common stock of New HarborOne For a discussion of these risk factors, see "Risk Factors" in the accompanying prospectus.

Performance History

        The following table provides performance data with respect to the investment accounts available under the Retirement Plan through March 31, 2019 (performance results shown are net of investment management fees):

PERFORMANCE AS OF MARCH 31, 2019

Stock Funds	ONE QUARTER	1 YEAR	3 YEAR	5 YEAR	10 YEAR
HarborOne Bancorp, Inc.
Vanguard Treasury Money Market Investor	0.58%	2.04%	1.12%	0.69%	0.36%
Putnam Stable Value Fund	0.59%	2.32%	2.03%	1.91%	2.36%
Metropolitan West Total Return Bond M	3.14%	4.49%	2.03%	2.48%	5.80%
Vanguard Total Bond Market Index Admiral	2.94%	4.45%	1.98%	2.67%	3.69%
PIMCO Real Return Institutional	3.54%	2.54%	2.09%	1.74%	4.09%
Pioneer Strategic Income K	3.58%	3.04%	4.48%	3.34%	7.28%
BlackRock High Yield Bond Institutional	7.29%	4.97%	8.10%	4.33%	11.30%
Templeton Global Bond Adv	1.98%	2.06%	4.18%	1.88%	5.63%
JPMorgan Equity Income R6	10.90%	8.51%	12.05%	9.46%	15.35%
JPMorgan US Equity R6	13.59%	8.07%	13.34%	10.30%	15.84%
Vanguard 500 Index Admiral	13.65%	9.46%	13.47%	10.87%	15.90%
T. Rowe Price Institutional Large Cap Growth	14.68%	13.98%	21.92%	15.19%	19.60%
JHancock Disciplined Value Mid Cap R6	13.58%	(2.66)%	9.01%	7.65%	16.70%
Vanguard Mid-Cap Index Admiral	16.77%	5.98%	11.59%	8.85%	16.67%
Janus Henderson Enterprise N	17.88%	11.39%	17.34%	13.57%	18.85%
Undiscoverd Managers Behavioral Value R6	13.99%	(0.18)%	8.35%	7.29%	18.32%
Vanguard Small Cap Index Admiral	16.18%	5.58%	12.78%	7.91%	16.97%
PNC Multi Factor Small Cap Growth I	12.24%	4.06%	11.91%	8.62%	16.14%
Vanguard Total International Stock Index Admiral	10.24%	(5.23)%	8.06%	2.77%	8.90%
American Funds EuroPacific Growth R6	13.20%	(4.66)%	9.33%	4.27%	9.94%
American Funds New Perspective R6	13.99%	5.34%	13.37%	9.18%	14.07%
American Funds New World R6	13.86%	(1.10)%	11.54%	4.77%	10.42%
JHancock Multimanager 2010 Lifetime R6	7.23%	3.46%	6.46%	4.44%	9.52%
JHancock Multimanager 2015 Lifetime R6	7.66%	3.26%	7.00%	4.73%	10.22%
JHancock Multimanager 2020 Lifetime R6	8.59%	3.18%	7.86%	5.25%	11.05%
JHancock Multimanager 2025 Lifetime R6	9.60%	3.01%	8.76%	5.80%	11.81%
JHancock Multimanager 2030 Lifetime R6	10.73%	2.84%	9.62%	6.23%	12.34%
JHancock Multimanager 2035 Lifetime R6	11.46%	2.44%	10.17%	6.52%	12.66%
JHancock Multimanager 2040 Lifetime R6	12.20%	2.50%	10.58%	6.77%	12.83%
JHancock Multimanager 2045 Lifetime R6	12.32%	2.44%	10.65%	6.80%	12.82%
JHancock Multimanager 2050 Lifetime R6	12.33%	2.38%	10.63%	6.79%	—
JHancock Multimanager 2055 Lifetime R6	12.33%	2.38%	10.60%	6.76	—
JHancock Multimanager 2060 Lifetime R6	12.38%	2.41%	10.61%	—	—

        The following is a description of each of the Retirement Plan's investment options (excerpted from each option's own description):

        HarborOne Bancorp, Inc. Stock Fund—This fund invests primarily in shares of HarborOne Bancorp, Inc. stock. Performance is directly tied to the performance of the company, as well as to that of the stock market as a whole.

        Vanguard Treasury Money Market Fund—This fund seeks to provide current income while maintaining liquidity and a stable share price of $1. The fund invests solely in high-quality, short-term money market securities whose interest and principal payments are backed by the full faith and credit of the U.S. government. At least 80% of the fund's assets will be invested in U.S. Treasury securities; the remainder of the assets may be invested in securities issued by U.S. governmental agencies. The fund maintains a dollar-weighted average maturity of 60 days or less and a dollar-weighted average life of 120 days or less.

        Putnam Stable Value Fund—This fund seeks to deliver intermediate-bond-like returns while maintaining a stable net asset value. Consistency, liquidity, and stability are essential to the portfolio construction process, which emphasizes diversifying the sources of returns, industries, and issuers within the portfolio.

        Metropolitan West Total Return Bond M—This fund seeks to maximize long-term total return. This fund pursues its objective by investing, under normal circumstances, at least 80% of its net assets in investment grade fixed income securities or unrated securities that are determined by the Adviser to be of similar quality. Up to 20% of the fund's net assets may be invested in securities rated below investment grade. This fund also invests at least 80% of its net assets plus borrowings for investment purposes in fixed income securities it regards as bonds.

        Vanguard Total Bond Market Index Admiral—This fund seeks to track the performance of a broad, market weighted bond index. This fund employs an indexing investment approach designed to track the performance of the Barclays U.S. Aggregate Float Adjusted Index. This Index represents a wide spectrum of public, investment-grade, taxable, fixed income securities in the United States—including government, corporate, and international dollar-denominated bonds, as well as mortgage-backed and asset-backed securities—all with maturities of more than one year.

        Pioneer Strategic Income Fund—This fund seeks a high level of current income. The fund normally invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in debt securities. It invests primarily in debt securities issued or guaranteed by the U.S. government, its agencies or instrumentalities or non-U.S. governmental entities; debt securities of U.S. and non-U.S. corporate issuers; and mortgage-related securities. The fund invests in securities with a broad range of maturities and maintains an average portfolio maturity which varies based upon the judgment of the fund's investment adviser.

        BlackRock High Yield Bond Institutional—This fund seeks to maximize total return, consistent with income generation and prudent investment management. This fund invests primarily in non-investment grade bonds with maturities of ten years or less. This fund formally invests at least 80% of its assets in high yield bonds. The high yield securities (commonly called "junk bonds") acquired by the fund will generally be in the lower rating categories of the major rating agencies (BB or lower by Standard & Poor's or Fitch Ratings, Inc. or Ba or lower by Moody's Investor Services) or will be determined by the Fund management team to be of similar quality. This fund may invest up to 30% of its assets in non-dollar denominated bonds of issuers located outside of the United States.

        PIMCO Real Return Fund—This fund seeks maximum real return, consistent with preservation of capital and prudent investment management. The fund normally invests at least 80% of its net assets in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S. governments, their agencies or instrumentalities, and corporations, which may be represented by forwards or derivatives such as options, futures contracts or swap agreements.

        Templeton Global Bond Adv—This fund seeks current income with capital appreciation and growth of income. Under normal market conditions, the fund invests at least 80% of its net assets in "bonds." Bonds include debt obligations of any maturity, such as bonds, notes, bills and debentures. It invests predominantly in bonds issued by governments and government agencies located around the world. This fund may invest up to 25% of its total assets in bonds that are rated below investment grade. It is non-diversified.

        JPMorgan Equity Income R6—This fund seeks to provide a blend of long-term growth and current income through the consistent payments of dividends. Under normal circumstances, at least 80% of the fund's Assets will be invested in the equity securities of corporations that regularly pay dividends, including common stocks and debt securities and preferred stock convertible to common stock. Although this fund invests primarily in securities of large cap companies, it may invest in equity investments of companies across all market capitalizations. In implementing this strategy, the fund invests primarily in common stock and real estate investment trusts (REITs).

        JPMorgan US Equity R6—This fund seeks to provide high total return from a portfolio of selected equity securities. Under normal circumstances, the fund invests at least 80% of its assets in equity securities of U.S. companies. "Assets" means net assets, plus the amount of borrowings for investment purposes. In implementing its strategy, the fund primarily invests in common stocks of large- and medium-capitalization U.S. companies, but it may also invest up to 20% of its assets in common stocks of foreign companies, including depositary receipts.

        Vanguard 500 Index Admiral—This fund seeks to track the performance of a benchmark index that measures the investment return of large-capitalization stocks. This fund employs an indexing investment approach designed to track the performance of the Standard & Poor's 500 Index, a widely recognized benchmark of U.S. stock market performance that is dominated by the stocks of large U.S. companies. The advisor attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

        T. Rowe Price Institutional Large Cap Growth—This fund seeks to provide long-term capital appreciation through investments in common stocks of growth companies. This fund employs a growth approach to stock selection. This fund will normally invest at least 80% of its net assets (including any borrowings for investment purposes) in the common stocks of large-cap companies. This fund defines a large-cap company as one whose market capitalization is larger than the median market capitalization of companies in the Russell 1000 Growth Index, a widely used benchmark of the largest U.S. growth stocks.

        JHancock Disciplined Value Mid Cap R6—This fund seeks long-term growth of capital with current income as a secondary objective. Under normal circumstances, the fund seeks to achieve its investment objectives by investing at least 80% of its net assets (including borrowings for investment purposes) in a diversified portfolio consisting primarily of equity securities, such as common stocks, of issuers with medium market capitalizations, and identified by the subadvisor as having value characteristics. It may also invest up to 20% of its total assets in foreign currency-denominated securities.

        Vanguard Mid-Cap Index Admiral—This fund seeks to track the performance of a benchmark index that measures the investment return of mid-capitalization stocks. This fund employs an indexing investment approach designed to track the performance of the CRSP US Mid Cap Index, a broadly diversified index of stocks of mid-size U.S. companies. The advisor attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

        Janus Henderson Enterprise N—This fund seeks long-term growth of capital. This fund invests primarily in common stocks selected for their growth potential, and normally invests at least 50% of its equity assets in medium-sized companies. Medium-sized companies are those whose market capitalization falls within the range of companies in the Russell Midcap Growth Index. This fund may also invest in foreign securities, which may include investment in emerging markets.

        Undiscovered Managers Behavioral Value Fund—The investment seeks capital appreciation. The fund seeks to achieve its objective by investing primarily in common stocks of U.S. companies that the fund's sub-adviser believes have value characteristics. Such common stocks include stocks of small capitalization companies, similar to those that are included in the Russell 2000 Value Index and real estate investment trusts (REITs). In selecting stocks for the fund, the sub-adviser applies principles based on behavioral finance.

        Vanguard Small Cap Index Admiral—This fund seeks to track an index of small-sized companies. One of the fund's primary risks is its focus on the small-cap arena. This fund employs an indexing investment approach designed to track the performance of the CRSP US Small Cap Index, a broadly diversified index of stocks of small U.S. companies. This fund attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the Index, holding each stock in approximately the same proportion as its weighting in the Index.

        PNC Multi Factor Small Cap Growth I—This fund seeks long-term capital appreciation by primarily investing in stocks of small-cap companies with market caps approximating the benchmark. Using an analytical process together with fundamental research methods, the team rates the performance potential of companies and buys those stocks that it believes offer the best prospects for superior performance relative to the securities of comparable companies.

        Vanguard Total International Stock Index Admiral—This fund tracks stock markets all over the globe, with the exception of the United States. This fund employs an indexing investment approach designed to track the performance of the FTSE Global All Cap ex US Index. The Index includes approximately 5,550 stocks of companies located in 46 countries. This fund invests all, or substantially all, of its assets in the common stocks included in its target index.

        American Funds EuroPacific Growth R6—This fund seeks long-term growth of capital. This fund invests primarily in common stocks of issuers in Europe and the Pacific Basin that the investment adviser believes have the potential for growth. Growth stocks are stocks that the investment adviser believes have the potential for above-average capital appreciation. It normally invests at least 80% of its net assets in securities of issuers in Europe and the Pacific Basin. This fund may invest a portion of its assets in common stocks and other securities of companies in emerging markets

        American Funds New Perspective R6—This fund seeks long-term growth of capital; future income is a secondary objective. This fund seeks to take advantage of investment opportunities generated by changes in international trade patterns and economic and political relationships by investing in common stocks of companies located around the world. In pursuing its primary investment objective, it invests primarily in common stocks that the investment adviser believes have the potential for growth. In pursuing its secondary objective, this fund invests in common stocks of companies with the potential to pay dividends in the future.

        American Funds New World R6—This fund seeks long-term capital appreciation. This fund invests primarily in common stocks of companies with significant exposure to countries with developing economies and/or markets. The securities markets of these countries may be referred to as emerging markets. This fund may also invest in debt securities of issuers, including issuers of lower rated bonds with exposure to these countries. Under normal market conditions, the fund will invest at least 35% of its assets in equity and debt securities of issuers primarily based in qualified countries that have developing economies and/or markets.

        John Hancock Multimanager 2010 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2010. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time. It has a target asset allocation of 40% of its assets in underlying funds that invest primarily in equity securities.

        John Hancock Multimanager 2015 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2015. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time. It has a target asset allocation of 46.25% of its assets in underlying funds that invest primarily in equity securities.

        John Hancock Multimanager 2020 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2020. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time. It has a target asset allocation of 56% of its assets in underlying funds that invest primarily in equity securities.

        John Hancock Multimanager 2025 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2025. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time. It has a target asset allocation of 67% of its assets in underlying funds that invest primarily in equity securities.

        John Hancock Multimanager 2030 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2030. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time. It has a target asset allocation of 79% of its assets in underlying funds that invest primarily in equity securities.

        John Hancock Multimanager 2035 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2035. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time. It has a target asset allocation of 88% of its assets in underlying funds that invest primarily in equity securities.

        John Hancock Multimanager 2040 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2040. It has a target asset allocation of 94% of its assets in underlying funds that invest primarily in equity securities. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time.

        John Hancock Multimanager 2045 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2045. It has a target asset allocation of 95% of its assets in underlying funds that invest primarily in equity securities. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time.

        John Hancock Multimanager 2050 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2050. It has a target asset allocation of 95% of its assets in underlying funds that invest primarily in equity securities. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time.

        John Hancock Multimanager 2055 Lifetime Portfolio R6—This fund seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2055. It has a target asset allocation of 95% of its assets in underlying funds that invest primarily in equity securities. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time.

        John Hancock Multimanager 2060 Lifetime Portfolio R6—The investment seeks high total return through the fund's target retirement date, with a greater focus on income beyond the target date. The fund invests substantially all of its assets in underlying funds using an asset allocation strategy designed for investors expected to retire around the year 2060. The portfolio managers of the fund allocate assets among the underlying funds according to an asset allocation strategy that becomes increasingly conservative over time. It has a target asset allocation of 95% of its assets in underlying funds that invest primarily in equity securities.

        An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

Benefits Under the Retirement Plan

        Vesting.    At all times, you have a fully vested, nonforfeitable interest in your own contributions (including Roth contributions and rollover contributions, , adjusted for earnings or losses. If you were a participant in the 401(k) Plan on March 31, 2018, your share of employer matching contributions previously made to the 401(k) Plan and profit sharing contributions, as adjusted for earnings or losses, becomes vested at a rate of 25% after each year of service until you become fully vested after four years of service. If you became a participant in the 401(k) Plan after March 31, 2018, your share of employer profit sharing contributions, as adjusted for earnings or losses, becomes vested at 20% after two years of service, and vesting increases by 20% for each subsequent year of service until you become fully vested after six years of service. Service with Schaefer Mortgage Corporation, Mount Vernon Mortgage Company, and Coastway Community Bank is also recognized for this purpose.

Withdrawals and Distributions From the Retirement Plan

        Withdrawals Prior to Termination of Employment.    You may receive in-service distributions from the Retirement Plan. The Retirement Plan permits in-service withdrawals of rollover contributions at any time. You may also apply for a hardship withdrawal from your salary deferral contributions and Roth deferral contributions if you are under age 59 1/2. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution pro rata from the investment funds in which you have invested your own contributions. Hardship withdrawals may not be paid back to the Retirement Plan. Once you attain age 59 1/2, all your contributions in the Retirement Plan are eligible for in-service withdrawals. You can also apply for a loan from the Retirement Plan. You cannot have more than one loan outstanding at a time. You can apply for a minimum loan of $1,000 and a maximum loan equal to the lesser of (i) $50,000 or (ii) 50% of your total vested account balance.

        Distribution Upon Retirement or Disability.    Participants shall receive benefits as soon as administratively feasible once the distribution is requested. Distributions are payable to participants in a lump sum or installments, at the participant's election. Certain distributions may also be rolled over to another qualified plan or individual retirement account.

        Distribution Upon Death.    If you die prior to your benefits being paid from the Retirement Plan, your benefits will be paid to your surviving spouse or beneficiary under one or more of the forms available under the Retirement Plan if your vested account balance exceeds $5,000. Vested account balances of less than $5,000 will normally be made in the form of a single-sum payment. Certain distributions may also be rolled over to another qualified plan or individual retirement account.

        Distribution Upon Termination for Any Other Reason.    If you terminate employment for any reason other than retirement, disability or death, distribution will be made in the form of a single-sum payment as soon as administratively possible following your request for distribution. However, if your vested account balance exceeds $5,000, you may instead elect to receive your distribution in partial payments, and/or annual (or more frequent) installments over a period as limited under the Retirement Plan. If your vested account balance does not exceed $5,000, unless you make a timely election to roll over your vested account to an eligible individual retirement account or another eligible retirement plan, or elect to have your vested account distributed to you, your vested account will be rolled over to an individual retirement account selected by the plan administrator.

        Nonalienation of Benefits.    Except with respect to federal income tax withholding, federal tax liens and as provided with respect to a qualified domestic relations order, benefits payable under the Retirement Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Retirement Plan shall be void.

        Applicable federal tax law requires the Retirement Plan to impose substantial restrictions on your right to withdraw amounts held under the Retirement Plan before your termination of employment with HarborOne Mortgage, LLC or its affiliates. Federal law may also impose an additional 10% tax on distributions from the Retirement Plan before you attain 59 1/2 years of age, regardless of whether the withdrawal occurs during your employment with HarborOne Mortgage, LLC or its affiliates or after your termination of employment.

Administration of the Retirement Plan

        Trustee.    The board of directors of HarborOne Mortgage, LLC has appointed John Hancock Trust Company LLC as trustee of the Retirement Plan. The trustee receives, holds and invests the contributions to the Retirement Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the Retirement Plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust as directed by plan participants.

Participant Statements

        Up-to-date participant statements are available 24 hours a day, seven days a week by logging in to your account via John Hancock Retirement Plan Services at www.mylife.jhrps.com.

Plan Administrator

        Currently, the plan administrator of the Retirement Plan is HarborOne Mortgage, LLC. The plan administrator is responsible for the administration of the Retirement Plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under ERISA.

Amendment and Termination

        HarborOne Mortgage, LLC intends to continue the Retirement Plan indefinitely. Nevertheless, HarborOne Mortgage, LLC may terminate the Retirement Plan at any time. If HarborOne Mortgage, LLC terminates the Retirement Plan in whole or in part, then regardless of other provisions in the Retirement Plan, all participants affected by such termination shall become fully vested in their accounts. HarborOne Mortgage, LLC reserves the right to make, from time to time, any amendment or amendments to the Retirement Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that HarborOne Mortgage, LLC may amend the Retirement Plan as it determines necessary or desirable, with or without retroactive effect, to comply with ERISA or the Internal Revenue Code.

Merger, Consolidation or Transfer

        In the event of the merger or consolidation of the Retirement Plan with another plan, or the transfer of the trust assets to another plan, the plan requires that you would (if either the plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer (if the plan had then terminated).

Federal Income Tax Consequences

        The following is only a brief summary of the material federal income tax aspects of the Retirement Plan. You should not consider the following as a complete or definitive description of the material federal income tax consequences relating to the Retirement Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. You are urged to consult your tax advisor with respect to any distribution from the Retirement Plan and transactions involving the Retirement Plan.

        As a "qualified retirement plan," the Internal Revenue Code affords the Retirement Plan special tax treatment, including:

  (1)
  The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the plan each year;

  (2)
  participants pay no current income tax on amounts contributed by the employer on their behalf; and

  (3)
  earnings of the plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

        HarborOne Mortgage, LLC will administer the Retirement Plan to comply with the requirements of the Internal Revenue Code. If HarborOne Mortgage, LLC receives an adverse determination letter regarding its tax exempt status from the Internal Revenue Service, all participants would generally recognize income equal to their vested interest in the plan, the participants would not be permitted to transfer amounts distributed from the Retirement Plan to an individual retirement account or to another qualified retirement plan, and HarborOne Mortgage, LLC may be denied certain deductions taken with respect to the Retirement Plan.

        Lump Sum Distribution.    A distribution from the Retirement Plan to a participant or the beneficiary of a participant will qualify as a lump sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2, and consists of the balance credited to the participant under the plan. The portion of any lump sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution.

        New HarborOne Common Stock Included in Lump Sum Distribution.    If a lump sum distribution includes New HarborOne common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to New HarborOne common stock, that is, the excess of the value of New HarborOne common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of New HarborOne common stock for computing gain or loss on its subsequent sale equals the value of New HarborOne common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of New HarborOne common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain regardless of how long the New HarborOne common stock is held. Any gain on a subsequent sale or other taxable disposition of New HarborOne common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term or long-term capital gain, depending upon the length of the holding period of New HarborOne common stock after the date of distribution from the Retirement Plan. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution.

        Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA.    Generally, you may roll over virtually all distributions from the Retirement Plan to another qualified retirement plan or to an individual retirement account.

        We have provided you with a brief description of the material federal income tax aspects of the Retirement Plan which are of general application under the Internal Revenue Code. It is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Retirement Plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the Retirement Plan.

Additional Employee Retirement Income Security Act Considerations

        As noted above, the Retirement Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Retirement Plan's assets by participants and beneficiaries. The Retirement Plan's feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a "fiduciary" because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as HarborOne Mortgage, LLC, as the plan administrator, or the Retirement Plan's trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Retirement Plan account.

        Because you will be entitled to invest a portion of your account balance in the Retirement Plan in New HarborOne common stock, the regulations under ERISA section 404(c) require that the Retirement Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the New HarborOne common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Restrictions on Resale

        There are restrictions on resale of shares of New HarborOne common stock applicable to persons who may be "affiliates" of New HarborOne, including any person receiving a distribution of shares of common stock under the Retirement Plan who is an "affiliate" of New HarborOne under the Securities Act of 1933, as amended. An "affiliate" of New HarborOne is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with New HarborOne Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of New HarborOne at the time of a proposed resale will be permitted to make public resales of the common stock only under a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act, or some other exemption from registration, and will not be permitted to use this prospectus in connection with any such resale. In general, the amount of the common stock which any such affiliate may publicly resell under Rule 144 in any three-month period may not exceed the greater of 1% of New HarborOne common stock then outstanding or the average weekly trading volume reported on the Nasdaq Global Market during the four calendar weeks before the sale. Such sales may be made only through brokers without solicitation and only at a time when New HarborOne is current in filing the reports required of it under the Securities Exchange Act of 1934, as amended.

        Any person who may be an "affiliate" of HarborOne Mortgage, LLC may wish to consult with counsel before transferring any common stock they own. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of New HarborOne common stock acquired under the Retirement Plan, or other sales of New HarborOne common stock.

        Persons who are not deemed to be "affiliates" of New HarborOne at the time of resale will be free to resell any shares of New HarborOne common stock distributed to them under the Retirement Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act, or compliance with the restrictions and conditions contained in the exemptive rules under federal law.

SEC Reporting and Short-Swing Profit Liability

        Section 16 of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," imposes reporting and liability requirements on officers, directors and persons beneficially owning more than 10% of public companies such as New HarborOne Section 16(a) of the Exchange Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission, or the SEC. Certain changes in beneficial ownership involving allocation or reallocation of assets held in your Retirement Plan account must be reported periodically, either on a Form 4 within two days after a transaction, or annually on a Form 5 within 45 days after the close of a company's fiscal year.

        In addition to the reporting requirements described above, Section 16(b) of the Exchange Act provides for the recovery by New HarborOne of profits realized by any officer, director or any person beneficially owning more than 10% of the common stock resulting from the purchase and sale or sale and purchase of the common stock within any six-month period.

        The SEC has adopted rules that exempt many transactions involving the Plan from the "short-swing" profit recovery provisions of Section 16(b). The exemptions are available if an election to transfer into the New HarborOne Stock Fund is at least six months after an election to transfer out of the New HarborOne Stock Fund, and vice versa.

        Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are governed by Section 16(b) may, under limited circumstances involving the purchase of common stock within six months of the distribution, be required to hold shares of the common stock distributed from the Retirement Plan for six months following the distribution date.

LEGAL OPINION

        The validity of the issuance of the common stock has been passed upon by Goodwin Procter LLP, Boston, Massachusetts. Goodwin Procter LLP has acted as special counsel for HarborOne Mortgage, LLC in connection with New HarborOne's offering.

SUBSCRIPTION AND COMMUNITY
OFFERING PROSPECTUS

HARBORONE NORTHEAST BANCORP, INC.

(Proposed Holding Company for HarborOne Bank)
Up to 31,050,000 Shares of Common Stock

          HarborOne NorthEast Bancorp, Inc., a newly formed Massachusetts corporation, is offering up to 31,050,000 shares of common stock for sale at $10.00 per share on a best efforts basis in connection with the conversion of HarborOne Mutual Bancshares from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the ownership interest in HarborOne Bancorp, Inc., an existing Massachusetts corporation, currently held by HarborOne Mutual Bancshares. In this prospectus, we refer to HarborOne NorthEast Bancorp, Inc. as "New HarborOne" and we refer to HarborOne Bancorp, Inc. as "Old HarborOne." Old HarborOne's common stock is currently traded on the Nasdaq Global Select Market under the trading symbol "HONE," and we expect the shares of New HarborOne common stock will also trade on the Nasdaq Global Select Market under the symbol "HONE." We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

          The shares of common stock are first being offered in a subscription offering to eligible depositors of HarborOne Bank and to tax-qualified employee benefit plans of HarborOne Bank, as described in this prospectus. Eligible depositors and tax-qualified employees have priority rights to buy all the shares offered. Eligible depositors include certain former depositors of Coastway Community Bank, or "Coastway Bank," which was recently merged into HarborOne Bank. Coastway Bank depositors are deemed to have opened their accounts at HarborOne Bank on the date such accounts were opened at Coastway Bank. Any shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with preference given to the residents of specified cities and towns of Massachusetts and Rhode Island. Any shares of common stock not purchased in the subscription or community offerings may be offered to the general public through a syndicate of broker-dealers, referred to in this prospectus as the syndicated offering, or, in a separate firm commitment underwritten public offering. The syndicated offering or the firm commitment offering may commence before the subscription and community offerings (including any extensions) have expired. The subscription, community, syndicated and firm commitment offerings are collectively referred to in this prospectus as the offering. We must sell a minimum of 22,950,000 shares in order to complete the offering.

          In addition to the shares we are selling in the offering, the shares of Old HarborOne currently held by the public will be exchanged for shares of common stock of New HarborOne based on an exchange ratio that will result in existing public shareholders of Old HarborOne owning approximately the same percentage of New HarborOne common stock as they owned in Old HarborOne common stock immediately prior to the completion of the conversion. The number of shares we expect to issue in the exchange ranges from 20,283,903 shares to 27,442,927 shares.

          The minimum order is 25 shares. The subscription and community offerings are expected to expire at 7:00 p.m., Eastern Time, on [Expiration Date]. We may extend this expiration date without notice to you until [Extension Date #1], unless we receive regulatory approval to extend the offering to a later date, which may not be beyond [Extension Date #2]. Once submitted, orders are irrevocable unless the subscription and community offerings are terminated or extended, with regulatory approval, beyond [Extension Date #1], or the number of shares of common stock to be sold is increased to more than 31,050,000 shares or decreased to less than 22,950,000 shares. If the offering is extended past [Extension Date #1], or the number of shares of common stock to be sold is increased to more than 31,050,000 shares or decreased to fewer than 22,950,000 shares, we will resolicit subscribers, giving them an opportunity to change or cancel their orders. Funds received during the offering will be held in a segregated account at HarborOne Bank, and will earn interest at our statement savings rate, which is currently 0.07% per annum. No shares purchased in the subscription offering or community offering will be issued until the completion of any syndicated or firm commitment offering.

          Sandler O'Neill & Partners, L.P. will assist us in selling the shares on a best efforts basis in the subscription offering, and if held, the community offering, and will serve as sole book-running manager for any syndicated offering or firm commitment offering. Sandler O'Neill & Partners, L.P. is not required to purchase any shares of common stock that are sold in the subscription offering or, if held, the community offering.

OFFERING SUMMARY
Price: $10.00 per Share

	Minimum	Midpoint	Maximum
Number of shares	22,950,000	27,000,000	31,050,000
Gross offering proceeds	$229,500,000	$270,000,000	$310,500,000
Estimated offering expenses, excluding selling agent and underwriters' commissions	$2,165,000	$2,165,000	$2,165,000
Selling agent and underwriters' commissions(1)	$1,679,938	$1,959,388	$2,238,838
Estimated net proceeds	$225,655,063	$265,875,612	$306,096,162
Estimated net proceeds per share	$9.83	$9.85	$9.86

(1)
The amounts shown assume that all of the shares are sold in the subscription offering with a fee of 0.75% payable on all shares, excluding insider purchases and shares purchased by our employee stock ownership plan for which no selling agent fee will be paid. See "Pro Forma Data" and "The Conversion and Offering—Plan of Distribution; Selling Agent and Underwriter Compensation" for information regarding compensation to be received by Sandler O'Neill & Partners, L.P. in the subscription and community offerings and the compensation to be received by Sandler O'Neill & Partners, L.P. and the other broker-dealers that may participate in the syndicated or firm commitment offering. If all shares of common stock were sold in the syndicated or firm commitment offering, excluding insider purchases and shares purchased by our employee stock ownership plan for which no selling agent fee will be paid, the estimated selling agent and underwriters' commissions would be approximately $10.5 million, $12.3 million and $14.2 million at the minimum, midpoint and maximum levels of the offering, respectively.

          This investment involves a degree of risk, including the possible loss of principal. Please read "Risk Factors" beginning on page 18.

          These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund of the Co-operative Central Bank. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For assistance, please contact the Stock Information Center at [phone number].

The date of this prospectus is [prospectus date].

HarborOne Bank LPO Office
HarborOne Bank Corporate Office
HarborOne Bank Branch Locations
HarborOne Mortgage Corporate Office
HarborOne Mortgage Branch Locations
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Orleans
Lamoille
Essex
Caledonia
Coos
Franklin
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Waldo
Hancock
Kennebec
Oxford
Washington
Androscoggin
Sagadahoc
Knox
Addison
Orange
Grafton
Carroll
Cumberland
Lincoln
Windsor
Rutland
Belknap
York
Sullivan
Merrimack
Strafford
Windham
Rockingham
Cheshire
Hillsborough
Franklin
Essex
Hampshire
Worcester
Suffolk
Hampden
Middlesex
Plymouth
Tolland
Windham
Providence
Bristol
Nantucket
Hartford
Kent
Barnstable
Newport
New London
Middlesex
Washington
Dukes
New Haven
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Ventura
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i

SUMMARY

        The following summary highlights material information in this prospectus. It may not contain all the information that is important to you. Before making an investment decision, you should read this entire prospectus carefully, including the audited consolidated financial statements and the notes thereto, and the section of this prospectus entitled "Risk Factors."

        In this prospectus, "New HarborOne" refers to HarborOne NorthEast Bancorp, Inc., "Old HarborOne "refers to HarborOne Bancorp, Inc., and "HarborOne Bank" or the "Bank" refers to HarborOne Bank. The terms "we," "our," and "us" refer to New HarborOne or Old HarborOne and HarborOne Bank, together with their consolidated subsidiaries, unless the context indicates another meaning.

The Companies; Our Business

        HarborOne NorthEast Bancorp, Inc.    This offering is made by HarborOne NorthEast Bancorp, Inc., a Massachusetts corporation. Upon completion of the conversion, New HarborOne will become the successor corporation to Old HarborOne and the parent company for HarborOne Bank, and will change its name to HarborOne Bancorp, Inc.

        HarborOne Bancorp, Inc.    HarborOne Bancorp, Inc. is a Massachusetts corporation formed in 2016 as part of the reorganization of HarborOne Bank into the two-tier mutual holding company form of organization. In 2018, Old HarborOne acquired Coastway Bancorp, Inc., or "Coastway," the holding company of Coastway Community Bank, or "Coastway Bank." Old HarborOne is a publicly-traded stock holding company and currently owns 100% of HarborOne Bank. Old HarborOne's other subsidiary is Legion Parkway Company LLC, a security corporation formed in 2016.

        At March 31, 2019, Old HarborOne had consolidated assets of $3.66 billion, deposits of $2.84 billion and stockholders' equity of $363.4 million.

        As of May 15, 2019, Old HarborOne had 32,569,744 shares of common stock outstanding, of which 15,288,710 shares, or approximately 47%, was owned by the public. The remaining shares of common stock of Old HarborOne are held by HarborOne Mutual Bancshares, a Massachusetts-chartered mutual holding company, or "HarborOne Mutual Bancshares." The shares of common stock New HarborOne is offering represent HarborOne Mutual Bancshares' ownership interest in Old HarborOne.

        HarborOne Mutual Bancshares.    HarborOne Mutual Bancshares is a Massachusetts-chartered mutual holding company formed in 2016 as part of the reorganization of HarborOne Bank into a two-tier mutual holding company form of organization. HarborOne Mutual Bancshares currently owns approximately 53% of Old HarborOne's outstanding shares of common stock and, through its board of trustees, currently exercises voting control over virtually all matters put to a vote of Old HarborOne's shareholders, other than matters that would require the approval of depositors of HarborOne Bank, such as the second step conversion of Old HarborOne into New HarborOne to be effected in connection with this offering. HarborOne Mutual Bancshares does not engage in any business activities other than those relating to owning a majority of the common stock of Old HarborOne. Upon completion of the conversion, HarborOne Mutual Bancshares will no longer exist.

        HarborOne Bank.    HarborOne Bank is the largest state-chartered co-operative bank in New England. The Bank was established in 1917 as Brockton Credit Union and converted to a Massachusetts co-operative bank in 2013 to better support our continued growth, including the expansion of our business lending program. In 2015, the Bank acquired Merrimack Mortgage Company, Inc., a residential mortgage company headquartered in Manchester, New Hampshire, which is now known as HarborOne Mortgage, LLC, or "HarborOne Mortgage." In 2016, the Bank

reorganized into a two-tier mutual holding company structure. In 2018, following the acquisition of Coastway by Old HarborOne, Coastway Bank merged into the Bank.

        HarborOne Bank provides financial services to individuals, families, small and mid-size businesses and municipalities throughout Southeastern Massachusetts and Rhode Island through our network of 24 full-service branches, one limited-service branch, our ATM network and online banking. We also provide a range of educational services through "HarborOne U," with classes on small business, financial literacy and personal enrichment at classroom sites adjacent to our Brockton and Mansfield locations. While our primary deposit-gathering area is concentrated within our branch office communities and surrounding cities and towns, our lending area encompasses the broader market of New England. The Bank maintains a commercial lending office in each of Boston, Massachusetts, and Providence, Rhode Island. HarborOne Mortgage maintains 34 offices in Massachusetts, Rhode Island, New Hampshire, Maine, and New Jersey, and is licensed to lend in five additional states.

        Our executive offices are located at 770 Oak Street, Brockton, Massachusetts 02301, and the telephone number is (508) 895-1000. Our website address is www.harborone.com. Information on this website is not and should not be considered a part of this prospectus.

Our Business Strategy

        We have been operating continuously in and around Brockton, Massachusetts, since 1917. We are committed to meeting the financial needs of consumers and small and middle-market businesses in the communities in which we operate now and in the future, and we are dedicated to providing exceptional personal service to our customers. We plan to employ the following strategies to maximize profitability:

  •
  Continue to grow and diversify our commercial real estate loan portfolio.  Our commercial real estate loan portfolio has increased from $142.5 million, or 8.6% of or total loan portfolio at December 31, 2014, to $952.4 million, or 31.8% of our total loan portfolio, at March 31, 2019. We currently focus our commercial real estate efforts on small- and mid-size owner occupants and investors in our market area seeking loans between $350,000 and $25.0 million. Our commercial real estate loans are generally secured by manufacturing and flexible use facilities, hospitality, office buildings, retail development and apartment buildings. We plan to continue to grow and diversify our commercial real estate portfolio and expect to hire additional staff in the future.

  •
  Continue to expand our commercial lending platform.  In 2010, we established a commercial lending platform targeting the financial needs of small and middle-market business owners as well as professional real estate investors and developers. We opened our first commercial loan production office in Providence, Rhode Island, in 2015 and our second commercial loan production office in Boston, Massachusetts, in July 2018. With the acquisition of Coastway, one of the top five Small Business Administration, or "SBA," lenders in the State of Rhode Island, we assumed an SBA loan portfolio. As a result of these efforts, our commercial loan portfolio has increased from $47.5 million, or 2.9% of our total loan portfolio at December 31, 2014, to $299.7 million, or 10.0% of our total loan portfolio, at March 31, 2019. We plan to continue to grow this portfolio, and expect to hire additional staff and open additional loan offices in the future.

  •
  Increase deposits from businesses and municipalities.  We plan to continue to grow business and municipal deposits through the sale of additional products and services to our commercial real estate and commercial borrowers, as well as through our municipal banking department, which was established in 2013. As a Massachusetts-chartered co-operative bank, we enjoy a competitive advantage in gathering business and municipal deposits because deposits in excess of federal deposit insurance coverage are insured by the Share Insurance Fund maintained by the

    Co-operative Central Bank. At March 31, 2019, we had $309.8 million in municipal deposits and relationships with over 40 cities and towns.

  •
  Expand our franchise through de novo branching, branch acquisitions and the possible acquisition of other financial institutions.  We believe that there are branch expansion opportunities within our market area and in adjacent markets, and we anticipate expanding our franchise through the addition of two de novo branches each year from 2019 through 2023. We opened a new branch in Stoughton, Massachusetts, in February 2019, and we anticipate opening a branch in Boston in July 2019. In addition, we will evaluate branch expansion through strategic branch or whole bank acquisitions, as those opportunities arise. For example, in October 2018, we completed the acquisition of Coastway and acquired nine full service branches in Rhode Island. We currently have no understandings or agreements to acquire any branches or to acquire a financial institution.

  •
  Maintain measured growth of our mortgage banking capabilities.  Historically, we have been a residential mortgage lender, and we intend to continue measured, efficient growth of our mortgage lending operations. In 2015, we acquired Merrimack Mortgage, resulting in a substantial expansion of our mortgage banking operations. In February 2018, we acquired Cumberland County Mortgage, a residential mortgage company headquartered in South Portland, Maine. In April 2018, we consolidated the residential lending business of the Bank and Merrimack Mortgage into HarborOne Mortgage, a single wholly-owned subsidiary of the Bank. At March 31, 2019, HarborOne Mortgage had 34 loan offices in Massachusetts, Rhode Island, New Hampshire, Maine and New Jersey, and 247 employees. For the quarter ended March 31, 2019, HarborOne Mortgage generated $158.2 million of loans, generating income of $5.3 million. In 2018, HarborOne Mortgage generated $866.9 million of loans, generating income of $25.9 million. In addition, the Bank purchased $57.2 million of loans from HarborOne Mortgage for its portfolio. At March 31, 2019, the Bank's residential mortgage loans comprised $946.4 million, or 31.6% of our total loan portfolio.

  •
  Maintain our indirect auto lease platform.  Historically, we originated auto loans through a network of auto dealers in Massachusetts and Rhode Island, a practice that we discontinued in April 2018. We also originated auto lease loans through our relationship with Credit Union Leasing of America, or "CULA." We expect to continue to originate auto lease loans. At March 31, 2019, our indirect auto lease loan portfolio was $377.1 million, or 12.6% of total loans.

        See "Business of HarborOne Bank" for further discussion of our business strategy.

The Conversion and Offering

Our Organizational Structure and the Proposed Conversion

        Since 2016, we have operated in a two-tier mutual holding company structure. Pursuant to the terms of the plan of conversion, we are converting from a two-tier mutual holding company structure to a fully public stock holding company structure. As part of the conversion, HarborOne Mutual Bancshares, the mutual holding company parent of Old HarborOne, will merge with and into Old HarborOne, with Old HarborOne as the resulting entity. Old HarborOne, which owns 100% of HarborOne Bank, will be merged into a new Massachusetts corporation named HarborOne NorthEast Bancorp, Inc. HarborOne NorthEast Bancorp, Inc. will then own 100% of HarborOne Bank.

        The shares of New HarborOne being offered in this offering represent the approximately 53% ownership interest in Old HarborOne currently held by HarborOne Mutual Bancshares. When the conversion is completed, Old HarborOne and HarborOne Mutual Bancshares will cease to exist, and New HarborOne will become the successor corporation to Old HarborOne. HarborOne Mutual

Bancshares' shares of Old HarborOne will be cancelled. Shares of Old HarborOne currently owned by HarborOne Bank charitable foundations will be exchanged for shares of New HarborOne, but no additional shares will be contributed to the foundation in connection with the conversion and offering.

        At the completion of the conversion and offering, all of the outstanding common stock of HarborOne Bank will be owned by New HarborOne, and all of the outstanding common stock of New HarborOne will be owned by public shareholders. Each share of Old HarborOne common stock owned by persons other than HarborOne Mutual Bancshares will be converted automatically into the right to receive new shares of New HarborOne common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Old HarborOne for new shares of New HarborOne, the public shareholders will own the same aggregate percentage of shares of common stock of New HarborOne that they owned in Old HarborOne immediately prior to the conversion, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares.

        The following diagram shows our current organizational structure, reflecting ownership percentages as of May 15, 2019:

        After the conversion and offering are completed, we will be organized as a fully public stock holding company, with the stock of New HarborOne held as follows:

Reasons for the Conversion and Offering

        Our primary reasons for converting and undertaking the offering are to:

  •
  enhance our capital position and enable us to support future growth and profitability, including through capital investments in facilities and technology;

  •
  transition HarborOne Bank to a more flexible holding company structure that provides better access to the capital markets;

  •
  improve the trading liquidity of our shares of common stock (by increasing the number of shareholders as well as the number of outstanding shares);

  •
  facilitate our holding company's ability to pay cash dividends; and

  •
  facilitate future mergers and acquisitions.

        For further information about our reasons for the conversion and offering, see "The Conversion and Offering—Reasons for the Conversion and Offering."

Terms of the Offering

        We are offering between 22,950,000 and 31,050,000 shares of common stock in the offering. The purchase price of each share of common stock offered for sale in the offering is $10.00, and all investors will pay the same purchase price per share, regardless of whether the shares are purchased in the subscription offering, the community offering or a syndicated or firm commitment offering. Investors will not be charged a commission to purchase shares of common stock in the offering. Sandler O'Neill & Partners, L.P. will assist us in selling the shares on a best efforts basis in the subscription offering, and if held, the community offering, and will serve as sole book-running manager for any syndicated offering or firm commitment offering. Sandler O'Neill & Partners, L.P. is not required to purchase any shares of common stock that are sold in the subscription offering or, if held, the community offering.

        Unless the number of shares of common stock to be offered is increased to more than 31,050,000 shares or decreased to fewer than 22,950,000 shares, or the subscription and community offerings are extended beyond [Extension Date #1], subscribers in the subscription offering and in any community or syndicated or firm commitment offering will not have the opportunity to change or cancel their stock orders once submitted.

Persons Who May Order Shares of Common Stock in the Subscription and Community Offerings

        We are offering shares of common stock in a subscription offering in the following descending order of priority:

  (i)
  Depositors of HarborOne Bank with aggregate balances of at least $50.00 at the close of business on February 28, 2018. Eligible depositors of HarborOne Bank include certain former depositors of Coastway Bank, who are deemed to have opened their account at HarborOne Bank on the dates such accounts were opened at Coastway Bank.

  (ii)
  Depositors of HarborOne Bank with aggregate balances of at least $50.00 at the close of business on June 30, 2018. Eligible depositors of HarborOne Bank include certain former depositors of Coastway Bank, who are deemed to have opened their account at HarborOne Bank on the dates such accounts were opened at Coastway Bank.

  (iii)
  HarborOne Bank's tax-qualified employee benefit plans (including the HarborOne Bank employee stock ownership plan and HarborOne Bank's and HarborOne Mortgage's 401(k) plans).

  (iv)
  Employees, officers, directors, trustees and corporators of HarborOne Mutual Bancshares, New HarborOne, Old HarborOne, HarborOne Bank, HarborOne Mortgage, or a member of such person's immediate family, who are not eligible under (i) or (ii) above.

        Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons and trusts of natural persons residing in the Massachusetts cities and towns of Abington, Acushnet, Attleboro, Avon, Berkley, Braintree, Bridgewater, Brockton, Canton, Carver, Cohasset, Dartmouth, Dighton, Duxbury, East Bridgewater, Easton, Fairhaven, Fall River, Foxboro, Freetown, Halifax, Hanover, Hanson, Hingham, Holbrook, Hull, Kingston, Lakeville, Mansfield, Marion, Marshfield, Mattapoisett, Middleborough, Milton, New Bedford, North Attleboro, Norton, Norwell, Plainville, Pembroke, Plymouth, Plympton, Quincy, Randolph, Raynham, Rehoboth, Rochester, Rockland, Seekonk, Scituate, Sharon, Somerset, Stoughton, Swansea, Taunton, Wareham, West Bridgewater, Westport, Weymouth and Whitman, and the Rhode Island cities and towns of Barrington, Bristol, Burrillville, Central Falls, Charlestown, Coventry, Cranston, Cumberland, East Greenwich, East Providence, Exeter, Foster, Glocester, Hopkinton, Jamestown, Johnston, Lincoln, Little Compton, Middletown, Narragansett, New Shoreham, Newport, North Kingstown, North Providence, North Smithfield, Pawtucket, Portsmouth, Providence, Richmond, Scituate, Smithfield, South Kingstown, Tiverton, Warren, Warwick, West Greenwich, West Warwick, Westerly, and Woonsocket.

        The community offering may begin concurrently with, during or promptly after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated or firm commitment offering. Sandler O'Neill & Partners, L.P. will act as sole book-running manager for any syndicated or firm commitment offering. We have the right to accept or reject, in our sole discretion, orders received in the community or syndicated or firm commitment offering, and our interpretation of the terms and conditions of the plan of conversion will be final, subject to the authority of the Massachusetts Commissioner of Banks. Any determination to accept or reject stock orders in the community or syndicated or firm commitment offering will be based on the facts and circumstances available to management at the time of the determination.

        If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. See "The Conversion and Offering" for a detailed description of each of the subscription offering, the community offering, the syndicated offering and the firm commitment offering, as well as a discussion regarding allocation procedures.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

        The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of New HarborOne for shares of Old HarborOne are based on an independent appraisal of the estimated market value of New HarborOne, assuming the offering has been completed. RP Financial, LC., our independent appraiser, has estimated that, as of May 17, 2019, this market value was $508.6 million. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $432.3 million and a maximum of $584.9 million. Based on this valuation range, the approximately 53% ownership interest of HarborOne Mutual Bancshares in Old HarborOne as of December 31, 2018 being sold in the offering and the $10.00 per share price, the number of shares of common stock being offered for sale by New HarborOne ranges from 22,950,000 shares to 31,050,000 shares. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio ranges from 1.3276 shares at the minimum of the offering range to 1.7961 shares at the maximum of the offering range, and will generally preserve the existing percentage ownership of public shareholders.

        The appraisal is based in part on Old HarborOne's financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded bank holding companies and savings and loan holding companies that RP Financial, LC. considers comparable to Old HarborOne. The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market.

Company Name	Ticker Symbol	Headquarters	Total Assets(1)
			(In millions)
Dime Community Bancshares, Inc.	DCOM	Brooklyn, New York	$6,475
ESSA Bancorp, Inc.	ESSA	Stroudsburg, Pennsylvania	$1,836
First Defiance Financial Corp.	FDEF	Defiance, Ohio	$3,221
Kearny Financial Corp.	KRNY	Fairfield, New Jersey	$6,659
Meridian Bancorp, Inc.	EBSB	Boston, Massachusetts	$6,281
Northfield Bancorp, Inc.	NFBK	Woodbridge, New Jersey	$4,555
Oritani Financial Corp.	ORIT	Township of Washington, New Jersey	$4,075
TrustCo Bank Corp NY	TRST	Glenville, New York	$5,156
Waterstone Financial, Inc.	WSBF	Wauwatosa, Wisconsin	$1,929
Western New England Bancorp, Inc.	WNEB	Westfield, Massachusetts	$2,116

(1)
As of March 31, 2019.

        The following table presents a summary of selected pricing ratios for New HarborOne (on a pro forma basis) as of and for the twelve months ended March 31, 2019, and for the peer group companies based on earnings and other information as of and for the twelve months ended March 31, 2019, with stock prices as of May 17, 2019, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 30.0% on a price-to-book value basis, a discount of 26.5% on a price-to-tangible book value basis, and a premium of 119.1% on a price-to-earnings basis.

	Price-to earnings multiple(1)	Price-to-book value ratio	Price-to-tangible book value ratio
New HarborOne (on a pro forma basis, assuming completion of conversion)
Maximum	39.84x	92.51%	105.37%
Midpoint	34.45x	85.18%	97.85%
Minimum	29.13x	76.98%	89.29%
Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	15.72x	121.70%	133.20%
Medians	14.38x	117.64%	126.30%

(1)
Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of "core" or recurring earnings. These ratios are different than those presented in "Pro Forma Data."

        The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were used by RP Financial, LC. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

        For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see "The Conversion and Offering—Stock Pricing and Number of Shares to be Issued."

Effect of HarborOne Mutual Bancshares' Assets on Minority Stock Ownership

        The public shareholders of Old HarborOne will receive shares of common stock of New HarborOne in exchange for their shares of common stock of Old HarborOne pursuant to an exchange ratio that is designed to provide, subject to adjustment, existing public shareholders with the same ownership percentage of common stock of New HarborOne after the conversion as their ownership percentage in Old HarborOne immediately prior to the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. However, the exchange ratio will be adjusted downward to reflect assets held by HarborOne Mutual Bancshares (other than shares of stock of Old HarborOne), which assets consist primarily of cash. HarborOne Mutual Bancshares had net assets of $99,000 as of March 31, 2019, not including Old HarborOne common stock. This adjustment would decrease Old HarborOne's public shareholders' ownership interest in New HarborOne from 46.93% to 46.92%, and would increase the ownership interest of persons who purchase stock in the offering from approximately 53.07% (the amount of Old HarborOne's outstanding common stock held by HarborOne Mutual Bancshares) to 53.08%.

The Exchange of Existing Shares of Old HarborOne Common Stock

        If you are currently a shareholder of Old HarborOne, at the completion of the conversion, your shares will be exchanged for shares of common stock of New HarborOne. The number of shares of common stock you will receive will be based on the exchange ratio, which will depend upon our final appraised value and the percentage of outstanding shares of Old HarborOne common stock owned by public shareholders immediately prior to the completion of the conversion. The following table shows how the exchange ratio will adjust, based on the appraised value of New HarborOne as of May 17, 2019, assuming public shareholders of Old HarborOne own 46.93% of Old HarborOne common stock and HarborOne Mutual Bancshares had net assets of $99,000 immediately prior to the completion of the conversion. The table also shows the number of shares of New HarborOne common stock a hypothetical owner of Old HarborOne common stock would receive in exchange for 100 shares of Old HarborOne common stock owned at the completion of the conversion, depending on the number of shares of common stock issued in the offering.

					Total Shares of Common Stock to be Issued in Exchange and Offering
								Equivalent Pro Forma Tangible Book Value Per Exchanged Share(2)
			Shares of New HarborOne to be Issued for Shares of Old HarborOne				Equivalent Value of Shares Based Upon Offering Price(1)		Shares to be Received for 100 Existing Shares(3)
	Shares to be Sold in This Offering
						Exchange Ratio
	Amount	Percent	Amount	Percent
Minimum	22,950,000	53.08%	20,283,903	46.92%	43,233,903	1.3276	$13.28	$14.87	132
Midpoint	27,000,000	53.08%	23,863,415	46.92%	50,863,415	1.5618	$15.62	$15.96	156
Maximum	31,050,000	53.08%	27,442,927	46.92%	56,492,927	1.7961	$17.96	$17.05	179

(1)
Represents the value of shares of New HarborOne common stock to be received in the conversion by a holder of one share of Old HarborOne, pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)
Represents the pro forma tangible book value per share (non-GAAP) at each level of the offering range multiplied by the respective exchange ratio.

(3)
Cash will be paid in lieu of fractional shares.

        No fractional shares of New HarborOne common stock will be issued to any public shareholder of Old HarborOne. For each fractional share that otherwise would be issued, New HarborOne will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.

        Outstanding options to purchase shares of Old HarborOne common stock also will convert into and become options to purchase shares of New HarborOne common stock based upon the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected by the conversion. At March 31, 2019, there were 1,249,874 outstanding options to purchase shares of Old HarborOne common stock, 282,761 of which have vested. Such outstanding options will be converted into options to purchase 1,659,333 shares of common stock at the minimum of the offering range and 2,244,899 shares of common stock at the maximum of the offering range. Because Massachusetts regulations prohibit us from repurchasing our common stock in the three years following the conversion other than in certain circumstances, we may use authorized but unissued shares to fund option exercises that occur following the conversion. If all existing options were exercised and funded with authorized but unissued shares of common stock following the conversion, shareholders would experience ownership dilution of approximately 3.7% at the minimum of the offering range.

Possible Change in the Offering Range

        RP Financial, LC. will update its appraisal before we complete the offering. If our pro forma market value at that time is either below $432.3 million or above $584.9 million, then, after consulting with the Board of Governors of the Federal Reserve System, or the "Federal Reserve," and the Massachusetts Commissioner of Banks, we may:

  •
  terminate the offering and promptly return all funds (with interest paid on funds received in the subscription and community offerings);

  •
  set a new offering range and give all subscribers the opportunity to confirm, modify or rescind their purchase orders for shares of New HarborOne's common stock; or

  •
  take such other actions as may be permitted, or may be permitted without permission, by the Federal Reserve, the Massachusetts Commissioner of Banks and the Securities and Exchange Commission, or the "SEC."

How We Intend to Use the Proceeds from the Offering

        We intend to invest 50% of the net proceeds from the offering in HarborOne Bank and to use a portion of the remaining proceeds to fund a loan to our employee stock ownership plan to finance its purchase of shares of common stock in this offering. The remainder of the net proceeds from the offering will be retained by us. Therefore, assuming we sell 27,000,000 shares of common stock in the offering at the midpoint of the offering range, and we have net proceeds of $265.9 million, we intend to invest $132.9 million in HarborOne Bank, loan $21.6 million to our employee stock ownership plan to fund its purchase of shares of common stock, and retain the remaining $111.3 million of the net proceeds at New HarborOne.

        New HarborOne may use the funds it retains to invest in securities; to finance potential expansion and diversification of operations through organic growth or acquisitions, although we do not currently have any agreements or understandings regarding any specific acquisition transaction; to repurchase shares of our common stock, subject to regulatory approval; to pay cash dividends to shareholders; or for other general corporate purposes. HarborOne Bank may use the proceeds it receives to invest in securities; to fund new loans; to enhance existing products and services and develop new products and services; to expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies as opportunities arise, although we do not currently have any understandings or agreements to acquire a financial institution or other entity; or for other general corporate purposes.

        See "Use of Proceeds" for more information on the proposed use of the proceeds from the offering.

Limits on How Much Common Stock You May Purchase

        The minimum number of shares of common stock that may be purchased is 25 shares.

        Generally, no individual may purchase more than 100,000 shares ($1,000,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 200,000 shares ($2,000,000) of common stock:

  •
  any corporation, trust or other organization in which you are an officer, partner, trustee or have a substantial beneficial interest; or

  •
  your spouse or relatives of you or your spouse living in your house or who is a director, trustee or officer of Old HarborOne, HarborOne Mutual Bancshares, New HarborOne, HarborOne Bank, or any subsidiary of HarborOne Bank; or

  •
  other persons who may be your associates or persons acting in concert with you.

        Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to the overall purchase limitation of 200,000 shares ($2,000,000).

        In addition to the above purchase limitations, there is an ownership limitation for current shareholders of Old HarborOne other than our employee stock ownership plan. Shares of common stock that you purchase in the offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Old HarborOne common stock, may not exceed 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion and offering. However, if, based on your current ownership level, you will own more than 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion and offering following the exchange of your shares of Old HarborOne common stock, you will be ineligible to purchase any new shares in the offering. You will be required to obtain regulatory approval or non-objection prior to acquiring 10% or more of New HarborOne's common stock.

        Subject to regulatory approval, we may increase or decrease the purchase and ownership limitations at any time. See the detailed description of the purchase limitations in "The Conversion and Offering—Additional Limitations on Common Stock Purchases."

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

        In the subscription offering and the community offering, you may pay for your shares only by:

  (i)
  personal check, bank check or money order, payable to HarborOne NorthEast Bancorp, Inc.; or

  (ii)
  authorization of withdrawal from HarborOne Bank interest-bearing deposit accounts designated on the order form.

        Regulations prohibit HarborOne Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering. You may not use cash or a check drawn on a

HarborOne Bank line of credit, and we will not accept third-party checks (a check written by someone other than you) payable to you and endorsed over to HarborOne NorthEast Bancorp, Inc. Wire transfers will not be accepted without our prior approval. Once we receive your executed order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event you may be given the opportunity to increase, decrease or rescind your order(s) for a specified period of time. You may not authorize direct withdrawal from a HarborOne Bank retirement account. See "—Using Retirement Account Funds to Purchase Shares of Common Stock" below.

        See "The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings" for a complete description of how to purchase shares in the offering.

Using Individual Retirement Account Funds to Purchase Shares of Common Stock

        You may be able to subscribe for shares of common stock using funds in your individual retirement account, or "IRA." If you wish to use funds that are currently in your IRA or other retirement account held at HarborOne Bank, the funds you wish to use will have to be transferred to a self-directed account maintained by an independent trustee, such as a brokerage account with a broker who is willing and able to facilitate your purchase in the offering. It may take several weeks to transfer the funds in your IRA to an independent trustee, so please allow yourself sufficient time to take this action. Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

        See "The Conversion and Offering—Procedure for Purchasing Shares in Subscription and Community Offerings—Payment for Shares" and "—Using Individual Retirement Account Funds" for a complete description of how to use IRA funds to purchase shares in the offering.

Deadline for Orders of Common Stock

        The deadline for purchasing shares of common stock in the subscription and community offerings is 7:00 p.m., Eastern Time, on [Expiration Date], unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight mail to our Stock Information Center, which will be located at [Stock Information Center location]. You may also hand-deliver stock order forms to the Stock Information Center. Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our branches or banking offices. Please do not mail stock order forms to HarborOne Bank's branches or banking offices.

        Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 7:00 p.m., Eastern Time, on [Expiration Date], whether or not we have been able to locate each person entitled to subscription rights.

        See "The Conversion and Offering—Procedure for Purchasing Shares in Subscription and Community Offerings—Expiration Date" for a complete description of the deadline for purchasing shares in the offering.

Delivery of Shares of Common Stock

        All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day. The conversion and offering are expected to be completed as soon as practicable following satisfaction of the conditions described below in "—Conditions to Completion of the Conversion." Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they purchased, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

        If we do not receive orders for at least 22,950,000 shares of common stock, we may take several steps in order to sell the minimum number of shares of common stock in the offering range. Specifically, we may:

  (i)
  increase the purchase and ownership limitations; and/or

  (ii)
  seek regulatory approval to extend the offering beyond [Extension Date #1], so long as we resolicit subscribers who previously submitted subscriptions in the offering.

        If we extend the offering beyond [Extension Date #1], we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. If a subscriber does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest at our statement savings rate, and cancel any authorization to withdraw funds from interest-bearing deposit accounts for the purchase of shares of common stock. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

Conditions to Completion of the Conversion

        We cannot complete the conversion and offering unless:

  •
  The plan of conversion is approved by at least a majority of the depositors of HarborOne Bank present and voting at a special meeting of depositors, which has been called for June 10, 2019;

  •
  The plan of conversion is approved by Old HarborOne shareholders holding at least two-thirds of the total votes eligible to be cast by shareholders of record as of [Record Date], including shares held by HarborOne Mutual Bancshares;

  •
  The plan of conversion is approved by Old HarborOne shareholders holding at least a majority of the total votes eligible to be cast by shareholders of record as of [Record Date], excluding shares held by HarborOne Mutual Bancshares;

  •
  We sell at least the minimum number of shares of common stock offered in the offering;

  •
  We receive approval from the Federal Reserve; and

  •
  We receive the approval of the Massachusetts Commissioner of Banks to complete the conversion and offering.

        HarborOne Mutual Bancshares intends to vote its shares in favor of the plan of conversion. At [Record Date], HarborOne Mutual Bancshares owned approximately 53% of the outstanding shares of common stock of Old HarborOne. The directors and executive officers of Old HarborOne and their affiliates owned 798,527 shares of Old HarborOne (excluding exercisable options), or 2.45% of the outstanding shares of common stock and 5.22% of the outstanding shares of common stock excluding shares held by HarborOne Mutual Bancshares. They intend to vote those shares in favor of the plan of conversion.

You May Not Sell or Transfer Your Subscription Rights

        Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe you have sold or transferred your subscription rights. On the order form, you cannot add the names of others for joint stock registration unless they are also named on the qualifying deposit account, and you cannot delete names of others except in the case of certain orders placed through an IRA, Keogh, 401(k) or similar plan, and except in the event of the death of a named eligible depositor. Doing so may jeopardize your subscription rights. In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

Purchases by Directors and Executive Officers

        We expect our directors and executive officers, together with their associates, to subscribe for 181,500 shares of common stock in the offering, representing 0.8% of shares to be sold at the minimum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to beneficially own 1,581,009 shares of our common stock (including stock options exercisable within 60 days of [Record Date]), or 3.7% of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own that will be exchanged for shares of New HarborOne.

        See "Subscriptions by Directors and Executive Officers" for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Benefits to Management and Potential Dilution to Shareholders Resulting from the Conversion

        We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all HarborOne Bank employees, to purchase up to 8.0% of the shares of common stock we sell in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan's subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve and the Massachusetts Commissioner of Banks.

        We intend to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion. Shareholder approval of these plans would be required. We have not determined whether we would adopt the plans within 12 months following the completion of the conversion. If we implement stock-based benefit plans within 12 months following the completion of the conversion, the stock-based benefit plans would be limited to reserving a number of shares (i) up to

4.0% of the shares of common stock sold in the offering (reduced by amounts purchased by our 401(k) plan using its purchase priority in the offering) for awards of restricted stock to key employees and directors, at no cost to the recipients, and (ii) up to 10.0% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by key employees and directors. If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above. We have not yet determined the number of shares that would be reserved for issuance under these plans. For a description of our current stock-based benefit plan, see "Management—Benefit Plans—2017 Stock Option and Incentive Plan."

        The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4.0% and 10.0% of the shares sold in the offering for restricted stock awards and stock options, respectively. The table shows the dilution to shareholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

					Value of Grants (in thousands)(1)
	Number of Shares to be Granted or Purchased
				Dilution Resulting From Issuance of Shares for Stock-Based Benefit Plans
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Sold in the Offering		At Minimum of Offering Range	At Maximum of Offering Range
Employee stock ownership plan	1,836,000	2,484,000	8.00%	N/A (2)	$18,360	$24,840
Restricted stock awards	918,000	1,242,000	4.00%	2.08%	9,180	12,420
Stock options	2,295,000	3,105,000	10.00%	5.04%	6,541	8,849

Total	5,049,000	6,831,000	22.00%	6.92%	$34,081	$46,109

(1)
The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.85 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of 10 years; no dividend yield; a risk-free rate of return of 2.41%; and expected volatility of 13.89%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

(2)
No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the offering.

        We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2017 Stock Option and Incentive Plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares as Massachusetts regulations do not permit us to repurchase our shares in the three year except under certain circumstances.

        The following table presents information as of March 31, 2019 regarding our employee stock ownership plan, our 2017 Stock Option and Incentive Plan and our proposed stock-based benefit plan.

The table below assumes that 58,492,927 shares are outstanding after the offering, which includes the sale of 31,050,000 shares in the offering at the maximum of the offering range and the issuance of new shares in exchange for shares of Old HarborOne using an exchange ratio of 1.7961. It also assumes that the value of the stock is $10.00 per share.

Existing and New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range	Estimated Value of Shares	Percentage of Shares Outstanding After the Conversion
Employee Stock Ownership Plan:	Officers and Employees
Shares purchased in 2016 offering(1)(2)		2,132,308	$21,323,084	3.65%
Shares to be purchased in this offering		2,484,000	$24,840,000	4.25%

Total employee stock ownership plan shares		4,616,308	$46,163,084	7.89%

Restricted Stock Awards:	Officers and Employees
2017 Equity Incentive Plan(1)(3)(4)		935,646	$9,548,684	1.60%
New shares of restricted stock(4)		1,242,000	$12,420,000	2.12%

Total shares of restricted stock		2,177,646	$21,968,684	3.72%

Stock Options:	Officers and Employees
2017 Equity Incentive Plan(1)(5)		2,244,899	$6,099,385	3.84%
New stock options(6)		3,105,000	$8,849,250	5.31%

Total stock options		5,349,899	$14,948,635	9.15%

Total of stock benefit plans		12,143,853	$83,080,402	20.76%

(1)
The number of shares indicated has been adjusted for the 1.7961 exchange ratio at the maximum of the offering range.

(2)
As of March 31, 2019, 319,846 of these shares, or 178,078 shares prior to adjustment for the exchange, have been allocated to participants.

(3)
As of March 31, 2019, 935,646 of these shares, or 520,932 shares prior to adjustment for the exchange, have been awarded, and 324,133 of these shares, or 180,465 shares prior to adjustment for the exchange, have vested.

(4)
The value of restricted stock awards is determined based on their fair value as of the date grants are made. For purposes of this table, the fair value of awards under the new stock-based benefit plan is assumed to be the same as the offering price of $10.00 per share.

(5)
As of March 31, 2019, options to purchase 2,244,899 of these shares, or 1,249,874 shares prior to adjustment for the exchange, have been awarded, and options to purchase 507,867 of these shares, or 282,761 shares prior to adjustment for the exchange, have vested.

(6)
The weighted-average fair value of stock options to be granted has been estimated at $2.85 per option, using the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; no dividend yield; expected term, 10 years; expected volatility, 13.89%; and risk-free rate of return, 2.41%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

Market for Common Stock

        Existing publicly held shares of Old HarborOne's common stock are listed on the Nasdaq Global Select Market under the symbol "HONE." Upon completion of the conversion, the shares of common stock of New HarborOne will replace the existing shares, and we expect the shares of New HarborOne common stock will also trade on the Nasdaq Global Select Market under the symbol "HONE." Sandler O'Neill has advised us that it intends to make a market in our common stock following the offering but is under no obligation to do so.

Dividend Policy

        Following completion of the offering, our board of directors will have the authority to declare dividends on our common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future. To date, Old HarborOne has not paid any dividends. For information regarding our proposed dividend policy, see "Dividend Policy."

Material Income Tax Consequences

        We have received an opinion of counsel from Goodwin Procter LLP regarding the material federal income tax consequences and the material Massachusetts corporate excise and personal income tax consequences of the conversion. As a general matter, the conversion qualifies as a tax-free transaction. Existing shareholders of Old HarborOne who receive cash in lieu of fractional shares of New HarborOne will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share. See "The Conversion and Offering—Material Income Tax Consequences" for a complete discussion of the income tax consequences of the transaction.

Emerging Growth Company Status

        As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the "JOBS Act." An emerging growth company may take advantage of specified relief from reporting requirements and other burdens that are applicable to other public companies. These provisions include:

  •
  a requirement to have only two years of audited financial statements and only two years of related management's discussion and analysis;

  •
  an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

  •
  an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

  •
  reduced disclosure about our executive compensation arrangements; and

  •
  exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or shareholder approval of any golden parachute arrangements.

        We may remain an emerging growth company for up to five years from our initial public offering in June 2016, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the "Exchange Act," which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

        In addition, pursuant to the JOBS Act, we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

How You Can Obtain Additional Information

        Our branch office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or the offering, please call our Stock Information Center at [phone number], Monday through Friday between [time] a.m. and [time] p.m., Eastern Time. You may also visit our Stock Information Center, located at [address], which is open Monday through Friday between [time] a.m. and [time] p.m. The Stock Information Center will be closed on weekends and bank holidays.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before making your decision to invest in shares of our common stock, you should carefully consider the risks described below, together with the other information contained in this prospectus, including our consolidated financial statements and the related notes appearing at the end of this prospectus and the matters addressed in the section of this prospectus titled "Forward-Looking Statements" on page 30. The events discussed below could have a material adverse impact on our business, results of operations, financial condition and cash flows. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Business

Commercial real estate and commercial loans carry greater credit risk than loans secured by owner occupied one- to four-family real estate.

        We intend to continue our focus on prudently growing our commercial real estate and commercial loan portfolio. At March 31, 2019, our commercial real estate loan portfolio was $952.4 million, or 31.8% of total loans, and our commercial loan portfolio was $299.7 million, or 10.0% of total loans. Given their larger balances and the complexity of the underlying collateral, commercial real estate and commercial loans generally expose a lender to greater credit risk than loans secured by owner occupied one- to four-family real estate. Also, many of our borrowers or related groups of borrowers have more than one of these types of loans outstanding. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential real estate loan. If loans that are collateralized by real estate or other business assets become troubled and the value of the collateral has been significantly impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan, which could cause us to increase our provision for loan losses which would in turn adversely affect our operating results and financial condition. Further, if we foreclose on the collateral, our holding period for the collateral may be longer than for one- to four-family real estate loans because there are fewer potential purchasers of the collateral, which can result in substantial holding costs.

The unseasoned nature of our commercial real estate and commercial loan portfolio may result in changes to our estimates of collectability, which may lead to additional provisions or charge-offs, which could hurt our profits.

        Our commercial real estate loan portfolio increased to $952.4 million at March 31, 2019 from $934.4 million at December 31, 2018, $655.4 million at December 31, 2017 and $142.5 million at December 31, 2014, and our commercial loan portfolio increased to $299.7 million at March 31, 2019 from $277.3 million at December 31, 2018, $109.5 million at December 31, 2017 and $47.5 million at December 31, 2014. The increases in 2018 were due in part to our acquisition of Coastway. A large portion of our commercial real estate and commercial loan portfolio is unseasoned and does not provide us with a significant payment or charge-off history pattern from which to judge future collectability. Currently we estimate potential charge-offs using peer data adjusted for qualitative factors specific to us. As a result, it may be difficult to predict the future performance of this part of our loan portfolio. These loans may have delinquency or charge-off levels above our historical experience or current estimates, which could adversely affect our future performance. Further, these types of loans generally have larger balances and involve a greater risk than one- to four-family residential mortgage loans. Accordingly, if we make any errors in judgment in the collectability of our commercial or commercial real estate loans, any resulting charge-offs may be larger on a per loan basis than those incurred historically with our residential mortgage loan or consumer loan portfolios.

Our commercial and residential construction loans are subject to various lending risks depending on the nature of the borrower's business, its cash flow and our collateral.

        At March 31, 2019, our commercial construction loan portfolio was $158.5 million, or 5.3% of total loans, and our residential construction loan portfolio consisted of $14.6 million, or 0.5% of total loans. Our construction loans are based upon estimates of costs to construct and the value associated with the completed project. These estimates may be inaccurate due to the uncertainties inherent in estimating construction costs, as well as the market value of the completed project, making it relatively difficult to accurately evaluate the total funds required to complete a project and the related loan-to-value ratio. As a result, construction loans often involve the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project and the ability of the borrower to sell or lease the property, rather than the ability of the borrower or guarantor to repay principal and interest. Delays in completing the project may arise from labor problems, material shortages and other unpredictable contingencies. If the estimate of construction costs is inaccurate, we may be required to advance additional funds to complete construction. If our appraisal of the value of the completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project.

Environmental liability associated with commercial lending could result in losses.

        In the course of business, we may acquire, through foreclosure or other similar proceedings, properties securing loans we have originated that are in default. Particularly in commercial real estate lending, there is a risk that material environmental violations could be discovered at these properties. In this event, we might be required to remedy these violations at the affected properties at our sole cost and expense. The cost of this remedial action could substantially exceed the value of affected properties. We may not have adequate remedies against the prior owner or other responsible parties and could find it difficult or impossible to sell the affected properties as a result of their condition. These events could have an adverse effect on our business, results of operations and financial condition.

Our business may be adversely affected by credit risks associated with residential property.

        At March 31, 2019, one- to four-family residential real estate loans were $946.4 million, or 31.6% of total loans. One- to four-family residential mortgage lending, whether owner occupied or non-owner occupied, is generally sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations. Declines in real estate values could cause some of our residential mortgages to be inadequately collateralized, which would expose us to a greater risk of loss if we seek to recover on defaulted loans by selling the real estate collateral. Residential loans with combined higher loan-to-value ratios are more sensitive to declining property values than those with lower combined loan-to-value ratios and therefore may experience a higher incidence of default and severity of losses. In addition, if the borrowers sell their homes, they may be unable to repay their loans in full from the sale proceeds. For those home equity loans and lines of credit secured by a second mortgage, it is unlikely that we will be successful in recovering all or a portion of our loan proceeds in the event of default unless we are prepared to repay the first mortgage loan and such repayment and the costs associated with a foreclosure are justified by the value of the property. For these reasons, we may experience higher rates of delinquencies, default and losses on our home equity loans.

The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.

        While there is not a single employer or industry in our market area on which a significant number of our customers are dependent, a substantial portion of our loan portfolio is composed of loans secured by property located in the greater Boston metropolitan area and, to a lesser extent, the greater Providence metropolitan area. This makes us vulnerable to a downturn in the local economy and real estate markets. Adverse conditions in the local economy such as unemployment, recession, a catastrophic event or other factors beyond our control could impact the ability of our borrowers to repay their loans, which could impact our net interest income, level of non-performing loans and the allowance for loan losses. Decreases in local real estate values caused by economic conditions or other events could adversely affect the value of the property used as collateral for our loans, which could cause us to realize a loss in the event of a foreclosure. For more information about our market area, see "Business of HarborOne Bank—Market Area" and "—Competition."

An increase in interest rates or changes in the secondary mortgage market may reduce our mortgage banking revenues, which would negatively impact our non-interest income.

        We sell residential mortgage loans in the secondary market, which provides a significant portion of our non-interest income. We generate mortgage banking revenues primarily from gains on the sale of mortgage loans to investors on a servicing-released and retained basis. We also earn interest on loans held for sale while they are awaiting delivery to our investors. In a rising or higher interest rate environment, our originations of mortgage loans may decrease, resulting in fewer loans that are available to be sold to investors. This would result in a decrease in mortgage banking revenues. In addition, to being affected by interest rates, the secondary mortgage markets are also subject to investor demand for single-family mortgage loans and potentially increased investor yield requirements for those loans. These conditions may fluctuate or even worsen in the future or during a prolonged period of secondary market illiquidity. We believe our ability to retain mortgage loans at the levels generated by the mortgage division is limited. Furthermore, our results of operations are affected by the amount of non-interest expenses associated with mortgage banking activities, such as salaries and employee benefits, occupancy, equipment and data processing expense and other operating costs. During periods of reduced loan demand, our results of operations may be adversely affected to the extent that we are unable to reduce expenses commensurate with the decline in mortgage loan origination activity.

We use significant assumptions and estimates in our financial models to determine the fair value of certain assets, including mortgage servicing rights, origination commitments and loans held for sale. If our assumptions or estimates are incorrect, that may have a negative impact on the fair value of such assets and adversely affect our earnings.

        We use internal and third party financial models that utilize market data to value certain assets, including mortgage servicing rights when they are initially acquired and on a quarterly basis thereafter. The methodology used to estimate these values is complex and uses asset-specific collateral data and market inputs for interest and discount rates and liquidity dates. Valuations are highly dependent upon the reasonableness of our assumptions and the predictability of the relationships that drive the results of our valuation methodologies. If prepayment speeds increase more than estimated, or if delinquency or default levels are higher than anticipated, we may be required to write down the value of certain assets, which could adversely affect our earnings. Prepayment speeds are significantly impacted by fluctuations in interest rates and are therefore difficult to predict. During periods of declining interest rates, prepayment speeds increase resulting in a decrease in the fair value of the mortgage servicing rights. In addition, there can be no assurance that, even if our models are correct, these assets could be sold for our carrying value should we chose or be forced to sell them in the open market.

If we are required to repurchase mortgage loans that we have previously sold, it could negatively affect our earnings.

        In connection with selling residential mortgage loans in the secondary market, our agreements with investors contain standard representations and warranties and early payment default clauses that could require us to repurchase mortgage loans sold to these investors or reimburse the investors for losses incurred on loans in the event of borrower default within a defined period after origination or, in the event of breaches of contractual representations or warranties made at the time of sale that are not remedied within a defined period after we receive notice of such breaches, or refund the profit received from the sale of a loan to an investor if the borrower pays off the loan within a defined period after origination. If we are required to repurchase mortgage loans or provide indemnification or other recourse, this could significantly increase our costs and thereby affect our future earnings.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings and capital could decrease.

        At March 31, 2019, our allowance for loan losses was $21.3 million, or 0.71% of total loans. At December 31, 2018, our allowance for loan losses was $20.7 million, or 0.69% of total loans, compared to $18.5 million, or 0.84% of total loans, at December 31, 2017. The decrease in the allowance for loan losses as a percent of total loans outstanding was due to the addition of Coastway loans, as loans acquired are recorded at fair value and have no corresponding allowance for loan losses. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for many of our loans. In determining the amount of the allowance for loan losses, we review our loans, loss and delinquency experience, and commercial and commercial real estate peer data and we evaluate other factors including, among other things, current economic conditions. If our assumptions are incorrect, or if delinquencies or non-performing loans increase, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, which would require additions to our allowance, which could materially decrease our net income.

        In addition, our regulators, as an integral part of their examination process, periodically review the allowance for loan losses and may require us to increase the allowance for loan losses by recognizing additional provisions for loan losses charged to income, or to charge-off loans, which, net of any recoveries, would decrease the allowance for loan losses. Any such additional provisions for loan losses or charge-offs could have a material adverse effect on our financial condition and results of operations.

Our portfolio of indirect auto lending and auto lease lending exposes us to increased credit risks.

        Historically, we originated auto loans through a network of auto dealers in Massachusetts and Rhode Island, a practice that we discontinued in April 2018. We also originated auto lease loans through our relationship with Credit Union Leasing of America, or "CULA." We expect to continue to originate auto lease loans. At March 31, 2019, our indirect auto loan portfolio was $80.7 million, or 2.7% of total loans, and our indirect auto lease loan portfolio was $377.1 million, or 12.6% of total loans. Auto loans and auto lease loans are inherently risky as they are often secured by assets that may be difficult to locate and can depreciate rapidly. In some cases, repossessed collateral for a defaulted auto loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency may not warrant further substantial collection efforts against the borrower. Auto loan collections depend on the borrower's continuing financial stability, and therefore, are more likely to be adversely affected by job loss, divorce, illness, or personal bankruptcy. Additional risk elements associated with indirect lending include the limited personal contact with the borrower as a result of indirect lending through non-bank channels, namely automobile dealers.

We depend on our relationship with Credit Union Leasing of America to grow our auto lease loan portfolio.

        While we stopped originating indirect auto loans in 2018, we continue to fund indirect auto lease loans for the leasing of new or used automobiles through our relationship with CULA. At March 31, 2019, $377.1 million, or 12.6% of our total loan portfolio, consisted of auto lease loans. While these loans are originated through a network of dealers in Massachusetts and Rhode Island, CULA assigns the auto lease loans to us. We plan to continue to originate auto lease loans through our relationship with CULA. If our relationship with CULA were terminated, or if CULA changed its business model, that could impede our ability to grow our auto lease loan portfolio, and thus have an adverse effect on our financial condition and results of operations.

A portion of our loan portfolio consists of loan participations, which may have a higher risk of loss than loans we originate because we are not the lead lender and we have limited control over credit monitoring.

        We occasionally purchase loan participations. Although we underwrite these loan participations consistent with our general underwriting criteria, loan participations may have a higher risk of loss than loans we originate because we rely on the lead lender to monitor the performance of the loan. Moreover, our decision regarding the classification of a loan participation and loan loss provisions associated with a loan participation is made in part based upon information provided by the lead lender. A lead lender also may not monitor a participation loan in the same manner as we would for loans that we originate. At March 31, 2019, we held loan participation interests in commercial real estate, commercial and commercial construction loans totaling $253.2 million.

Changes in interest rates may hurt our results of operations and financial condition.

        Like other financial institutions, we are subject to interest rate risk. Our primary source of income is net interest income, which is the difference between interest earned on loans and investments and interest paid on deposits and borrowings. Changes in the general level of interest rates can affect our net interest income by affecting the difference between the weighted-average yield earned on our interest-earning assets and the weighted-average rate paid on our interest-bearing liabilities, or interest rate spread, and the average life of our interest-earning assets and interest-bearing liabilities. Interest rates are highly sensitive to many factors, including government monetary policies, domestic and international economic and political conditions and other factors beyond our control.

        While we pursue an asset/liability strategy designed to mitigate our risk from changes in interest rates, changes in interest rates may still have a material adverse effect on our financial condition and results of operations. Changes in the level of interest rates also may negatively affect our ability to originate and sell loans, the value of our assets and our ability to realize gains from the sale of our assets, all of which ultimately affect our earnings.

Hedging against interest rate exposure may adversely affect our earnings.

        We employ techniques that limit, or "hedge," the adverse effects of rising interest rates on our loans held for sale, originated interest rate locks and our mortgage servicing asset. Our hedging activity varies based on the level and volatility of interest rates and other changing market conditions. These techniques may include purchasing or selling futures contracts, purchasing put and call options on securities or securities underlying futures contracts, or entering into other mortgage-backed derivatives. There are, however, no perfect hedging strategies, and interest rate hedging may fail to protect us from loss. Moreover, hedging activities could result in losses if the event against which we hedge does not occur. Additionally, interest rate hedging could fail to protect us or adversely affect us because, among other things:

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  Available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

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  The duration of the hedge may not match the duration of the related liability;

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  The party owing money in the hedging transaction may default on its obligation to pay;

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  The credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

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  The value of derivatives used for hedging may be adjusted from time to time in accordance with accounting rules to reflect changes in fair value; and/or

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  Downward adjustments, or "mark-to-market losses," would reduce our stockholders' equity.

We may be unable to attract, hire and retain qualified key employees, which could adversely affect our business prospects, including our competitive position and results of operations.

        Our success is dependent upon our ability to attract, hire and retain highly skilled individuals. There is significant competition for those individuals with the experience and skills required to conduct many of our business activities. We may not be able to hire or retain the key personnel that we depend upon for our success. The unexpected loss of services of one or more of these or other key personnel could have a material adverse impact or our business because of their skills, knowledge or the markets in which we operate, years of industry experience and the difficulty of promptly finding qualified replacement personnel.

We may not be able to successfully implement our strategic plan.

        Our growth is essential to improving our profitability, and we expect to continue to incur expenses related to the implementation of our strategic plan, including hiring initiatives and the opening of new branches. We may not be able to successfully implement our strategic plan, or do so in the timeframe that we expect, and therefore may not be able to increase profitability in the timeframe that we expect or at all, and could experience a decrease in profitability.

        The successful implementation of our strategic plan will require, among other things that we attract new customers that currently bank at other financial institutions in our market area or adjacent markets. In addition, our ability to successfully grow will depend on several factors, including continued favorable market conditions, the competitive responses from other financial institutions in our market area, our ability to attract and retain experienced lenders, and our ability to maintain high asset quality as we increase our loan portfolio. While we believe we have the management resources and internal systems in place to successfully manage our future growth, growth opportunities may not be available and we may not be successful in implementing our business strategy. Further, it will take time to implement our business strategy, especially for our lenders to originate enough loans and for our branch network to attract enough favorably priced deposits to generate the revenue needed to offset the associated expenses. Our strategic plan, even if successfully implemented, may not ultimately produce positive results.

Failure to attain expected synergies related to the Coastway acquisition could reduce our future earnings per share.

        The success of our acquisition of Coastway will depend, in part, on our ability to realize the anticipated benefits and cost savings from combining the business of HarborOne Bank with Coastway Bank. It is possible that we will not be able to achieve expected synergies related to the acquisition or do so in the timeframe that we expect. Further, we may incur unexpected future operating expenses such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, any of which could have a material adverse effect on the results of operations and financial condition of Old HarborOne. If unexpected costs are incurred, the merger may not be as accretive as expected or could even have a dilutive effect on our earnings per share.

Impairment of goodwill and/or intangible assets could require a charge to earnings, which could adversely affect us.

        When the purchase price of an acquired business exceeds the fair value of its tangible assets, the excess is allocated to goodwill and other identifiable intangible assets. The amount of the purchase price that is allocated to goodwill is determined by the excess of the purchase price over the net identifiable assets acquired. At March 31, 2019, we had goodwill and other intangible assets of $77.4 million, consisting of $10.9 million of goodwill in connection with the acquisition of HarborOne Mortgage in 2015, and $55.7 million of goodwill and $7.7 million in core deposit intangibles in connection with the Coastway acquisition and $3.1 million from a previous acquisition. Under current accounting standards, if we determine goodwill or intangible assets are impaired, we will be required to write down the value of these assets. We may be required to take impairment charges in the future, which would have a negative effect on our shareholders' equity and financial results.

Our efficiency ratio is high, and we anticipate that it may remain high, as a result of the ongoing implementation of our business strategy.

        For the quarter ended March 31, 2019, our noninterest expense totaled $32.6 million and our efficiency ratio was 89.07%. Our noninterest expense totaled $120.1 million and $109.4 million for the years ended December 31, 2018 and 2017, respectively. Although we continue to analyze our expenses and pursue efficiencies where available, our efficiency ratio remains high as a result of our implementation of our business strategy. Our efficiency ratio was 86.43% and 84.83% for the years ended December 31, 2018 and 2017, respectively. If we are unable to successfully implement our business strategy and increase our revenues, our profitability could be adversely affected.

An increase in FDIC or Co-operative Central Bank insurance assessments could significantly increase our expenses.

        The Dodd-Frank Act eliminated the maximum Deposit Insurance Fund ratio of 1.5% of estimated deposits, and the FDIC has established a long-term ratio of 2.0%. The FDIC has the authority to increase assessments in order to maintain the Deposit Insurance Fund ratio at particular levels. In addition, if our regulators issue downgraded ratings of the Bank in connection with their examinations, the FDIC could impose significant additional fees and assessments on us. All Massachusetts-chartered co-operative banks are required to be members of the Co-operative Central Bank, which maintains the Share Insurance Fund that insures co-operative bank deposits in excess of federal deposit insurance coverage. The Co-operative Central Bank is authorized to charge co-operative banks an annual assessment fee on deposit balances in excess of amounts insured by the FDIC. Increases in assessments by either the FDIC or the Co-operative Central Bank could significantly increase our expenses.

The loss of deposits or a change in deposit mix could increase our cost of funding.

        Our deposits are a low cost and stable source of funding. We compete with banks and other financial institutions for deposits. Funding costs may increase if we lose deposits and are forced to replace them with more expensive sources of funding, if clients shift their deposits into higher cost products or if we need to raise interest rates to avoid losing deposits. In addition, we face pressure from the Co-operative Central Bank, our excess deposit insurer, to reduce excess deposits. We can reduce excess deposits by allowing deposits to run off. We can also reduce excess deposits by converting deposits at the Bank into multiple deposits at other financial institutions through our participation in a reciprocal deposit program. Reducing our excess deposits by allowing deposits to run off reduces our overall level of deposits, and increases the extent to which we may need to rely in the future on other, more expensive sources for funding, including Federal Home Loan Bank advances, which reduces our net income. Shifting excess deposits into the reciprocal deposit program may also result in higher funding costs, which also reduces our net income.

Our funding sources may prove insufficient to allow us to meet our obligations, replace depositor withdrawals or support future growth.

        We must maintain sufficient funds to respond to the needs of depositors and borrowers. Liquidity is also required to fund various obligations, including credit commitments to borrowers, mortgage and other loan originations, withdrawals by depositors, repayment of borrowings, and operating expenses and capital improvements. To manage liquidity, we draw upon a number of funding sources in addition to core deposit growth and repayments and maturities of loans and investments. These sources include Federal Home Loan Bank advances and proceeds from the sale of investments and loans. Our ability to manage liquidity will be severely constrained if we are unable to maintain our access to funding or if adequate financing is not available to accommodate future growth at acceptable costs. In addition, if we are required to rely more heavily on more expensive funding sources to support future growth, our revenues may not increase proportionately to cover our costs. In this case, our operating margins and profitability would be adversely affected.

Strong competition within our market area could hurt our profits and slow growth.

        We face intense competition in making loans and attracting deposits. Price competition for loans and deposits sometimes results in us charging lower interest rates on our loans and paying higher interest rates on our deposits and may reduce our net interest income. Competition also makes it more difficult and costly to attract and retain qualified employees. Many of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. If we are not able to effectively compete in our market area, our profitability may be negatively affected. The greater resources and broader offering of deposit and loan products of some of our competitors may also limit our ability to increase our interest-earning assets or deposits.

We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

        We are a community bank and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area. As a community bank, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates. If our reputation is negatively affected by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers, or by events beyond our control, our business and operating results may be adversely affected.

Our banking business is highly regulated, which could limit or restrict our activities and impose financial requirements or limitations on the conduct of our business.

        We are subject to regulation and supervision by the Federal Reserve, and the Bank is subject to regulation and supervision by the Massachusetts Commissioner of Banks and the FDIC. Federal and state laws and regulations govern numerous matters affecting us, including changes in the ownership or control of banks and bank holding companies, maintenance of adequate capital and the financial condition of a financial institution, permissible types, amounts and terms of extensions of credit and investments, permissible non-banking activities, the level of reserves against deposits and restrictions on stock repurchases and dividend payments. The FDIC and the Massachusetts Commissioner of Banks have the power to issue cease and desist orders to prevent or remedy unsafe or unsound practices or violations of law by banks subject to their regulation, and the Federal Reserve possesses similar powers with respect to bank holding companies. These and other restrictions limit the manner in which we and HarborOne Bank may conduct business and obtain financing.

        Because our business is highly regulated, the laws, rules, regulations, and supervisory guidance and policies applicable to us are subject to regular modification and change. Changes to statutes, regulations, or regulatory policies, including changes in interpretation or implementation of statutes, regulations, or policies, could affect us in substantial and unpredictable ways. Such changes could subject us to additional costs, limit the types of financial services and products we may offer, and/or increase the ability of non-banks to offer competing financial services and products, among other things. Failure to comply with laws, regulations, or policies could result in sanctions by regulatory agencies, civil money penalties, and/or reputation damage, which could have a material adverse effect on our business, financial condition, and results of operations. See the section of prospectus entitled "Supervision and Regulation" for a discussion of the regulations to which we are subject.

We are subject to capital and liquidity standards that require banks and bank holding companies to maintain more and higher quality capital and greater liquidity than has historically been the case.

        We became subject to new capital requirements in 2015. These new standards force bank holding companies and their bank subsidiaries to maintain substantially higher levels of capital as a percentage of their assets, with a greater emphasis on common equity as opposed to other components of capital. The need to maintain more and higher quality capital, as well as greater liquidity, and generally increased regulatory scrutiny with respect to capital levels, may at some point limit our business activities, including lending, and our ability to expand. It could also result in our being required to take steps to increase our regulatory capital by issuing additional shares of common stock, which may dilute shareholder value or limit our ability to pay dividends or effect stock repurchases.

We are subject to numerous laws designed to protect consumers, including the Community Reinvestment Act and fair lending laws, and failure to comply with these laws could lead to a wide variety of sanctions.

        The Community Reinvestment Act, the Equal Credit Opportunity Act, the Fair Housing Act and other fair lending laws and regulations impose community investment and nondiscriminatory lending requirements on financial institutions. The Consumer Financial Protection Bureau, the Department of Justice and other federal agencies are responsible for enforcing these laws and regulations. A successful regulatory challenge to an institution's performance under the Community Reinvestment Act, the Equal Credit Opportunity Act, the Fair Housing Act or other fair lending laws and regulations could result in a wide variety of sanctions, including damages and civil money penalties, injunctive relief, restrictions on mergers and acquisitions, restrictions on expansion and restrictions on entering new business lines. Private parties may also have the ability to challenge an institution's performance under fair lending laws in private class action litigation. Such actions could have a material adverse effect on our business, financial condition and results of operations.

Changes in the valuation of our securities could adversely affect us.

        Most of the securities in our portfolio are classified as available-for-sale. Accordingly, a decline in the fair value of our securities could cause a material decline in our reported equity and/or net income. At least quarterly, and more frequently when warranted by economic or market conditions, management evaluates all securities classified as available-for-sale with a decline in fair value below the amortized cost of the investment to determine whether the impairment is deemed to be other-than-temporary, or "OTTI." For impaired debt securities that are intended to be sold, or more likely than not will be required to be sold, the full amount of market decline is recognized as OTTI through earnings. Credit-related OTTI for all other impaired debt securities is recognized through earnings. Non-credit related OTTI for such debt securities is recognized in other comprehensive income, net of applicable taxes. A decline in the market value of our securities portfolio could adversely affect our earnings.

We may need to raise additional capital in the future, but that capital may not be available when it is needed or the cost of that capital may be very high.

        We are required by our regulators to maintain adequate levels of capital to support our operations, which may result in our need to raise additional capital to support continued growth. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside our control, and on our financial condition and performance. Accordingly, we may not be able to raise additional capital if needed on terms that are acceptable to us, or at all. If we cannot raise additional capital when needed, our operations could be materially impaired and our financial condition and liquidity could be materially and adversely affected. In addition, if we are unable to raise additional capital when required by the Massachusetts Commissioner of Banks or the Federal Reserve, we may be subject to adverse regulatory action.

        If we raise capital through the issuance of additional of common stock or other securities, it would dilute the ownership interests of existing shareholder and may dilute the per share value of our common stock. New investors may also have rights, preferences and privileges senior to our current shareholders.

We face continuing and growing security risks to our information base, including the information we maintain relating to our customers.

        We are subject to certain operational risks, including, but not limited to, data processing system failures and errors, inadequate or failed internal processes, customer or employee fraud and catastrophic failures resulting from terrorist acts or natural disasters. In the ordinary course of business, we rely on electronic communications and information systems to conduct our business and to store sensitive data, including financial information regarding customers. Our electronic communications and information systems infrastructure could be susceptible to cyberattacks, hacking, identity theft or terrorist activity. We have implemented and regularly review and update extensive systems of internal controls and procedures as well as corporate governance policies and procedures intended to protect our business operations, including the security and privacy of all confidential customer information. In addition, we rely on the services of a variety of vendors to meet our data processing and communication needs. No matter how well designed or implemented our controls are, we cannot provide an absolute guarantee to protect our business operations from every type of problem in every situation. A failure or circumvention of these controls could have a material adverse effect on our business operations and financial condition.

        We regularly assess and test our security systems and disaster preparedness, including back-up systems, but the risks are substantially escalating. As a result, cybersecurity and the continued enhancement of our controls and processes to protect our systems, data and networks from attacks, unauthorized access or significant damage remain a priority. Accordingly, we may be required to expend additional resources to enhance our protective measures or to investigate and remediate any information security vulnerabilities or exposures. Any breach of our system security could result in disruption of our operations, unauthorized access to confidential customer information, significant regulatory costs, litigation exposure and other possible damages, loss or liability. Such costs or losses could exceed the amount of available insurance coverage, if any, and would adversely affect our earnings. Also, any failure to prevent a security breach or to quickly and effectively deal with such a breach could negatively impact customer confidence, damaging our reputation and undermining our ability to attract and keep customers.

We may not be able to successfully implement future information technology system enhancements, which could adversely affect our business operations and profitability.

        We invest significant resources in information technology system enhancements in order to provide functionality and security at an appropriate level. We may not be able to successfully implement and integrate future system enhancements, which could adversely impact the ability to provide timely and accurate financial information in compliance with legal and regulatory requirements, which could result in sanctions from regulatory authorities. Such sanctions could include fines and suspension of trading in our stock, among others. In addition, future system enhancements could have higher than expected costs and/or result in operating inefficiencies, which could increase the costs associated with the implementation as well as ongoing operations.

        Failure to properly utilize system enhancements that are implemented in the future could result in impairment charges that adversely impact our financial condition and results of operations and could result in significant costs to remediate or replace the defective components. In addition, we may incur significant training, licensing, maintenance, consulting and amortization expenses during and after systems implementations, and any such costs may continue for an extended period of time.

We rely on other companies to provide key components of our business infrastructure.

        Third-party vendors provide key components of our business infrastructure such as internet connections, network access and core application processing. While we have selected these third party vendors carefully, we do not control their actions. Any problems caused by these third parties, including as a result of their not providing us their services for any reason or their performing their services poorly, could adversely affect our ability to deliver products and services to our customers or otherwise conduct our business efficiently and effectively. Replacing these third party vendors could also entail significant delay and expense.

If our risk management framework does not effectively identify or mitigate our risks, we could suffer losses.

        Our risk management framework seeks to mitigate risk and appropriately balance risk and return. We have established processes and procedures intended to identify, measure, monitor and report the types of risk to which we are subject, including credit risk, operations risk, compliance risk, reputation risk, strategic risk, market risk and liquidity risk. We seek to monitor and control our risk exposure through a framework of policies, procedures and reporting requirements. Management of our risks in some cases depends upon the use of analytical and/or forecasting models. If the models used to mitigate these risks are inadequate, we may incur losses. In addition, there may be risks that exist, or that develop in the future, that we have not appropriately anticipated, identified or mitigated. If our risk management framework does not effectively identify or mitigate our risks, we could suffer unexpected losses and could be materially adversely affected.

Changes in accounting standards could affect reported earnings.

        The bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, or "FASB," the SEC and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

        Of the newly issued guidance, the most significant to us is the FASB Accounting Standards Update (ASU) 2016-13, Financial Instruments—Credit Losses (Topic 326), commonly referred to as "CECL," which introduces new guidance for the accounting for credit losses on instruments within its scope. CECL requires loss estimates for the remaining estimated life of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts. It also modifies the impairment model for debt securities available for sale and provides for a simplified accounting model for purchased financial assets with credit deterioration since their origination. The impact of this Update will be dependent on the portfolio composition, credit quality and economic conditions at the time of adoption.

Changes in tax laws and regulations and differences in interpretation of tax laws and regulations may adversely impact our financial statements.

        From time to time, local, state or federal tax authorities change tax laws and regulations, which may result in a decrease or increase to our deferred tax asset. Local, state or federal tax authorities may interpret laws and regulations differently than we do and challenge tax positions that we have taken on tax returns. This may result in differences in the treatment of revenues, deductions, credits and/or differences in the timing of these items. The differences in treatment may result in payment of additional taxes, interest, penalties, or litigation costs that could have a material adverse effect on our results.

Holders of our subordinated notes have rights that are senior to those of our common shareholders. We have supported a portion of our growth through the issuance of subordinated notes.

        At March 31, 2019, we had aggregate principal amount of $35.0 million in subordinated notes. Payments of the principal and interest on the subordinated notes are senior to our shares of common stock. As a result, we must make payments on our subordinated notes before any dividends can be paid to our common shareholders. In addition, in the event of our bankruptcy, dissolution or liquidation, the holders of the subordinated notes must be satisfied before any distributions can be made on our common stock.

Acquisitions may disrupt our business and dilute shareholder value.

        We regularly evaluate merger and acquisition opportunities with other financial institutions and financial services companies. As a result, negotiations may take place and future mergers or acquisitions involving cash or equity securities may occur at any time. We would seek acquisition partners that offer us either significant market presence or the potential to expand our market footprint and improve profitability through economies of scale or expanded services.

        Acquiring other banks, businesses, or branches may have an adverse effect on our financial results and may involve various other risks commonly associated with acquisitions, including, among other things:

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  difficulty in estimating the value of the target company;

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  payment of a premium over book and market values that may dilute our tangible book value and earnings per share in the short and long term;

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  potential exposure to unknown or contingent tax or other liabilities of the target company;

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  exposure to potential asset quality problems of the target company;

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  potential volatility in reported income associated with goodwill impairment losses;

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  difficulty and expense of integrating the operations and personnel of the target company;

  •
  the risk that acquired business will not perform in accordance with management's expectations based on its inability to realize the expected revenue increases, cost savings, increases in geographic or product presence, and/or other projected benefits;

  •
  potential disruptions to our business;

  •
  potential diversion of our management's time and attention; and

  •
  the possible loss of key employees and customers of the target company.

Natural disasters, acts of terrorism and other external events could harm our business.

        Natural disasters can disrupt our operations, result in damage to our properties, reduce or destroy the value of the collateral for our loans and negatively affect the economies in which we operate, which could have a material adverse effect on our results of operations and financial condition. A significant natural disaster, such as a tornado, hurricane, earthquake, fire or flood, could have a material adverse impact on our ability to conduct business, and our insurance coverage may be insufficient to compensate for losses that may occur. Acts of terrorism, war, civil unrest, violence or human error could cause disruptions to our business or the economy as a whole. While we have established and regularly test disaster recovery procedures, the occurrence of any such event could have a material adverse effect on our business, operations and financial condition.

Risks Related to the Offering

The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

        If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of New HarborOne and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

        We intend to invest between $112.8 million and $153.0 million of the net proceeds of the offering in HarborOne Bank. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. We may use the remaining net proceeds: to invest in securities; to pay cash dividends to shareholders; to repurchase shares of our common stock; to finance potential expansion and diversification of our operations, including through the potential acquisition of financial institutions or financial services companies; and for other general corporate purposes. HarborOne Bank may use the net proceeds it receives to invest in securities; to fund new loans; to enhance existing products and services and develop new products and services; to expand its retail banking franchise; and for other general corporate purposes. However, with the exception of our investment in HarborOne Bank and funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, may require the approval of the Massachusetts Commissioner of Banks, the FDIC or the Federal Reserve. We have not established a timetable for reinvesting the net proceeds, and we cannot predict how long we will require to reinvest the net proceeds. Our failure to utilize these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

Our return on equity may be low following the offering. This could negatively affect the trading price of our shares of common stock.

        Net income divided by average shareholders' equity, known as "return on equity," is a ratio many investors use to compare the performance of financial institutions. Our return on equity may be low until we are able to leverage the additional capital we receive from the offering. Our return on equity will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt. Until we can increase our net interest income and non-interest income and leverage the capital raised in the offering, we expect our return on equity to be low, which may reduce the market price of our shares of common stock.

Our stock-based benefit plans will increase our expenses and reduce our income.

        We intend to adopt one or more new stock-based benefit plans after the conversion, subject to shareholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the new stock-based benefit plans. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards actually granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. In the event we adopt stock-based benefit plans within 12 months following the conversion, the total shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4.0% and 10.0%, respectively, of the total shares of our common stock sold in the offering. If we award restricted shares of common stock or grant options in excess of these amounts under stock-based benefit plans adopted more than 12 months after the completion of the conversion, our costs could increase further.

        In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants' accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for shares purchased in the offering by the employee stock ownership plan and for our new stock-based benefit plans has been estimated to be approximately $5.4 million ($4.3 million after tax) at the maximum of the offering range as set forth in the pro forma financial information under "Pro Forma Data," assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our employee stock ownership plan and proposed stock-based plans, see "Management—Benefits to be Considered Following Completion of the Conversion."

The implementation of stock-based benefit plans may dilute your ownership interest. Historically, shareholders have approved these stock-based benefit plans.

        We intend to adopt one or more new stock-based benefit plans following the offering. These plans may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the new stock-based benefit plans through open market purchases, shareholders would experience a 6.9% dilution in ownership interest at the maximum of the offering range in the event newly issued shares of our common stock are used to fund stock options and shares of restricted common stock in amounts equal to 10.0% and 4.0%, respectively, of the shares sold in the offering. In the event we adopt the plans more than 12 months following the conversion, new stock-based benefit plans would not be subject to these limitations and shareholders could experience greater dilution.

        Although the implementation of new stock-based benefit plans would be subject to shareholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by shareholders.

Our stock value may be negatively affected by applicable regulations that restrict stock repurchases.

        Applicable regulations restrict us from repurchasing any of our shares of common stock during the first three years following the offering, unless we obtain prior approval from the Massachusetts Commissioner of Banks. Stock repurchases are a capital management tool that can enhance the value of a company's stock, and our inability to repurchase any of our shares of common stock during the first three years following the offering may negatively affect our stock price.

Various factors may make takeover attempts more difficult to achieve.

        Certain provisions of our articles of organization and state and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of New HarborOne without our board of directors' approval. Under regulations applicable to the conversion, for a period of three years following completion of the conversion, no person may acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve and the Massachusetts Commissioner of Banks. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve before acquiring control of a bank holding company. Acquisition of 10% or more of any class of voting stock of a bank holding company creates a rebuttable presumption that the acquirer "controls" the bank holding company. Also, a bank holding company must obtain the prior approval of the Federal Reserve before, among other things, acquiring direct or indirect ownership or control of more than 5% of any class of voting shares of any bank, including HarborOne Bank.

        There also are provisions in our articles of organization that may be used to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of the shares of common stock outstanding. Furthermore, shares of restricted stock and stock options that we have granted or may grant to employees and directors, stock ownership by our management and directors, employment agreements that we have entered into with our executive officers and other factors may make it more difficult for companies or persons to acquire control of New HarborOne without the consent of our board of directors. Taken as a whole, these statutory provisions and provisions in our articles of organization could result in our being less attractive to a potential acquirer and thus could adversely affect the market price of our common stock.

        For additional information, see "Restrictions on Acquisition of New HarborOne," "Management—Employment and Change in Control Agreements," and "Management—Benefits to be Considered Following Completion of the Conversion."

You may not revoke your decision to purchase New HarborOne common stock in the subscription or community offerings after you send us your order.

        Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated or firm commitment underwritten offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, LC., among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond [Extension Date #1], or the number of shares to be sold in the offering is increased to more than 31,050,000 shares or decreased to fewer than 22,950,000 shares.

The distribution of subscription rights could have adverse income tax consequences.

        If the subscription rights granted to certain current or former depositors of HarborOne Bank are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. RP Financial, LC. has issued a letter that the subscription rights have no ascertainable market value; however, such letter is not a formal opinion and in any event is not binding on the Internal Revenue Service.

Securities issued by us, including our common stock, are not FDIC insured.

        Securities issued by us, including our common stock, are not savings or deposit accounts or other obligations of any bank and are not insured by the FDIC, the Co-operative Central Bank, or any other governmental agency or instrumentality, or any private insurer, and are subject to investment risk, including the possible loss of principal.

We are an emerging growth company, and if we elect to comply only with the reduced reporting and disclosure requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

        We are an emerging growth company, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to "emerging growth companies," including, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Investors may find our common stock less attractive if we choose to rely on these exemptions.

        As an emerging growth company, we also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors review and attest to the effectiveness of our internal control over financial reporting. We could be an emerging growth company for up to five years following the completion of Old HarborOne's initial public offering. We will cease to be an emerging growth company upon the earliest of: (1) the end of the fiscal year following the fifth anniversary of this offering; (2) the first fiscal year after our annual gross revenues are $1.07 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million at the end of the second quarter of that fiscal year.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

        The following tables set forth selected consolidated historical financial and other data of Old HarborOne and its subsidiaries for the periods and at the dates indicated. The following is only a summary and you should read it in conjunction with the business and financial information regarding Old HarborOne contained elsewhere in this prospectus, including the audited consolidated financial statements beginning on page F-46, or the "Consolidated Financial Statements," and the unaudited Consolidated Financial Statements beginning on page F-2. The information at December 31, 2018 and 2017, and for the years ended December 31, 2018, 2017, and 2016, is derived in part from the Consolidated Financial Statements. The information at December 31, 2016, 2015 and 2014, and for the years ended December 31, 2015 and 2014, is derived in part from audited consolidated financial statements that do not appear in this prospectus. The information at March 31, 2019 and 2018, and for the three months ended March 31, 2019 and 2018, is derived from unaudited financial statements included elsewhere in this prospectus and has not been audited but, in the opinion of our management, contain all adjustments necessary for a fair presentation of the results for the interim period.

	March 31,		December 31,
	2019	2018	2018(1)	2017	2016	2015	2014
	(in thousands)
Financial Condition Data:
Total assets	$3,655,996	$2,735,577	$3,653,121	$2,684,920	$2,448,310	$2,163,142	$2,041,879
Cash and cash equivalents	101,555	107,310	105,521	80,791	50,215	40,652	52,983
Securities available for sale, at fair value	219,966	182,173	209,293	170,853	136,469	128,541	148,015
Securities held to maturity, at cost	41,104	46,095	44,688	46,869	47,877	63,579	58,384
Loans held for sale, at fair value(2)	32,449	34,129	42,107	59,460	86,443	63,797	3,525
Loans receivable, net	2,979,247	2,214,290	2,964,852	2,176,478	1,981,747	1,729,388	1,651,894
Deposits	2,836,645	2,127,212	2,685,061	2,013,738	1,804,753	1,691,212	1,500,115
Borrowings	389,747	226,364	553,735	290,365	275,119	249,598	329,602
Total equity	363,448	344,857	357,574	343,484	329,384	190,688	183,458

	Three Months Ended March 31,		Year Ended December 31,
	2019	2018	2018(1)	2017	2016	2015	2014
	(in thousands)
Selected Operating Data:
Interest and dividend income	$37,053	$24,685	$115,708	$90,284	$74,756	$66,800	$61,079
Interest expense	11,023	4,561	26,778	15,936	13,761	14,575	15,878

Net interest income	26,030	20,124	88,930	74,348	60,995	52,225	45,201
Provision for loan losses	857	808	3,828	2,416	4,172	1,257	2,589

Net interest income, after provision for loan losses	25,173	19,316	85,102	71,932	56,823	50,968	42,612
Mortgage banking income(2)	4,502	7,283	30,609	37,195	50,999	20,230	1,433
Gains on sale and calls of securities	—	—	5	—	283	295	483
Other noninterest income	5,340	4,066	18,584	17,339	15,821	14,848	13,694
Noninterest expense	32,592	27,599	120,093	109,414	114,698	78,014	54,302

Income before income taxes	2,423	3,066	14,207	17,052	9,228	8,327	3,920
Income tax expense	356	814	2,813	6,673	3,297	2,559	1,350

Net income	$2,067	$2,252	$11,394	$10,379	$5,931	$5,768	$2,570

(1)
Reflects the acquisition of Coastway on October 5, 2018.

(2)
Reflects the acquisition of Merrimack Mortgage on July 1, 2015. Mortgage loans held for sale were carried at the lower of cost or fair value prior to July 1, 2015.

	At or For the Three Months Ended March 31,		At or For the Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
Performance Ratios:
Return on average assets (ratio of net income to average total assets)(1)	0.23%	0.34%	0.39%	0.40%	0.26%	0.27%	0.13%
Return on average equity (ratio of net income to average equity)(1)	2.30	2.63	3.27	3.09	2.26	3.04	1.38
Interest rate spread(2)	2.92	3.07	2.99	2.88	2.71	2.50	2.26
Net interest margin(3)	3.19	3.26	3.22	3.04	2.85	2.61	2.39
Efficiency ratio(4)	89.07	87.62	86.43	84.83	89.47	88.85	88.99
Average interest-earning assets to average interest-bearing liabilities	120.33	125.42	124.05	124.78	121.83	115.38	115.72
Average equity to average total assets	10.09	13.00	11.91	13.00	11.50	8.93	9.40
Asset Quality Ratios:
Non-performing assets to total assets	0.53%	0.63%	0.51%	0.69%	0.94%	1.47%	1.87%
Non-performing loans to total loans	0.61	0.73	0.59	0.81	1.06	1.69	2.12
Allowance for loan losses to non-performing loans	116.41	115.51	116.62	103.55	80.11	46.56	39.49
Allowance for loan losses to total loans	0.71	0.84	0.69	0.84	0.85	0.79	0.84
Net loans charged off as a percent of average loans outstanding(1)	0.03	0.08	0.07	0.04	0.05	0.09	0.20
Capital Ratios for Bancorp:
Common equity Tier 1 to risk weighted assets	9.9%	14.9%	9.9%	15.1%	16.2%	10.8%	N/A %
Tier 1 capital to risk weighted assets	9.9	14.9	9.9	15.1	16.2	10.8	12.2
Total capital to risk weighted assets	11.9	15.8	11.8	16.0	17.0	11.7	13.1
Tier 1 capital to average assets	8.2	12.7	8.2	12.5	13.2	8.3	8.9
Per share Data:
Basic earnings per share	$0.07	$0.07	$0.36	$0.33	n/a	n/a	n/a
Diluted earnings per share	$0.07	$0.07	$0.36	$0.33	n/a	n/a	n/a
Book value per share at end of period	$11.16	$10.57	$10.98	$10.52	$10.25	n/a	n/a
Tangible book value per share at the end of period (non-GAAP)(5)	$8.79	$10.15	$8.57	$10.11	$9.83	n/a	n/a
Market value per share at the end of the period	$17.20	$17.66	$15.89	$19.16	$19.34	n/a	n/a
Number of Shares outstanding at the end of the period	32,560,136	32,622,695	32,563,485	32,647,395	32,120,880	n/a	n/a
Other Data:
Number of full-service branches	24	14	24	14	14	14	14
Number of full-time equivalent employees	649	597	658	581	614	577	326

(1)
Quarterly results are annualized.

(2)
Represents the difference between the weighted average yield on average interest-earning assets on a fully tax equivalent basis and the weighted average cost of interest-bearing liabilities.

(3)
Represents net interest income as a percent of average interest-earning assets on a fully tax equivalent basis.

(4)
Represents noninterest expense less other intangible asset amortization expense, divided by the sum of net interest income and noninterest income.

(5)
Tangible book value per share (non-GAAP) is calculated as follows:

	At March 31,		At December 31,
	2019	2018	2018	2017	2016
			(dollars in thousands, except per share data)
Common stock outstanding	32,560,136	32,622,695	32,563,485	32,647,395	32,120,880
Tangible common equity (non-GAAP):
Total shareholders' equity	$363,448	$344,857	$357,574	$343,484	$329,384
Less: goodwill and other intangibles	77,374	13,675	78,467	13,497	13,585

Tangible common equity (non-GAAP)	$286,074	$331,182	$279,107	$329,987	$315,799

Tangible book value per share (non-GAAP)	$8.79	$10.15	$8.57	$10.11	$9.83

 FORWARD-LOOKING STATEMENTS

        This prospectus contains statements that may be considered forward-looking statements. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. These statements include, among others, statements regarding our strategy, goals and expectations; evaluations of future interest rate trends and liquidity; expectations as to growth in assets, deposits and results of operations, future operations, market position and financial position; and prospects, plans and objectives of management. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond our control.

        Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Old HarborOne's actual results could differ materially from those projected in the forward-looking statements as a result of, among others, factors referenced herein under the section captioned "Risk Factors"; adverse conditions in the capital and debt markets and the impact of such conditions on our business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which we operate, including changes that adversely affect borrowers' ability to service and repay our loans; changes in the value of securities in our investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating raising rates to maintain deposit levels or increased borrowings to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in our financial statements will become impaired; demand for loans in our market area; our ability to attract and maintain deposits; our ability to attract and retain key employees; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that we may not be successful in the implementation of our business strategy; and changes in assumptions used in making such forward-looking statements. Forward-looking statements speak only as of the date on which they are made. Old HarborOne does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

        Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see "Risk Factors" beginning on page 18.

 USE OF PROCEEDS

        The following table shows how we intend to use the net proceeds of the offering. Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $225.7 million and $306.1 million.

        We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share
	22,950,000 Shares		27,000,000 Shares		31,050,000 Shares
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Offering proceeds	$229,500		$270,000		$310,500
Less offering expenses	3,845		4,124		4,404

Net offering proceeds	$225,655	100.0%	$265,876	100.0%	$306,096	100.0%

Distribution of net proceeds:
To HarborOne Bank	$112,828	50.0%	$132,938	50.0%	$153,048	50.0%
To fund loan to employee stock ownership plan	$18,360	8.1%	$21,600	8.1%	$24,840	8.1%
Retained by New HarborOne	$94,467	41.9%	$111,338	41.9%	$128,208	41.9%

        Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of HarborOne Bank's deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if fewer shares were sold in the subscription and community offerings and more in the syndicated or firm commitment offering than we have assumed.

        New HarborOne may use the proceeds it retains from the offering (subject to existing restrictions on repurchases in the first three years after the conversion):

  •
  to finance potential expansion and diversification of operations through organic growth or acquisitions, although we do not currently have any agreements or understandings regarding any specific acquisition transaction;

  •
  to repurchase shares of our common stock, subject to regulatory approval;

  •
  to pay cash dividends to shareholders; and

  •
  for other general corporate purposes.

        With the exception of the funding of the loan to the employee stock ownership plan, we have not quantified our plans for use of the retained net proceeds for each of the foregoing purposes. Initially, we intend to invest a substantial portion of the retained net proceeds in short-term investments, investment-grade debt obligations and mortgage-backed securities.

        Under currently applicable regulations, we may not repurchase shares of our common stock during the first three years following the conversion, except to fund equity benefit plans other than stock options or except when extraordinary circumstances exist and with prior regulatory approval. See "Dividend Policy" for a discussion of our expected dividend policy following the completion of the offering.

        We expect that HarborOne Bank will receive a contribution equal to 50.0% of the net proceeds of the offering, which it may use as follows:

  •
  to fund new loans;

  •
  to enhance existing products and services and to develop new products and services;

  •
  to expand its banking franchise by establishing or acquiring new loan production offices or branches, or by acquiring other financial institutions or other financial services companies, although no such transactions are contemplated at this time;

  •
  to invest in short-term investments and other securities consistent with HarborOne Bank's investment policy; and

  •
  for other general corporate purposes.

        HarborOne Bank has not quantified its plans for use of the offering proceeds for any of the foregoing purposes. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of opportunities to expand our operations through establishing or acquiring new branches, our ability to receive regulatory approval for any such expansion activities, and overall market conditions. Initially, HarborOne Bank intends to invest a substantial portion of the offering proceeds it receives in short-term investments, investment-grade debt obligations and mortgage-backed securities.

 DIVIDEND POLICY

        Following completion of the offering, our board of directors will have the authority to declare dividends on our common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No decision has been made with respect to the amount, if any, and timing of any dividend payments. The payment and amount of any dividend payments will depend upon a number of factors. We cannot assure you that we will pay dividends in the future, or, if we do, that any such dividends will not be reduced or eliminated in the future.

        The Federal Reserve has issued a policy statement providing that dividends should be paid only out of current earnings and only if our prospective rate of earnings retention is consistent with our capital needs, asset quality and overall financial condition. Regulatory guidance also provides for prior regulatory consultation with respect to capital distributions in certain circumstances, such as where a holding company's net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or a holding company's overall rate of earnings retention is inconsistent with its capital needs and overall financial condition.

        Dividends we can declare and pay will depend, in part, upon receipt of dividends from HarborOne Bank, because initially we will have no source of income other than dividends from HarborOne Bank, earnings from the investment of proceeds from the sale of shares of common stock, and interest payments received in connection with the loan to the employee stock ownership plan. We will not be permitted to pay dividends on our common stock if our stockholders' equity would be reduced below the amount of the liquidation account established by us in connection with the conversion.

        Massachusetts banking law and FDIC regulations impose significant limitations on "capital distributions" by depository institutions. See the sections of this prospectus entitled "Supervision and Regulation—Dividend Restrictions." After the completion of the conversion, HarborOne Bank will not be permitted to pay dividends on its capital stock to us if HarborOne Bank's stockholder's equity would be reduced below the amount of the liquidation account established in connection with the conversion.

 MARKET FOR THE COMMON STOCK

        Old HarborOne's common stock is currently listed on the Nasdaq Global Select Market under the symbol "HONE." Upon completion of the conversion, we expect the shares of common stock of New HarborOne will replace the existing shares of Old HarborOne and trade on the Nasdaq Global Select Market under the symbol "HONE." In order to list our stock on the Nasdaq Global Select Market, we are required to have at least three broker-dealers who will make a market in our common stock. As of [Record Date], Old HarborOne had approximately [number] registered market makers in its common stock. As of the close of business on [Record Date], there were [number] shares of common stock outstanding, including [number] publicly held shares (shares held by shareholders other than HarborOne Mutual Bancshares), and approximately [number] shareholders of record.

        On March 4, 2019, the business day immediately preceding the public announcement of the conversion, and on [date prior to prospectus date], 2019, the closing prices of Old HarborOne common stock as reported on the Nasdaq Global Select Market were $16.26 per share and $[price] per share, respectively. On the effective date of the conversion, all publicly held shares of Old HarborOne common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of New HarborOne common stock determined pursuant to the exchange ratio. See "The Conversion and Offering—Share Exchange Ratio for Current Shareholders." Options to purchase shares of Old HarborOne common stock will be converted into options to purchase a number of shares of New HarborOne common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See "Beneficial Ownership of Common Stock."

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

        At March 31, 2019, HarborOne Bank exceeded all of the applicable regulatory capital requirements and was considered "well capitalized." The table below sets forth the historical equity capital and regulatory capital of HarborOne Bank at March 31, 2019, and the pro forma equity capital and regulatory capital of HarborOne Bank, after giving effect to the sale of shares of common stock at $10.00 per share. The table assumes the receipt by HarborOne Bank of 50.0% of the net offering proceeds. See "Use of Proceeds."

			Pro Forma at March 31, 2019, Based Upon the Sale in the Offering of
	HarborOne Bank Historical at March 31, 2019
			22,950,000 Shares		27,000,000 Shares		31,050,000 Shares
	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)
	(Dollars in thousands)
Equity	$376,722	10.30%	$462,010	12.25%	$477,260	12.59%	$492,510	12.92%
Tier 1 leverage capital	$301,320	8.62%	$386,608	10.71%	$401,858	11.07%	$417,108	11.43%
Leverage requirement(2)	$174,845	5.00%	$180,487	5.00%	$181,492	5.00%	$182,498	5.00%

Excess	$126,475	3.62%	$206,121	5.71%	$220,366	6.07%	$234,610	6.43%

Tier 1 risk-based capital(3)	$301,320	10.38%	$386,608	13.22%	$401,858	13.72%	$417,108	14.22%
Risk-based requirement(2)	$232,195	8.00%	$234,000	8.00%	$234,322	8.00%	$234,643	8.00%

Excess	$69,125	2.38%	$152,608	5.22%	$167,536	5.72%	$182,465	6.22%

Total risk-based capital(3)	$322,602	11.11%	$407,890	13.94%	$423,140	14.45%	$438,390	14.95%
Risk-based requirement(2)	$290,243	10.00%	$292,500	10.00%	$292,902	10.00%	$293,304	10.00%

Excess	$32,359	1.11%	$115,390	3.94%	$130,238	4.45%	$145,086	4.95%

Common equity tier 1 risk-based capital(3)	$301,320	10.38%	$386,608	13.22%	$401,858	13.72%	$417,108	14.22%
Risk-based requirement(2)	$188,658	6.50%	$190,125	6.50%	$190,386	6.50%	$190,648	6.50%

Excess	$112,662	3.88%	$196,483	6.72%	$211,472	7.22%	$226,460	7.72%

Reconciliation of capital infused into HarborOne Bank:
Net proceeds			$112,828		$132,938		$153,048
Less: Common stock acquired by stock-based benefit plan			$(9,180)		$(10,800)		$(12,420)
Less: Common stock acquired by employee stock ownership plan			$(18,360)		$(21,600)		$(24,840)

Pro forma increase in equity:			$85,288		$100,538		$115,788

(1)
Equity and Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(2)
Under the FDIC's prompt corrective action rules, an FDIC-supervised institution is considered well capitalized if it (i) has a total capital to risk-weighted assets ratio of 10.0% or greater, (ii) a Tier 1 capital to risk-weighted assets ratio of 8.0% or greater; (iii) a common Tier 1 equity ratio of 6.5% or greater, and (iv) a leverage capital ratio of 5.0% or greater.

(3)
Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

 CAPITALIZATION

        The following table presents the historical consolidated capitalization of Old HarborOne at March 31, 2019 and the pro forma consolidated capitalization of New HarborOne after giving effect to the conversion and offering based upon the assumptions set forth in the "Pro Forma Data" section.

		Pro Forma at March 31, 2019 Based upon the Sale in the Offering at $10.00 per Share of
	Old HarborOne Historical at March 31, 2019
		22,950,000 Shares	27,000,000 Shares	31,050,000 Shares
	(Dollars in thousands)
Deposits(1)	$2,836,645	$2,836,645	$2,836,645	$2,836,645
Borrowed funds	389,747	389,747	389,747	389,747

Total deposits and borrowed funds	$3,226,392	$3,226,392	$3,226,392	$3,226,392

Shareholders' equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized (post-conversion)(2)	$—	$—	$—	$—
Common stock, $0.01 par value, 150,000,000 shares authorized (post-conversion); shares to be issued as reflected(2)(3)	327	432	509	585
Additional paid-in capital(2)	153,326	377,328	417,472	457,616
MHC capital contribution	—	99	99	99
Retained earnings(4)	221,155	221,155	221,155	221,155
Accumulated other comprehensive (loss) income	130	130	130	130
Less:		—	—	—
Treasury stock	(1,548)	—	—	—
Common stock held by employee stock ownership plan(5)	(9,942)	(28,302)	(31,542)	(34,782)
Common stock to be acquired by stock-based benefit plan(6)	—	(9,180)	(10,800)	(12,470)

Total shareholders' equity	$363,448	$561,662	$597,023	$632,383

Pro Forma Shares Outstanding
Shares offered for sale	—	22,950,000	27,000,000	31,050,000
Exchange shares issued	—	20,283,903	23,863,415	27,442,927

Total shares outstanding	32,560,136	43,233,903	50,863,415	58,492,927

Total shareholders' equity as a percentage of total assets	9.94%	14.57%	15.35%	16.11%
Tangible equity as a percentage of tangible assets	7.99%	12.82%	13.63%	14.42%

(1)
Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(2)
Old HarborOne currently has 90,000,000 authorized shares of common stock, $0.01 par value per share, and 1,000,000 authorized shares of preferred stock, no par value. On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of New HarborOne common stock to be outstanding.

(3)
No effect has been given to the issuance of additional shares of New HarborOne common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of New HarborOne common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans. No effect has been given to the exercise of options currently outstanding. See "Management."

(4)
The retained earnings of HarborOne Bank will be substantially restricted after the conversion. See "The Conversion and Offering—Liquidation Rights" and "Supervision and Regulation—Dividend Restrictions."

(5)
Assumes that 8.0% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from New HarborOne. The loan will be repaid principally from HarborOne Bank's contributions to the employee stock ownership plan. Since New HarborOne will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on New HarborOne's consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total shareholders' equity.

(6)
Assumes a number of shares of common stock equal to 4.0% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans. The funds to be used by such plans to purchase the shares will be provided by New HarborOne. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. New HarborOne will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations. Implementation of such plans will require shareholder approval.

 PRO FORMA DATA

        The following tables summarize historical data of Old HarborOne and pro forma data of New HarborOne at and for the three months ended March 31, 2019 and the year ended December 31, 2018. This information is based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

        The net proceeds in the table are based upon the following assumptions:

  •
  all shares of common stock will be sold in the subscription and community offerings;

  •
  our employees, directors, trustees, corporators and their associates, will purchase 181,500 shares of common stock;

  •
  our employee stock ownership plan will purchase 8.0% of the shares of common stock sold in the offering with a loan from New HarborOne. The existing loan obligation of our employee stock ownership plan, equal to $9.9 million at March 31, 2019, and $10.1 million at December 31, 2018 will be combined with the new loan. The combined loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest, calculated as of the date of the origination of the loan) over a period of 20 years. Interest income that we earn on the loan will offset the interest paid by HarborOne Bank. The net employee stock ownership plan effect on earnings is the cost of amortizing the combined loan over 20 years, net of historical expense for the three months ended March 31, 2019 and the year ended December 31, 2018;

  •
  we will pay Sandler O'Neill & Partners, L.P. a fee equal to 0.75% of the aggregate amount of common stock sold in the subscription (net of insider purchases and shares purchased by our employee stock ownership plan);

  •
  we will pay Sandler O'Neill & Partners, L.P. a fee equal to 1.50% of the aggregate amount of common stock sold in the community offerings (net of insider purchases and shares purchased by our employee stock ownership plan);

  •
  we will pay Sandler O'Neill & Partners, L.P. and any other broker-dealers participating in the syndicated or firm commitment offering an aggregate fee of 5.0% of the aggregate dollar amount of the common stock sold in the syndicated or firm commitment offering;

  •
  no fee will be paid with respect to shares of common stock purchased by our tax-qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors, trustees, corporators and employees, and their immediate families, and no fee will be paid with respect to exchange shares; and

  •
  total expenses of the offering, other than the fees and commissions to be paid to Sandler O'Neill & Partners, L.P. and other broker-dealers, will be $2.17 million.

        We calculated pro forma consolidated net income for the three months ended March 31, 2019 and the year ended December 31, 2018 as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 2.23% (1.63% on an after-tax basis). This represents the yield on the five-year U.S. Treasury Note as of March 31, 2019, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by federal regulations.

        We further believe that the reinvestment rate is factually supportable because:

  •
  the yield on the U.S. Treasury Note can be determined and/or estimated from third-party sources; and

  •
  we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

        We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and shareholders' equity by the indicated number of shares of common stock. For purposes of pro forma earnings per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the year, but we did not adjust per share historical or pro forma shareholders' equity to reflect the earnings on the estimated net proceeds.

        The pro forma table gives effect to the implementation of one or more stock-based benefit plans. Subject to the receipt of shareholder approval, we have assumed that stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4.0% of the shares of common stock sold in the offering at the same price for which they were sold in the offering. We assume that awards of common stock granted under such plans vest over a five-year period.

        We have also assumed that options will be granted under stock-based benefit plans to acquire shares of common stock equal to 10% of the shares of common stock sold in the offering. In preparing the table below, we assumed that shareholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.85 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 13.89% for the shares of common stock, no dividend yield, an expected option term of 10 years and a risk-free rate of return of 2.41%.

        We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10.0% and 4.0%, respectively, of the shares of common stock sold in the offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the offering.

        As discussed under "How We Intend to Use the Proceeds from the Offering," we intend to invest 50% of the net proceeds from the offering in HarborOne Bank, and we will retain the remainder of the net proceeds from the offering. We will use a portion of the proceeds we retain for the purpose of funding a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

        The pro forma table does not give effect to:

  •
  withdrawals from deposit accounts to purchase shares of common stock in the offering;

  •
  our results of operations after the offering; or

  •
  changes in the market price of the shares of common stock after the offering.

        The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated shareholders' equity represents the difference between the stated amounts of our assets and liabilities. The pro forma shareholders' equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to shareholders if we liquidated. Moreover, pro forma shareholders' equity per share does not give effect to the liquidation accounts to be established in the conversion. See "The Conversion and Offering—Effects on Liquidation Rights."

	At or for the Three Months Ended March 31, 2019 Based upon the Sale at $10.00 Per Share of
	22,950,000 Shares	27,000,000 Shares	31,050,000 Shares
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$229,500	$270,000	$310,500
Market value of shares issued in the exchange	202,839	238,634	274,429

Pro forma market capitalization	$432,339	$508,634	$584,929

Gross proceeds of offering	$229,500	$270,000	$310,500
Expenses	3,845	4,124	4,404

Estimated net proceeds	225,655	265,876	306,096
Common stock purchased by employee stock ownership plan	(18,360)	(21,600)	(24,840)
Common stock purchased by stock-based benefit plans	(9,180)	(10,800)	(12,420)

Estimated net proceeds, as adjusted	$198,115	$233,476	$268,839

For the Three Months Ended March 31, 2019
Consolidated net earnings:
Historical	$2,067	$2,067	$2,067
Income on adjusted net proceeds	806	950	1,094
Income on mutual holding company asset contribution	1	1	1
Employee stock ownership plan(1)	(114)	(164)	(215)
Stock awards(2)	(335)	(394)	(453)
Stock options(3)	(305)	(359)	(413)

Pro forma net income	$2,130	$2,100	$2,081

Basic earnings per share(4):
Historical	$0.05	$0.04	$0.04
Income on adjusted net proceeds	0.02	0.02	0.02
Income on mutual holding company asset contribution	—	—	—
Employee stock ownership plan(1)	—	—	—
Stock awards(2)	(0.01)	(0.01)	(0.01)
Stock options(3)	(0.01)	(0.01)	(0.01)

Pro forma basic earnings per share(4)	$0.05	$0.04	$0.04

Offering price to pro forma net earnings per share	50.00	62.50	62.50
Number of shares used in basic earnings per share calculations	40,117,401	47,196,942	54,276,483
At March 31, 2019
Shareholders' equity:
Historical	$363,448	$363,448	$363,448
Estimated net proceeds	225,655	265,876	306,096
Equity increase from the mutual holding company	99	99	99
Common stock acquired by employee stock ownership plan(1)	(18,360)	(21,600)	(24,840)
Common stock acquired by stock-based benefit plans(2)	(9,180)	(10,800)	(12,420)

Pro forma shareholders' equity(5)	$561,662	$597,023	$632,383

Intangible assets	$(77,374)	$(77,374)	$(77,374)

Pro forma tangible shareholders' equity(5)	$484,288	$519,649	$555,009

Shareholders' equity per share(6):
Historical	$8.40	$7.14	$6.21
Estimated net proceeds	5.22	5.23	5.23
Equity increase from the mutual holding company	—	—	—
Common stock acquired by employee stock ownership plan(1)	(0.42)	(0.42)	(0.42)
Common stock acquired by stock-based benefit plans(2)	(0.21)	(0.21)	(0.21)

Pro forma shareholders' equity per share(5)(6)	$12.99	$11.74	$10.81

Intangible assets	$(1.79)	$(1.52)	$(1.32)

Pro forma tangible shareholders' equity per share(5)(6)	$11.20	$10.22	$9.49

Offering price as percentage of pro forma shareholders' equity per share	76.98%	85.18%	92.51%
Offering price as percentage of pro forma tangible shareholders' equity per share	89.29%	97.85%	105.37%
Number of shares outstanding for pro forma book value per share calculations	43,233,903	50,863,415	58,492,927

	At or for the Year Ended December 31, 2018 Based upon the Sale at $10.00 Per Share of
	22,950,000 Shares	27,000,000 Shares	31,050,000 Shares
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$229,500	$270,000	$310,500
Market value of shares issued in the exchange	202,839	238,634	274,429

Pro forma market capitalization	$432,339	$508,634	$584,929

Gross proceeds of offering	$229,500	$270,000	$310,500
Expenses	3,845	4,124	4,404

Estimated net proceeds	225,655	265,876	306,096
Common stock purchased by employee stock ownership plan	(18,360)	(21,600)	(24,840)
Common stock purchased by stock-based benefit plans	(9,180)	(10,800)	(12,420)

Estimated net proceeds, as adjusted	$198,115	$233,476	$268,839

For the Year Ended December 31, 2018
Consolidated net earnings:
Historical	$11,394	$11,394	$11,394
Income on adjusted net proceeds	3,225	3,801	4,376
Income on mutual holding company asset contribution	2	2	2
Employee stock ownership plan(1)	(358)	(563)	(767)
Stock awards(2)	(1,340)	(1,577)	(1,813)
Stock options(3)	(1,220)	(1,435)	(1,650)

Pro forma net income	$11,703	$11,622	$11,541

Basic earnings per share(4):
Historical	$0.28	$0.24	$0.20
Income on adjusted net proceeds	0.08	0.08	0.08
Income on mutual holding company asset contribution	—	—	—
Employee stock ownership plan(1)	(0.01)	(0.01)	(0.01)
Stock awards(2)	(0.03)	(0.03)	(0.03)
Stock options(3)	(0.03)	(0.03)	(0.03)

Pro forma basic earnings per share(4)	$0.29	$0.25	$0.21

Offering price to pro forma net earnings per share	34.48	40.00	47.62
Number of shares used in basic earnings per share calculations	40,217,033	47,314,156	54,411,279
At December 31, 2018
Shareholders' equity:
Historical	$357,574	$357,574	$357,574
Estimated net proceeds	225,655	265,876	306,096
Equity increase from the mutual holding company	99	99	99
Common stock acquired by employee stock ownership plan(1)	(18,360)	(21,600)	(24,840)
Common stock acquired by stock-based benefit plans(2)	(9,180)	(10,800)	(12,420)

Pro forma shareholders' equity(5)	$555,788	$591,149	$626,509

Intangible assets	$(78,467)	$(78,467)	$(78,467)

Pro forma tangible shareholders' equity(5)	$477,321	$512,682	$548,042

Shareholders' equity per share(6):
Historical	$8.27	$7.02	$6.11
Estimated net proceeds	5.22	5.23	5.23
Equity increase from the mutual holding company	—	—	—
Common stock acquired by employee stock ownership plan(1)	(0.42)	(0.42)	(0.42)
Common stock acquired by stock-based benefit plans(2)	(0.21)	(0.21)	(0.21)

Pro forma shareholders' equity per share(5)(6)	$12.86	$11.62	$10.71

Intangible assets	$(1.82)	$(1.54)	$(1.34)

Pro forma tangible shareholders' equity per share(5)(6)	$11.04	$10.08	$9.37

Offering price as percentage of pro forma shareholders' equity per share	77.76%	86.06%	93.37%
Offering price as percentage of pro forma tangible shareholders' equity per share	90.58%	99.21%	106.72%
Number of shares outstanding for pro forma book value per share calculations	43,233,903	50,863,415	58,492,927

(1)
Assumes that 8.0% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from New HarborOne, and the outstanding loan with respect to existing shares of Old HarborOne held by the employee stock ownership plan will be refinanced and consolidated with the new loan. HarborOne Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. HarborOne Bank's total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification, or "ASC," 718-40 "Compensation—Stock Compensation—Employee Stock Ownership Plans," or "ASC 718-40," requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by HarborOne Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 27.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of shareholders' equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 39,696, 46,701 and 53,706 shares were committed to be released during the three months ended March 31, 2019 at the minimum, midpoint and maximum of the offering range, respectively, and 158,783, 186,803 and 214,824 shares were committed to be released during the year at the minimum, midpoint and maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.

(2)
Assumes that one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 4.0% of the shares to be sold in the offering. Shareholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from New HarborOne or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by New HarborOne. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the year ended December 31, 2018, and (iii) the plan expense reflects an effective combined federal and state tax rate of 27.0%. Assuming shareholder approval of the stock-based benefit plans and that shares of common stock (equal to 4.0% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, shareholders would have their ownership and voting interests diluted by approximately 2.1%.

(3)
Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Shareholder approval of the plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.85 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25.0% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 27.0%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and shareholders' equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute shareholders' ownership and voting interests by approximately 5.0%.

(4)
Per share figures include publicly held shares of Old HarborOne common stock that will be exchanged for shares of New HarborOne common stock in the conversion. See "The Conversion and Offering—Share Exchange Ratio for Current Shareholders." Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares which have not been committed for release during the year. See note 1, above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

(5)
The retained earnings of HarborOne Bank will be substantially restricted after the conversion. See "Dividend Policy," "The Conversion and Offering—Liquidation Rights" and "Supervision and Regulation—Dividend Restrictions."

(6)
Per share figures include publicly held shares of Old HarborOne common stock that will be exchanged for shares of New HarborOne common stock in the conversion. Shareholders' equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 1.3276, 1.5618 and 1.7961 at the minimum, midpoint and maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

BUSINESS OF NEW HARBORONE AND OLD HARBORONE

New HarborOne

        New HarborOne is a newly formed Massachusetts corporation that was organized in March 2019. Upon completion of the conversion, New HarborOne will own 100% of the common stock of HarborOne Bank and will succeed to all of the business and operations of Old HarborOne and each of Old HarborOne and HarborOne Mutual Bancshares will cease to exist.

        Initially following the completion of the conversion, New HarborOne will have a total of $[number] million in cash and securities held by Old HarborOne and HarborOne Mutual Bancshares as of March 31, 2019, and the proceeds it retains from the offering, following (i) investing 50% of the net proceeds in HarborOne Bank and (ii) funding a loan to the HarborOne Bank Employee Stock Ownership Plan to fund its purchase of shares of New HarborOne common stock in this offering. New HarborOne will have no significant liabilities. Other than servicing the obligations on $35 million in subordinated debt that it will assume from Old HarborOne in the transaction, New HarborOne intends to use the support staff and offices of HarborOne Bank and will pay HarborOne Bank for these services. If New HarborOne expands or changes its business in the future, it may hire its own employees.

        New HarborOne intends to invest the net proceeds of the offering as discussed under "Use of Proceeds." In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.

Old HarborOne

        Old HarborOne is a Massachusetts corporation that was formed in 2016 as part of the reorganization of HarborOne Bank into a two-tier mutual holding company structure. Old HarborOne sold 14,454,396 shares of common stock at $10.00 per share, including 1,187,188 shares purchased by the employee stock ownership plan. In addition, Old HarborOne issued 17,281,034 shares to HarborOne Mutual Bancshares, Old HarborOne's mutual holding company parent, and 385,450 shares to the HarborOne Foundation, a charitable foundation that was formed in connection with the stock offering and is dedicated to supporting charitable organizations operating in HarborOne Bank's local community. A total of 32,120,880 shares of common stock were outstanding following the completion of the stock offering.

        At March 31, 2019, Old HarborOne had total assets of $3.66 billion, deposits of $2.84 billion and shareholders' equity of $363.4 million on a consolidated basis. The Consolidated Financial Statements included herein include the accounts of Old HarborOne, Legion Parkway Company LLC, a security corporation and subsidiary of Old HarborOne formed on July 13, 2016, the Bank and the Bank's wholly-owned subsidiaries including HarborOne Mortgage, LLC, or "HarborOne Mortgage." HarborOne Mortgage was acquired as Merrimack Mortgage Company, LLC on July 1, 2015 and, effective April 3, 2018, became HarborOne Mortgage.

        On October 5, 2018, Old HarborOne completed its acquisition of Coastway Bancorp, Inc., the parent company of Coastway Bank, adding nine full service branches in Rhode Island. The acquisition included $703.9 million in loans and $476.5 million in deposits, at fair value, and total cash consideration was $119.4 million. Coastway Bancorp, Inc.'s charitable foundation was also acquired and was renamed the HarborOne Foundation of Rhode Island.

        Old HarborOne's corporate offices are located at 770 Oak Street, Brockton, Massachusetts 02301, and the telephone number is (508) 895-1000.

 BUSINESS OF HARBORONE BANK

General

        HarborOne Bank is the largest state-chartered co-operative bank in New England. The Bank, originally established in 1917 as a state-chartered credit union, converted to a state-chartered co-operative bank on July 1, 2013. The Bank provides a variety of financial services to individuals and businesses online and through its 24 full-service branches located in Massachusetts and Rhode Island, one limited-service branch, and a commercial lending office in each of Boston, Massachusetts, and Providence, Rhode Island. We provide a range of educational services through "HarborOne U," with classes on small business, financial literacy and personal enrichment at classroom sites adjacent to our Brockton and Mansfield locations.

        HarborOne Mortgage, LLC, a wholly owned subsidiary of the Bank, is a residential mortgage company headquartered in New Hampshire that maintains 34 offices in Massachusetts, Rhode Island, New Hampshire, Maine and New Jersey, and is also licensed to lend in five additional states.

Business Strategy

        We have been operating continuously in and around Brockton, Massachusetts, since 1917. We are committed to meeting the financial needs of consumers and small and middle-market businesses in the communities in which we operate now and in the future, and we are dedicated to providing exceptional personal service to our customers. We plan to employ the following strategies to maximize profitability:

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  Continue to grow and diversify our commercial real estate loan portfolio.  Our commercial real estate loan portfolio has increased from $142.5 million, or 8.6% of or total loan portfolio at December 31, 2014, to $952.4 million, or 31.8% of our total loan portfolio, at March 31, 2019. We currently focus our commercial real estate efforts on small- and mid-size owner occupants and investors in our market area seeking loans between $350,000 and $25.0 million. Our commercial real estate loans are generally secured by manufacturing and flexible use facilities, hospitality, office buildings, retail development and apartment buildings. We plan to continue to grow and diversify our commercial real estate portfolio and expect to hire additional staff in the future.

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  Continue to expand our commercial lending platform.  In 2010, we established a commercial lending platform targeting the financial needs of small and middle-market business owners as well as professional real estate investors and developers. We opened our first commercial loan production office in Providence, Rhode Island, in 2015 and our second commercial loan production office in Boston, Massachusetts, in July 2018. With the acquisition of Coastway, one of the top five SBA lenders in the State of Rhode Island, we assumed an SBA loan portfolio. As a result of these efforts, our commercial loan portfolio has increased from $47.5 million, or 2.9% of our total loan portfolio at December 31, 2014, to $299.7 million, or 10.0% of our total loan portfolio, at March 31, 2019. We plan to continue to grow this portfolio, and expect to hire additional staff and open additional loan offices in the future.

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  Increase deposits from businesses and municipalities.  We plan to continue to grow business and municipal deposits through the sale of additional products and services to our commercial real estate and commercial borrowers, as well as through our municipal banking department, which was established in 2013. As a Massachusetts-chartered co-operative bank, we enjoy a competitive advantage in gathering business and municipal deposits because deposits in excess of federal deposit insurance coverage are insured by the Share Insurance Fund maintained by the Co-operative Central Bank. At March 31, 2019, we had $309.8 million in municipal deposits and relationships with over 40 cities and towns.

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  Expand our franchise through de novo branching, branch acquisitions and the possible acquisition of other financial institutions.  We believe that there are branch expansion opportunities within our market area and in adjacent markets, and we anticipate expanding our franchise through the addition of two de novo branches each year from 2019 through 2023. We opened a new branch in Stoughton, Massachusetts, in February 2019, and we anticipate opening a branch in Boston in July 2019. In addition, we will evaluate branch expansion through strategic branch or whole bank acquisitions, as those opportunities arise. For example, in October 2018, we completed the acquisition of Coastway and acquired nine full service branches in Rhode Island. We currently have no understandings or agreements to acquire any branches or to acquire a financial institution.

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  Maintain measured growth of our mortgage banking capabilities.  Historically, we have been a residential mortgage lender, and we intend to continue measured, efficient growth of our mortgage lending operations. In 2015, we acquired Merrimack Mortgage, resulting in a substantial expansion of our mortgage banking operations. In February 2018, we acquired Cumberland County Mortgage, a residential mortgage company headquartered in South Portland, Maine. In April 2018, we consolidated the residential lending business of the Bank and Merrimack Mortgage into HarborOne Mortgage, a single wholly-owned subsidiary of the Bank. At March 31, 2019, HarborOne Mortgage had 34 loan offices in Massachusetts, Rhode Island, New Hampshire, Maine and New Jersey, and 247 employees. For the quarter ended March 31, 2019, HarborOne Mortgage generated $158.2 million of loans, generating income of $5.3 million. In 2018, HarborOne Mortgage generated $866.9 million of loans, generating income of $25.9 million. In addition, the Bank purchased $57.2 million of loans from HarborOne Mortgage for its portfolio. At March 31, 2019, the Bank's residential mortgage loans comprised $946.4 million, or 31.6% of our total loan portfolio.

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  Maintain our indirect auto lease platform.  Historically, we originated auto loans through a network of auto dealers in Massachusetts and Rhode Island, a practice that we discontinued in April 2018. We also originated auto lease loans through our relationship with Credit Union Leasing of America, or "CULA." We expect to continue to originate auto lease loans. At March 31, 2019, our indirect auto lease loan portfolio was $377.1 million, or 12.6% of total loans.

        See the section in this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy" for further discussion of our business strategy.

Market Area

        HarborOne Bank.    HarborOne Bank provides financial services to individuals, families, small and mid-size businesses and municipalities throughout Southeastern Massachusetts and Rhode Island. While our primary deposit-gathering area is concentrated within our branch office communities and surrounding cities and towns, our lending area encompasses the broader market of New England.

        Due to our proximity to Boston and Providence, our primary market area benefits from the presence of numerous institutions of higher learning, medical care and research centers and the corporate headquarters of several investment and financial services companies. The greater Boston metropolitan area also has many life science and high technology companies employing personnel with specialized skills, which impacts the demand for residential homes, residential construction, office buildings, shopping centers, and other commercial properties in our market area. Communities within our market area include many older residential commuter towns, which function partially as business and service centers.

        Massachusetts' population is projected to grow 3.1%, and Massachusetts household income is projected to grow 11.6%, from 2019 to 2024. Rhode Island's population is projected to grow 0.73%, and Rhode Island household income is projected to grow 7.5%, over the same timeframe.

        HarborOne Mortgage.    HarborOne Mortgage maintains 34 offices in Massachusetts, Rhode Island, New Hampshire, Maine, and New Jersey, and is licensed to lend in five additional states.

Competition

        HarborOne Bank.    We face significant competition for deposits and loans. Our most direct competition for deposits has historically come from banking institutions operating in our primary market area and from other financial service companies such as securities brokerage firms, credit unions, and insurance companies. We also face competition for investors' funds from money market funds and mutual funds. Many of the banks that operate in our primary market area are owned by large national and regional holding companies, are larger than we are and therefore may have greater resources or offer a broader range of products and services.

        Our competition for loans comes from financial institutions, including credit unions, in our primary market area and from other financial service providers, such as mortgage companies, mortgage brokers and the finance arms of auto makers. Competition for loans also comes from non-depository financial service companies entering the mortgage market, such as insurance companies, securities companies and specialty finance companies.

        We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks and other financial services companies to expand their geographic reach by providing services over the internet, and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Increased competition for deposits and the origination of loans could limit our growth in the future

        HarborOne Mortgage.    HarborOne Mortgage faces competition for originating loans both directly within the markets in which it operates and from entities that provide services throughout the United States through internet channels. HarborOne Mortgage's competition comes principally from other mortgage banking firms, as well as from commercial banks, savings institutions and credit unions.

Lending Activities

        The scope of the discussion included under "Lending Activities" is limited to lending operations related to loans originated for investment. A discussion of the lending activities related to loans originated for sale is included under "Mortgage Banking Activity."

        Commercial Real Estate Loans.    Our commercial real estate loans are generally secured by properties used for business purposes such as office buildings, retail development, manufacturing facilities, warehouse distribution, hospitality and apartment buildings. We currently focus our commercial real estate efforts on small- and mid-size owner occupants and investors in our market area seeking loans between $350,000 and $25.0 million. At March 31, 2019, commercial real estate loans were $952.4 million, or 31.8% of total loans, and consisted of $351.8 million of fixed-rate loans and $600.6 million of adjustable-rate loans.

        We originate fixed- and adjustable-rate commercial real estate loans typically with terms of five to ten years, though loans may be for terms of up to 20 years. Interest rates and payments on our adjustable-rate loans typically adjust in accordance with a designated index every three, five or seven years. Most of our adjustable-rate commercial real estate loans adjust every five years to a specified percentage above the corresponding Federal Home Loan Bank, or "FHLB," Classic Advance borrowing rate and amortize over a 25-year term. We also offer interest rate swaps to accommodate customer needs. Loan amounts generally do not exceed 80.0% of the property's appraised value at the time the loan is originated.

        We consider a number of factors when underwriting commercial real estate loans that include projected net cash flow to the loan's debt service requirement, the age and condition of the collateral, the profitability and the value of the underlying property, the financial resources and income level of the sponsor and their experience in owning or managing similar properties, and the borrower's credit history. When circumstances warrant, personal guarantees are obtained from the principals of the borrower on commercial real estate. To monitor cash flows on income properties, we require borrowers and loan guarantors, where applicable, to provide annual financial statements on commercial real estate loans. We also generally require an independent appraisal or valuation, an environmental survey and a property condition report for commercial real estate loans.

        In addition to originating these loans, we participate in commercial real estate loans with other financial institutions located primarily in Massachusetts and sell participation interests in commercial real estate loans to local financial institutions, primarily the portion of loans that exceed our borrowing limits or are in an amount that is considered prudent to manage our credit risk. See below "Loan Underwriting Risks—Loan Participations."

        At March 31, 2019, the average originated loan balance of our outstanding commercial real estate loans was $3.4 million, and our four largest credits ranged from $14.0 million to $16.0 million. These loans were performing in accordance with their original terms at March 31, 2019. Our largest commercial real estate relationship totaled $36.5 million and is comprised of five loans to finance commercial real estate assets comprising light industrial, office, and retail space.

        Commercial Loans.    We originate commercial loans and lines of credit to a variety of professionals, sole proprietorships and small- to medium-sized businesses, primarily in Massachusetts and Rhode Island, with sales typically up to $75.0 million and borrowing needs up to $10.0 million, for working capital and other business purposes. In connection with the Coastway acquisition we acquired a small business lending team that will generate small business loans, including loans originated through the SBA, which provide a partial government guarantee. Small business loans, including real estate loans, generally consist of loans to businesses with commercial credit needs of less than or equal to $250,000 and revenues of less than $2.5 million.

        At March 31, 2019, commercial loans were $299.7 million, or 10.0% of total loans, and included $137.8 million in small business loans of which $39.2 million had a partial SBA guarantee. At March 31, 2019, commercial loans consisted of $80.9 million of fixed-rate loans and $218.8 million of adjustable-rate loans.

        Commercial loans are originated with either variable or fixed rates of interest. Variable rates are based on a margin over the LIBOR index or tied to the Prime rate as published in The Wall Street Journal, plus a margin. Fixed-rate business loans are generally indexed to a corresponding FHLB rate, plus a margin. Commercial loans typically have shorter maturity terms and higher interest spreads than real estate loans, but generally involve more credit risk because of the type and nature of the collateral. We generally require that our commercial customers maintain a deposit relationship with the Bank.

        When making commercial loans, we consider the financial statements and the experience of the borrower, our lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral, primarily accounts receivable, inventory and equipment. Commercial loan amounts are determined based on the capacity for debt service and an evaluation of the age, condition and collectability of the collateral but generally, advance rates for certain asset classes would not exceed 80.0%.

        At March 31, 2019, the average originated balance of our outstanding commercial loans was $333,000 and our four largest commercial loan exposures ranged from $5.5 million to $11.1 million. These loans are secured by business assets of the borrower and were performing according to their original terms at March 31, 2019.

        Commercial Construction Loans.    We originate commercial construction loans for commercial development projects, including industrial buildings, retail and office buildings and speculative residential real estate. At March 31, 2019, construction loan balances were $158.5 million, or 5.3% of total loans. At March 31, 2019, our commercial construction loan portfolio consisted of $7.5 million in loan balances that were secured by speculative residential real estate loan projects, $131.7 million in loans that were secured by commercial real estate speculative projects and $19.3 million secured by owner occupied commercial real estate projects. At March 31, 2019, unadvanced funds on commercial construction loans was $98.3 million.

        Our commercial construction loans generally call for the payment of interest only with interest rates tied to LIBOR or Prime rate as published in The Wall Street Journal, plus a margin. Construction loans for commercial real estate projects can be originated with principal balances of up to $20.0 million, but generally are lower; the average originated principal balance at March 31, 2019 was $4.5 million. Advances on commercial construction loans are made in accordance with a schedule reflecting the cost of construction and repayment is generally expected from permanent financing upon completion of construction.

        At March 31, 2019, our largest outstanding commercial construction loan was $14.5 million, and the average balance of our outstanding commercial construction loans was $2.6 million. This project is secured by a first mortgage to develop an apartment building and was performing according to its repayment terms at March 31, 2019.

        One- to Four-Family Residential Real Estate Loans.    We provide residential real estate loans through HarborOne Mortgage for home purchase or refinancing of existing homes, most of which serve as the primary residence of the owner. At March 31, 2019, residential mortgage loans were $946.4 million, or 31.6% of total loans, and consisted of $790.3 million and $155.7 million of fixed-rate and adjustable-rate loans, respectively. We offer fixed-rate and adjustable-rate residential mortgage loans with terms up to 30 years.

        Our one- to four-family residential mortgage originations are generally underwritten to conform to Federal National Mortgage Association, or "Fannie Mae," and Federal National Home Loan Mortgage Corporation, or "Freddie Mac," underwriting guidelines. Our adjustable-rate mortgage loans generally adjust annually or after an initial fixed period that ranges from three to seven years and are adjusted to a rate equal to a specified percentage above the LIBOR or U.S. Treasury index. Depending on the loan type, the maximum amount by which the interest rate may be increased or decreased is generally 2.0% per adjustment period with the lifetime interest rate caps ranging from 5.0% to 6.0% over the initial interest rate of the loan.

        Borrower demand for adjustable-rate compared to fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, and the difference between the interest rates and loan fees offered for fixed-rate mortgage loans as compared to the interest rates and loan fees for adjustable-rate loans. The relative amount of fixed-rate and adjustable-rate mortgage loans that can be originated at any time is largely determined by the demand for each in a competitive environment. The loan fees, interest rates and other provisions of mortgage loans are determined by us on the basis of our own pricing criteria and competitive market conditions.

        While residential mortgage loans are normally originated with up to 30-year terms, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full either upon sale of the property pledged as security or upon refinancing the original loan.

Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

        We originate one- to four-family residential mortgage loans with loan-to-value ratios up to 80.0% and we generally require private mortgage insurance for residential loans secured by a first mortgage with a loan-to-value ratio over 80.0%. We generally require all properties securing mortgage loans to be appraised by a licensed real estate appraiser. We generally require title insurance on all first mortgage loans. Exceptions to these lending policies are based on an evaluation of credit risk related to the borrower and the size of the loan. Borrowers must obtain hazard insurance, and flood insurance is required for loans on properties located in a flood zone.

        In an effort to provide financing for first-time buyers, we offer adjustable- and fixed-rate loans to qualified individuals and originate the loans using modified underwriting guidelines, reduced interest rates and loan conditions and reduced closing costs. We also participate in publicly sponsored loan programs which provide competitive terms for low and moderate income home buyers.

        The majority of the conforming fixed-rate one- to four-family residential mortgage loans we originate are sold to the secondary market, mainly to Fannie Mae and Freddie Mac, with servicing retained other than for specialized governmental programs that require servicing to be released. Generally, we hold in our portfolio nonconforming loans, shorter-term fixed-rate loans and adjustable-rate loans.

        We generally do not (i) originate "interest only" mortgage loans on one- to four-family residential properties, (ii) offer loans that provide for negative amortization of principal such as "option ARM" loans where the borrower can pay less than the interest owed on their loan, (iii) offer "subprime" loans (loans that are made with low down payments to borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies or borrowers with questionable repayment capacity) or (iv) offer "Alt-A" loans (loans to borrowers having less than full documentation).

        Second Mortgages and Equity Lines of Credit.    We offer second mortgages and equity lines of credit, which are secured by owner-occupied residences. At March 31, 2019, second mortgages and equity lines of credit were $154.4 million, or 5.1% of total loans. Second mortgages are made at fixed interest rates and terms of up to fifteen years. Equity lines of credit have adjustable rates of interest that are indexed to the Prime rate as published in The Wall Street Journal plus or minus a margin, and generally are subject to an interest rate floor, with 10-year draws and repayment terms of between five and 20 years. We offer second mortgages and equity lines of credit with cumulative loan-to-value ratios generally up to 80.0%, when taking into account both the balance of the home equity loan and first mortgage loan. We hold a first mortgage position on the homes that secure second mortgages or equity lines of credit in approximately one-third of the portfolio.

        The procedures for underwriting home equity lines of credit include an assessment of the applicant's payment history on other debts and ability to meet existing obligations and payments on the proposed loan. Although the applicant's creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral to the proposed loan amount. The procedures for underwriting residential mortgage loans apply equally to second mortgages and equity lines of credit.

        Residential Construction Loans.    We originate residential real estate construction loans through HarborOne Mortgage to professional developers, contractors and builders, and to a lesser extent, individuals, to finance the construction of residential dwellings. At March 31, 2019, the balance of residential construction loans was $14.6 million and unadvanced funds were $6.3 million.

        Our residential real estate construction loans generally are fixed-rate loans that provide for the payment of interest only during the construction phase, which is usually 12 to 36 months. At the end of the construction phase, the loan may be paid in full or converted to a permanent mortgage loan. Before making a commitment to fund a construction loan, we generally require an appraisal of the property by an independent licensed appraiser. Our loan policy dictates a minimum equity contribution by the borrower of 20.0% and a loan-to-value ratio not greater than 80.0% of the appraised market value estimated upon completion of the project. All borrowers are underwritten and evaluated for creditworthiness based on past experience, debt service ability, net worth analysis including available liquidity, and other credit factors. Advances are only made following an inspection of the property confirming completion of the required progress on the project and an update to the title completed by a bank approved attorney.

        Auto and Other Consumer Loans.    While we stopped originating indirect auto loans in 2018, we continue to fund indirect auto lease loans for the leasing of new or used automobiles through our relationship with CULA. At March 31, 2019, auto loans were $457.8 million, or 15.3% of total loans and 97.5% of consumer loans. Other consumer loans, consisting primarily of unsecured lines of credit and personal loans, were $11.6 million, or 0.4% of total loans. Auto loans consisted of $377.1 million of auto lease loans, $71.7 million of indirect auto loans and $9.0 million in direct auto loans.

        An indirect auto lease is originated when a customer, the lessee, agrees to lease a vehicle where the lessee is guaranteed use of the vehicle over a specified term. The lease payment consists of the monthly depreciation of the vehicle, interest, and if applicable, depending on the state, sales tax. At the end of the lease term, the lessee has the option of returning the vehicle, purchasing it outright for the agreed upon contractual residual value or purchasing the vehicle and financing it by means of a conventional fully amortizing auto loan. The Bank is assigned leases through an agreement with CULA. At the origination of the lease, the car dealership sells the lease and related vehicle to CULA. CULA simultaneously assigns the lease and grants a security interest in the vehicle to the Bank.

        Indirect auto lease loans generally have a higher rate of return than indirect auto loans because interest rates on leases are higher, the lease loans tend to last for the full term of the lease, and lessees typically have higher credit scores. Lease terms vary between 12 and 60 months, but typically average 36 to 39 months in duration.

        The procedures for underwriting consumer loans include an assessment of the applicant's payment history on other debts and ability to meet existing obligations and payments on the proposed loan. Although the applicant's creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral, if any, to the proposed loan amount.

        Loan Originations, Purchases and Sales.    Loan originations come from a number of sources. The primary source of loan originations are our loan originators, and to a lesser extent, local mortgage brokers and third party originators of residential loans, advertising and referrals from customers. We occasionally purchase participation interests in commercial real estate loans and commercial business loans. In addition, we sell participation interests in commercial real estate loans to local financial institutions, primarily the portion of loans that exceed our borrowing limits or are in an amount that is considered prudent to manage our credit risk.

        Our current practice is generally (1) to sell to the secondary market newly originated 15-year or longer term conforming fixed-rate residential mortgage loans and (2) to hold in our portfolio nonconforming loans, shorter-term fixed-rate loans, jumbo loans and adjustable-rate residential mortgage loans. Our decision to sell loans is based on prevailing market interest rate conditions and interest rate risk management. Loans are sold to third parties with servicing either retained or released.

        For the three months ended March 31, 2019 and 2018, we originated loans of $274.8 million and $300.7 million, respectively and sold loans of $171.7 million and $193.1 million, respectively. For the years ended December 31, 2018 and 2017, we originated loans of $1.51 billion and $1.73 billion of loans, respectively. During the same periods, we sold $977.4 million and $1.16 billion of loans, respectively.

        Mortgage Banking Activity.    We originate residential mortgage loans through HarborOne Mortgage. For the three months ended March 31, 2019, HarborOne Mortgage originated $158.2 million in mortgage loans. For the year ended December 31, 2018, HarborOne Mortgage originated $866.9 million in mortgage loans. HarborOne Mortgage sells loans on both a servicing-released and a servicing-retained basis. HarborOne Mortgage has contracted with a third party to service the loans for which it retains servicing. HarborOne Bank purchases residential mortgage loans for portfolio from HarborOne Mortgage. These purchases generally consist of short term fixed-rate mortgages, adjustable-rate mortgages and nonconforming mortgages. The Bank's decision to purchase loans from HarborOne Mortgage is based on prevailing market interest rate conditions, interest rate risk management and balance sheet management.

        Our overall margin can be affected by the mix of both loan type (conventional loans versus governmental) and loan purpose (purchase versus refinance). Conventional loans include loans that conform to Fannie Mae and Freddie Mac standards, whereas governmental loans are those loans guaranteed or insured by the federal government, such as a Federal Housing Authority or a Veterans' Administration loan.

Loan Underwriting Risks

        Commercial Real Estate Loans.    Loans secured by commercial real estate generally have larger balances and involve a greater degree of risk than residential mortgage loans. Of primary concern in commercial real estate lending is the borrower's creditworthiness and the feasibility and cash flow potential of the project. In addition, our commercial borrowers may have more than one loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject to adverse conditions in the real estate market or the economy to a greater extent than residential real estate loans. If we are forced to foreclose on a commercial real estate property due to default, we may not be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs.

        Commercial Loans.    Commercial loans also involve a greater degree of risk than residential mortgage loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are typically made on the basis of the borrower's ability to make repayment from the cash flows of the borrower's business, although small business loans originated through the SBA program include a partial guarantee. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

        Construction Loans.    Construction financing is considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property's value at completion of construction or development and the estimated cost (including interest) of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the development. If the estimate of value proves to be inaccurate, we may be confronted, at or before the maturity of the loan, with a project having a value which is insufficient to assure full repayment. As a result of the foregoing, construction lending often involves the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project rather than the ability of the borrower or guarantor to repay principal and interest. If we are forced to foreclose on a project before or at completion due to a default, we may not be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs.

        Residential Real Estate Loans.    Due to historically low interest rate levels, borrowers generally have preferred fixed-rate loans in recent years. While we anticipate that our adjustable-rate loans will better offset the adverse effects on our net interest income of an increase in interest rates as compared to fixed-rate loans, the increased mortgage payments required of adjustable-rate loans in a rising interest rate environment could cause an increase in delinquencies and defaults. If we are forced to foreclose on a residential property due to default, the marketability of the underlying property also may be adversely affected in a high interest rate environment, and we may not be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs. In addition, although adjustable-rate loans help make our asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits.

        Consumer Loans.    Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections depend on the borrower's continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

        Loan Participations.    We cultivate relationships with other financial institutions to mitigate the risk of our lending activities by participating either as the lead bank or as a participant in various loan transactions. We purchase participation interests in larger balance loans from other financial institutions generally in our market area. Such participations are evaluated with the same level of due diligence and care as loans we originate. The participations are underwritten, reviewed for compliance, and approved in accordance with our underwriting policies and criteria. We actively monitor the performance of such loans and periodically receive updated financial statements of the borrower from the lead lender in accordance with loan reporting requirements and covenant testing. These loans are subjected to regular internal reviews in accordance with our loan policy. We also participate in a commercial lending network operated by BancAlliance. As of March 31, 2019, total exposure for this program was $18.8 million comprising 13 credits. All but one of these relationships were performing in accordance with their payment terms. The BancAlliance substandard loan is a $1.1 million loan that is on nonaccrual and under a forbearance agreement. At March 31, 2019, the outstanding balances of commercial loan participations purchased outside of the BancAlliance network totaled $19.5 million. We also participate in commercial real estate loans that totaled $159.3 million and commercial construction loans that totaled $58.4 million at March 31, 2019. We sell loan participations in the ordinary course of business when a loan originated by us exceeds our legal lending limit or we otherwise deem it prudent to share the risk with another lending institution. We were the lead bank in commercial real estate loans of $255.7 million, commercial construction loans of $49.5 million and commercial loans of $27.5 million with participation balances sold that totaled $100.1 million, $30.2 million and $12.9 million, respectively, at March 31, 2019.

        Loan Approval Procedures and Authority.    Our lending activities follow written, nondiscriminatory underwriting standards and loan origination procedures established by our board of directors and management. Our board of directors has granted loan approval authority to certain executive officers. Commercial loans in excess of any officer's individual authority must be approved by a lending committee comprised of several executive officers. Commercial loans in excess of the lending committee authority must be approved by the board of directors or by the executive committee, which is comprised of our president and chief executive officer and three independent members of our Board of Directors. Commercial loans in excess of the "in-house limit" must be approved by the board of directors. The executive committee of the board of directors reviews all commercial loan requests greater than $1.0 million and commercial real estate loan requests greater than $3.0 million. All mortgage and commercial real estate loans to any single borrower that exceed $7.5 million and commercial loans that exceed $3.0 million must be approved by the board of directors.

        Loans-to-One Borrower Limit.    The maximum amount that the Bank may lend to one borrower and the borrower's related entities is generally limited, by statute, to 20.0% of the Bank's capital, which is defined under Massachusetts law as the sum of the Bank's capital stock, surplus account and undivided profits. At March 31, 2019, the Bank's regulatory limit on loans-to-one borrower was $64.6 million. At that date, our largest lending relationship totaled $36.5 million and was comprised of five loans to finance commercial real estate assets for light industrial, office, and retail space. These loans were performing in accordance with their original repayment terms at March 31, 2019. Our internal loans-to-one borrower limit is $48.5 million.

Investment Activities

        General.    At March 31, 2019, securities totaled $261.1 million. The securities portfolio consists of U.S. government and government sponsored enterprise obligations, residential mortgage-backed securities and collateralized mortgage obligations, state, county and municipal bonds and small business administration asset-backed securities. The goals of our investment policy are to provide and maintain liquidity to meet deposit withdrawal and loan funding needs, to help mitigate interest rate and market risk, to diversify our assets, and to generate a reasonable rate of return on funds within the context of our interest rate and credit risk objectives. Our board of directors reviews and approves our investment policy annually. Authority to make investments under the approved investment policy guidelines is delegated to our president or our chief financial officer. All investment transactions are reviewed at the next regularly scheduled meeting of the board of directors. We classify the majority of our securities as available-for-sale.

        We have legal authority to invest in various types of securities, including U.S. Treasury obligations, securities of various government-sponsored enterprises and municipal governments, deposits at the FHLB, certificates of deposit of federally insured institutions and investment grade corporate bonds. We also are required to maintain an investment in FHLB stock. While we have the authority under applicable law to invest in marketable equity securities and derivative securities, we had no investments in such securities at March 31, 2019.

        Investment Securities.    At March 31, 2019 our securities portfolio consisted of the following:

        U.S. Government and Government-Sponsored Enterprise Obligations.    At March 31, 2019, we had U.S. government and government-sponsored enterprise securities totaling $28.0 million, which constituted 10.7% of our securities portfolio. While these securities generally provide lower yields than other investments in our securities investment portfolio, we maintain these investments, to the extent we deem appropriate, for liquidity purposes, as collateral for borrowings and for prepayment protection.

        U.S. Government and Government-Sponsored Mortgage-Backed and Collateralized Mortgage Obligations, or "CMOs".    At March 31, 2019, we had mortgage-backed securities and CMOs totaling $163.0 million, which constituted 62.4% of our securities portfolio. Mortgage-backed securities and CMOs are securities issued in the secondary market that are collateralized by pools of residential mortgages. Certain types of mortgage-backed securities are commonly referred to as "pass-through" certificates because the principal and interest of the underlying loans is "passed through" to investors, net of certain costs, including servicing and guarantee fees. Mortgage-backed securities typically are collateralized by pools of one- to four-family or multi-family mortgages. The issuers of such securities pool and resell the participation interests in the form of securities to investors such as the Bank. The interest rate of the security is lower than the interest rates of the underlying loans to allow for payment of servicing and guaranty fees. All of our mortgage-backed securities are either backed by the Government National Mortgage Association, or "Ginnie Mae," a U.S. government agency, or government-sponsored enterprises, such as Fannie Mae and Freddie Mac.

        Residential mortgage-backed securities issued by U.S. government agencies and government-sponsored enterprises are more liquid than individual mortgage loans because there is an active trading market for such securities. In addition, residential mortgage-backed securities may be used to collateralize our borrowings. Investments in residential mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such interests, thereby affecting the net yield on our securities. Current prepayment speeds determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.

        U.S. Small Business Administration Asset-Backed Securities.    At March 31, 2019, we had investments in participation certificates issued and guaranteed by the U.S. Small Business Administration totaling $50.7 million.

        Tax Exempt Municipal Bonds.    At March 31, 2019, we had $19.4 million invested in issues of a diversified municipal bond portfolio. All but one of these bonds are rated in the top four tiers in terms of credit ratings by Moody's and S&P and the lowest rated bond is rated A1 by Moody's and is in the amount of $639,000.

        In addition to our securities portfolio, we also have investments in FHLB stock and bank-owned life insurance.

        FHLB Stock.    In connection with our borrowing activities, we held common stock of the FHLB totaling $16.1 million at March 31, 2019. The FHLB common stock is carried at cost and classified as a restricted equity security. We may be required to purchase additional FHLB stock if we increase borrowings in the future.

        Bank-Owned Life Insurance.    We invest in bank-owned life insurance to provide us with a funding source for our benefit plan obligations. Bank-owned life insurance also generally provides us noninterest income that is non-taxable. At March 31, 2019, our balance in bank-owned life insurance totaled $44.9 million and was issued by four highly rated insurance companies.

Sources of Funds

        General.    Deposits, borrowings and loan repayments are the major sources of our funds for lending and other investment purposes. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and money market conditions.

        Deposit Accounts.    At March 31, 2019, total deposits were $2.84 billion. Deposits are attracted from within our market area by sales efforts of our retail branch network, municipal department and commercial loan officers, advertising and through our website. We offer a broad selection of deposit instruments, including noninterest-bearing demand deposits (such as checking accounts), interest-bearing demand accounts (such as NOW and money market accounts), savings accounts and term certificates of deposit. We also offer a variety of deposit accounts designed for businesses and municipalities operating in our market area. Our business banking deposit products include a commercial checking account, sweep accounts, money market accounts and checking accounts specifically designed for small businesses. We also offer remote deposit capture products for business customers to meet their online banking needs. Additionally, the Bank has a municipal banking department that provides core depository services to local municipalities. At March 31, 2019, municipal deposits totaled $309.8 million and consisted of relationships with over 40 cities and towns. The Bank also participates in a reciprocal deposit program that provides access to FDIC insured deposit products in aggregate amounts exceeding the current insurance limits for depositors. At March 31, 2019, total reciprocal deposits were $112.4 million and included $109.7 million of municipal deposits.

        The Bank utilizes a deposit listing service which targets institutional funds throughout the country. We generally prohibit the withdrawal of our listing service deposits prior to maturity. Also, when rates and terms are favorable, the Bank supplements the customer deposit base with brokered deposits. At March 31, 2019, we had $24.3 million of institutional deposits and $117.9 million of brokered deposits, which represented 5.0% of total deposits at March 31, 2019 with such funds having a weighted average remaining term to maturity of 9.3 months. In a rising rate environment, we may be unwilling or unable to pay a competitive rate. To the extent that such deposits do not remain with us, they may need to be replaced with borrowings, which could increase our cost of funds and negatively impact our interest rate spread, financial condition and results of operations.

        Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, our liquidity needs, profitability to us, and customer preferences and concerns. We generally review our deposit mix and pricing on a weekly basis. Our deposit pricing strategy has generally been to offer competitive rates and to periodically offer special rates in order to attract deposits of a specific type or term.

        Borrowings.    At March 31, 2019, total borrowings were $389.7 million. Borrowings consist of short-term and long-term obligations from the FHLB and subordinated debentures issued in 2018. The Bank is a member of the FHLB Boston, which provides access to wholesale funding to supplement our supply of investable funds. The FHLB functions as a central reserve bank providing credit for its member financial institutions. As a member, we are required to own capital stock in the FHLB and are authorized to apply for advances on the security of such stock and portions of our loan portfolio identified under a blanket lien, provided certain standards related to creditworthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution's net worth or on the FHLB's assessment of the institution's creditworthiness. At March 31, 2019, based on available collateral and our ownership of FHLB stock, we had access to additional FHLB advances of up to $507.0 million. All of our borrowings from the FHLB are secured by a blanket lien on residential real estate and certain other loans.

        The Share Insurance Fund of the Co-operative Central Bank provides for borrowings for liquidity purposes and is available to all co-operative member banks. Loan advances will generally be made on an unsecured basis provided that: the aggregate loan balance is less than 5.0% of total deposits of the member bank; the member bank's primary capital ratio is in excess of 5.0%; the member bank meets the required CAMELS rating; and the quarterly and year-to-date net income before extraordinary items is positive. At March 31, 2019, we had $5.0 million of borrowing capacity with the Co-operative Central Bank, none of which was outstanding.

        In August 2018, we issued $35.0 million in fixed to floating rate subordinated notes. The notes bear interest at an annual fixed rate of 5.625% until September 1, 2023 at which time the interest resets quarterly to an interest rate per annum equal to the three month LIBOR plus 278 basis points. The notes are carried on the consolidated balance sheet net of issuance costs of $1.2 million, which are being amortized over the period to maturity date.

        We also have an available line of credit with the Federal Reserve Bank of Boston secured by 75.0% of the carrying value of indirect auto loans with an amortized balance amounting to $76.5 million of which no amount was outstanding at March 31, 2019.

Employees

        As of March 31, 2019, we had 649 full-time equivalent employees. None of our employees are represented by a labor union and management considers its relationship with employees to be good.

Properties

        At March 31, 2019, we conducted business throughout our Southeastern New England network of 24 full-service branches, one limited-service branch, and a commercial lending office in each of Boston, Massachusetts and Providence, Rhode Island. In addition, we have administrative offices in Brockton, Massachusetts, and Warwick, Rhode Island, in which HarborOne Mortgage also has offices, and own five ATM locations. HarborOne Mortgage maintains 34 offices in Massachusetts, Rhode Island, New Hampshire, Maine and New Jersey. We own 18 and lease 48 of our offices. At March 31, 2019, the total net book value of our land, buildings, furniture, fixtures and equipment was $57.4 million.

Subsidiaries

        We have two wholly owned subsidiaries, HarborOne Bank and Legion Parkway Company LLC, a Massachusetts limited liability company formed in 2016 to engage in buying, selling, dealing in and holding securities. In addition to HarborOne Mortgage, HarborOne Bank has three additional wholly-owned subsidiaries, HarborOne Security Company LLC and Oak Street Security Company LLC, each a Massachusetts limited liability company that, like Legion Parkway Company LLC, are each engaged in buying, selling, dealing in and holding securities, and Rhode Island Passive Investment Corp., a Rhode Island passive investment corporation.

  Legal Proceedings

        We are not currently a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        This discussion and analysis is intended to assist potential investors in understanding and evaluating our financial condition and results of operation. The information in this section has been derived from the Consolidated Financial Statements, beginning on page F-1 of this prospectus. This section should be read in conjunction with the business and financial information of Old HarborOne and the Consolidated Financial Statements provided in this prospectus.

        All material intercompany balances and transactions have been eliminated in consolidation. When necessary, certain amounts in prior year financial statements have been reclassified to conform to the current year's presentation.

Overview

        On June 29, 2016, we completed our conversion to a two-tier mutual holding company form of organization. Our principal subsidiary is HarborOne Bank. HarborOne Bank is a state chartered co-operative bank whose primary subsidiary is a residential mortgage company, HarborOne Mortgage, LLC, acquired on July 1, 2015.

        On October 5, 2018, we completed our acquisition of Coastway, adding nine full service branches in Rhode Island. The acquisition included $703.9 million in loans and $476.5 million in deposits, at fair value, and total cash consideration was $119.4 million. Coastway's charitable foundation was also acquired and was renamed the HarborOne Foundation of Rhode Island.

        As described in the Notes to our Consolidated Financial Statements, we have two reportable segments: HarborOne Bank and HarborOne Mortgage. The HarborOne Bank segment provides consumer and business banking products and services to individuals, businesses and municipalities. Consumer products include loan and deposit products, and business banking products include loans for working capital, inventory and general corporate use, commercial real estate construction loans, and deposit accounts. The HarborOne Mortgage segment consists of originating residential mortgage loans primarily for sale in the secondary market and the servicing of those loans.

        The HarborOne Bank segment generates the significant majority of our consolidated net interest income and requires the provision for loan losses. The HarborOne Mortgage segment generates the majority of our noninterest income. We have provided below a discussion of the material results of operations for each segment on a separate basis for the three months ended March 31, 2019 and 2018, and the years ended December 31, 2018, 2017, and 2016 that focuses on noninterest income and noninterest expenses. We have also provided a discussion of our consolidated operations, which includes the operations of HarborOne Bank and HarborOne Mortgage, for the same periods.

        For additional revenue, net income, assets, and other financial information for each of our reportable segments, see Note 25 of the Notes to our Consolidated Financial Statements.

Critical Accounting Policies

        Certain of our accounting policies, which are important to the portrayal of our financial condition, require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Estimates associated with these policies are susceptible to material changes as a result of changes in facts and circumstances. Facts and circumstances which could affect these judgments include, but are not limited to, changes in interest rates, changes in the performance of the economy and changes in the financial condition of borrowers. Our significant accounting policies are discussed in detail in Note 1 of the Notes to our Consolidated Financial Statements.

        The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an "emerging growth company" we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our Consolidated Financial Statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards. As of March 31, 2019, there is no significant difference in the comparability of the financial statements as a result of the extended transition period.

        Critical accounting estimates are necessary in the application of certain accounting policies and procedures and are particularly susceptible to significant change. Critical accounting policies are defined as those involving significant judgments and assumptions by management that could have a material impact on the carrying value of certain assets or on income under different assumptions or conditions. Management believes that the most critical accounting policies, which involve the most complex or subjective decisions or assessments, are as follows:

        Allowance for Loan Losses.    The allowance for loan losses is the amount estimated by management as necessary to cover losses inherent in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses, which is charged to income. The allowance consists of general, allocated and unallocated components. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Among the material estimates required to establish the allowance are: the likelihood of default; the loss exposure at default; the amount and timing of future cash flows on impaired loans; the value of collateral; and the determination of loss factors to be applied to the various elements of the portfolio. All of these estimates are susceptible to significant change. Management reviews the level of the allowance at least quarterly and establishes the provision for loan losses based upon an evaluation of the portfolio, past loss experience, current economic conditions and other factors related to the collectability of the loan portfolio. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if economic or other conditions differ substantially from the assumptions used in making the evaluation. In addition, the FDIC and the Massachusetts Commissioner of Banks, as an integral part of their examination process, periodically review our allowance for loan losses and may require us to recognize adjustments to the allowance based on their judgments about information available to them at the time of their examination. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would adversely affect earnings. See Note 7, "Loans" within the Notes to our Consolidated Financial Statements.

        Goodwill.    The assets (including identifiable intangible assets) and liabilities acquired in a business combination are recorded at fair value at the date of acquisition. Goodwill is recognized for the excess of the acquisition cost over the fair values of the net assets acquired and is not subsequently amortized. Identifiable intangible assets include core deposit premium and non-compete contracts and are being amortized on a straight-line basis over their estimated lives. Management assesses the recoverability of goodwill at least on an annual basis and all intangible assets whenever events or changes in circumstances indicate that their carrying value may not be recoverable. The impairment test uses a combined qualitative and quantitative approach. The initial qualitative approach assesses whether the existence of events or circumstances led to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after this assessment, we determine that it is more likely than not that the fair value is less than the carrying value, a quantitative impairment test is performed. The quantitative impairment test compares book value to the fair value of the reporting unit. If the carrying amount exceeds fair value, an impairment charge is recorded through earnings. Management has identified two reporting units for purposes of testing goodwill for impairment. Our reporting units are the same as the segments used for segment reporting: HarborOne Bank, including the two security corporations and a Rhode Island passive investment corporation; and HarborOne Mortgage.

        Deferred Tax Assets.    Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. Management reviews deferred tax assets on a quarterly basis to identify any uncertainties pertaining to realization of such assets. In determining whether a valuation allowance is required against deferred tax assets, management assesses historical and forecasted operating results, including a review of eligible carryforward periods, tax planning opportunities and other relevant considerations. We believe the accounting estimate related to the valuation allowance is a critical estimate because the underlying assumptions can change from period to period. For example, tax law changes or variances in future projected operating performance could result in a change in the valuation allowance. Should actual factors and conditions differ materially from those used by management, the actual realization of net deferred tax assets could differ materially from the amounts recorded in the financial statements. If we were not able to realize all or part of our deferred tax assets in the future, an adjustment to the related valuation allowance would be charged to income tax expense in the period such determination was made and could have a negative impact on earnings. In addition, if actual factors and conditions differ materially from those used by management, we could incur penalties and interest imposed by taxing authorities.

        Derivatives.    Derivative instruments are used in relation to our mortgage banking activities and require significant judgment and estimates in determining their fair value. We hold derivative instruments, which consist of interest rate lock agreements related to expected funding of fixed-rate mortgage loans to customers and forward commitments to sell mortgage loans. Our objective in obtaining the forward commitments is to mitigate the interest rate risk associated with the interest rate lock commitments and the mortgage loans that are held for sale. Derivatives related to these commitments are recorded as either a derivative asset or a derivative liability in the balance sheet and are measured at fair value, with adjustments recorded in "Mortgage banking income."

        Mortgage Servicing Rights.    We recognize the rights to service mortgage loans for others as a separate asset referred to as "mortgage servicing rights" or "MSRs." MSRs are generally recognized when loans are sold and the servicing is retained by us and are recorded at fair value. We base the fair value of our MSRs on a valuation performed by a third-party valuation specialist. This specialist determines fair value based on the present value of estimated future net servicing income cash flows, and incorporates assumptions that market participants would use to estimate fair value, including estimates of prepayment speeds, discount rates, default rates, servicing costs, contractual servicing fee income, and ancillary income. Changes in the fair value of MSRs occur primarily in connection with the collection/realization of expected cash flows, as well as changes in the valuation inputs and assumptions. Moreover, MSRs are significantly impacted by mortgage rates. Decreasing mortgage rates normally encourage increased mortgage refinancing activity, which reduces the life of the loans underlying the mortgage servicing right, therefore reducing the value of mortgage servicing rights. Changes in the fair value of residential MSRs are reported in "Mortgage banking income."

        Please see the Notes to our Consolidated Financial Statements for additional discussion of accounting policies.

Comparison of Financial Condition at March 31, 2019, December 31, 2018 and December 31, 2017

        Total Assets.    Total assets increased $2.9 million, or 0.1%, to $3.66 billion at March 31, 2019 as compared to $3.65 billion at December 31, 2018 and $2.68 billion at December 31, 2017. On October 5, 2018, we completed the acquisition of Coastway. The transaction included the acquisition of $703.9 million in loans and the assumption of $476.5 million in deposits and $276.8 million in FHLB borrowings, each at fair value. The recording of the transaction resulted in $56.4 million in goodwill and $9.0 million in core deposit intangibles. Also contributing to the total asset growth was organic loan growth, primarily in total commercial loans, that resulted in an increase in gross loans of $88.0 million, excluding the Coastway loans.

        Cash and Cash Equivalents.    At March 31, 2019, December 31, 2018 and 2017, cash and cash equivalents were $101.6 million, $105.5 million, and $80.8 million, respectively. The increase as compared to 2017 was primarily due to the acquisition of Coastway.

        Loans Held for Sale.    Loans held for sale at March 31, 2019, December 31, 2018 and 2017 were $32.4 million, $42.1 million, and $59.5 million, respectively. The reduction from December 31, 2017 to December 31, 2018, and continued flat balance from December 31, 2018 to March 31, 2019, reflect the decrease in mortgage origination activity as a result of the higher interest rate environment during 2018 and 2019 as compared to 2017.

        Loans, net.    At March 31, 2019, net loans were $2.98 billion, an increase of $14.4 million, or 0.5%, from $2.96 billion at December 31, 2018, primarily due to an increase in commercial real estate and commercial loans, partially offset by a decrease in consumer loans. Total commercial real estate, commercial construction and commercial loans at March 31, 2019 were $1.41 billion, an increase of $37.2 million, or 2.7%, from $1.37 billion at December 31, 2018, reflecting our business strategy to increase commercial lending. Residential mortgage loans, including second mortgages, home equities and construction loans were flat and consumer loans decreased $22.1 million, or 4.5%. The increase in 2018 of $788.4 million, or 36.2%, from $2.18 billion at December 31, 2017, was primarily due to the $703.9 million in loans at fair value acquired from Coastway. Gross loans, excluding Coastway loans increased $88.0 million, reflecting an increase in commercial real estate loans of $164.7 million, an increase in commercial construction loans of $47.7 million and an increase in commercial loans of $36.9 million, offset by a decrease in residential real estate loans of $123.7 million and a decrease in consumer loans of $37.6 million. The decrease in residential real estate loans reflects the sale of $105.4 million of portfolio loans in the fourth quarter of 2018. The allowance for loan losses was $21.3 million at March 31, 2019, $20.7 million at December 31, 2018 and $18.5 million December 31, 2017.

        The following table provides the composition of our loan portfolio at the dates indicated:

			December 31,
	March 31, 2019		2018		2017		2016		2015		2014
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(dollars in thousands)
Residential real estate:
One- to four-family	$946,389	31.6%	$942,659	31.6%	$677,837	31.0%	$677,946	34.1%	$710,969	41.1%	$768,129	46.5%
Second mortgages and equity lines of credit	154,388	5.1	158,138	5.3	89,080	4.1	92,989	4.7	99,374	5.7	95,465	5.8
Residential construction	14,647	0.5	14,659	0.5	11,904	0.5	14,317	0.7	9,787	0.6	14,601	0.9
Commercial real estate	952,404	31.8	934,420	31.4	655,419	30.0	495,801	24.9	265,482	15.3	142,452	8.6
Commercial construction	158,504	5.3	161,660	5.4	116,739	5.3	44,126	2.2	26,043	1.5	11,524	0.7

Total real estate	2,226,332	74.3	2,211,536	74.2	1,550,979	70.9	1,325,179	66.6	1,111,655	64.2	1,032,171	62.5

Commercial	299,658	10.0	277,271	9.3	109,523	5.0	100,501	5.1	70,472	4.1	47,453	2.9
Consumer:
Auto	80,717	2.7	94,635	3.2	168,793	7.7	251,867	12.7	334,703	19.3	426,466	25.8
Auto lease loans	377,064	12.6	384,228	12.9	344,935	15.8	295,533	14.9	197,368	11.4	129,629	7.8
Personal	11,565	0.4	12,582	0.4	14,092	0.6	15,704	0.7	16,873	1.0	15,968	1.0

Total consumer	469,346	15.7	491,445	16.5	527,820	24.1	563,104	28.3	548,944	31.7	572,063	34.6

Total loans	2,995,336	100.0%	2,980,252	100.0%	2,188,322	100.0%	1,988,784	100.0%	1,731,071	100.0%	1,651,687	100.0%

Allowance for loan losses	5,193		(20,655)		(18,489)		(16,968)		(13,700)		(13,934)
Net deferred loan origination costs	(21,282)		5,255		6,645		9,931		12,017		14,141

Loans, net	$2,979,247		$2,964,852		$2,176,478		$1,981,747		$1,729,388		$1,651,894

        The following table sets forth our loan originations, sales, purchases and principal repayment activities during the periods indicated:

	For the Three Months Ended March 31,		Year Ended December 31,
	2019	2018	2018	2017	2016
	(in thousands)
Total loans and loans held for sale at beginning of year (excluding net deferred loan costs)	$3,022,359	$2,247,782	$2,247,782	$2,075,227	$1,794,868
Loan originations:
Residential real estate:
One- to four-family residential—Bank	—	12,120	69,349	137,192	203,730
One- to four-family residential—HarborOne Mortgage	158,233	158,276	866,945	1,024,895	1,357,483
Second mortgages and lines of credit	13,951	7,802	42,214	30,606	36,470
Residential construction	2,360	827	16,775	15,797	17,444
Commercial real estate	40,953	53,024	233,573	151,048	218,826
Commercial construction	21,755	18,000	27,234	139,866	68,566

Total mortgage loans on real estate	237,252	250,049	1,256,090	1,499,404	1,902,519
Commercial	15,910	11,751	72,047	37,432	45,534
Consumer	21,630	38,912	176,973	189,057	258,969

Total loans originations	274,792	300,712	1,505,110	1,725,893	2,207,022

Loan purchases:(1)
Acquired from Coastway:
One- to four-family residential	—	—	399,004	—	—
Home equity loans and lines of credit	—	—	67,622	—	—
Commercial real estate	—	—	114,350	—	—
Commercial	—	—	130,832	—	—
Consumer	—	—	1,176	—	—

Total acquired from Coastway	—	—	712,984	—	—

Commercial real estate	—	—	54,224	64,674	57,207
Commercial construction	10,740	37,683	34,262	6,138	5,500
Commercial	12,592	3,453	3,453	2,781	11,118

Total loan purchases	23,332	41,136	804,923	73,593	73,825

Loan sales:(2)
Residential real estate:
One- to four-family residential—Bank	—	(3,840)	(122,367)	(58,485)	(120,867)
One- to four-family residential—HarborOne Mortgage	(147,667)	(179,653)	(821,089)	(1,049,501)	(1,338,163)
Commercial	(14,556)	(2,400)	(26,712)	(16,600)	(23,650)
Commercial construction	(9,500)	(7,200)	(7,200)	(27,500)	(7,000)

Total mortgage loans on real estate	(171,723)	(193,093)	(977,368)	(1,152,086)	(1,489,680)

Consumer	—		—	(4,970)	(10,010)

Total loan sales	(171,723)	(193,093)	(977,368)	(1,157,056)	(1,499,690)

Other:
Principal repayments	(71,503)	(70,981)	(432,884)	(353,970)	(411,485)
Net charge-offs	(230)	(434)	(1,662)	(895)	(904)
Unadvanced funds on originations	(48,252)	(63,602)	(121,888)	(113,725)	(86,712)
Transfer to other real estate owned	(990)	(313)	(1,654)	(1,285)	(1,697)

Total other	(120,975)	(135,330)	(558,088)	(469,875)	(500,798)

Net loan activity	5,426	13,425	774,577	172,555	280,359

Total loans and loans held for sale at end of year (excluding net deferred loan costs)	$3,027,785	$2,261,207	$3,022,359	$2,247,782	$2,075,227

(1)
Includes loan purchases and participations by the Bank in loans originated by other financial institutions.

(2)
Includes loan sales and participations by other financial institutions in loans originated by the Bank.

        The following table sets forth certain information at December 31, 2018 regarding scheduled contractual maturities during the period indicated. The table does not include any estimate of prepayments. Demand loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less. The following table also sets forth the rate structure of loans scheduled to mature after one year. The amounts shown below exclude net deferred loan fees.

	One- to Four-Family Residential Real Estate	Second Mortgage and Equity Lines of Credit	Residential Construction	Commercial Real Estate	Commercial Construction	Commercial	Consumer	Total Loans
	(in thousands)
Amounts due in:
One year or less	$550	$5,517	$—	$25,317	$20,264	$45,761	$80,594	$178,003
After one year through five years	20,027	35,415	—	333,361	39,749	89,548	405,350	923,450
Beyond five years	922,082	117,206	14,659	575,742	101,647	141,962	5,501	1,878,799

Total	$942,659	$158,138	$14,659	$934,420	$161,660	$277,271	$491,445	$2,980,252

Interest rate terms on amounts due after one year:
Fixed rate	$846,745	$28,045	$14,659	$331,999	$35,248	$70,194	$410,851	$1,737,741
Adjustable rate	$95,364	$124,576	$—	$577,104	$106,148	$161,316	$—	$1,064,508

        Generally, the actual maturity of loans is shorter than their contractual maturity due to prepayments. The average life of residential real estate loans are impacted by the current interest rate environment. The average life tends to increase when current mortgage loan rates are higher than the rates of the loans in the portfolio and decrease when current rates are lower than the rates of the loans in the portfolio. Also, commercial and commercial real estate loans may be renewed at or near maturity resulting in significant differences in principal payments actually received as compared to amounts contractually due in a period.

        Securities.    Total investment securities at March 31, 2019 were $261.1 million, an increase of $7.1 million, or 2.8%, from December 31, 2018. There were $14.9 million in purchases of U.S government agency mortgage-backed securities, partially offset by $2.7 million in calls of obligations of state and political subdivisions and maturities and prepayments in the three months ended March 31, 2019. There were no sales in that period. Investment securities increased $36.3 million, or 16.7%, from December 31, 2017 to December 31, 2018. The purchase of $67.7 million of securities was partially offset by $28.2 million in prepayments, maturities, calls and amortization of securities. One security in the amount of $1.0 million was sold with a gross realized gain of $5,000. The total security portfolio was 7.1%, 7.0% and 8.1% of total assets as of March 31, 2019, December 31, 2018 and December 31,

2017, respectively. The following table provides the composition of our securities available for sale and our securities held to maturity at the dates indicated:

			December 31,
	March 31, 2019		2018		2017		2016
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(in thousands)
Securities available for sale:
Debt securities:
U.S. government and government-sponsored enterprise obligations	$27,996	$27,992	$27,997	$27,541	$17,985	$17,807	$9,983	$9,747
U.S. government agency and government-sponsored mortgage-backed and collateralized mortgage obligations	146,627	146,867	136,633	134,945	111,121	110,552	94,656	94,030
SBA asset-backed securities	45,175	45,107	47,686	46,807	42,558	42,494	32,852	32,692

Total securities available for sale	$219,798	$219,966	$212,316	$209,293	$171,664	$170,853	$137,491	$136,469

Securities held to maturity:
Debt securities:
U.S. government agency and government-sponsored mortgage-backed and collateralized mortgage obligations	$16,115	$15,997	$16,749	$16,360	$19,494	$19,431	$22,834	$22,783
SBA asset-backed securities	5,550	5,584	5,818	5,819	2,991	2,977	—	—
Other bonds and obligations:
State and political subdivisions	19,439	19,864	22,121	22,527	24,384	25,266	25,043	26,189

Total securities held to maturity	$41,104	$41,445	$44,688	$44,706	$46,869	$47,674	$47,877	$48,972

        The following table sets forth the stated maturities and weighted average yields of investment securities at March 31, 2019:

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield
	(Dollars in thousands)
Securities available-for-sale:
Debt securities:
U.S. government and government-sponsored enterprise obligations	$—	0%	$5,000	3.30%	22,996	2.94%	$—	0.00%	27,996	3.00%
U.S. government agency and government-sponsored mortgage-backed and collateralized mortgage obligations	—	0%	—	0.00%	27,767	2.45%	118,860	2.85%	146,627	2.77%
SBA asset-backed securities	—	0%	3,313	1.98%	2,862	2.30%	39,000	2.88%	45,175	2.78%

Total securities available for sale	—	—	$8,313	2.77%	53,625	2.65%	157,860	2.86%	219,798	2.80%

Securities held-to-maturity:
Debt securities:
U.S. government and government-sponsored enterprise obligations	$—	0%	$—	0%	$—		$—	0.00%	—	0.00%
U.S. government agency and government-sponsored mortgage-backed and collateralized mortgage obligations	—	0%	—	0%	—	0%	16,115	2.59%	16,115	2.59%
SBA asset-backed securities		0%		0%	5,550	2.79%	0	0%	5,550	2.79%
Other bonds and obligations:
State and political subdivisions	—	0%	—	0%	5,302	3.17%	14,137	3.72%	19,439	3.57%

Total securities held to maturity	$—	0	$—	0	10,852	2.98%	30,252	3.12%	41,104	3.08%

        Mortgage Servicing Rights.    MSRs are created as a result of our mortgage banking origination activities and accounted for at fair value. At March 31, 2019, we serviced mortgage loans for others with an aggregate outstanding principal balance of $1.96 billion. Total MSRs were $20.2 million at March 31, 2019, $22.2 million at December 31, 2018 and $21.1 million at December 31, 2017.

        The following table represents the activity for mortgage servicing rights and the related fair value changes during the periods noted:

	Three Months Ended March 31,		Year Ended December 31,
	2019	2018	2018	2017	2016
	(in thousands)
Balance, beginning of year	$22,217	$21,092	$21,092	$20,333	$12,958
Additions	165	582	2,521	2,815	8,505
Changes in fair value due to:
Reductions from loans paid off during the year	(319)	(324)	(1,795)	(1,686)	(1,779)
Changes in valuation inputs or assumptions	(1,832)	1,346	399	(370)	649

Balance, end of year	$20,231	$22,696	$22,217	$21,092	$20,333

        The fair value of our mortgage servicing rights is determined by a third party provider that determines the appropriate prepayment speed, discount and default rate assumptions based on our portfolio. Any measurement of fair value is limited by the conditions existing and assumptions made at a particular point in time. Those assumptions may not be appropriate if they are applied to a different point in time. The following table presents weighted average assumptions utilized in determining the fair value of mortgage servicing rights at March 31, 2019, December 31, 2018 and 2017:

		December 31,
	March 31, 2019
		2018	2017
Prepayment speed	11.02%	9.45%	9.79%
Discount rate	9.33	9.32	9.26
Default rate	2.44	2.06	2.23

        Prepayment speeds are significantly impacted by mortgage rates. Decreasing mortgage rates normally encourage increased mortgage refinancing activity, which reduces the life of the loans underlying the mortgage servicing rights, thereby reducing the value of mortgage servicing rights.

        Management has made the strategic decision not to hedge mortgage servicing assets at this point. Therefore, any future declines in interest rates would likely cause further decreases in the fair value of the mortgage servicing rights, and a corresponding detriment to earnings, whereas increases in interest rates would result in increases in fair value, and a corresponding benefit to earnings. Management may choose to hedge the mortgage servicing assets in the future or limit the balance of mortgage servicing rights by selling them or selling loans with the servicing released.

        Deposits.    Deposits increased $151.6 million, or 5.6%, to $2.84 billion at March 31, 2019 from $2.69 billion at December 31, 2018, and increased $671.3 million, or 33.3%, from $2.01 billion at December 31, 2017 to year end 2018. The growth in deposits from December 31, 2018 to March 31, 2019 was driven by an increase of $60.4 million in retail deposits, a $54.6 million increase in municipal deposits and $36.6 million increase in wholesale deposits. The growth between year end 2018 and 2017 primarily reflects the fair value of deposits acquired from Coastway of $476.5 million. The deposit growth between December 31, 2018 and 2017, excluding Coastway, was driven by an increase of $256.6 million in retail deposits, $23.5 million in municipal deposits partially offset by a decrease of $85.2 million in wholesale deposits. The increase in retail deposits was primarily due to the increase in retail certificate of deposits, excluding Coastway, of $225.8 million. Retail growth is primarily a response to marketing and promotions of retail products. We participate in a reciprocal deposit program that converts deposits at the Bank into multiple deposits at other financial institutions. The reciprocal deposit program provides access to FDIC-insured deposit products in aggregate amounts exceeding the current limits for depositors. The wholesale deposits provide a channel for us to seek additional funding outside the Bank's core market. We continued to focus on enhancing our deposit mix in order to better manage our cost of funds and to expand our customer relationships.

        The following table sets forth information concerning the composition of deposits:

			Increase (Decrease)
					December 31,		Increase (Decrease)
	March 31, 2019	December 31, 2018
			Dollars	Percent	2018	2017	Dollars	Percent
	(dollars in thousands)				(dollars in thousands)
Non-interest bearing deposits	$432,961	$412,906	$20,055	4.9%	$412,906	$264,453	$148,453	56.1%
NOW accounts	141,340	143,522	(2,182)	(1.5)	143,522	130,543	12,979	9.9
Regular savings	497,697	482,085	15,612	3.2	482,085	318,294	163,791	51.5
Money market accounts	550,498	529,756	20,742	3.9	529,756	511,883	17,873	3.5
Term certificate accounts	762,168	756,045	6,123	0.8	756,045	405,110	350,935	86.6

Retail deposits	2,384,664	2,324,314	60,350	2.6	2,324,314	1,630,283	694,031	42.6
Municipal deposits	309,757	255,120	54,637	21.4	255,120	231,602	23,518	10.2
Wholesale deposits	142,224	105,627	36,597	34.6	105,627	151,853	(46,226)	(30.4)

	$2,836,645	$2,685,061	$151,584	5.6%	$2,685,061	$2,013,738	$671,323	33.3%

Reciprocal deposits	$112,439	$110,437	$2,002	1.8%	$110,437	$174,244	$(63,807)	(36.6)%

        The following table sets forth the average balances and weighted average rates of our deposit products at the dates indicated:

	For the Three Months Ended March 31,						Year Ended December 31,
	2019			2018			2018			2017			2016
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(dollars in thousands)
Deposit type:
Noninterest-bearing demand	$400,573	14.7%	—%	$260,455	13.0%	—%	$308,441	13.8%	—%	$249,035	12.9%	—%	$221,212	12.7%	—%
NOW accounts	136,954	5.0	0.07	125,602	6.3	0.06	130,143	5.8	0.07	126,093	6.5	0.06	120,661	6.9	0.06
Regular savings and club	484,963	17.8	0.30	332,414	16.5	0.17	375,436	16.8	0.20	357,777	18.5	0.18	314,304	18.1	0.17
Money market	794,477	29.1	1.41	716,380	35.6	0.78	704,876	31.6	0.96	662,482	34.2	0.58	622,032	35.8	0.45
Certificates of deposit	912,334	33.4	2.26	575,769	28.6	1.39	714,620	32.0	1.82	541,585	27.9	1.18	459,721	26.5	1.15

Total	$2,729,301	100.0%	1.22%	$2,010,620	100.0%	0.71%	$2,233,516	100.0%	0.92%	$1,936,972	100.0%	0.57%	$1,737,930	100.0%	0.50%

        The following table sets forth our certificates of deposit classified by interest rate as of the dates indicated:

		December 31,
	March 31, 2019
		2018	2017	2016
	(in thousands)
Less than 0.50%	$37,446	$32,762	$57,827	$76,462
0.50% to 0.99%	19,913	26,007	86,847	145,559
1.00% to 1.49%	66,397	134,537	261,433	181,007
1.50% to 1.99%	150,589	217,563	125,270	117,268
2.00% to 2.99%	645,388	477,592	9,887	6,430
3.00% and greater	4,092	812	—	—

Total	$923,825	$889,273	$541,264	$526,726

Less unaccreted acquisition discount	(2,080)	(1,750)

Total, net of discount	$921,745	$887,523

        The following table sets forth the amount and maturities of our certificates of deposit by interest rate at March 31, 2019:

	Period to Maturity
	Less than One Year	More than One Year to Two Years	More than Two Years to Three Years	More than Three Years to Four Years	More than Four Years	Total	% of Total Certificate Accounts
	(dollars in thousands)
Less than 0.50%	$37,446	$—	$—	$—	$—	$37,446	4.05%
0.50% to 0.99%	15,318	3,930	664	—	—	19,913	2.16
1.00% to 1.49%	38,311	13,576	12,346	1,530	634	66,397	7.19
1.50% to 1.99%	111,648	11,549	24,988	2,323	82	150,589	16.30
2.00% to 2.99%	419,539	166,580	37,956	17,860	3,453	645,388	69.86
3.00% and greater	2,102	1,975	15	—	—	4,092	0.44

Total	$624,364	$197,610	$75,969	$21,713	$4,169	$923,825	100.00%

Less unaccreted acquisition discount						(2,080)

Total, net of discount						$921,745

        The following table sets forth the maturity of certificates of deposit, excluding brokered deposits, of $100,000 or more as of March 31, 2019:

Maturity Period	Amount
(in thousands)
Three months or less	$88,049
Over three through six months	151,894
Over six months through one year	165,824
Over one year to three years	146,986
Over three years	10,663

Total	$563,416

        Borrowings.    Total borrowings from the FHLB were $355.9 million at March 31, 2019, $519.9 million at December 31, 2018, and $290.3 million at December 31, 2017. We assumed $276.8 million in short-term FHLB borrowings in the Coastway acquisition, which were paid off in the first quarter.

        In August 2018, we issued $35.0 million in fixed to floating rate subordinated notes. The notes bear interest at an annual fixed rate of 5.625% until September 1, 2023 at which time the interest resets quarterly to an interest rate per annum equal to the three month LIBOR plus 278 basis points. The notes are carried on the consolidated balance sheet net of issuance costs of $1.2 million, which are being amortized over the period to maturity date.

        The following table sets forth information concerning balances and interest rates on our borrowings at the dates and for the periods indicated:

		At or For the Year Ended December 31,
	At or For the Three Months Ended March 31, 2019
		2018	2017	2016
	(dollars in thousands)
FHLB Advances:
Balance outstanding at end of year	$355,935	$519,936	$290,365	$275,119
Average amount outstanding during the year	$392,483	$291,782	$278,663	$248,678
Maximum outstanding at any month end	$519,936	$519,936	$310,119	$280,121
Weighted average interest rate during the year	2.35%	1.88%	1.78%	2.03%
Weighted average interest rate at end of year	2.34%	2.39%	1.59%	1.82%
Subordinated Debt:
Balance outstanding at end of year	$35,000	$35,000	$—	$—
Average amount outstanding during the year	$35,000	$11,890	$—	$—
Maximum outstanding at any month end	$35,000	$35,000	$—	$—
Weighted average interest rate during the year	6.05%	6.47%	—%	—%
Weighted average interest rate at end of year	5.63%	5.63%	—%	—%

        Stockholders' equity.    Total stockholders' equity was $363.4 million at March 31, 2019, $357.6 million at December 31, 2018 compared to $343.5 million at December 31, 2017.

Comparison of Results of Operations for the Three Months Ended March 31, 2019 and 2018

HarborOne Bancorp, Inc. Consolidated

        Overview.    Consolidated net income for the three months ended March 31, 2019 was $2.1 million compared to net income of $2.3 million for the three months ended March 31, 2018.

        Average Balances and Yields.    The following table sets forth average balance sheets, annualized average yields and costs, and certain other information for the periods indicated, on a consolidated basis. Interest income on tax-exempt securities has been adjusted to a fully taxable-equivalent basis using a federal tax rate of 21%. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	Three Months Ended March 31,
	2019			2018
	Average Outstanding Balance	Interest	Yield/ Cost	Average Outstanding Balance	Interest	Yield/ Cost
	(dollars in thousands)
Interest-earning assets:
Loans(1)	$3,016,943	$34,723	4.67%	$2,248,119	$22,915	4.13%
Investment securities(2)	260,211	1,886	2.94	227,362	1,541	2.75
Other interest-earning assets	37,971	483	5.16	37,346	274	2.97

Total interest-earning assets	3,315,125	37,092	4.54	2,512,827	24,730	3.99

Noninterest-earning assets	252,882			125,640

Total assets	$3,568,007			$2,638,467

Interest-bearing liabilities:
Savings accounts	$484,963	364	0.30	$332,414	135	0.17
NOW accounts	136,954	25	0.07	125,602	20	0.06
Money market accounts	794,477	2,760	1.41	716,380	1,385	0.78
Certificates of deposit	812,992	4,512	2.25	496,839	1,718	1.40
Brokered deposits	99,341	582	2.38	78,930	265	1.36

Total interest-bearing deposits	2,328,727	8,243	1.44	1,750,165	3,523	0.82
FHLB advances	392,483	2,275	2.35	253,359	1,038	1.66
Subordinated debentures	33,822	505	6.05	—	—	—

Total borrowings	426,305	2,780	2.64	253,359	1,038	1.66

Total interest-bearing liabilities	2,755,032	11,023	1.62	2,003,524	4,561	0.92

Noninterest-bearing liabilities:
Noninterest-bearing deposits	400,573			260,455
Other noninterest-bearing liabilities	52,219			31,457

Total liabilities	3,207,824			2,295,436
Total equity	360,183			343,031

Total liabilities and equity	$3,568,007			$2,638,467

Tax equivalent net interest income		26,069			20,169
Tax equivalent interest rate spread(3)			2.92%			3.07%

Less: tax equivalent adjustment		39			45

Net interest income as reported		$26,030			$20,124

Net interest-earning assets(4)	$560,093			$509,303

Net interest margin(5)			3.18%			3.25%
Tax equivalent effect			0.01			0.01

Net interest margin on a fully tax equivalent basis			3.19%			3.26%

Ratio of interest-earning assets to interest-bearing liabilities	120.33%			125.42%
Supplemental information:
Total deposits, including demand deposits	$2,729,300	$8,243		$2,010,620	$3,523
Cost of total deposits			1.22%			0.71%
Total funding liabilities, including demand deposits	$3,155,605	$11,023		$2,263,979	$4,561
Cost of total funding liabilities			1.42%			0.82%

(1)
Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2)
Includes securities available for sale and securities held to maturity. Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 21%. The yield on investments before tax equivalent adjustments was 2.88% and 2.67% for the quarters ended March 31, 2019 and 2018, respectively.

(3)
Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4)
Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(5)
Net interest margin represents net interest income divided by average total interest-earning assets.

        Rate/Volume Analysis.    The following table presents, on a tax equivalent basis, the effects of changing rates and volumes on our net interest income for the periods indicated, on a consolidated basis. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume.

	Three Months Ended March 31, 2019 v. 2018
	Increase (Decrease) Due to Changes in
			Total Increase (Decrease)
	Volume	Rate
	(in thousands)
Interest-earning assets:
Loans	$7,319	$4,489	$11,808
Investment securities	219	126	345
Other interest-earning assets	5	204	209

Total interest-earning assets	7,543	4,819	12,362

Interest-bearing liabilities:
Savings accounts	46	183	229
NOW accounts	2	3	5
Money market accounts	141	1,234	1,375
Certificates of deposit	784	2,010	2,794
Brokered deposit	57	260	317

Total interest-bearing deposits	1,030	3,690	4,720
FHLB advances	452	785	1,237
Subordinated debentures	505	—	505

Total borrowings	957	785	1,742

Total interest-bearing liabilities	1,987	4,475	6,462

Change in net interest income	$5,556	$344	$5,900

        Interest and Dividend Income.    Interest and dividend income increased $12.4 million, or 50.1%, to $37.1 million for the three months ended March 31, 2019, compared to $24.7 million for the three months ended March 31, 2018. The increase was primarily due to an $11.8 million, or 51.5%, increase in interest on loans and loans held for sale to $34.7 million for the three months ended March 31, 2019 from $22.9 million for the three months ended March 31, 2018. The increase in loan interest income was attributable to a 34.2% increase in average loans outstanding as a result of the Coastway acquisition and organic growth, as well as the shift in mix to higher yielding commercial loans. The average yield on loans and loans held for sale increased 54 basis points. Interest and dividend income on securities increased by $351,000 or 23.5%, from $1.5 million for the three months ended March 31, 2018 to $1.8 million for the three months ended March 31, 2019, due to an increase in average balances of securities and a 19 basis point increase in the average yield. Income on other interest-earning assets increased $209,000 primarily due to an increase in FHLB dividends.

        Interest Expense.    Interest expense increased $6.5 million, or 141.7%, to $11.0 million for the three months ended March 31, 2019 from $4.6 million for the three months ended March 31, 2018. The increase resulted from a $4.7 million increase in interest expense on deposits and a $1.2 million increase in interest expense on FHLB borrowings. Additionally, subordinated debt of $35.0 million was issued in the third quarter of 2018 resulting in interest expense of $505,000 for the quarter ended March 31, 2019. The increase in interest expense on deposits resulted from a 33.1% increase in average balances and a 62 basis point increase in the cost of deposits. Increases in the average balances was driven by the Coastway acquisition and organic growth. The increase in rates was driven by new products with higher rates and an overall competitive deposit market. The average balance of certificates of deposit increased by $316.2 million, or 63.6%, and the cost of certificates of deposits was 2.25% for the first quarter of 2019 compared to 1.40% for the first quarter of 2018. The cost of money market deposits increased 63 basis points to 1.41% for the three months ended March 31, 2019 compared to 0.78% for the three months ended March 31, 2018 and the average balance increased 10.9%. Savings account balances increased 45.8% and there was a 13 basis point increase in the cost of savings accounts as compared to the prior year quarter. The increase in interest expense on FHLB advances reflects the 54.9% increase in the average balance and the 69 basis point increase in rate when comparing the three months ended March 31, 2019 and 2018. The quarter ended March 31, 2019 also includes interest on $35.0 million of subordinated notes of $505,000 and no such expense in the prior year quarter.

        Net Interest and Dividend Income.    Net interest and dividend income on a tax equivalent basis increased $5.9 million, or 29.3%, to $26.1 million for the three months ended March 31, 2019 from $20.2 million for the three months ended March 31, 2018, primarily a result of the Coastway acquisition and organic commercial loan and deposit account growth. The tax equivalent net interest spread decreased 15 basis points to 2.92% for the three months ended March 31, 2019 from 3.07% for the three months ended March 31, 2018, and net interest margin on a tax equivalent basis decreased by seven basis points to 3.19% for the three months ended March 31, 2019 from 3.26% for the three months ended March 31, 2018.

        Income Tax Provision.    The provision for income taxes and the effective tax rate for the three months ended March 31, 2019 was $356,000 and 14.7%, respectively, compared to $814,000 and 26.5%, respectively, for the three months ended March 31, 2018. Income tax expense for the quarter ended March 31, 2019 was impacted by the 2014 Massachusetts state tax refund of $320,000 recognized in the quarter.

        Segments.    We have two reportable segments: HarborOne Bank and HarborOne Mortgage. Revenue from HarborOne Bank consists primarily of interest earned on loans and investment securities and service charges on deposit accounts. Revenue from HarborOne Mortgage is comprised of interest earned on loans and fees received as a result of the residential mortgage origination, sale and servicing process. Effective April 3, 2018, the Bank's residential mortgage lending division was consolidated with HarborOne Mortgage. Residential real estate portfolio loans are originated by HarborOne Mortgage and purchased by the Bank.

        The table below shows the results of operations for our segments, HarborOne Bank and HarborOne Mortgage, for the three months ended March 31, 2019 and 2018, and the increase or decrease in those results:

	HarborOne Bank				HarborOne Mortgage
	Three Months Ended March 31,		Increase (Decrease)		Three Months Ended March 31,		Increase (Decrease)
	2019	2018	Dollars	Percent	2019	2018	Dollars	Percent
	(dollars in thousands)
Net interest and dividend income	$26,419	$19,867	$6,552	33.0%	$109	$206	$(97)	(47.1)%
Provision for loan losses	857	808	49	6.1	—	—	—	—

Net interest income, after provision for loan losses	25,562	19,059	6,503	34.1	109	206	(97)	(47.1)
Mortgage banking income:
Changes in mortgage servicing rights fair value	(570)	199	(769)	(386.4)	(1,581)	823	(2,404)	(292.1)
Other	222	522	(300)	(57.5)	6,431	5,739	692	12.1

Total mortgage banking income (loss)	(348)	721	(1,069)	(148.3)	4,850	6,562	(1,712)	(26.1)
Other noninterest income (loss)	5,352	4,051	1,301	32.1	(12)	15	(27)	(180.0)

Total noninterest income	5,004	4,772	232	4.9	4,838	6,577	(1,739)	(26.4)
Noninterest expense	24,865	20,423	4,442	21.7	7,352	6,771	581	8.6

Income (loss) before income taxes	5,701	3,408	2,293	67.3	(2,405)	12	(2,417)	NM
Provision (benefit) for income taxes	1,446	910	536	58.9	(845)	4	(849)	NM

Net income (loss)	$4,255	$2,498	$1,757	70.3%	$(1,560)	$8	$(1,568)	NM %

  NM: not meaningful

HarborOne Bank Segment

Results of Operations for the Three Months Ended March 31, 2019 and 2018

        Net Income.    The Bank's net income increased by $1.8 million to $4.3 million for the three months ended March 31, 2019 from $2.5 million for the three months ended March 31, 2018. Pre-tax income was $5.7 million for the three months ended March 31, 2019, a $2.3 million increase from the three months ended March 31, 2018. The increase in pre-tax income reflects a $6.6 million increase in net interest income and a $232,000 increase in noninterest income partially offset by an increase of $49,000 in provision for loan losses and an increase in noninterest expense of $4.4 million. The provision for income taxes increased $536,000.

        Provision for Loan Losses.    The Bank recorded a provision for loan losses of $857,000 for the three months ended March 31, 2019 and $808,000 for the three months ended March 31, 2018. The provisions primarily reflect the continued growth in commercial loans and the need for replenishment driven by charge-off activity. Net charge-offs were $230,000 for the three months ended March 31, 2019 compared to $434,000 for the same period in 2018. Asset quality remained strong with nonperforming assets of $19.3 million and nonperforming assets to total assets of 0.53% at March 31, 2019 as compared to $17.2 million and 0.63%, respectively, at March 31, 2018.

        Noninterest Income.    Total noninterest income increased to $5.0 million for the three months ended March 31, 2019 compared to $4.8 million for the prior year period. The following table sets forth the components of noninterest income:

	Three Months Ended March 31, Increase (Decrease)
	2019	2018	Dollars	Percent
	(dollars in thousands)
Gain on sale of mortgage loans	$—	$142	$(142)	(100.0)%
Intersegment loss	(159)	—	(159)	(100.0)
Processing, underwriting and closing fees	—	31	(31)	(100.0)
Secondary market loan servicing fees, net of guarantee fees	381	349	32	9.2
Changes in mortgage servicing rights fair value	(570)	199	(769)	(386.4)

Total mortgage banking income	(348)	721	(1,069)	(148.3)%

Deposit account fees	3,778	2,967	811	27.3
Income on retirement plan annuities	96	112	(16)	(14.3)
Bank-owned life insurance income	253	239	14	5.9
Other	1,225	733	492	67.1

Total noninterest income	$5,004	$4,772	$232	4.9%

Originated mortgage servicing rights included in gain on sale of mortgage loans	$—	$98	$(98)	(100.0)%

        The primary reasons for the variances within the noninterest income categories shown in the preceding table are noted below:

        The decrease in total mortgage banking income reflects the consolidation of the Bank's residential mortgage lending division into HarborOne Mortgage at the start of the second quarter of 2018.

        The change in the MSRs fair value is consistent with the 28 basis point decrease in the 10-year Treasury Constant Maturity rate. As interest rates fall, prepayment speeds tend to increase and MSR fair value decreases.

        The increase in deposit account fees reflects increased debit card interchange income from the addition of Coastway accounts.

        The increase in other income was primarily due to interest rate swap fee income. For the quarter ended March 31, 2019, swap fee income was $612,000 as compared to $418,000 for the prior year quarter. The increase was also a result of increased fees on commercial loans, income generated from the office space rental of former Coastway properties and increased cash surrender value on life insurance.

        Noninterest Expense.    Total noninterest expense increased to $24.9 million for the three months ended March 31, 2019 compared to $20.4 million for the prior year period. The following table sets forth the components of noninterest expense:

	Three Months Ended March 31,		Increase (Decrease)
	2019	2018	Dollars	Percent
	(dollars in thousands)
Compensation and benefits	$13,954	$11,568	$2,386	20.6%
Occupancy and equipment	3,696	2,675	1,021	38.2
Data processing expenses	2,010	1,540	470	30.5
Loan expenses	518	361	157	43.5
Marketing	877	946	(69)	(7.3)
Deposit expenses	350	330	20	6.1
Postage and printing	446	311	135	43.4
Professional fees	705	759	(54)	(7.1)
Foreclosed and repossessed assets	(71)	63	(134)	(212.7)
Deposit insurance	666	494	172	34.8
Other expenses	1,714	1,376	338	24.6

Total noninterest expense	$24,865	$20,423	$4,442	21.7%

        The primary reasons for the significant variances within the noninterest expense categories shown in the preceding table are noted below:

        Compensation and benefits increased primarily due to an increase in salary expense reflecting the additional Coastway employees, annual increases and other additional staffing needs to support Company initiatives.

        The increase in occupancy and equipment expense reflects the addition of nine branches from Coastway.

        The increase in data processing expense primarily reflects the increase in accounts from the Coastway acquisition.

        The increase in deposit insurance reflects increased deposit balances.

        Other expenses increased primarily due to the Coastway acquisition. The quarter ended March 31, 2019 included $618,000 of amortization on the core deposit intangible recorded in the acquisition and no such expense in the 2018 quarter. The quarter ended March 31, 2018 included expenses for the Coastway acquisition in the amount of $485,000 and no such expense in the 2019 quarter.

HarborOne Mortgage Segment

Results of Operations for the Three Months Ended March 31, 2019 and 2018

        Net Income.    HarborOne Mortgage recorded a net loss of $1.6 million for the three months ended March 31, 2019, as compared to net income of $8,000 for the three months ended March 31, 2018. HarborOne Mortgage segment's results are heavily impacted by prevailing rates, refinancing activity and home sales.

        Noninterest Income.    Total noninterest income decreased to $4.8 million for the three months ended March 31, 2019 as compared to $6.6 million for the prior year period. Noninterest income is primarily from mortgage banking income for which the following table provides further detail:

	Three Months Ended March 31,		Increase (Decrease)
	2019	2018	Dollars	Percent
	(dollars in thousands)
Gain on sale of mortgage loans	$4,612	$4,182	$430	10.3%
Intersegment gain	159	—	159	100.0
Processing, underwriting and closing fees	729	600	129	21.5
Secondary market loan servicing fees net of guarantee fees	931	957	(26)	(2.7)
Changes in mortgage servicing rights fair value	(1,581)	823	(2,404)	(292.1)

Total mortgage banking income	$4,850	$6,562	$(1,712)	(26.1)%

Originated mortgage servicing rights included in gain on sale of mortgage loans	$165	$484	$(319)	(65.9)%
Change in 10-year Treasury Constant Maturity rate in basis points	(28)	33

        The primary reasons for the significant variances in the noninterest income category shown in the preceding table are noted below:

        The change in the MSRs fair value is consistent with change in the 10-year Treasury Constant Maturity rate. As interest rates fall, prepayment speeds increase and resulting in a decrease in MSR fair value.

        The gain on sale of mortgages increased despite flat residential mortgage originations primarily as a result of increased margins during the quarter ended March 31, 2019.

        The following table provides additional loan production detail:

	Three Months Ended March 31,
	2019		2018
	Loan Amount	% of Total	Loan Amount	% of Total
	(dollars in thousands)
Source
Retail Offices	$158,233	100.0%	$139,725	88.3%
Third Party	—	—	18,551	11.7

Total	$158,233	100.0%	$158,276	100.0%

Product Type
Conventional	$91,663	57.9%	$100,911	63.7%
Government	27,767	17.6	42,528	26.9
State Housing Agency	17,236	10.9	—	—
Jumbo	21,540	13.6	14,837	9.4
Seconds	27	—	—	—

Total	$158,233	100.0%	$158,276	100.0%

Purpose
Purchase	$124,332	78.6%	$112,273	70.9%
Refinance	31,011	19.6	44,732	28.3
Construction	2,890	1.8	1,271	0.8

Total	$158,233	100.0%	$158,276	100.0%

        Noninterest Expense.    Total noninterest expense increased to $7.4 million for the three months ended March 31, 2019 compared to $6.8 million for the prior year period. The following tables set forth the components of noninterest:

	Three Months Ended March 31,		Increase (Decrease)
	2019	2018	Dollars	Percent
	(dollars in thousands)
Compensation and benefits	$5,357	$4,904	$453	9.2%
Occupancy and equipment	746	595	151	25.4
Data processing expenses	36	13	23	176.9
Loan expenses	753	901	(148)	(16.4)
Marketing	81	53	28	52.8
Postage and printing	36	43	(7)	(16.3)
Professional fees	210	128	82	64.1
Other expenses	133	134	(1)	(0.7)

Total noninterest expense	$7,352	$6,771	$581	8.6%

        The primary reasons for the significant variances within the noninterest expense categories shown in the preceding table are noted below:

        Compensation and benefits increased for the quarter ended March 31, 2019 due to additional employees from the Coastway acquisition and HarborOne Bank employees that were part of the residential lending division's consolidation with HarborOne Mortgage. Additionally the quarter ended March 31, 2019 includes severance of $295,000, reflecting continued efforts to right size HarborOne Mortgage in response to economic conditions.

        The increase in occupancy and equipment expense reflects increased lease and maintenance expense.

Comparison of Results of Operations for the Years Ended December 31, 2018 and 2017

HarborOne Bancorp, Inc. Consolidated

        Overview.    Consolidated net income for the year ended December 31, 2018 was $11.4 million compared to net income of $10.4 million for the year ended December 31, 2017. The 2018 results include merger expenses of $5.1 million and one quarter of normal operating income and expense from acquired Coastway operations, and a $746,000 life insurance death benefit. Items impacting 2017 net income include a $1.2 million reversal of a contingent consideration accrual for the acquisition of HarborOne Mortgage that was settled in the fourth quarter and is included in other income, an accrual of $925,000 to freeze the director's post retirement benefit plan included in other expenses and a charge of $243,000 related to the revaluation of our net deferred tax assets as a result of the enactment of the Tax Cuts and Jobs Act of 2017 (the "Tax Act of 2017"), which is included in the income tax provision.

        Average Balances and Yields.    The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated, on a consolidated basis. Interest income on tax-exempt securities has been adjusted to a fully taxable-equivalent, or "FTE," basis using a federal tax rate of 21% for the year ended December 31, 2018 and 35% for the years ended December 31, 2017 and 2016. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	Year Ended December 31,
	2018			2017			2016
	Average Outstanding Balance	Interest	Yield/ Cost	Average Outstanding Balance	Interest	Yield/ Cost	Average Outstanding Balance	Interest	Yield/ Cost
	(dollars in thousands)
Interest-earning assets:
Loans(1)	$2,474,644	$107,637	4.35%	$2,165,806	$83,853	3.87%	$1,931,271	$69,867	3.62%
Investment securities(2)	238,580	6,660	2.79	207,071	5,574	2.69	173,131	4,423	2.55
Other interest-earning assets	50,912	1,591	3.12	81,082	1,160	1.43	46,448	777	1.66

Total interest-earning assets	2,764,136	115,888	4.19	2,453,959	90,587	3.69	2,150,850	75,067	3.49

Noninterest-earning assets	160,762			127,548			127,721

Total assets	$2,924,898			$2,581,507			$2,278,571

Interest-bearing liabilities:
Savings accounts	$375,436	755	0.20	$357,777	644	0.18	$314,304	548	0.17
NOW accounts	130,143	86	0.07	126,093	79	0.06	120,661	76	0.06
Money market accounts	704,876	6,762	0.96	662,482	3,843	0.58	622,032	2,804	0.45
Certificates of deposit	645,901	11,800	1.83	466,535	5,545	1.19	449,607	5,188	1.15
Brokered deposits	68,719	1,160	1.69	75,050	851	1.13	10,114	94	0.93

Total interest-bearing deposits	1,925,075	20,563	1.07	1,687,937	10,962	0.65	1,516,718	8,710	0.57
FHLB advances	291,782	5,474	1.88	278,663	4,974	1.78	248,678	5,051	2.03
Subordinated debentures	11,457	741	6.47	—	—	—	—	—	—

Total borrowings	303,239	6,215	2.05	278,663	4,974	1.78	248,678	5,051	2.03

Total interest-bearing liabilities	2,228,314	26,778	1.20	1,966,600	15,936	0.81	1,765,396	13,761	0.78

Noninterest-bearing liabilities:
Noninterest-bearing deposits	308,441			249,035			221,212
Other noninterest-bearing liabilities	39,802			30,179			29,855

Total liabilities	2,576,557			2,245,814			2,016,463
Total equity	348,341			335,693			262,108

Total liabilities and equity	$2,924,898			$2,581,507			$2,278,571

Tax equivalent net interest income		89,110			74,651			61,306
Tax equivalent interest rate spread(3)			2.99%			2.88%			2.71%

Less: tax equivalent adjustment		180			303			311

Net interest income as reported		$88,930			$74,348			$60,995

Net interest-earning assets(4)	$535,822			$487,359			$385,454

Net interest margin(5)			3.22%			3.03%			2.84%
Tax equivalent effect			—			0.01			0.01

Net interest margin on a fully tax equivalent basis			3.22%			3.04%			2.85%

Ratio of interest-earning assets to interest-bearing liabilities	124.05%			124.78%			121.83%
Supplemental information:
Total deposits, including demand deposits	$2,233,516	$20,563		$1,936,972	$10,962		$1,737,930	$8,710
Cost of total deposits			0.92%			0.57%			0.50%
Total funding liabilities, including demand deposits	$2,536,755	$26,778		$2,215,635	$15,936		$1,986,608	$13,761
Cost of total funding liabilities			1.06%			0.72%			0.69%

(1)
Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2)
Includes securities available for sale and securities held to maturity. Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 21% for December 31, 2018 and 35% for all other periods presented. The yield on investments before tax equivalent adjustments was 2.72%, 2.55% and 2.37% for the years ended December 31, 2018, 2017 and 2016 respectively.

(3)
Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4)
Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(5)
Net interest margin represents net interest income divided by average total interest-earning assets.

        Rate/Volume Analysis.    The following table presents, on a tax equivalent basis, the effects of changing rates and volumes on our net interest income for the periods indicated, on a consolidated basis. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume.

	Year Ended December 31, 2018 v. 2017			Year Ended December 31, 2017 v. 2016
	Increase (Decrease) Due to Changes in			Increase (Decrease) Due to Changes in
			Total Increase (Decrease)			Total Increase (Decrease)
	Volume	Rate		Volume	Rate
	(in thousands)
Interest-earning assets:
Loans	$11,166	$12,618	$23,784	$8,064	$5,922	$13,986
Investment securities	822	264	1,086	831	320	1,151
Other interest-earning assets	(311)	742	431	503	(120)	383

Total interest-earning assets	11,677	13,624	25,301	9,398	6,122	15,520

Interest-bearing liabilities:
Savings accounts	31	80	111	67	29	96
NOW accounts	3	4	7	3	—	3
Money market accounts	232	2,687	2,919	173	866	1,039
Certificates of deposit	1,654	4,601	6,255	186	171	357
Brokered deposit	(67)	376	309	475	282	757

Total interest-bearing deposits	1,853	7,748	9,601	904	1,348	2,252
FHLB advances	228	272	500	577	(654)	(77)
Subordinated debentures	741	—	741	—	—	—

Total borrowings	969	272	1,241	577	(654)	(77)

Total interest-bearing liabilities	2,822	8,020	10,842	1,481	694	2,175

Change in net interest income	$8,855	$5,604	$14,459	$7,917	$5,428	$13,345

        Interest and Dividend Income.    Interest and dividend income increased $25.4 million, or 28.2% in 2018, compared to 2017, primarily reflecting the repositioning of the balance sheet to higher yielding commercial loans and rising interest rates. Loan interest income increased $23.8 million to $107.6 million, average loans increased by $308.8 million and the yield increased 48 basis points from a year ago.

        Interest Expense.    Compared to 2017, interest expense for the year ended December 31, 2018 increased $10.8 million, or 68.0% to $26.8 million from $15.9 million. The increase reflects an increase in average interest-bearing deposits of 14.0% combined with a 42 basis point increase in cost of deposit funds and an increase in average FHLB borrowings of 4.7% combined with a 10 basis point increase in borrowing costs. The cost of deposit funds was significantly impacted by rising rates in a competitive deposit market. We also issued $35.0 million in subordinated debentures in the third quarter of 2018 at annual fixed rate of 5.625%. The rate adjusts quarterly after September 30, 2023. The notes are carried on the balance sheet net of issuance costs of $1.2 million, which are being amortized over the period to maturity as an adjustment to the yield.

        Net Interest and Dividend Income.    Compared to 2017, net interest and dividend income for the year ended December 31, 2018 increased $14.6 million, or 19.6%, to $88.9 million from $74.3 million. The tax equivalent net interest spread increased 11 basis points to 2.99% for the year ended December 31, 2018 from 2.88% for the year ended December 31, 2017, and net interest margin on a tax equivalent basis increased 18 basis points to 3.22% for the year ended December 31, 2018 from 3.04% for the year ended December 31, 2017.

        Segments.    We have two reportable segments: HarborOne Bank and HarborOne Mortgage. Revenue from HarborOne Bank consists primarily of interest earned on loans and investment securities and service charges on deposit accounts. Revenue from HarborOne Mortgage is comprised of interest earned on loans and fees received as a result of the residential mortgage origination, sale and servicing process. The table below shows the results of operations for our segments, HarborOne Bank and HarborOne Mortgage, for the years ended December 31, 2018 and 2017, and the increase or decrease in those results.

	HarborOne Bank				HarborOne Mortgage
	Year Ended December 31,		Increase (Decrease)		Year Ended December 31,		Increase (Decrease)
	2018	2017	Dollars	Percent	2018	2017	Dollars	Percent
	(dollars in thousands)
Net interest and dividend income	$88,478	$72,495	$15,983	22.0%	$1,018	$1,707	$(689)	(40.4)%
Provision for loan losses	3,828	2,416	1,412	58.4	—	—	—	—

Net interest income, after provision for loan losses	84,650	70,079	14,571	20.8	1,018	1,707	(689)	(40.4)
Mortgage banking income:
Changes in mortgage servicing rights fair value	(375)	(785)	410	52.2	(1,021)	(1,271)	250	19.7
Other	2,024	2,740	(716)	(26.1)	29,981	36,511	(6,530)	(17.9)

Total mortgage banking income	1,649	1,955	(306)	(15.7)	28,960	35,240	(6,280)	(17.8)
Other noninterest income	18,587	17,295	1,292	7.5	2	44	(42)	(95.5)

Total noninterest income	20,236	19,250	986	5.1	28,962	35,284	(6,322)	(17.9)
Noninterest expense	86,586	74,460	12,126	16.3	31,639	34,181	(2,542)	(7.4)

Income (loss) before income taxes	18,300	14,869	3,431	23.1	(1,659)	2,810	(4,469)	(159.0)
Provision (benefit) for income taxes	3,463	7,382	(3,919)	(53.1)	(262)	(998)	736	73.7

Net income (loss)	$14,837	$7,487	$7,350	98.2%	$(1,397)	$3,808	$(5,205)	(136.7)%

HarborOne Bank Segment

Results of Operations for the Years Ended December 31, 2018 and 2017

        Net Income.    Bank net income for the year ended December 31, 2018 increased $7.4 million to $14.8 million from $7.5 million for the year ended December 31, 2017. The increase in net income reflects an increase of $16.0 million in net interest income, an increase of $986,000 in noninterest income, and a decrease in provision for income taxes of $3.9 million partially offset by a $1.4 million increase in provision for loan losses and an increase in noninterest expense of $12.1 million. Results of operations for 2018 include one quarter of income and expense from Coastway.

        Provision for Loan Losses.    We recorded a provision for loan losses of $3.8 million for the year ended December 31, 2018 compared to $2.4 million for the year ended December 31, 2017. The provision reflects the continued growth in commercial loans shifting the composition of the loan portfolio to a higher percentage of commercial lending, which requires a higher level of loan loss reserves than loans secured by automobiles and residential property. This was offset by decreased general reserves on residential real estate due to a decrease in balance, excluding loans acquired from Coastway, and a decrease in allocated reserves due to charge-offs on impaired loans. For the year ended December 31, 2018, HarborOne Bank recorded net charge-offs of $1.7 million compared to $895,000 for the year ended December 31, 2017. Additionally, nonaccrual loans declined modestly to $17.7 million at December 31, 2018 from $17.9 million at December 31, 2017.

        Noninterest Income.    Compared to the year ended December 31, 2017, total noninterest income for the year ended December 31, 2018 increased $986,000, or 5.1%, to $20.2 million from $19.3 million. The following table sets forth the components on non-interest income:

	Year Ended December 31,		Increase (Decrease)
	2018	2017	Dollars	Percent
	(dollars in thousands)
Gain on sale of mortgage loans	$784	$1,141	$(357)	(31.3)%
Intersegment loss	(206)	—	(206)	(100.0)
Processing, underwriting and closing fees	43	144	(101)	(70.1)
Secondary market loan servicing fees, net of guarantee fees	1,403	1,455	(52)	(3.6)
Changes in mortgage servicing rights fair value	(375)	(785)	410	52.2

Total mortgage banking income	1,649	1,955	(306)	(15.7)%

Deposit account fees	13,500	12,311	1,189	9.7
Income on retirement plan annuities	433	454	(21)	(4.6)
Gain on sale of consumer loans	—	66	(66)	(100.0)
Gain on sale and call of securities	5	—	5	100.0
Bank-owned life insurance income	1,728	1,024	704	68.8
Other	2,921	3,440	(519)	(15.1)

Total noninterest income	$20,236	$19,250	$986	5.1%

Originated mortgage servicing rights included in gain on sale of mortgage loans	$1,160	$588	$572	97.3%

        The primary reasons for the variances within the noninterest income categories shown in the preceding tables are noted below:

        The decrease in total mortgage banking income reflects the consolidation of HarborOne Bank's residential lending division into HarborOne Mortgage in April 2018. The gain on sale of mortgage loans includes a $395,000 gain on the residential real estate portfolio loan sale.

        The increase in deposit account fees reflects increased debit card interchange income and a higher deposit base.

        The increase in bank-owned life insurance reflects the receipt of a death benefit in the amount of $746,000.

        The decrease in other income was primarily due to a $1.2 million reversal of contingent consideration for the HarborOne Mortgage earn-out agreement that was recognized in 2017 with no such reversal in 2018, partially offset by an increase of $359,000 in swap fee income.

        Noninterest Expense.    Noninterest expense for the year ended December 31, 2018 increased $12.1 million, or 16.3% to $86.6 million from $74.5 million for the year ended December 31, 2017. The following table sets forth the components on noninterest expense:

	Year Ended December 31,		Increase (Decrease)
	2018	2017	Dollars	Percent
	(dollars in thousands)
Compensation and benefits	$47,312	$41,795	$5,517	13.2%
Occupancy and equipment	10,630	9,526	1,104	11.6
Data processing expenses	6,696	6,044	652	10.8
Loan expenses	1,569	1,460	109	7.5
Marketing	3,111	3,454	(343)	(9.9)
Deposit expenses	1,321	1,349	(28)	(2.1)
Postage and printing	1,310	1,177	133	11.3
Professional fees	2,804	3,264	(460)	(14.1)
Foreclosed and repossessed assets	94	62	32	51.6
Deposit insurance	2,097	1,717	380	22.1
Merger expenses	5,092	—	5,092	100.0
Other expenses	4,550	4,612	(62)	(1.3)

Total noninterest expense	$86,586	$74,460	$12,126	16.3%

        The primary reasons for the significant variances within the noninterest expense categories shown in the preceding table are noted below:

        Compensation and benefits increased primarily due to an increase of $3.0 million in salary expense, $1.4 million in incentive expense, a full year of share-based compensation expense resulting in an increase of $1.4 million, partially offset by a decrease in commission expense of $724,000. The increase in salary expense primarily reflects increased headcount and annual salary increases. The decrease in commission expense reflects the consolidation of HarborOne Bank's residential lending division into HarborOne Mortgage.

        The increase in occupancy and equipment expense primarily reflects increased software licensing costs and other technology and equipment costs as we invested in technologies to support HarborOne Bank's growth.

        The increase in data processing expense primarily reflects increased debit card processing fees due to an increase in accounts with debit cards.

        The increase in deposit insurance reflects increased deposit balances.

        Fluctuations in marketing expenses and professional fees are generally due to timing and can fluctuate due to strategic efforts.

        Merger expenses were recorded as result of the acquisition of Coastway.

        Income Tax Provision.    For the year ended December 31, 2018, HarborOne Bank recorded an expense of $3.5 million representing an effective tax rate of 18.9%. For the year ended December 31, 2017, the tax provision expense was $7.4 million representing an effective tax rate of 49.6%. The effective tax rate decrease reflects the impact of the enactment of the Tax Act of 2017. The Tax Act of 2017 resulted in significant changes to the U.S. tax code, including a reduction in the top corporate income tax rate from 35% to 21% effective January 1, 2018. In addition, as a result of the reduction in tax rate, HarborOne Bank revalued its net deferred tax asset as of the enactment date and recorded an additional $2.0 million tax provision in 2017.

HarborOne Mortgage Segment

Results of Operations for the Year Ended December 31, 2018 and 2017

        Net Income.    HarborOne Mortgage recorded a net loss of $1.4 million for the year ended December 31, 2018 as compared to and net income of $3.8 million for the year ended December 31, 2017. The HarborOne Mortgage segment's results are heavily impacted by prevailing rates, refinancing activity and home sales.

        Noninterest Income.    For the years ended December 31, 2018 and 2017, noninterest income totaled $29.0 million and $35.3 million, respectively. Noninterest income is primarily from mortgage banking income for which the following table provides further detail:

	Year Ended December 31,		Increase (Decrease)
	2018	2017	Dollars	Percent
	(dollars in thousands)
Gain on sale of mortgage loans	$22,368	$29,394	$(7,026)	(23.9)%
Intersegment gain	206	—	206	100.0
Processing, underwriting and closing fees	3,561	3,519	42	1.2
Secondary market loan servicing fees net of guarantee fees	3,846	3,598	248	6.9
Changes in mortgage servicing rights fair value	(1,021)	(1,271)	250	19.7

Total mortgage banking income	$28,960	$35,240	$(6,280)	(17.8)%

Originated mortgage servicing rights included in gain on sale of mortgage loans	$1,361	$2,227	$(866)	(38.9)%
Change in 10-year Treasury Constant Maturity rate in basis points	29	(5)

        For the years ended December 31, 2018 and 2017, HarborOne Mortgage originated $866.9 million and $1.02 billion, respectively of residential mortgage loans. The following tables provide additional loan production detail:

	Year Ended December 31,
	2018		2017
	Loan Amount	% of Total	Loan Amount	% of Total
	(dollars in thousands)
Source
Retail Offices	$805,963	93.0%	$819,905	80.0%
Third Party	60,982	7.0	204,812	20.0

Total	$866,945	100.0%	$1,024,717	100.0%

Product Type
Conventional	$524,526	60.5%	$594,860	58.1%
Government	191,627	22.1	341,266	33.3
State Housing Agency	61,767	7.1	20,240	2.0
Jumbo	88,969	10.3	67,551	6.6
Seconds	56	—	799	0.0

Total	$866,945	100.0%	$1,024,716	100.0%

Purpose
Purchase	$698,893	80.6%	$808,264	78.9%
Refinance	151,443	17.5	216,029	21.1
Construction	16,609	1.9	424	—

Total	$866,945	100.0%	$1,024,717	100.0%

        HarborOne Mortgage acquired its primary third party originator, Cumberland Mortgage, in January of 2018 and subsequently discontinued the third party program due to compressing spreads on third party originations. The primary reasons for the significant variances in the noninterest income category shown in the preceding tables are noted below:

        Overall, gain on sale of mortgage loans decreased $7.0, million or 23.9%, due to decreased residential mortgage demand as a result of decreased refinance and purchase activity in 2018 due to higher mortgage interest rates combined with lower home inventory for sale. Included in the gain on mortgage sales was $1.4 million of originated mortgage servicing rights for the year ended December 31, 2018 as compared to $2.2 million for the year ended December 31, 2017.

        Processing, underwriting and closing fees increased, due to fee increases partially offset by volume decreases.

        Secondary market loan servicing fees, net of guarantee fees increased consistent with an increase in the average balance of the serviced portfolio. The unpaid balance of the servicing portfolio totaled $1.39 billion at December 31, 2018 and 2017.

        During the year ended December 31, 2018, the fair value of mortgage servicing rights decreased $1.0 million as compared to a decrease of $1.3 million in 2017. The 10 year Treasury Constant Maturity rate, or "10 year CMT," increased 29 basis points for the year ended December 31, 2018 as compared to a decrease of 5 basis points for the year ended December 31, 2017. Decreasing interest rates generally result in a decrease in mortgage servicing rights fair value as the assumed prepayment speeds of the underlying mortgage loans tend to increase. Conversely, as interest rates rise and prepayment speeds slow, mortgage servicing rights fair value tends to increase. The negative change for the year despite the higher interest rates reflects reductions from loans paid off being greater than the positive fair value adjustment for the period. At December 31, 2018 and 2017, mortgage servicing rights were $16.3 million and $16.0 million, respectively.

        Noninterest Expense.    Noninterest expense decreased $2.5 million or 7.4%, to $31.6 million for the year ended December 31, 2018 from $34.2 million. The following table sets forth the components on noninterest expense:

	Year Ended December 31,		Increase (Decrease)
	2018	2017	Dollars	Percent
	(dollars in thousands)
Compensation and benefits	$23,513	$24,851	$(1,338)	(5.4)%
Occupancy and equipment	2,558	2,179	379	17.4
Data processing expenses	93	113	(20)	(17.7)
Loan expenses	3,812	5,421	(1,609)	(29.7)
Marketing	222	141	81	57.4
Postage and printing	147	170	(23)	(13.5)
Professional fees	701	586	115	19.6
Other expenses	593	720	(127)	(17.6)

Total noninterest expense	$31,639	$34,181	$(2,542)	(7.4)%

        Generally, HarborOne Mortgage expenses decreased consistent with the decreased mortgage loan volume. Occupancy and equipment expense increased due to expenses related to the conversion to a new mortgage origination system as part of the residential mortgage group integration.

        Fluctuations in marketing expenses and professional fees are generally due to timing.

        Income Tax Provision.    For the year ended December 31, 2018, HarborOne Mortgage recorded a tax benefit of $262,000 and for the year ended December 31, 2017, a tax benefit of $998,000. The net tax benefit in 2017 was due to a $2.2 million benefit recorded as a result of the revaluation of net deferred tax liabilities, primarily related to mortgage servicing rights, due to the Tax Act of 2017.

Comparison of Results of Operations for the Years Ended December 31, 2017 and 2016

HarborOne Bancorp, Inc. Consolidated

        Overview.    Consolidated net income for the year ended December 31, 2017 was $10.4 million compared to net income of $5.9 million for the year ended December 31, 2016. Items impacting 2017 net income include a $1.2 million reversal of a contingent consideration accrual for the acquisition of HarborOne Mortgage that was settled in the fourth quarter and is included in other income, an accrual of $925,000 to freeze the director's post retirement benefit plan included in other expenses and a charge of $243,000 related to the revaluation of our net deferred tax assets as a result of the enactment of the Tax Act of 2017, which is included in the income tax provision. The 2016 results include a one-time, pre-tax contribution of $4.8 million to establish the HarborOne Foundation.

        Interest and Dividend Income.    Interest and dividend income increased $15.5 million, or 20.8%, in 2017, compared to 2016, primarily reflecting the repositioning of the balance sheet to higher yielding commercial loans. Loan interest income increased $14.0 million to $83.9 million, average loans increased by $234.5 million and the yield increased 25 basis points from a year earlier.

        Interest Expense.    Compared to 2016, interest expense for the year ended December 31, 2017 increased $2.2 million, or 15.8%, to $15.9 million from $13.8 million. The increase reflects an increase in average interest-bearing deposits of 11.3% combined with an 8 basis point increase in cost of deposit funds, partially offset by an increase in average FHLB borrowings of 12.1% that was tempered by a 25 basis point decrease in borrowing costs. Borrowing maturities repriced at lower rates during 2017 resulting in the 25 basis point improvement in borrowing costs.

        Net Interest and Dividend Income.    Compared to 2016, net interest and dividend income for the year ended December 31, 2017 increased $13.4 million, or 21.9%, to $74.3 million from $61.0 million. The tax equivalent net interest spread increased 17 basis points to 2.88% for the year ended December 31, 2017 from 2.71% for the year ended December 31, 2016, and net interest margin on a tax equivalent basis increased 19 basis points to 3.04% for the year ended December 31, 2017 from 2.85% for the year ended December 31, 2016.

        The table below shows our results of operations for our segments, HarborOne Bank and HarborOne Mortgage, for the years ended December 31, 2017 and 2016, the increase or decrease in those results.

	HarborOne Bank				HarborOne Mortgage
	Year Ended December 31,		Increase (Decrease)		Year Ended December 31,		Increase (Decrease)
	2017	2016	Dollars	Percent	2017	2016	Dollars	Percent
	(dollars in thousands)
Net interest and dividend income	$72,495	$59,122	$13,373	22.6%	$1,707	$1,873	$(166)	(8.9)%
Provision for loan losses	2,416	4,172	(1,756)	(42.1)	—	—	—	—

Net interest income, after provision for loan losses	70,079	54,950	15,129	27.5	1,707	1,873	(166)	(8.9)
Mortgage banking income:
Changes in mortgage servicing rights fair value	(785)	(778)	(7)	0.9	(1,271)	(352)	(919)	261.1
Other	2,740	4,857	(2,117)	(43.6)	36,511	47,272	(10,761)	(22.8)

Total mortgage banking income	1,955	4,079	(2,124)	(52.1)	35,240	46,920	(11,680)	(24.9)
Other noninterest income	17,295	16,091	1,204	7.5	44	13	31	238.5

Total noninterest income	19,250	20,170	(920)	(4.6)	35,284	46,933	(11,649)	(24.8)
Noninterest expense	74,460	68,255	6,205	9.1	34,181	41,663	(7,482)	(18.0)

Income before income taxes	14,869	6,865	8,004	116.6	2,810	7,143	(4,333)	(60.7)
Provision (benefit) for income taxes	7,382	2,195	5,187	236.3	(998)	3,076	(4,074)	(132.4)

Net income	$7,487	$4,670	$2,817	60.3%	$3,808	$4,067	$(259)	(6.4)%

HarborOne Bank Segment

        Net Income.    Bank net income for the year ended December 31, 2017 increased $2.8 million to $7.5 million from $4.7 million for the year ended December 31, 2016. The increase in net income reflects an increase of $13.4 million in net interest income and a $1.8 million decrease in provision for loan losses partially offset by a $920,000 decrease in noninterest income, a $6.2 million increase in noninterest expense, and a $5.2 million increase in the income tax provision.

        Provision for Loan Losses.    We recorded a provision for loan losses of $2.4 million for the year ended December 31, 2017 compared to $4.2 million for the year ended December 31, 2016. The provision reflects the continued growth in commercial loans shifting the composition of the loan portfolio to a higher percentage of commercial lending, which requires a higher level of loan loss reserves than loans secured by automobiles and residential property. Despite a similar commercial portfolio growth level in 2017 as compared to 2016, the provision was lower in 2017 due to updated peer data that resulted in lower general reserve rates on the commercial portfolio. Due to a lack of historical loss experience for our commercial real estate and commercial loan portfolio, we utilize peer loss data for general reserves. The level of net charge-offs was flat, recording $895,000 for the year ended December 31, 2017 as compared to $904,000 for the year ended December 31, 2016. Additionally, credit quality improved as nonaccrual loans declined to $17.9 million at December 31, 2017 from $21.2 million at December 31, 2016.

        Noninterest Income.    Compared to the year ended December 31, 2016, total noninterest income for the year ended December 31, 2017 decreased $920,000, or 4.6%, to $19.3 million from $20.2 million.

        Total mortgage banking income decreased $2.1 million, or 52.1%, primarily due to a decrease in mortgage loan originations and sales of approximately 50.0% as compared to 2016. The higher mortgage interest rates and tight real estate inventories contributed to the decreased demand for residential real estate loans.

        Other noninterest income increased $1.2 million, or 7.5%, primarily due to a $1.2 million reversal of contingent consideration for the HarborOne Mortgage earn-out agreement that was settled in full in the fourth quarter of 2017. The earn-out was settled in anticipation of a consolidation of HarborOne Mortgage and the Bank's residential mortgage lending division in 2018. In addition, deposit account fees increased $647,000, or 5.6%, primarily due to increased debit card interchange income.

        Noninterest Expense.    Noninterest expense for the year ended December 31, 2017 increased $6.2 million, or 9.1%, to $74.5 million from $68.3 million for the year ended December 31, 2016.

        Compensation and benefits increased $2.3 million, or 5.9%. Contributing to the increase was a $1.9 million increase in salary expense due to a full year of expense for commercial lending and credit support staff and annual salary increases. Also contributing to the increase was the issuance of equity awards in 2017 that amounted to $1.5 million in expense. The increases were partially offset by a $703,000 decrease in supplemental retirement expense due to additional expenses in 2016 for full vesting of the supplemental retirement for an executive.

        Occupancy and equipment increased $963,000, or 11.3%, primarily due to increased software licensing costs and other technology and equipment costs.

        Marketing increased $1.0 million, or 42.9%, related to marketing costs to broaden our market reach and brand name recognition.

        Professional fees increased $1.2 million, or 59.2%, due to increased consulting and audit and tax expenses.

        Other expenses increased $858,000, or 22.8%, and primarily reflects a $925,000 expense accrual to freeze the director postretirement benefit plan.

        Income Tax Provision.    For the year ended December 31, 2017, HarborOne Bank recorded an expense of $7.4 million representing an effective tax rate of 49.6%. For the year ended December 31, 2016, the tax provision expense was $2.2 million representing an effective tax rate of 32.0%. The effective tax rate increase reflects the impact of the enactment of the Tax Act of 2017. The Tax Act of 2017 resulted in significant changes to the U.S. tax code, including a reduction in the top corporate income tax rate from 35% to 21% effective January 1, 2018. As a result of the reduction in tax rate, HarborOne Bank revalued its net deferred tax asset as of the enactment date and recorded an additional $2.0 million tax provision in 2017.

HarborOne Mortgage Segment

Results of Operations for the Year Ended December 31, 2017 and 2016

        Net Income.    HarborOne Mortgage recorded net income $3.8 million for the year ended December 31, 2017 as compared to $4.1 million for the year ended December 31, 2016. The HarborOne Mortgage segment's results are heavily impacted by prevailing rates, refinancing activity and home sales.

        Noninterest Income.    For the years ended December 31, 2017 and 2016, noninterest income totaled $35.3 million and $46.9 million, respectively. Noninterest income is primarily from mortgage banking income.

        For the years ended December 31, 2017 and 2016, HarborOne Mortgage originated $1.02 billion and $1.36 billion, respectively of residential mortgage loans. The following tables provide additional loan production detail:

	Year Ended December 31,
	2017		2016
	Loan Amount	% of Total	Loan Amount	% of Total
	(dollars in thousands)
Source
Retail Offices	$819,905	80.0%	$1,070,722	78.9%
Third Party	204,812	20.0	286,761	21.1

Total	$1,024,717	100.0%	$1,357,483	100.0%

Product Type
Conventional	$594,860	60.5%	$865,972	63.8%
Government	341,266	22.1	419,794	30.9
State Housing Agency	20,240	7.1	55,867	4.1
Jumbo	67,551	10.3	15,131	1.1
Seconds	799	0.0	719	—

Total	$1,024,716	100.0%	$1,357,483	100.0%

Purpose
Purchase	$808,264	80.6%	$881,381	64.9%
Refinance	216,029	17.5	476,102	35.1
Construction	424	1.9	—	—

Total	$1,024,717	100.0%	$1,357,483	100.0%

        Overall, gain on sale of mortgage loans decreased $10.8 million, or 22.8%, due to decreased residential mortgage demand largely as a result of decreased refinance activity in 2017. Included in the gain on mortgage sales was $2.2 million of originated mortgage servicing rights for the year ended December 31, 2017 as compared to $7.4 million for the year ended December 31, 2016. The decrease in originated mortgage servicing rights was due to a decrease in the volume of servicing-retained sales in 2017 due in part to better pricing on servicing-released mortgage sales in 2017.

        Processing, underwriting and closing fees decreased $1.1 million, or 23.2%, consistent with the decrease in origination volume.

        Secondary market loan servicing fees, net of guarantee fees increased $1.1 million, or 42.9%, due to the increase in loans serviced. At December 31, 2017, the unpaid balance of the servicing portfolio totaled $1.39 billion as compared to $1.21 billion at December 31, 2016.

        During the year ended December 31, 2017, the fair value of mortgage servicing rights decreased $1.3 million as compared to a decrease of $352,000 in 2016. The 10 year CMT decreased 5 basis points for the year ended December 31, 2017 as compared to an increase of 18 basis points for the year ended December 31, 2016. The 10 year CMT decreased 50 basis points in the first quarter of 2016 and, despite increasing over the course of the year, the losses recorded during 2016 were not fully recovered. Decreasing interest rates generally result in a decrease in mortgage servicing rights fair value as the assumed prepayment speeds of the underlying mortgage loans tend to increase. Conversely, as interest rates rise and prepayment speeds slow, mortgage servicing rights fair value tends to increase. At December 31, 2017 and 2016, mortgage servicing rights were $16.0 million and $15.1 million, respectively.

        Noninterest Expense.    Noninterest expense decreased $7.5 million, or 18.0%, to $34.2 million for the year ended December 31, 2017 from $41.7 million.

        Compensation and benefits decreased $5.0 million, or 16.6%, due to the decrease in closed loan volume in 2017 as compared to 2016 resulting in a decrease in commission expense of $3.8 million. Additionally, HarborOne Mortgage paid $281,000 in incentives and other benefits in 2017 as compared to $1.3 million in 2016.

        Occupancy and equipment increased $511,000, or 30.7%, primarily due to a conversion to a new mortgage origination system in anticipation of the integration of HarborOne Mortgage and HarborOne Bank's residential lending group.

        Loan expense decreased $2.9 million, or 34.5%, due to the decrease in closed loan volume in 2017 as compared to 2016.

Asset Quality

        The following table provides information with respect to our nonperforming assets and troubled debt restructurings at the dates indicated. We did not have any accruing loans past due 90 days or more at the dates presented.

		December 31,
	March 31, 2019
		2018	2017	2016	2015	2014
	(dollars in thousands)
Nonaccrual loans:
Residential real estate:
One- to four-family	$12,104	$12,120	$13,308	$16,456	$25,841	$31,333
Second mortgages and equity lines of credit	1,636	1,649	876	1,686	2,386	1,102
Commercial real estate	—	298	312	—	173	1,241
Commercial construction	—	—	130	134	136	—
Commercial	4,235	3,087	3,038	2,674	558	1,053
Consumer	308	557	191	230	333	555

Total nonaccrual loans(1)	18,283	17,711	17,855	21,180	29,427	35,284
Other real estate owned and repossessed assets:
One- to four-family residential real estate owned	641	556	665	1,767	2,286	2,915
Other repossessed assets	342	193	97	—	61	11

Total nonperforming assets	19,266	18,460	18,617	22,947	31,774	38,210

Performing troubled debt restructurings	18,056	17,899	20,377	25,134	24,963	26,814

Total nonperforming assets and performing troubled debt restructurings	$37,322	$36,359	$38,994	$48,081	$56,737	$65,024

Total nonperforming loans to total loans(2)	0.61%	0.59%	0.81%	1.06%	1.69%	2.12%
Total nonperforming assets and performing troubled debt restructurings to total assets	1.02%	1.00%	1.45%	1.96%	2.62%	3.18%
Total nonperforming assets to total assets	0.53%	0.51%	0.69%	0.94%	1.47%	1.87%

(1)
$3.6 million, $4.3 million and $6.1 million of troubled debt restructurings are included in total nonaccrual loans at March 31, 2019, December 31, 2018 and 2017, respectively.

(2)
Total loans are presented before allowance for loan losses, but include deferred loan origination costs (fees), net.

        Income related to impaired loans included in interest income for the three months ended in March 31, 2019 and 2018 amounted to $552,000 and $584,000, respectively. If nonperforming and restructured loans had been performing in accordance with their original terms, we estimate the income earned on those loans to be $552,000 and $584,000 for the three months ended March 31, 2019 and 2018, respectively.

        Income related to impaired loans included in interest income for the years ended December 31, 2018, 2017 and 2016 amounted to $1.8 million, $2.3 million and $2.7 million, respectively. If nonperforming and restructured loans had been performing in accordance with their original terms, we estimate the income earned on those loans to be $2.1 million, $2.3 million and $2.7 million for the years ended December 31, 2018, 2017 and 2016, respectively.

        Classified Assets.    Federal regulations require us to review and classify assets on a regular basis. In addition, the FDIC and the Massachusetts Commissioner of Banks have the authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. "Substandard assets" must have one or more defined weaknesses and are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. "Doubtful assets" have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as "loss" is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. When management classifies a loan as substandard or doubtful, a specific allowance for loan losses may be established. If management classifies a loan as loss, an amount equal to 100.0% of the portion of the loan classified loss is charged to the allowance for loan losses. The regulations also provide for a "special mention" category, described as loans that do not currently expose us to a sufficient degree of risk to warrant classification, but do possess credit deficiencies or potential weaknesses deserving our close attention. We utilize a ten grade internal loan rating system for commercial real estate, commercial construction and commercial loans. Loans not rated consist primarily of residential construction loans and certain smaller balance commercial real estate and commercial loans that are managed by exception.

        The following table presents our risk rated loans considered classified or special mention in accordance with our internal risk rating system:

		December 31,
	March 31, 2019
		2018	2017	2016
	(in thousands)
Classified loans:
Substandard	$5,661	$4,398	$1,990	$2,287
Doubtful	1,728	1,930	827	387
Loss	—	—	—	—

Total classified loans	7,389	6,328	2,817	2,674

Special mention	26,922	30,296	818	261

Total criticized loans	$34,311	$36,624	$3,635	$2,935

        None of the special mention assets at March 31, 2019, December 31, 2018, 2017 or 2016 were on nonaccrual. The majority of the increase in special mention loans at December 31, 2018 was caused by a $14.5 million commercial construction loan, a $6.2 million commercial real estate loan and a $4.4 million commercial real estate loan acquired from Coastway, which was downgraded after the acquisition.

        At March 31, 2019, our allowance for loan losses was $21.3 million, or 0.71% of total loans and 116.41% of nonperforming loans. At December 31, 2018, our allowance for loan losses was

$20.7 million, or 0.69% of total loans and 116.62% of nonperforming loans. At December 31, 2017, our allowance for loan losses was $18.5 million, or 0.84% of total loans and 103.55% of nonperforming loans. The allowance for loan losses as a percent of total loans outstanding decreased from 0.84% at December 31, 2018 to 0.69% at December 31, 2017 due primarily to the addition of Coastway loans. Loans acquired are recorded at fair value and have no corresponding allowance for loan losses as a result. Nonperforming loans at March 31, 2019 were $18.3 million, or 0.61% of total loans as compared to nonperforming loans at December 31, 2018 of $17.7 million, or 0.59% of total loans and $17.9 million, or 0.81% of total loans, at December 31, 2017. The allowance for loan losses is maintained at a level that represents management's best estimate of losses in the loan portfolio at the balance sheet date. However, there can be no assurance that the allowance for loan losses will be adequate to cover losses which may be realized in the future or that additional provisions for loan losses will not be required.

        Delinquencies.    The following table provides information about delinquencies in our loan portfolio at the dates indicated.

				At December 31,
	At March 31, 2019			2018			2017			2016			2015			2014
	Days Past Due			Days Past Due			Days Past Due			Days Past Due			Days Past Due			Days Past Due
	30 - 59	60 - 89	90 or more	30 - 59	60 - 89	90 or more	30 - 59	60 - 89	90 or more	30 - 59	60 - 89	90 or more	30 - 59	60 - 89	90 or more	30 - 59	60 - 89	90 or more
	(in thousands)
Residential real estate:
One- to four-family	$4,342	$2,583	$4,503	$1,283	$4,554	$6,516	$3,269	$1,116	$5,267	$4,955	$1,873	$7,964	$5,779	$419	$9,978	$8,072	$1,455	$14,670
Second mortgages and equity lines of credit	485	389	674	846	237	754	256	110	296	588	190	724	610	164	844	937	645	590
Commercial real estate	348	—	—	—	—	298	—	312	—	—	—	—	—	—	173	—	—	279
Commercial construction	—	—	—	—	—	—	—	—	—	—	—	134	—	—	136	—	—	—
Commercial	1,564	276	2,541	34	550	2,575	2	—	260	55	—	387	18	—	—	2,466	39	349
Consumer	1,784	417	247	2,140	502	457	1,673	364	183	2,081	338	173	2,272	385	193	3,429	532	328

Total	$8,523	$3,665	$7,965	$4,303	$5,843	$10,600	$5,200	$1,902	$6,006	$7,679	$2,401	$9,382	$8,679	$968	$11,324	$14,904	$2,671	$16,216

        The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated:

				December 31,
	March 31, 2019			2018			2017			2016			2015			2014
	Amount	% of Allowance Amount to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance Amount to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance Amount to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance Amount to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance Amount to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance Amount to Total Allowance	% of Loans in Category to Total Loans
	(dollars in thousands)
Residential real estate:
One- to four-family	$2,605	12.24%	31.60%	$2,681	12.98%	31.63%	$3,375	18.25%	30.98%	$4,193	24.70%	34.09%	$5,000	36.50%	41.07%	$6,968	50.01%	46.51%
Second mortgages and equity lines of credit	465	2.18	5.15	508	2.46	5.31	525	2.84	4.07	770	4.54	4.68	816	5.96	5.74	787	5.65	5.78
Residential construction	50	0.23	0.49	50	0.24	0.49	100	0.54	0.54	163	0.96	0.72	105	0.77	0.57	225	1.61	0.88
Commercial real estate	10,351	48.64	31.80	10,059	48.70	31.35	7,835	42.38	29.95	7,150	42.14	24.93	4,365	31.86	15.34	2,628	18.86	8.62
Commercial construction	2,670	12.55	5.29	2,707	13.11	5.42	1,810	9.79	5.33	761	4.49	2.22	476	3.47	1.50	227	1.62	0.70
Commercial	2,819	13.25	10.00	2,286	11.07	9.30	2,254	12.19	5.00	1,920	11.32	5.05	1,454	10.61	4.07	1,095	7.86	2.87
Consumer	1,109	5.21	15.67	1,154	5.59	16.50	1,000	5.41	24.12	780	4.60	28.31	830	6.06	31.71	1,255	9.01	34.64

Total general and allocated allowance	20,069	94.30	100.00%	19,445	94.15	100.00%	16,899	91.40	100.00%	15,737	92.75	100.00%	13,046	95.23	100.00%	13,185	94.62	100.00%

Unallocated	1,213	5.70		1,210	5.85		1,590	8.60		1,231	7.25		654	4.77		749	5.38

Total	$21,282	100.00%		$20,655	100.00%		$18,489	100.00%		$16,968	100.00%		$13,700	100.00%		$13,934	100.00%

        Allowance for Loan Losses.    The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed and generally do not exceed the time frame provided in The Uniform Retail Credit Classification and Account Management Policy. Subsequent recoveries, if any, are credited to the allowance.

        The allowance for loan losses is evaluated on a regular basis by management. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. The allowance consists of general, allocated and unallocated components, as further described below.

        General component.    The general component of the allowance for loan losses is based on historical and peer loss experience adjusted for qualitative factors stratified by our loan segments, each portfolio segment is further segregated by purchased loans not deemed impaired. Management uses a rolling average of historical losses based on a time frame appropriate to capture relevant loss data for each loan segment except commercial real estate and commercial loans. Due to the lack of historical loss experience for our commercial real estate and commercial loan portfolio, we utilize peer loss data. Adjustments to loss rates are considered for the following qualitative factors: levels/trends in delinquencies; trends in volume and terms of loans; effects of changes in risk selection and underwriting standards and other changes in lending policies, procedures and practices; experience/ability/depth of lending management and staff; and national and local economic trends and conditions. There were no changes in our policies or methodology pertaining to the general component of the allowance for loan losses during the three months ended March 31, 2019 or the year ended December 31, 2018. The qualitative factors are determined based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

        Residential real estate—We generally do not originate portfolio loans with a loan-to-value ratio greater than 80 percent without obtaining private mortgage insurance and does not generally grant loans that would be classified as subprime upon origination. We generally have first or second liens on property securing equity lines of credit. Loans in this segment are generally collateralized by residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, can have an effect on the credit quality in this segment.

        Residential construction—Residential construction loans include loans to build one- to four-family owner-occupied properties, which are subject to the same credit quality factors as residential real estate loans.

        Commercial real estate—Loans in this segment are primarily secured by income-producing properties and owner occupied commercial properties in southeastern New England. The underlying cash flows generated by the properties and operations can be adversely impacted by a downturn in the local economy, which can lead to increased vacancy rates and diminished cash flows, which in turn, could have an effect on the credit quality in this segment. Management obtains financial statements annually and continually monitors the cash flows of these loans.

        Commercial construction—Commercial construction loans may include speculative real estate development loans for which payment is derived from lease or sale of the property. Credit risk is affected by cost overruns, time to lease or sell at an adequate price, and market conditions.

        Commercial—Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer or business spending, could have an effect on the credit quality in this segment.

        Consumer—Loans in this segment are generally secured by automobiles or are unsecured and repayment is dependent on the credit quality of the individual borrower.

        Allocated component.    The allocated component relates to loans that are classified as impaired. Residential real estate, commercial, commercial real estate and construction loans are evaluated for impairment on a loan-by-loan basis. Impairment is determined by nonaccrual status, whether a loan is subject to a troubled debt restructuring agreement or in the case of certain loans, based on the internal credit rating. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, except for troubled debt restructuring, or "TDR," we do not separately identify individual consumer loans for impairment evaluation.

        A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

        We periodically may agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a TDR. All TDRs are initially classified as impaired. Impairment is measured by either the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent. An allowance is established when the discounted cash flows or collateral value of the impaired loan is lower than the carrying value of that loan.

        Unallocated component.    The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating allocated and general reserves in the portfolio. The unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. Additionally our unseasoned commercial portfolio and use of peer group data to establish general reserves for the commercial portfolio adds another element of imprecision to management's estimates.

        Analysis of Loan Loss Experience.    The following table sets forth an analysis of the allowance for loan losses for the periods indicated:

	Three Months Ended March 31,		Year EndedDecember 31,
	2019	2018	2018	2017	2016	2015	2014
	(dollars in thousands)
Allowance at beginning of year	$20,655	$18,489	$18,489	$16,968	$13,700	$13,934	$14,529

Provision for loan losses	857	808	3,828	2,416	4,172	1,257	2,589

Charge offs:
Residential real estate:
One- to four-family	(20)	—	(50)	(126)	(346)	(860)	(2,223)
Second mortgages and equity lines of credit	—	(345)	—	(18)	(56)	(161)	(352)
Commercial real estate	—	(140)	(94)	—	—	—	(67)
Commercial construction	—		—	—	—	—	(67)
Commercial	(40)	—	(990)	(134)	(27)	—	(229)
Consumer	(266)	—	(847)	(1,039)	(935)	(1,007)	(949)

Total charge-offs	(326)	(485)	(1,981)	(1,317)	(1,364)	(2,028)	(3,887)

Recoveries:
Residential real estate:
One- to four-family	—	5	1	96	203	358	393
Second mortgages and equity lines of credit	14	2	49	70	66	—	—
Commercial real estate	5	—	—	—	—	—	—
Commercial construction	—	—	—	—	—	—	130
Commercial	13	1	14	16	9	7	2
Consumer	64	43	255	240	182	172	178

Total recoveries	96	51	319	422	460	537	703

Net charge-offs	(230)	(434)	(1,662)	(895)	(904)	(1,491)	(3,184)

Allowance at end of year	$21,282	$18,863	$20,655	$18,489	$16,968	$13,700	$13,934

Total loans outstanding	$2,995,336	$2,233,153	$2,980,252	$2,188,322	$1,988,784	$1,731,071	$1,651,687
Average loans outstanding	$2,987,611	$2,208,191	$2,474,644	$2,165,806	$1,931,271	$1,746,346	$1,618,958
Allowance for loan losses as a percent of total loans outstanding	0.71%	0.84%	0.69%	0.84%	0.85%	0.79%	0.84%
Annualized net loans charged off as a percent of average loans outstanding	0.03%	0.08%	0.07%	0.04%	0.05%	0.09%	0.20%
Allowance for loan losses to nonperforming loans	116.41%	115.51%	116.62%	103.55%	80.11%	46.56%	39.49%

        We recorded a provision for loan losses of $857,000 and $808,000 for the three months ended March 31, 2019 and 2018, respectively. The provisions primarily reflect the continued growth in commercial loans and the need for replenishment driven by charge-off activity.

        For the years ended December 31, 2018 and 2017, we recorded a provision for loan losses of $3.8 million and $2.4 million, respectively. The provisions primarily reflect loan loss allocations commensurate with commercial loan growth and other changes in the loan portfolio.

        Changes in the provision for loan losses are also based on management's assessment of loan portfolio growth and composition changes, historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions.

Management of Market Risk

        Net Interest Income Analysis.    HarborOne Bank uses income simulation as the primary tool for measuring interest-rate risk inherent in our balance sheet at a given point in time by showing the effect on net interest income, over specified time frames and using different interest rate shocks and ramps. The assumptions include, but are not limited to, management's best assessment of the effect of changing interest rates on the prepayment speeds of certain assets and liabilities, projections for account balances in each of the product lines offered and the historical behavior of deposit rates and balances in relation to changes in interest rates. These assumptions are inherently changeable, and as a result, the model is not expected to precisely measure net interest income or precisely predict the impact of fluctuations in interest rates on net interest income. Actual results will differ from the simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in the balance sheet composition and market conditions. Assumptions are supported with quarterly back testing of the model to actual market rate shifts.

        As of March 31, 2019, net interest income simulation results for HarborOne Bank indicated that our exposure over one year to changing interest rates was within our guidelines. The following table presents the estimated impact of interest rate changes on our estimated net interest income over one year:

March 31, 2019
Changes in Interest Rates (basis points)(1)	Change in Net Interest Income Year One (% change from year one base)
+300	2.00%
(100)	(3.60)%

(1)
The calculated change in net interest income assumes an instantaneous parallel shift of the yield curve.

        Economic Value of Equity Analysis.    HarborOne Bank also uses the net present value of equity at risk, or "EVE," methodology. This methodology calculates the difference between the present value of expected cash flows from assets and liabilities. The comparative scenarios assume an immediate parallel shift in the yield curve up 300 basis points and down 100 basis points.

        The board of directors and management review the methodology's measurements for both net interest income and EVE on a quarterly basis to determine whether the exposure resulting from the changes in interest rates remains within established tolerance levels and develops appropriate strategies to manage this exposure.

        The table below sets forth, as of March 31, 2019, the estimated changes in the net economic value of equity that would result from the designated changes in the United States Treasury yield curve under an instantaneous parallel shift for HarborOne Bank. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

At March 31, 2019
				EVE as a Percentage of Economic Value of Assets
		Estimated Increase (Decrease) in EVE
Changes in Interest Rates (basis points)(1)	Estimated EVE			EVE Ratio(2)	Changes in Basis Points
		Amount	Percent
(dollars in thousands)
+300	$533,902	$(4,073)	(0.8)%	15.8%	1.08
0	537,975	—	—	14.7	—
–100	484,281	(53,694)	(10.0)	13.0	(1.71)

(1)
Assumes instantaneous parallel changes in interest rates.

(2)
EVE Ratio represents EVE divided by the economic value of assets.

Liquidity Management and Capital Resources

        Liquidity measures our ability to meet both current and future financial obligations of a short and long term nature. Liquidity planning is necessary for us to ensure it has the ability to respond to the needs of its customers as well as opportunities for earnings enhancements. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows, calls of investment securities and prepayments and sales on loans are greatly influenced by general interest rates, economic conditions and competition.

        We have both a liquidity and contingent liquidity policy. The management of both policies is monitored by ALCO which is responsible for establishing and monitoring liquidity targets as well as strategies to meet these targets. The projected cash flows are stress tested quarterly to estimate the needs for contingent funding outside of the normal course of business. To supplement liquidity, we have available collateral at the Federal Home Loan Bank of Boston, Federal Reserve Bank of Boston and Co-operative Central Bank. At March 31, 2019, HarborOne Bank had $507.0 million of additional borrowing capacity available at the FHLB of Boston, $76.5 million at the Federal Reserve Bank of Boston and $5.0 million with the Co-Operative Central Bank. At March 31, 2019, HarborOne Bank had $355.9 million of borrowings outstanding with the FHLB of Boston.

        Our cash flows are composed of three primary classifications: cash flows from operating activities, investing activities and financing activities as reported in our Consolidated Statements of Cash Flows included in our Consolidated Financial Statements.

        Our most liquid assets are cash and cash equivalents. The level of these assets is dependent on our operating, financing, lending and investing activities during any given period. At March 31, 2019 cash and cash equivalents totaled $101.6 million.

        Our cash flows are composed of three primary classifications: cash flows from operating activities, investing activities and financing activities. Net cash provided by operating activities was $20.1 million and $28.7 million for the three months ended March 31, 2019 and 2018, respectively. Net cash used in investing activities, which consists primarily of disbursements for loan originations and loan purchases and the purchase of securities, offset by principal collections on loans, proceeds from the sale and maturity of securities, and sales of other real estate owned, and paydowns on mortgage-backed securities, was $11.9 million and $51.3 million for the three months ended March 31, 2019 and 2018, respectively. Net cash as a result of financing activities, consisting primarily of the activity in deposit accounts and FHLB advances and results from our strategy of managing growth and cash flows to preserve capital ratios and reduce expenses. Net cash used by financing activities was $12.1 million for the three months ended March 31, 2019. Net cash provided by financing activities was $49.1 million for the three months ended March 31, 2018.

        HarborOne Bank is subject to various regulatory capital requirements. At March 31, 2019, HarborOne Bank exceeded all regulatory capital requirements and was considered "well capitalized" under regulatory guidelines. See "Supervision and Regulation—Federal Banking Regulation—Capital Requirements" and Note 21 of the Notes to our Consolidated Financial Statements.

        At March 31, 2019, we had outstanding commitments to originate loans of $96.0 million and unadvanced funds on loans of $408.3 million. We anticipate that we will have sufficient funds available to meet our current loan origination commitments. Certificates of deposit that are scheduled to mature in less than one year from March 31, 2019 totaled $624.4 million. Management expects, based on historical experience, that a substantial portion of the maturing certificates of deposit will be renewed. However, if a substantial portion of these deposits is not retained, we may use FHLB advances or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

Off-Balance Sheet Arrangements and Contractual Obligations

        Commitments We are a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of our customers. These financial instruments include commitments to extend credit, which involve elements of credit and interest rate risk in excess of the amount recognized in the accompanying Consolidated Balance Sheets. The contract amount of these instruments reflects the extent of involvement we have in these particular classes of financial instruments. We use the same credit policies in making commitments as we do for on-balance sheet instruments. Our exposure to credit loss is represented by the contractual amount of the instruments. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments and unadvanced funds on lines-of-credit generally have fixed expiration dates and may expire without being drawn upon. Therefore, the total commitment amount does not necessarily represent future cash requirements. We evaluate each customer's creditworthiness on a case-by-case basis. In addition, from time to time we enter into commitments to sell mortgage loans that we originate. For additional information, see Note 16 of the Notes to our Consolidated Financial Statements.

        Contractual Obligations.    We are obligated to make future payments according to various contracts. The following table presents the expected future payments of contractual obligations aggregated by obligation type at March 31, 2019. FHLB advances payments are assumed to be at call date, subordinated notes are assumed to be a redemption date and certificate of deposits are assumed to occur at maturity.

	One year or less	More than one year to three years	More than three years to five years	More than five years	Total
	(in thousands)
FHLB long-term advances	$120,000	$108,750	$198	$987	$229,935
Subordinated debt	—	—	35,000	—	35,000
Certificates of deposit	624,363	273,581	25,881	—	923,825
Operating leases	2,354	2,942	1,695	2,859	9,850

Total contractual obligations	$746,717	$385,273	$62,774	$3,846	$1,198,610

Impact of Inflation and Changing Prices

        Our Consolidated Financial Statements, including the notes thereto, and related financial data presented in this prospectus have been prepared in accordance with U.S. GAAP. U.S. GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration of changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

SUPERVISION AND REGULATION

General

        The Bank is a Massachusetts stock co-operative bank and will be the wholly-owned subsidiary of New HarborOne, a Massachusetts corporation that will be a fully public stock holding company. New HarborOne will become a registered bank holding company. As a bank holding company, New HarborOne will be subject to regulation, examination and supervision by the Federal Reserve under the Bank Holding Company Act of 1956, as amended, or the "BHCA," and the Massachusetts Commissioner of Banks under Massachusetts law.

        As a Massachusetts-chartered co-operative bank, the Bank is subject to regulation, supervision and examination by the Massachusetts Commissioner of Banks under Massachusetts law. The Bank's Rhode Island branches are also subject to regulation, supervision and examination by the Rhode Island Department of Business Regulation, Division of Banking, or the "RI Division of Banking." The Bank's deposits are insured up to applicable limits by the FDIC and by the Share Insurance Fund established by Massachusetts General Laws for amounts in excess of the FDIC insurance limits. The Bank must also comply with consumer protection regulations issued by the Consumer Financial Protection Bureau, or the "CFPB," as enforced by the FDIC. Additionally, under the Dodd-Frank Act, the Federal Reserve may directly examine the subsidiaries of a bank holding company, including the Bank.

        The federal and state regulatory framework applicable to bank holding companies and their subsidiaries is intended primarily for the protection of depositors and the deposit insurance funds, rather than for the protection of other creditors or shareholders. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies concerning the establishment of deposit insurance assessment fees, classification of assets and establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulatory requirements and policies, whether by the Massachusetts legislature, the Massachusetts Commissioner of Banks, the FDIC, the Federal Reserve or the United States Congress, could have a material adverse impact on New HarborOne and the Bank's financial condition and results of operations.

        Set forth below are certain material regulatory requirements that are applicable to the Bank and will be applicable to New HarborOne. This description of statutes and regulations is not intended to be a complete description of such statutes and regulations and their effects on the Bank and New HarborOne.

Regulation of New HarborOne

        General.    In connection with the conversion, New HarborOne will become a bank holding company within the meaning of the BHCA." As such, New HarborOne will be subject to regulation, supervision and examination by the Federal Reserve, which has the authority, among other things, to order bank holding companies to cease and desist from unsafe or unsound banking practices; to assess civil money penalties; and to order termination of non-banking activities or termination of ownership and control of a non-banking subsidiary by a bank holding company.

        Source of Strength.    Under the BHCA, as amended by the Dodd-Frank Act, New HarborOne will be required to serve as a source of financial strength for the Bank. This support may be required at times when New HarborOne may not have the resources to provide support to the Bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a bank subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

        Acquisitions and Activities.    The BHCA prohibits a bank holding company, without prior approval of the Federal Reserve, from acquiring all or substantially all the assets of a bank; acquiring control of a bank; merging or consolidating with another bank holding company; or acquiring direct or indirect ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, the acquiring bank holding company would control more than 5% of any class of the voting shares of such other bank or bank holding company.

        The BHCA also prohibits a bank holding company from engaging directly or indirectly in activities other than those of banking, managing or controlling banks or furnishing services to its subsidiary banks. However, a bank holding company may engage in and may own shares of companies engaged in certain activities that the Federal Reserve has determined to be closely related to banking or managing and controlling banks.

        Limitations on Acquisitions of Company Common Stock.    The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting securities of a bank holding company with a class of securities registered under Section 12 of the Exchange Act would constitute the acquisition of control of a bank holding company.

        In addition, the BHCA prohibits any company from acquiring control of a bank or bank holding company without first having obtained the approval of the Federal Reserve. Among other circumstances, under the BHCA, a company has control of a bank or bank holding company if the company owns, controls or holds with power to vote 25% or more of a class of voting securities of the bank or bank holding company; controls in any manner the election of a majority of directors or trustees of the bank or bank holding company; or the Federal Reserve has determined, after notice and opportunity for hearing, that the company has the power to exercise a controlling influence over the management or policies of the bank or bank holding company.

Regulation of the Bank

        General.    The Bank is subject to regulation, supervision and examination by the FDIC, the Massachusetts Commissioner of Banks and the RI Division of Banking. The FDIC, the Massachusetts Commissioner of Banks and the RI Division of Banking have the authority to issue orders to banks under their supervision to cease and desist from unsafe or unsound banking practices and violations of laws, regulations, or conditions imposed by, agreements with, or commitments to, the Massachusetts Commissioner of Banks and the RI Division of Banking. The Massachusetts Commissioner of Banks and the RI Division of Banking are also empowered to assess civil money penalties against companies or individuals who violate banking laws, orders or regulations.

        Deposit Insurance.    The deposit obligations of the Bank are insured by the FDIC's Deposit Insurance Fund, or the "DIF," up to $250,000 per depositor. The Federal Deposit Insurance Act, or the "FDIA," as amended by the Federal Deposit Insurance Reform Act and the Dodd-Frank Act, requires the FDIC to take steps as may be necessary to cause the ratio of deposit insurance reserves to estimated insured deposits, the designated reserve ratio, to reach 1.35% by September 30, 2020, and it mandates that the reserve ratio designated by the FDIC for any year may not be less than 1.35%. Further, the Dodd-Frank Act required that, in setting assessments, the FDIC offset with credits the effect of the increase in the minimum reserve ratio from 1.15% to 1.35% on banks with less than $10 billion in assets.

        To satisfy these requirements, in 2016, the FDIC's Board of Directors approved a final rule to increase the DIF's reserve ratio to the statutorily required minimum ratio of 1.35% of estimated insured deposits. The final rule imposes on large banks a surcharge of 4.5 basis points of their assessment base, after making certain adjustments. Large banks, which are generally banks with $10 billion or more in assets, will pay quarterly surcharges in addition to their regular risk-based assessments. Overall regular risk-based assessment rates will decline once the reserve ratio reaches

1.15%. Small banks, such as the Bank, will receive credits to offset the portion of their assessments that help to raise the reserve ratio from 1.15% to 1.35%. After the reserve ratio reaches 1.38%, the FDIC will automatically apply a small bank's credits to reduce its regular assessment up to the entire amount of the assessment for each period when the ratio is at or above 1.38 percent.

        Deposit premiums are based on assets. To determine its deposit insurance premium, the Bank computes the base amount of its average consolidated assets less its average tangible equity (defined as the amount of Tier 1 capital) and the applicable assessment rate. In 2016, the FDIC's Board of Directors adopted a final rule that changed the manner in which deposit insurance assessment rates are calculated for established small banks, generally those banks with less than $10 billion of assets that have been insured for at least five years. The rule utilizes the CAMELS rating system, which is a supervisory rating system designed to take into account and reflect all financial and operational risks that a bank may face, including capital adequacy, asset quality, management capability, earnings, liquidity and sensitivity to market risk. To determine a bank's assessment rate, each of seven financial ratios and a weighted average of CAMELS component ratings are multiplied by a corresponding pricing multiplier. The sum of these products is added to a uniform amount, with the resulting sum being an institution's initial base assessment rate (subject to minimum or maximum assessment rates based on a bank's CAMELS composite rating). This method takes into account various measures, including an institution's leverage ratio, brokered deposit ratio, one year asset growth, the ratio of net income before taxes to total assets and considerations related to asset quality. Assessments for established small banks with a CAMELS rating of 1 or 2 range from 1.5 to 16 basis points, after adjustments, while assessment rates for established small banks with a CAMELS composite rating of 4 or 5 range from 11 to 30 basis points, after adjustments. Assessments for established small banks with a CAMELS rating of 3 range from 3 to 30 basis points.

        The FDIC has the authority to adjust deposit insurance assessment rates at any time. In addition, under the FDIA, the FDIC may terminate deposit insurance upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. For 2018, the FDIC insurance expense for the Bank was $1.6 million.

        Co-operative Central Bank and Share Insurance Fund.    HarborOne Bank's deposits are insured up to applicable limits by the FDIC and by the Share Insurance Fund established by Massachusetts General Laws for amounts in excess of the FDIC insurance limits. All Massachusetts-chartered co-operative banks are required to be members of the Co-operative Central Bank, which maintains the Share Insurance Fund that insures co-operative bank deposits in excess of federal deposit insurance coverage. The Co-operative Central Bank is authorized to charge co-operative banks an annual assessment fee on deposit balances in excess of amounts insured by the FDIC. Assessment rates are based on the institution's risk category. For 2018, the Bank's assessment was $492,000.

        Acquisitions and Branching.    Prior approval from the Massachusetts Commissioner of Banks and the FDIC is required in order for the Bank to acquire another bank or establish a new branch office. Well capitalized and well managed banks may acquire other banks in any state, subject to certain deposit concentration limits and other conditions, pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, as amended by the Dodd-Frank Act. In addition, the Dodd-Frank Act authorizes a state-chartered bank, such as the Bank, to establish new branches on an interstate basis to the same extent a bank chartered by the host state may establish branches.

        Activities and Investments of Insured State-Chartered Banks.    Section 24 of the FDIA generally limits the types of equity investments an FDIC-insured state-chartered bank, such as the Bank, may make and the kinds of activities in which such a bank may engage, as a principal, to those that are permissible for national banks. Further, the GLBA permits national banks and state banks, to the extent permitted under state law, to engage via financial subsidiaries in certain activities that are permissible for subsidiaries of a financial holding company. In order to form a financial subsidiary, a state-chartered bank must be "well capitalized," and such banks must comply with certain capital deduction, risk management and affiliate transaction rules, among other requirements.

        Brokered Deposits.    Section 29 of the FDIA and FDIC regulations generally limit the ability of an insured depository institution to accept, renew or roll over any brokered deposit unless the institution's capital category is "well capitalized" or, with the FDIC's approval, "adequately capitalized." Depository institutions, other than those in the lowest risk category, that have brokered deposits in excess of 10% of total deposits will be subject to increased FDIC deposit insurance premium assessments. However, for institutions that are "well capitalized" and have a CAMELS composite rating of 1 or 2, reciprocal deposits are deducted from brokered deposits. Additionally, depository institutions considered "adequately capitalized" that need regulatory approval to accept, renew or roll over any brokered deposits are subject to additional restrictions on the interest rate they may pay on deposits. Section 202 of the Economic Growth, Regulatory Relief, and Consumer Protection Act, or the "Growth Act," which was enacted on May 24, 2018, amends Section 29 of the FDIA to exempt a capped amount of reciprocal deposits from treatment as brokered deposits for certain insured depository institutions. Specifically, the Growth Act provides that reciprocal deposits received by an agent depository institution that places deposits (other than those obtained by or through a deposit broker) with a deposit placement network are not considered to be funds obtained by or through a deposit broker to the extent the total amount of such reciprocal deposits does not exceed the lesser of $5 billion or 20% of the depository institution's total liabilities. However, a depository institution that is less than well capitalized may not accept or roll over such excluded reciprocal deposits at a rate of interest that is significantly higher than the prevailing rate in its market area or a national rate cap established by the FDIC.

        Community Reinvestment Act.    The CRA requires the FDIC to evaluate the Bank's performance in helping to meet the credit needs of the entire community it serves, including low- and moderate-income neighborhoods, consistent with its safe and sound banking operations, and to take this record into consideration when evaluating certain applications. The FDIC's CRA regulations are generally based upon objective criteria of the performance of institutions under three key assessment tests: (i) a lending test, to evaluate the institution's record of making loans in its service areas; (ii) an investment test, to evaluate the institution's record of investing in community development projects, affordable housing, and programs benefiting low or moderate income individuals and businesses; and (iii) a service test, to evaluate the institution's delivery of services through its branches, ATMs, and other offices. Failure of an institution to receive at least a "Satisfactory" rating could inhibit the Bank or the Bancorp from undertaking certain activities, including engaging in activities newly permitted as a financial holding company under GLBA and acquisitions of other financial institutions. The Bank has achieved a rating of "Outstanding" on its most recent examination. Massachusetts has also enacted a similar statute that requires the Commissioner to evaluate the performance of the Bank in helping to meet the credit needs of its entire community and to take that record into account in considering certain applications.

        Lending Restrictions.    Federal law limits a bank's authority to extend credit to its directors, executive officers and persons or companies that own, control or have power to vote more than 10% of any class of securities of a bank or an affiliate of a bank, as well as to entities controlled by such persons. Among other things, extensions of credit to insiders are required to be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons. Also, the terms of such extensions of credit may not involve more than the normal risk of repayment or present other unfavorable features and may not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of the bank's capital. The Dodd-Frank Act explicitly provides that an extension of credit to an insider includes credit exposure arising from a derivatives transaction, repurchase agreement, reverse repurchase agreement, securities lending transaction or securities borrowing transaction. Additionally, the Dodd-Frank Act requires that asset sale transactions with insiders must be on market terms, and if the transaction represents more than 10% of the capital and surplus of the Bank, be approved by a majority of the disinterested directors of the Bank.

        Federal Reserve System.    Federal Reserve regulations require depository institutions to maintain noninterest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Bank's required reserves can be in the form of vault cash and, if vault cash does not fully satisfy the required reserves, in the form of a balance maintained with the Federal Reserve Bank of Boston. The Federal Reserve regulations currently require that reserves be maintained against aggregate transaction accounts except for transaction accounts up to $16.3 million, which are exempt. Transaction accounts greater than $16.3 million up to $124.2 million have a reserve requirement of 3.0%, and those greater than $124.2 million have a reserve requirement of approximately $3.2 million plus 10% of the amount over $124.2 million. The Federal Reserve generally makes annual adjustments to the tiered reserves. The Bank is in compliance with these requirements.

        Federal Home Loan Bank System.    The Bank is a member of the FHLB of Boston, which is one of the 12 regional Federal Home Loan Banks comprising the FHLB System. Each FHLB serves as a central credit facility primarily for its member institutions as well as other entities involved in home mortgage lending. As a member of the FHLB, HarborOne Bank is required to acquire and hold shares of capital stock in the FHLB. As of March 31, 2019, HarborOne Bank was in compliance with this requirement. Based on redemption provisions of the FHLB, the stock has no quoted market value and is carried at cost. HarborOne Bank reviews for impairment based on the ultimate recoverability of the cost basis of the FHLB stock. As of March 31, 2019, no impairment has been recognized.

        At its discretion, the FHLB may declare dividends on the stock. For the quarter ended March 31, 2019 and in 2016, 2017 and 2018, the FHLB of Boston paid quarterly dividends with an annual yield of 6.17%, 3.63%, 4.14%, and 5.56% respectively. There can be no assurance that such dividends will continue in the future. Further, there can be no assurance that the impact of recent or future legislation on the FHLBs also will not cause a decrease in the value of the FHLB stock held by the Bank.

Capital Adequacy and Safety and Soundness

        Regulatory Capital Requirements.    The Federal Reserve and the FDIC have issued substantially similar risk-based and leverage capital rules applicable to U.S. banking organizations such as the Bank and, following the conversion, New HarborOne. These rules are intended to reflect the relationship between a banking organization's capital and the degree of risk associated with its operations based on transactions recorded on-balance sheet as well as off-balance sheet items. The Federal Reserve and the FDIC may from time to time require that a banking organization maintain capital above the minimum levels discussed below, due to the banking organization's financial condition or actual or anticipated growth.

        The capital adequacy rules define qualifying capital instruments and specify minimum amounts of capital as a percentage of assets that banking organizations are required to maintain. Common equity Tier 1 generally includes common stock and related surplus, retained earnings and, in certain cases and subject to certain limitations, minority interests in consolidated subsidiaries, less goodwill, other non-qualifying intangible assets and certain other deductions. Tier 1 capital generally consists of the sum of common equity Tier 1 elements, non-cumulative perpetual preferred stock, and related surplus and, in certain cases and subject to limitations, minority interests in consolidated subsidiaries that do not qualify as common equity Tier 1 capital, less certain deductions. Tier 2 capital generally consists of hybrid capital instruments, perpetual debt and mandatory convertible debt securities, cumulative perpetual preferred stock, term subordinated debt and intermediate-term preferred stock, and, subject to limitations, allowances for loan losses. The sum of Tier 1 and Tier 2 capital less certain required deductions represents qualifying total risk-based capital.

        Under the capital rules, risk-based capital ratios are calculated by dividing common equity Tier 1 capital, Tier 1 capital and total capital, respectively, by risk-weighted assets. Assets and off-balance sheet credit equivalents are assigned one of several categories of risk weights based primarily on relative risk. Under the Federal Reserve's rules that will be applicable to New HarborOne and the FDIC's capital rules applicable to the Bank, New HarborOne and the Bank are each required to maintain a minimum common equity Tier 1 capital to risk-weighted assets ratio of 4.5%, a minimum Tier 1 capital to risk-weighted assets ratio of 6%, a minimum total capital to risk-weighted assets ratio of 8% and a minimum leverage ratio requirement of 4%. Additionally, subject to a transition schedule, these rules require an institution to establish a capital conservation buffer of common equity Tier 1 capital in an amount above the minimum risk-based capital requirements for "adequately capitalized" institutions of more than 2.5% of total risk weighted assets, or face restrictions on the ability to pay dividends, pay discretionary bonuses, and to engage in share repurchases. The capital conservation buffer became fully phased on January 1, 2019.

        Under the FDIC's prompt corrective action rules, an FDIC-supervised institution is considered well capitalized if it (i) has a total capital to risk-weighted assets ratio of 10.0% or greater; (ii) a Tier 1 capital to risk-weighted assets ratio of 8.0% or greater; (iii) a common Tier 1 equity ratio of 6.5% or greater, (iv) a leverage capital ratio of 5.0% or greater; and (v) is not subject to any written agreement, order, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. The Bank is considered well capitalized under this definition.

        Generally, a bank, upon receiving notice that it is not adequately capitalized (i.e., that it is "undercapitalized"), becomes subject to the prompt corrective action provisions of Section 38 of FDIA that, for example, (i) restrict payment of capital distributions and management fees, (ii) require that its federal bank regulator monitor the condition of the institution and its efforts to restore its capital, (iii) require submission of a capital restoration plan, (iv) restrict the growth of the institution's assets and (v) require prior regulatory approval of certain expansion proposals. A bank that is required to submit a capital restoration plan must concurrently submit a performance guarantee by each company that controls the bank. A bank that is "critically undercapitalized" (i.e., has a ratio of tangible equity to total assets that is equal to or less than 2.0%) will be subject to further restrictions, and generally will be placed in conservatorship or receivership within 90 days.

        Current capital rules do not establish standards for determining whether a bank holding company is well capitalized. However, for purposes of processing regulatory applications and notices, the Federal Reserve Board's Regulation Y provides that a bank holding company is considered "well capitalized" if (i) on a consolidated basis, the bank holding company maintains a total risk-based capital ratio of 10% or greater; (ii) on a consolidated basis, the bank holding company maintains a Tier 1 risk-based capital ratio of 6% or greater; and (iii) the bank holding company is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the Board to meet and maintain a specific capital level for any capital measure.

        Section 201 of the Growth Act directs the federal bank regulatory agencies to establish a community bank leverage ratio of tangible capital to average total consolidated assets of not less than 8% or more than 10%. The legislation provides that a qualifying community bank, which the legislation defines as a depository institution or depository institution holding company with total consolidated assets of less than $10 billion, that exceeds the community bank leverage ratio shall be considered to have met the generally applicable leverage capital requirements and the generally applicable risk-based capital requirements. In addition, a depository institution that exceeds the community bank leverage ratio will be regarded as having met the capital ratio requirements that are required in order to be considered well capitalized under Section 38 of the FDIA. The federal banking agencies may exclude institutions from availing themselves of this relief based on the institution's risk profile, taking into account off-balance sheet exposures, trading assets and liabilities, total notional derivatives exposures, and such other factors as the federal banking agencies determine appropriate. The federal banking agencies have proposed a community bank leverage ratio of 9%, which means that qualifying institutions with a community bank leverage ratio exceeding 9% would be eligible for the relief provided by Section 201 of the Growth Act. The federal banking agencies have also proposed excluding from this relief institutions with levels of off-balance sheet exposures, trading assets and liabilities, mortgage servicing assets and deferred tax assets exceeding certain levels as well as all advanced approaches banking organizations.

        Safety and Soundness Standard.    The FDIA requires the federal bank regulatory agencies to prescribe standards, by regulations or guidelines, relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, asset quality, earnings, stock valuation and compensation, fees and benefits, and such other operational and managerial standards as the agencies deem appropriate. Guidelines adopted by the federal bank regulatory agencies establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings, and compensation and benefits. In general, these guidelines require, among other things, appropriate systems and practices to identify and manage the risk and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director or principal shareholder. In addition, the federal banking agencies adopted regulations that authorize, but do not require, an agency to order an institution that has been given notice by an agency that it is not satisfying any of such safety and soundness standards to submit a compliance plan. If, after being so notified, an institution fails to submit an acceptable compliance plan or fails in any material respect to implement an acceptable compliance plan, the agency must issue an order directing action to correct the deficiency and may issue an order restricting asset growth, requiring an institution to increase its ratio of tangible equity to assets or directing other actions of the types to which an undercapitalized institution is subject under the "prompt corrective action" provisions of the FDIA. See "—Regulatory Capital Requirements" above. If an institution fails to comply with such an order, the agency may seek to enforce such order in judicial proceedings and to impose civil money penalties.

Dividend Restrictions

        New HarborOne will be a legal entity separate and distinct from its subsidiaries. The revenue of New HarborOne (on a parent-only basis) will be derived primarily from dividends paid to it by the Bank and New HarborOne's other subsidiaries. The right of New HarborOne, and consequently the right of shareholders of New HarborOne, to participate in any distribution of the assets or earnings of its subsidiaries through the payment of dividends or otherwise is subject to the prior claims of creditors of the subsidiaries, including, with respect to the Bank, depositors of the Bank, except to the extent that certain claims of New HarborOne in a creditor capacity may be recognized.

        Restrictions on Bank Holding Company Dividends.    The Federal Reserve has the authority to prohibit bank holding companies from paying dividends if such payment is deemed to be an unsafe or unsound practice. The Federal Reserve has indicated generally that it may be an unsafe or unsound practice for bank holding companies to pay dividends unless the bank holding company's net income over the preceding year is sufficient to fund the dividends and the expected rate of earnings retention is consistent with the organization's capital needs, asset quality and overall financial condition. Further, under the Federal Reserve's capital rules, New HarborOne's ability to pay dividends is restricted if it does not maintain capital above the capital conservation buffer. See "—Capital Adequacy and Safety and Soundness—Regulatory Capital Requirements" above.

        Restrictions on Bank Dividends.    The FDIC has the authority to use its enforcement powers to prohibit a bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice. Federal law also prohibits the payment of dividends by a bank that will result in the bank failing to meet its applicable capital requirements on a pro forma basis. The payment of dividends by a bank is also restricted pursuant to various state regulatory limitations.

Certain Transactions by Bank Holding Companies with their Affiliates

        There are various statutory restrictions on the extent to which bank holding companies and their non-bank subsidiaries may borrow, obtain credit from or otherwise engage in "covered transactions" with their insured depository institution subsidiaries. The Dodd-Frank Act amended the definition of affiliate to include an investment fund for which the depository institution or one of its affiliates is an investment adviser. An insured depository institution (and its subsidiaries) may not lend money to, or engage in covered transactions with, its non-depository institution affiliates if the aggregate amount of covered transactions outstanding involving the bank, plus the proposed transaction exceeds the following limits: (i) in the case of any one such affiliate, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 10% of the capital stock and surplus of the insured depository institution; and (ii) in the case of all affiliates, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 20% of the capital stock and surplus of the insured depository institution. For this purpose, "covered transactions" are defined by statute to include a loan or extension of credit to an affiliate; a purchase of or investment in securities issued by an affiliate; a purchase of assets from an affiliate unless exempted by the Federal Reserve; the acceptance of securities issued by an affiliate as collateral for a loan or extension of credit to any person or company; the issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate; securities borrowing or lending transactions with an affiliate that creates a credit exposure to such affiliate; or a derivatives transaction with an affiliate that creates a credit exposure to such affiliate. Covered transactions are also subject to certain collateral security requirements. Covered transactions as well as other types of transactions between a bank and a bank holding company must be on market terms and not otherwise unduly favorable to the holding company or an affiliate of the holding company. Moreover, Section 106 of the Bank Holding Company Act Amendments of 1970 provides that, to further competition, a bank holding company and its subsidiaries are prohibited from engaging in certain tying arrangements in connection with any extension of credit, lease or sale of property of any kind, or furnishing of any service.

Consumer Protection Regulation

        The Bank is, and New HarborOne will be, subject to federal and state laws designed to protect consumers and prohibit unfair, deceptive or abusive business practices, including the Equal Credit Opportunity Act, Fair Housing Act, Home Ownership Protection Act, Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act of 2003, or the "FACT Act," the GLBA, the Truth in Lending Act, or "TILA," the CRA, the Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act, National Flood Insurance Act and various state law counterparts. These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must interact with clients when taking deposits, making loans, collecting loans and providing other services. Further, the Dodd-Frank Act established the CFPB, which has the responsibility for making rules and regulations under the federal consumer protection laws relating to financial products and services. The CFPB also has a broad mandate to prohibit unfair or deceptive acts and practices and is specifically empowered to require certain disclosures to consumers and draft model disclosure forms. Failure to comply with consumer protection laws and regulations can subject financial institutions to enforcement actions, fines and other penalties. The Federal Reserve examines the Bank for compliance with CFPB rules and enforces CFPB rules with respect to the Bank.

        Mortgage Reform.    The Dodd-Frank Act prescribes certain standards that mortgage lenders must consider before making a residential mortgage loan, including verifying a borrower's ability to repay such mortgage loan, and allows borrowers to assert violations of certain provisions of TILA as a defense to foreclosure proceedings. Under the Dodd-Frank Act, prepayment penalties are prohibited for certain mortgage transactions and creditors are prohibited from financing insurance policies in connection with a residential mortgage loan or home equity line of credit. In addition, the Dodd-Frank Act prohibits mortgage originators from receiving compensation based on the terms of residential mortgage loans and generally limits the ability of a mortgage originator to be compensated by others if compensation is received from a consumer. The Dodd-Frank Act requires mortgage lenders to make additional disclosures prior to the extension of credit, in each billing statement and for negative amortization loans and hybrid adjustable-rate mortgages. The Growth Act included provisions that ease certain requirements related to mortgage transactions for certain small institutions, which are generally those with less than $10 billion in total consolidated assets.

        Privacy and Customer Information Security.    The GLBA requires financial institutions to implement policies and procedures regarding the disclosure of nonpublic personal information about consumers to nonaffiliated third parties. In general, the Bank must provide its clients with an initial and annual disclosure that explains its policies and procedures regarding the disclosure of such nonpublic personal information, and, except as otherwise required or permitted by law, the Bank is prohibited from disclosing such information unless otherwise provided in such policies and procedures. However, an annual disclosure is not required to be provided by a financial institution if the financial institution only discloses information under exceptions from GLBA that do not require an opt out to be provided and if there has been no change in its privacy policies and practices since its most recent disclosure provided to consumers. The GLBA also requires that the Bank develop, implement and maintain a comprehensive written information security program designed to ensure the security and confidentiality of client information (as defined under GLBA), to protect against anticipated threats or hazards to the security or integrity of such information and to protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any client. The Bank is also required to send a notice to clients whose "sensitive information" has been compromised if unauthorized use of the information is "reasonably possible." Most states, including the states in which the Bank operates, have enacted legislation concerning breaches of data security and the duties of the Bank in response to a data breach. In addition, Massachusetts has promulgated data security regulations with respect to personal information of Massachusetts residents. Pursuant to the FACT Act, the Bank has developed and implemented a written identity theft prevention program to detect, prevent, and mitigate identity theft in connection with the opening of certain accounts or certain existing accounts. Additionally, the FACT Act amends the Fair Credit Reporting Act to generally prohibit a person from using information received from an affiliate to make a solicitation for marketing purposes to a consumer, unless the consumer is given notice and a reasonable opportunity and a reasonable and simple method to opt out of the making of such solicitations.

Anti-Money Laundering

        The Bank Secrecy Act.    Under the Bank Secrecy Act, or "BSA," a financial institution is required to have systems in place to detect certain transactions, based on the size and nature of the transaction. Financial institutions are generally required to report to the U.S. Treasury any cash transactions involving more than $10,000. In addition, financial institutions are required to file suspicious activity reports for any transaction or series of transactions that involve at least $5,000 and which the financial institution knows, suspects or has reason to suspect involves illegal funds, is designed to evade the requirements of the BSA or has no lawful purpose. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the "USA PATRIOT Act," which amended the BSA, together with the implementing regulations of various federal regulatory agencies, has caused financial institutions, such as the Bank, to adopt and implement additional policies or amend existing policies and procedures with respect to, among other things, anti-money laundering compliance, suspicious activity, currency transaction reporting, customer identity verification and customer risk analysis. In evaluating an application under Section 3 of the BHCA to acquire a bank or an application under the Bank Merger Act to merge banks or effect a purchase of assets and assumption of deposits and other liabilities, the applicable federal banking regulator must consider the anti-money laundering compliance record of both the applicant and the target. In addition, under the USA PATRIOT Act, financial institutions are required to take steps to monitor their correspondent banking and private banking relationships as well as, if applicable, their relationships with "shell banks."

        OFAC.    The U.S. has imposed economic sanctions that affect transactions with designated foreign countries, nationals and others. These sanctions, which are administered by the U.S. Treasury's Office of Foreign Assets Control, or "OFAC," take many different forms. Generally, however, they contain one or more of the following elements: (i) restrictions on trade with or investment in a sanctioned country, including prohibitions against direct or indirect imports from and exports to a sanctioned country and prohibitions on "U.S. persons" engaging in financial or other transactions relating to a sanctioned country, or with certain designated persons and entities; (ii) a blocking of assets in which the government or specially designated nationals of the sanctioned country have an interest, by prohibiting transfers of property subject to U.S. jurisdiction (including property in the possession or control of U.S. persons); and (iii) restrictions on certain transactions with or involving certain persons or entities. Blocked assets (for example, property and bank deposits) cannot be paid out, withdrawn, set off or transferred in any manner without a license from OFAC. Failure to comply with these sanctions could have serious legal and reputational consequences for New HarborOne.

Federal Securities Laws

        Our common stock will be registered with the SEC under Section 12(b) of the securities Exchange Act of 1934, as amended. We will be subject to information, proxy solicitation, insider trading restrictions, and other requirements under the Exchange Act.

Emerging Growth Company Status

        We qualify as an "emerging growth company" under the Jumpstart Our Business startups Act of 2012. For as long as we are an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, reduced disclosure obligations regarding executive compensation, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved, and an exemption from having outside auditors attest as to our internal control over financial reporting. In addition, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies.

        We could be an emerging growth company for up to five years from when Old HarborOne went public. We will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of Old HarborOne's initial public offering in 2016, (ii) the first fiscal year after our annual gross revenues are $1.07 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

 TAXATION

        HarborOne Mutual Bancshares, Old HarborOne and HarborOne Bank are, and New HarborOne will be, subject to federal and state income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state taxation is intended only to summarize certain pertinent tax matters and is not a comprehensive description of the tax rules applicable to Old HarborOne, New HarborOne, or HarborOne Bank.

Federal Taxation

        Old HarborOne reports its income on a calendar year basis using the accrual method of accounting. The federal income tax laws apply to Old HarborOne in the same manner as to other corporations with some exceptions. Old HarborOne's federal income tax returns have been either audited or closed under the statute of limitations through December 31, 2014. For its 2018 tax year, Old HarborOne's federal income tax rate was 21%.

State Taxation

        Massachusetts.    Financial institutions in Massachusetts have been required to file combined income tax returns beginning with the year ended December 31, 2009. The current Massachusetts excise tax rate for financial institutions is 9.0% of federal taxable income, adjusted for certain items. Taxable income includes gross income as defined under the Internal Revenue Code, plus interest from bonds, notes and evidences of indebtedness of any state, including Massachusetts, less deductions, but not the credits, allowable under the provisions of the Internal Revenue Code, except for those deductions relating to dividends received and income or franchise taxes imposed by a state or political subdivision. Carryforwards and carrybacks of net operating losses and capital losses are not allowed. Old HarborOne's state tax returns, as well as those of its subsidiaries, are not currently under audit.

        A financial institution or business corporation is generally entitled to special tax treatment as a "security corporation" under Massachusetts law provided that: (i) its activities are limited to buying, selling, dealing in or holding securities on its own behalf and not as a broker; and (ii) it has applied for, and received, classification as a "security corporation" by the Commissioner of the Massachusetts Department of Revenue. A security corporation that is also a bank holding company under the Internal Revenue Code must pay a tax equal to 0.33% of its gross income. A security corporation that is not a bank holding company under the Internal Revenue Code must pay a tax equal to 1.32% of its gross income. Legion Parkway Company LLC, HarborOne Security Company LLC and Oak Street Security Company LLC are qualified as security corporations. As such, they have received security corporation classification by the Massachusetts Department of Revenue; and do not conduct any activities deemed impermissible under the governing statutes and the various regulations, directives, letter rulings and administrative pronouncements issued by the Massachusetts Department of Revenue.

        New Hampshire.    Financial Institutions are subject to tax in New Hampshire under the Business Enterprise Tax, or "BET," and Business Profits Tax, or "BPT," regime.

        The tax base for the BET is based on apportioned compensation, interest expense, and dividends paid by the business enterprise. The rate of tax is .675% for taxable years ending after 2018 declining to .5% for tax years ending on or after 2021. The BET is creditable against the BPT and it available as a credit carryforward for a ten year period for years ending on or after December 31, 2014.

        The BPT is applied on a unitary basis and is based on federal taxable income adjusted for certain items, including interest on U.S. governmental obligations and the deduction for state income taxes paid or accrued. Net operating losses are available for utilization during a ten year carryforward period. For tax years ending on or after 2018, the BPT tax rate is 7.9% declining to 7.5% for years ending on or after December 31, 2021.

        Rhode Island.    Rhode Island requires banks subject to supervision under the Division of Business Regulation to be subject to a separate company bank tax return filing. The tax base is federal taxable income adjusted for certain items including Rhode Island state income taxes paid or accrued and non-security gain or losses. Apportioned Rhode Island state taxable income is subject to a tax rate of 9%.

        The Bank has a wholly-owned Rhode Island passive investment corporation as a subsidiary. In Rhode Island, a passive investment company is not subject to the business corporation tax. In order to qualify for the exempt treatment, a corporation, together with all corporations under direct or indirect common ownership that satisfy the other requirements, must maintain an office in the state, employ at least five "full-time equivalent employees" in Rhode Island, and limit its activities to the maintenance and management of intangible investments, and the collection and distribution of income from those investments or tangible property located outside the state.

MANAGEMENT

Shared Management Structure

        Each of the directors of Old HarborOne is also a director of HarborOne Bank. Additionally, each executive officer of Old HarborOne is an executive officer of HarborOne Bank. There will be no change in HarborOne Bank's directors or officers as a result of the conversion. Directors and executive officers of Old HarborOne will become directors and executive officers of New HarborOne upon completion of the conversion.

Directors

        The following table provides information regarding our directors:

Name	Age	Position(s)	Independent	Director Since(1)	Term Expires
Joseph F. Barry	78	Director	Yes	1987	2022
Mandy L. Berman	48	Director	Yes	2019	2021
James W. Blake	68	Chief Executive Officer	No	1995	2022
Joseph F. Casey	58	President and Chief Operating Officer	No	2017	2020
David P. Frenette, Esq.	63	Director	Yes	2007	2020
Gordon Jezard	84	Director	Yes	1983	2021
Barry R. Koretz	74	Director	Yes	1987	2020
Timothy R. Lynch	63	Director	Yes	2011	2022
William A. Payne	62	Director	Yes	2017	2021
Wallace H. Peckham, III, MBA, CPA	76	Director	Yes	1981	2021
Michael J. Sullivan, Esq.	64	Chairman of the Board	Yes	2015	2020
Damian W. Wilmot, Esq.	43	Director	Yes	2019	2022

(1)
The dates for Messrs. Barry, Blake, Frenette, Jezard, Koretz, Lynch, Peckham and Sullivan reflect their initial appointment to the HarborOne Bank Board of Directors.

        The following includes a brief biography for each of our directors. There are no family relationships among any of our directors or executive officers. Unless otherwise stated, each director has held his or her current occupation for the last five years.

        The biographical description below for each director includes specific experience, qualifications, attributes and skills that led to the conclusion by Old HarborOne's nominating and governance committee and the board of directors that such person should serve as a director of Old HarborOne.

        In addition to the information presented below regarding each person's specific experience, qualifications, attributes and skills, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to Old HarborOne and its shareholders.

        Joseph F. Barry retired in 2003 as Senior Vice President of HMI, Inc., a travel marketing firm located in Norwood, Massachusetts, after 14 years with the company. Before joining HMI, Inc., Mr. Barry was Vice President at Knapp Shoes, Inc. from 1986 to 1989 and Vice President at Herman Shoe International, Inc. from 1983 to 1986. Mr. Barry was selected to serve as a director because of his business experience and ability to assist us in strategic planning.

        Mandy L. Berman has been the Chief Operating Officer for 42 North, a dental services organization with 60 practices in New England, since April 2019. Prior to that, Ms. Berman was the Chief Administrative Officer and Executive Vice President, Operations of Bright Horizons Family Solutions, a NYSE listed company headquartered in Watertown, Massachusetts, a position she held from 2016 to February 2019. From 2005 to 2016, Ms. Berman held various roles at Bright Horizons Family Solutions, including Acting CIO (2014 to 2016); Executive Vice President, Global and Back-Up Care Operations (2014 to 2015); Senior Vice President, Back-Up Care Services (2009 to 2013); and Vice President, Back-Up Division (2005 to 2009). Ms. Berman was an executive at ChildrenFirst, Inc. from 2000 to 2005, when the company was acquired by Bright Horizons Family Solutions. Prior to Ms. Berman's tenure at ChildrenFirst, she held positions at Project Achieve, The Parthenon Group and Bain & Company. Ms. Berman holds an A.B. from Princeton University and an M.B.A. from the Harvard Business School, where she graduated with distinction. Ms. Berman serves on the Board of Directors of One Goal Massachusetts, and is a professional development mentor and coach for Education Pioneers. Ms. Berman was selected to serve as a director because of her experience as a global executive with a record of strong financial results and operational performance.

        James W. Blake has served as Chief Executive Officer of Old HarborOne since 2016. He has served as Chief Executive Officer of HarborOne Bank since 1995, and served as President of HarborOne Bank from 1995 to 2017, after serving as Chief Operating Officer from 1993 to 1994. Prior to joining HarborOne Bank, Mr. Blake was Senior Vice President of Retail Banking and Marketing at Mechanics Bank in Worcester, Massachusetts, from 1986 to 1993. Mr. Blake has served on the Community Depository Institutions Advisory Council of the Federal Reserve Bank of Boston. Since 2011, he has served on the Signature Healthcare Executive Business Council, and the YMCA Foundation. He also currently serves on the board of the Connecticut Online Computer Center, a position he has held since 2003. He also served on the board of the Massachusetts Credit Union League, from 1998 to 2012. As Chief Executive Officer, Mr. Blake is familiar with our banking operations and provides the board of directors with insight into our challenges, opportunities and operations. In addition, he was selected to serve as a director because of his extensive banking experience and familiarity with our market area.

        Joseph F. Casey joined HarborOne Bank in 2004. He has served as President and Chief Operating Officer of Old HarborOne since May 2018 and was previously Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of Old HarborOne from 2016 until 2018. He was appointed President and Chief Operating Officer of HarborOne Bank in February 2017 and has served as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer since 2015. Prior to his current position, he served as Executive Vice President and Chief Financial Officer of HarborOne Bank from 2006 to 2015 and Senior Vice President and Chief Financial Officer from 2004 to 2006. Before joining HarborOne Bank, Mr. Casey was Vice President at Seacoast Financial Services in New Bedford, Massachusetts and Senior Vice President, Chief Financial Officer and Treasurer at Compass Bank for Savings in New Bedford, Massachusetts from 2003 to 2004, and prior to that held various titles, including Chief Financial Officer, Treasurer, Controller and Internal Auditor during his 17 years with Andover Bancorp, Inc. in Andover, Massachusetts. Mr. Casey was selected to serve as a director because of his extensive banking, financial and accounting experience and familiarity with our banking operations and market area.

        David P. Frenette, Esq. is an attorney in solo practice in Brockton, Massachusetts, focusing primarily on elder law, estate planning, residential and commercial real estate and business organization. Mr. Frenette has practiced law for over 25 years. Mr. Frenette was a partner at Frenette & Dukess from 1995 to 2012 and with Wheatley, Frenette & Dukess from 1990 to 1995, specializing in real estate closings for local banks, including HarborOne Bank. Mr. Frenette has served on the Board of Trustees of Signature Healthcare Brockton Hospital since 1999, as well as on the boards at the Old Colony YMCA since 1993. He is also an active member at Rotary Club of Brockton. Mr. Frenette was selected to serve as a director because of his extensive experience in the practice of law, particularly in real estate, and because of his involvement and knowledge of the local community.

        Gordon Jezard retired in 2012 after a 28-year career in the automotive parts and supplies retail business, as owner of and director of operations at Bettridge Auto Parts, Inc. in Brockton, Massachusetts, which he sold in 2012. Prior to his tenure at Bettridge Auto Parts, Inc., Mr. Jezard held management positions at Eastern Edison Co., an electric company in Brockton, Massachusetts. Mr. Jezard is a graduate of Northeastern University with degrees in Business Management and Electrical Engineering. Mr. Jezard was selected to serve as a director because of his knowledge of and experience working with small businesses.

        Barry R. Koretz retired from BKA Architects, Inc. in 2017. He was the President and founder of BKA Architects, Inc. in Brockton, Massachusetts, a full-service commercial architecture and design firm he started in 1974. As President of BKA Architects, Inc., Mr. Koretz was responsible for matters related to finance, administration, business development and project management of the 50-person firm with approximately $7 million in annual billings. Mr. Koretz has served as co-chair of the Signature Healthcare Executive Business Council since 2012 and the Signature Healthcare Capital Campaign Steering Committee since 2015, and as a director of the Brockton Boys and Girls Club since 2000. Previously, Mr. Koretz was a member of the Board of Trustees of Brockton Hospital and the boards of directors of Metro South Chamber of Commerce and the United Way of Greater Plymouth County. Mr. Koretz was selected to serve as a director because of his experience owning and managing a business in our market area, which, together with his knowledge of and service to our local community, provides a unique perspective on the needs of customers in our market area.

        Timothy R. Lynch has served as Chief Medical Officer at South Shore Hospital since May 2017, Chairman of the Department of Medicine since March 2016, as well as a practicing internist at South Shore Medical Center since 2013. Dr. Lynch was the Chief Medical Officer at South Shore Physician Ambulatory Enterprise (SSPAE) in Weymouth, Massachusetts, from 2015 to 2016. Prior to that, Dr. Lynch was Lead Hospital Physician, South Region at Atrius Health from 2013 to 2015. From 1996 to 2013, Dr. Lynch held the following positions at Signature Healthcare: Vice President of Quality from 2011 to 2013; Vice President of the Medical Staff from 2010 to 2013; Vice Chairman, Physician Hospital Organization Board of Directors from 2003 to 2008; Trustee, Signature Healthcare Corporation from 2002 to 2013; Trustee, Signature Healthcare Brockton Hospital Incorporated from 2002 to 2013; and Patient Care Assessment Coordinator from 1996 to 2013. Dr. Lynch currently serves as a member of the board of directors of the South Shore Physician Health Organization and Connected Care of Southeastern Massachusetts. Dr. Lynch was selected to serve as a director because of his management experience, including strategic planning, budget development and state, federal and industry regulatory compliance.

        William A. Payne is a principal and co-founder of PRW Wealth Management, LLC, an independent registered investment advisor serving the planning needs of both the mid-market corporate marketplace and high net worth families for over 30 years. Mr. Payne holds both the series 7 and 63 securities licenses. He also has several professional designations, including Chartered Financial Consultant and Masters in Financial Services. In 1999, Mr. Payne's firm was one of the founding companies in National Financial Partners, a financial services company which became publicly traded on the NYSE in 2003. In addition, Mr. Payne has served on the Board of the Old Colony YMCA since 1995, serving as Board Chairman from 2003-2005. Mr. Payne also serves on the board of Lion Street Inc., a financial services company based in Austin, Texas. Mr. Payne was selected to serve as a director because of his experience in wealth management and knowledge of the financial markets.

        Wallace H. Peckham, III, MBA, CPA retired in 2015 from Conley & Wood, CPA's P.C., in South Easton, Massachusetts, where he had worked since 2013 following its merger with the company he founded in 2010, Peckham & Eidlin, CPA's, P.C., in Brockton, Massachusetts. Mr. Peckham has been self-employed since 1982 as a certified public accountant in private practice throughout Brockton, Massachusetts, providing professional services to individuals and the business community. Mr. Peckham has been a member of the Board of Trustees of Signature Healthcare, Brockton Hospital since 2007 and served as chairman from 2013 to 2014. He is a member of the Rotary Club of Brockton. Mr. Peckham was selected to serve as a director because of his financial and accounting experience, which provides a unique perspective with respect to the preparation and review of our financial statements, the supervision of our independent auditors and the review and oversight of our financial controls and procedures, accounting practices and tax matters.

        Michael J. Sullivan, Esq. has been a partner at the Ashcroft Law Firm, LLC in Boston, Massachusetts since 2009. Mr. Sullivan is recognized as an expert in government investigations, corporate compliance and ethics, fraud, corruption, health care and corporate security, with extensive policy and regulatory experience. Prior to joining the Ashcroft Law Firm, LLC, Mr. Sullivan was a United States Attorney for the District of Massachusetts from 2001 to 2009. From 2006 until January 2009, Mr. Sullivan served as Presidentially Nominated Director of the Bureau of Alcohol, Tobacco, Firearms and Explosives in Washington, DC and from 1995 to 2001 he served as the District Attorney for Plymouth County, Massachusetts. Mr. Sullivan has been a member of the board of directors of Signature Healthcare since May 2009, Old Colony YMCA from 1995 until 2001 and from 2009 until present, New Heights Charter School, Continuing Education Institute from 1989 to 1994 and Consumer Credit Counseling Services from 1986 to 1989. Mr. Sullivan was selected to serve as a director because of his extensive policy and regulatory legal experience and continued service to the community.

        Damian W. Wilmot, Esq. has served as the Chief Risk and Compliance Officer of Vertex Pharmaceuticals Incorporated since 2017. Mr. Wilmot has held a number of roles at Vertex since joining in 2015, including Interim Head of Human Resources (2017); Vice President & Associate General Counsel—Chief Litigation Counsel (2015 to 2017); and Interim Chief Compliance Officer (2015). Mr. Wilmot was Assistant General Counsel at Sunovion Pharmaceuticals Inc. from 2014 to 2015. Prior to that, Mr. Wilmot was a partner at Goodwin Procter LLP from 2010 to 2014, and an Associate from 2006 to 2010. Mr. Wilmot served as Assistant United States Attorney for Massachusetts from 2004 to 2006, Litigation Associate at Seyfarth Shaw LLP and Judicial Law Clerk for the State of Connecticut Supreme Court from 2000 to 2001. Mr. Wilmot graduated from Trinity College and Suffolk University Law School. Mr. Wilmot is a director of The John F. Kennedy Library Foundations and the Boys & Girls Club of Boston, and previously served on numerous other non-profit and community organizations throughout the greater Boston area. Mr. Wilmot was selected to serve as a director because of his extensive experience as legal counsel to numerous highly-regulated national and global consumer-facing organizations.

Biographical Information Regarding Executive Officers Who Are Not Directors

        The following table provides information regarding our executive officers who are not directors. Our executive officers serve at the discretion of our board of directors and hold office until their successors are duly elected and qualified or until the earlier of their death, resignation or removal.

Name	Age	Position(s)
Wayne F. Dunn	63	Senior Vice President—Chief Technology Officer at HarborOne Bank
Christopher K. Gibbons	66	Senior Vice President—Consumer Lending at HarborOne Bank
Brenda C. Kerr	48	Senior Vice President—Retail Banking at HarborOne Bank
Mark T. Langone	52	Senior Vice President—Chief Enterprise Risk Officer at HarborOne Bank
David B. Reilly	53	Senior Vice President—Operations at HarborOne Bank
H. Scott Sanborn	55	Executive Vice President—Commercial Lending at HarborOne Bank
Linda H. Simmons	59	Senior Vice President, Chief Financial Officer at Old HarborOne and Chief Financial Officer at HarborOne Bank
David E. Tryder	54	Senior Vice President—Chief Marketing Officer at HarborOne Bank
Patricia M. Williams	59	Senior Vice President—Human Resources Officer at HarborOne Bank

        The following is a brief biography of each of our executive officers.

        Wayne F. Dunn has served as Senior Vice President—Chief Technology Officer since joining HarborOne Bank in 2008. Prior to joining HarborOne Bank, Mr. Dunn was Director, Enterprise Solutions at NWN Corporation in Waltham, Massachusetts, from 2007 to 2008; Chief Technology Officer at Clearway Technology Partners in Medway, Massachusetts, in 2007; and Senior Director, Enterprise Computing and Principal Consultant at AimNet Solutions, Inc. (acquired by Cognizant Technology Solutions Corporation) in Holliston, Massachusetts from 2001 to 2007.

        Christopher K. Gibbons joined HarborOne Bank in August 1994 and has been the Senior Vice President—Consumer Lending since 1999. He served as Senior Vice President—Consumer Lending & Collections from 1999 to 2015 and Vice President—Consumer Lending from 1994 to 1999. Before joining HarborOne Bank, Mr. Gibbons worked at several banks in Abington, Massachusetts and Brockton, Massachusetts, as Vice President—Consumer Lending.

        Brenda C. Kerr has served as Senior Vice President—Retail Banking since joining HarborOne Bank in September 2018. Prior to joining HarborOne Bank, Ms. Kerr served as Director of Retail Sales, Operations and Support at Century Bank from 2016 to 2018; Senior Vice President, Director of Sales and Service Execution at Santander Bank, N.A. after starting her career at Fleet Bank, Boston, MA and working in multiple positions of increasing authorities while it was acquired and transitioned to Sovereign Bank which became Santander Bank, N.A.

        Mark T. Langone has served as Senior Vice President—Chief Enterprise Risk Officer since joining HarborOne Bank in 2015. Prior to joining HarborOne Bank, Mr. Langone was a bank examiner at the FDIC in Foxboro, Massachusetts, from 1990 to 2003 and 2012 to 2015; Senior Vice President—Director of Risk Governance and Senior Vice President—Credit Risk Management at Sovereign Bank (now Santander Bank, N.A.) in Boston, Massachusetts, from 2004 to 2012; and Senior Vice President—Senior Risk Management at Compass Bank for Savings in New Bedford, Massachusetts, from 2003 to 2004.

        David B. Reilly has served as Senior Vice President—Operations since joining HarborOne Bank in 2008. Prior to joining HarborOne Bank, Mr. Reilly was Senior Vice President—Operations from 2004 to 2008 and Vice President—Director Alternative Delivery and Customer Service in 2004 at Rockland Trust Company in Rockland, Massachusetts; Technology Integration On-Site Coordinator at Citizens Bank in Providence, Rhode Island in 2003; and Director, Information Technology from 2000 to 2003 and Vice President—Call Center Operations and Retail Delivery from 1996 to 2003 at Cambridgeport Bank in Cambridge, Massachusetts.

        H. Scott Sanborn joined HarborOne Bank in 2014 as Vice President—Commercial Lending and became Executive Vice President—Commercial Lending in February 2018. Prior to joining HarborOne Bank, Mr. Sanborn was Regional Vice President—Metro Boston & Rhode Island/Southeastern Massachusetts from 2011 to 2014 and Professionals Group Leader, Wealth from 2010 to 2011 at TD Bank in Boston, Massachusetts and Senior Vice President—Regional Executive & Professionals Market Leader from 2005 to 2010 and Senior Vice President—Market Manager from 2000 to 2004 at Sovereign Bank (now Santander Bank, N.A.) based in Boston, Massachusetts.

        Linda H. Simmons joined HarborOne Bank in May 2017 as the Chief Financial Officer of the Bank and became Senior Vice President and Chief Financial Officer of Old HarborOne in May 2018. Prior to joining HarborOne Bank, Ms. Simmons was Senior Vice President, Chief Financial Officer and Treasurer of The Cooperative Bank of Cape Cod from 2012 to 2017; Executive Vice President, Chief Financial Officer and Treasurer of Bancorp Rhode Island from 2004 to 2011; and held various positions with responsibilities in the asset/liability management area at Bank of America from 1995 to 2004.

        David E. Tryder has served as Senior Vice President—Chief Marketing Officer since joining HarborOne Bank in 2014. Prior to joining HarborOne Bank, Mr. Tryder was Director—Digital Strategy

Group in 2013, Director—Interactive & Relationship Marketing from 2009 to 2013, and Senior Manager—Interactive Marketing from 2005 to 2009 at Dunkin' Donuts in Canton, Massachusetts; Vice President—Marketing Director at Modem Media in Norwalk, Connecticut, from 2004 to 2005; Vice President—Marketing Director at Digitas, LLC in Boston, Massachusetts, from 2000 to 2004; and Product Manager—ATM Network and Online Banking at Fleet Bank in Boston, Massachusetts, from 1997 to 2000.

        Patricia M. Williams, Senior Vice President—Human Resources Officer, joined HarborOne in 1986. During her tenure she has held the leadership role in the Human Resources Division and has been responsible for the development, implementation and oversight of Human Resources policies, training and development, benefits, talent acquisition and retention and culture.

Director Independence

        The Nasdaq listing rules requires that independent directors compose a majority of a listed company's board of directors. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Nasdaq listing rules, a director will only qualify as an "independent director" if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the Nasdaq listing rules, a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries. Additionally, the board of directors of the listed company must consider whether the compensation committee member is an affiliated person of the listed company or any of its subsidiaries and, if so, must determine whether such affiliation would impair the director's judgment as a member of the compensation committee.

        Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family and other relationships, including those relationships described under "—Transactions with Related Parties" below, our Board determined that each of our directors, with the exception of Mr. Blake and Mr. Casey, is "independent" under the Nasdaq listing rules. Mr. Blake is not considered independent because he currently serves as our Chief Executive Officer. Mr. Casey is not considered independent because he currently serves as President and Chief Operating Officer. Our Board also determined that each member of the audit, compensation, and nominating and governance committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing rules, as applicable. In making these determinations on the independence of our directors, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining independence.

        Our independent directors will meet alone in executive session periodically. The purpose of these executive sessions is to promote open and candid discussion among the independent directors.

Compensation Committee Interlocks and Insider Participation

        During the year ended December 31, 2018, the members of the compensation committee were David P. Frenette, Gordon Jezard and Wallace H. Peckham, III, each of which are independent directors. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or Compensation Committee. No interlocking relationship exists between any member of the Board of Directors or Compensation Committee (or other committee performing equivalent functions) and any executive, member of our board of directors or member of the compensation committee (or other committee performing equivalent functions) of any other company.

Transactions with Related Parties

        The following is a description of transactions, since January 1, 2016, to which we have been a party or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers or directors, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change in control arrangements, which are described under "—Executive Compensation" and "—Director Compensation" below.

        Loans and Extensions of Credit.    The Sarbanes-Oxley Act of 2002 generally prohibits loans to our executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by HarborOne Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to HarborOne Bank and must not involve more than the normal risk of repayment or present other unfavorable features. We have adopted written policies to implement the requirements of Regulation O, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors. We believe that all extensions of credit to our directors and officers satisfy the foregoing conditions. The aggregate amount of our loans to our directors, executive officers and their related entities was $189,000, $500,000, $1,220,000 at December 31, 2018, 2017 and 2016, respectively. As of December 31, 2018, these loans were performing according to their original terms.

        Other Transactions.    Since January 1, 2016, there have been no other transactions and there are no currently proposed other transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers or directors had or will have a direct or indirect material interest.

Executive Compensation

        Our "named executive officers" for the year ended December 31, 2018 were as follows: James W. Blake, our Chief Executive Officer; Joseph F. Casey, our President and Chief Operating Officer; and Peter F. Makowiecki, our former Senior Vice President, Residential Lending. Mr. Makowiecki resigned on January 17, 2019.

Summary Compensation Table

        The following table sets forth information regarding the compensation paid to our named executive officers for the fiscal years ended December 31, 2018 and 2017:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
James W. Blake	2018	$739,815	$—	$—	$372,479	$532,666	$142,611	$1,787,571
Chief Executive Officer	2017	703,171	—	2,613,958	375,914	464,107	139,261	4,296,410
Joseph F. Casey	2018	$501,231	$—	$—	$372,479	$270,665	$93,794	$1,238,168
President and Chief	2017	472,649	—	1,835,000	375,914	163,071	91,667	2,938,301
Operating Officer
Peter F. Makowiecki	2018	$307,962	$—	$—	$—	$—	$53,897	$361,859
Senior Vice President,	2017	288,462	—	266,075	177,450	55,291	52,817	840,095
Residential Lending

(1)
Amounts included in the "Stock Awards" and "Option Awards" columns for the year ended December 31, 2018, represent grants under our 2017 Stock Option and Incentive Plan that were made on November 26, 2018. Amounts related to stock awards and option awards are reported in the table above pursuant to applicable SEC regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made as compared to the actual vesting which occurs. ratably over three years. The stock awards in 2017 reflect the aggregate fair value at the grant date of $18.35 per share. The option awards reflect a grant date fair value of $5.02 per stock option in 2018 with an exercise price of $17.56 per share and reflects a grant date fair value of $5.07 per stock option in 2017 with an exercise price of $18.35. The assumptions used in the valuation of these options are included in Note 20 of the Notes to our Consolidated Financial Statements.

(2)
Amounts reported reflect annual cash bonuses earned by our named executive officers for performance in 2018 and 2017. The amount reported for Mr. Blake in 2017 includes $140,634, which represents the amount of deferred bonus payable under the Senior Management Long Term Incentive Plan. This deferred bonus is vested but not payable until the earlier of Mr. Blake's termination of employment or the third anniversary of the grant date. See "Nonqualified Retirement Benefits-Senior Management Long Term Incentive Plan" below for additional information. See "Nonqualified Retirement Benefits-Senior Management Long Term Incentive Plan" below for additional information.

(3)
The table below shows the components of this column for 2018. The components of "All Other Compensation" from the table above are shown below:

Name	401(k) Employer Contributions	Country Club Membership	Financial Planning	Auto Allowance & Fuel Reimbursement	Life & LTD Insurance Premiums	ESOP(1)	ESOP Restoration(1)
Mr. Blake	$33,931	$1,370	$6,000	$23,869	$39,231	$10,892	$27,318
Mr. Casey	33,931	—	7,000	15,354	13,542	2,691	21,276
Mr. Makowiecki	33,931	—	—	1,041	4,975	10,892	3,058

(1)
Represents the aggregate value of the shares allocated to the named executive officer's Employee Stock Ownership Plan, "ESOP," account and amounts credited to the named executive officer's ESOP Restoration Plan account for the plan year, determined based on the number of shares allocated to the named executive officer under the ESOP or ESOP Restoration Plan, multiplied by $15.89, which was the fair market value of old HarborOne common stock as of December 31, 2018, the final trading day of 2018.

Employment and Change in Control Agreements

        Employment Agreements.    HarborOne Bank and Old HarborOne are parties to an employment agreement with each of Mr. Blake and Mr. Casey Mr. Blake's employment agreement provides for a minimum annual base salary of $781,097 and Mr. Casey's employment agreement provides for a minimum annual base salary of $529,200. The employment agreements also provide for discretionary incentive and/or bonus compensation, participation on generally applicable terms and conditions in other compensation and fringe benefit plans, and certain perquisites, including for Mr. Blake: the use of an automobile and reimbursement of automobile-related expenses; club membership; travel to and attendance at industry conferences and seminars; five weeks' paid vacation; life insurance equal to three times the executive's base salary; technology assistance for remote access to HarborOne Bank's and Old HarborOne's systems; and supplemental medical insurance upon reaching age 65. For

Mr. Casey, such perquisites include: the use of an automobile and reimbursement of automobile related expenses; five weeks' paid vacation; life insurance equal to three times the executive's base salary; technology assistance for remote access to HarborOne Bank's and Old HarborOne's systems; and supplemental medical insurance upon reaching age 65.

        HarborOne Bank and Old HarborOne may terminate the employment of either Mr. Blake or Mr. Casey, and each such executive may resign, at any time for any reason. In the event of termination without "cause" or "good reason" (as each such term defined in the respective employment agreement), HarborOne Bank and Old HarborOne will pay to the executive, for a period of two years, severance benefits equal to his monthly base salary in effect at the time of his termination and annual incentive compensation equal to the average incentive compensation received by the executive during the three full fiscal years immediately preceding termination. HarborOne Bank and Old HarborOne will also make an additional payment to the executive in an amount equal to the aggregate amount of employer contributions that would have been made to any qualified pension, profit sharing or 401(k) or similar plan on behalf of the executive if the executive had remained an employee of HarborOne Bank and Old HarborOne for an additional 24-month period. In addition, HarborOne Bank and Old HarborOne will make a monthly cash payment for 18 months or the executive's COBRA health continuation period, whichever ends earlier, in the amount that HarborOne Bank and Old HarborOne would have made to provide health insurance to the executive.

        In the event the executive's employment is involuntarily terminated for reasons other than for cause, disability or death, or the executive voluntary resigns for good reason, in either case after a change in control of Old HarborOne, the severance benefits increase from two times the sum of the executive's base salary and average three-year bonus to three times the sum of the executive's base salary and average three-year bonus, and will be paid in a lump sum. Any payments required under the employment agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code if such reduction would result in a higher after-tax amount to Mr. Blake or Mr. Casey. The employment agreements provide for certain post-employment obligations with respect to the executive's ability to compete with HarborOne Bank and Old HarborOne and to solicit customers and employees of HarborOne Bank and Old HarborOne.

        Change in Control Agreements.    Old HarborOne has entered into change in control agreements with each of its executive officers other than Messrs. Blake and Casey. The agreements for all executive officers are substantially similar, and provide that if the executive's employment is involuntarily terminated for reasons other than for cause, disability or death (as such term is defined in the respective change of control agreement), or the executive voluntarily resigns for "good reason" (as such term is defined in the respective change of control agreement) on or within 12 months after the effective date of a change in control of Old HarborOne, the executive would be entitled to a severance payment equal to his or her base salary and average three-year bonus. Such payment would be payable in a lump sum within ten days following the executive's date of termination. In addition, Old HarborOne will make a monthly cash payment for 18 months or the executive's COBRA health continuation period, whichever ends earlier, in the amount that Old HarborOne would have made to provide health insurance to the executive. Any payments required under the agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code if such reduction would result in a higher after-tax amount to the executive.

Nonqualified Retirement Benefits

        Split Dollar Life Insurance Arrangements.    In 2000, HarborOne Bank entered into a collateral assignment split dollar life insurance arrangement with Mr. Blake in order to provide a death benefit to the executive's beneficiaries and to allow the executive access to the cash surrender value of the policy in excess of the amount of premiums paid by HarborOne Bank upon his retirement from HarborOne Bank. In anticipation of the reorganization of HarborOne Bank in 2016, HarborOne Bank terminated this arrangement with Mr. Blake, and Mr. Blake transferred the ownership of the life insurance policy to HarborOne Bank and Mr. Blake entered into a new endorsement split dollar life insurance agreement that will provide Mr. Blake with a $1,400,000 lifetime death benefit.

        Supplemental Executive Retirement Plan Agreements.    HarborOne Bank maintains a supplemental executive retirement plan agreement with each of Messrs. Blake and Casey.

        Upon Mr. Blake's "separation from service" (as defined therein), disability or death, Mr. Blake (or his beneficiary in the case of death) shall receive a lump sum payment in an amount equal to the actuarial equivalent of a single life annuity equal to 60.0% of Mr. Blake's final average three-year salary and bonus reduced by the primary Social Security benefits payable upon Mr. Blake's separation from service and the amount payable to Mr. Blake from HarborOne Bank's 401(k) plan attributable to employer contributions. This lump sum payment is further reduced by the amount paid by HarborOne Bank to Mr. Blake when he reached age 65 in 2015 pursuant to his 2008 supplemental executive retirement plan agreement, with interest at a rate of 3.0% per year from the date of payment.

        Under the terms of the supplemental executive retirement plan agreement with Mr. Casey, upon the earliest of attaining age 65, termination other than for "cause," disability, death or a "change in control" of HarborOne Bank (as each such term is defined therein), Mr. Casey shall receive a lump sum payment equal to the actuarial equivalent value of a single life annuity equal to 60.0% of the executive's average three-year salary and bonus reduced by projected Social Security benefits and the amount payable to the executive from HarborOne Bank's 401(k) Plan attributable to employer contributions.

        Senior Management Long Term Incentive Plan.    Under the HarborOne Bank Senior Management Long Term Incentive Plan, all executive officers of HarborOne Bank with a title of Senior Vice President or above, including Messrs. Blake and Casey, but excluding Ms. Kerr as she was hired in the fourth quarter of 2018, may be awarded deferred cash incentive awards. A deferred incentive award is equal to the deferral percentage multiplied by the executive's base salary for the applicable year. The deferral percentage is determined by the Board of HarborOne Bank based on the executive's or HarborOne Bank's achievement of performance goals. The terms "deferred incentive award," "deferred percentage" and "performance goals" are defined in the HarborOne Bank Senior Management Long Term Incentive Plan. Each deferred incentive award is payable three years following the grant of such award, subject to the executive's continued employment with HarborOne Bank. Awards are immediately payable upon the executive's death, disability, retirement or "separation from service" (as defined therein) within 24 months of a "change in control" (as defined therein) of HarborOne Bank or Old HarborOne. Retirement for this purpose means an executive's reaching the age of 62 or older after completing 10 or more years of service with HarborOne Bank. Accordingly, once an executive satisfies the condition for retirement, he would be entitled to the deferred incentive award. The Board of Directors amended this plan effective January 1, 2018 so that no further deferred incentive awards will be granted. The balance of the liability at December 31, 2018 was $1.3 million.

        ESOP Restoration Plan.    HarborOne Bank provides an ESOP Restoration Plan for the benefit of selected executives whose annual compensation exceeds the amount of annual compensation, which is currently $275,000, permitted to be recognized under the ESOP by the Internal Revenue Code. Under the ESOP Restoration Plan, eligible participants receive a credit each year equal to the amount they would have received under the ESOP but for the Internal Revenue Service-imposed compensation limit. Any benefits earned under the ESOP Restoration Plan become payable the earliest of six months and a day after the participant's "separation from service" from HarborOne Bank, the participant's death, a "change in control" of Old HarborOne or upon the termination of the ESOP Restoration Plan (as each such term is defined therein).

Benefit Plans

        401(k) Profit Sharing Plans.    HarborOne Bank currently maintains the HarborOne 401(k) Plan (the "HarborOne 401(k) Plan") , and HarborOne Mortgage, HarborOne Bank's wholly owned subsidiary, maintains the HarborOne Mortgage Retirement Plan (the "HarborOne Mortgage 401(k) Plan" and together with the HarborOne 401(k) Plan, the "401(k) Plans"), which are tax-qualified profit sharing plans with salary deferral features under Section 401(k) of the Internal Revenue Code. All employees of HarborOne Bank who have attained age 21 and have completed three months of service are eligible to participate in the HarborOne401(k) Plan and make salary deferrals. All employees, other than seasonal employees and nonresident alien employees of HarborOne Mortgage who have completed three months of service, are eligible to participate in the HarborOne Mortgage 401(k) Plan and make salary deferrals. Seasonal employees of HarborOne Mortgage who have attained age 21 and completed 1,000 hours of service are eligible to participate in the HarborOne Mortgage 401(k) Plan.

        A participant may contribute up to 100.0% of his or her compensation to the HarborOne 401(k) Plan on a pre-tax or after-tax basis, subject to the limitations imposed by the Internal Revenue Code. A participant may contribute up to 75.0% of his or her compensation to the HarborOne Mortgage 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2018, the deferral contribution limit was $18,500. A participant over age 50 may contribute an additional $6,000 to the 401(k) Plans. A participant in the HarborOne 401(k) Plan is always 100.0% vested in his or her salary deferral contributions, and will become vested in his or her share of Bank contributions under a six-year vesting schedule with 20.0% vesting after completion of two years of service, and increased by 20.0% for each subsequent year of service. A participant in the HarborOne Mortgage 401(k) Plan is always 100.0% vested in his or her salary deferral contributions, and will become vested in his or her share of employer contributions under a four-year vesting schedule with 25.0% vesting after completion of one year of service, and increased by 25.0% for each subsequent year of service.

        Both 401(k) Plans provide certain in-service withdrawals, including hardship withdrawals and full withdrawals after age 59 1/2. Distributions from both 401(k) Plans are available in a lump sum or installments upon a participant's retirement, termination of employment, death or disability.

        The 401(k) Plans permit a participant to direct the investment of his or her own account into various investment options. The participants of HarborOne 401(k) Plan were allowed to invest up to 100% of their account balances in common stock of Old HarborOne until the HarborOne 401(k) Plan was modified in 2018 to limit the amount that could be invested in Old HarborOne stock to 25% of the account balance. The HarborOne 401(k) Plan grandfathered amounts held in Old HarborOne stock in excess of 25%, but limits the ability to transfer or contribute any additional amounts into stock until the amount invested falls below the 25% threshold. Participants in the HarborOne 401(k) Plan may also invest future elective deferrals in common stock of Old HarborOne up to the limits described above. Participants in the HarborOne Mortgage 401(k) Plan may invest up to 25% of their account balances and future elective deferrals in common stock of Old HarborOne.

        Participants in the 401(k) Plans will be given the opportunity to vote the shares allocated to their accounts. HarborOne Bank, as plan administrator, will vote any shares in the 401(k) Plans for which participants have not issued voting instructions as HarborOne Bank determines in its discretion and will direct the 401(k) Plans trustee accordingly.

        Employee Stock Ownership Plan.    HarborOne Bank currently maintains an ESOP. Eligible employees who have attained age 21 and have completed one year of service are able to participate in the ESOP. Participants vest in the benefits allocated under the ESOP pursuant to a six-year vesting schedule, with 20.0% vesting after completion of two years of service, and increased by 20.0% for each subsequent completed year of service. A participant becomes fully vested at retirement, upon death or disability or upon termination of the ESOP. Any unvested shares that are forfeited upon a participant's termination of employment will be reallocated among the remaining ESOP participants.

        Shares of Old HarborOne common stock purchased by the ESOP through the proceeds of a loan are held in a suspense account for allocation among participants. ESOP shares are released as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account are allocated among participants in accordance with compensation, on a pro rata basis.

        2017 Stock Option and Incentive Plan.    On August 9, 2017, the shareholders of Old HarborOne approved the 2017 Stock Option and Incentive Plan, or the "Equity Plan," which provided for the grant of stock-based awards to officers, employees and directors of Old HarborOne and its subsidiaries. Under the plan, Old HarborOne may grant options, stock appreciations rights, restricted stock, restricted units, unrestricted stock awards, cash based awards, performance awards, and dividend equivalent rights. Total shares of Old HarborOne's common stock reserved for issuance under the plan are 2,077,577. Both incentive stock options and non-qualified stock options may be granted under the plan, with total shares reserved for options equaling 1,483,984 with 493,464 shares remaining available for grant as options as of December 31, 2018. The total number of shares reserved for restricted stock or restricted units is 593,593, with 69,312 shares currently remaining available for grant as restricted stock or restricted units as of December 31, 2018.

        Following the conversion, the Equity Plan will be assumed by us and all awards previously granted under the Equity Plan will continue to remain outstanding in accordance with their terms.

        Outstanding Equity Awards at Year End.    The following table sets forth information with respect to outstanding equity awards as of December 31, 2018 for the named executive officers. All equity awards reflected in this table were granted pursuant to our Equity Plan, described above and shown below.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have Vested (#)(1)	Market Value of Shares or Units of Stock that Have Vested(2)	Number of Shares of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested(3)
James W. Blake	8/16/2017	24,733	49,466	$18.35	8/16/2027	47,483	$908,825	94,967	$1,509,026
	11/26/2018	—	74,199	$17.56	11/25/2028
Joseph F. Casey	8/16/2017	24,733	49,466	$18.35	8/16/2027	33,333	$637,994	66,667	$1,059,339
	11/26/2018	—	74,199	$17.56	11/25/2028
Peter F. Makowiecki(4)	8/16/2017	11,666	23,334	$18.35	8/16/2027	4,833	$92,504	9,667	$153,609

(1)
Vesting period is over three years from the date of grant.

(2)
Market value on vesting date of August 16, 2018 of $19.14.

(3)
Based on trading price of $15.89 on December 31, 2018.

(4)
Mr. Makowiecki forfeited his unvested option and stock awards upon his resignation.

Director Compensation

        In the year ending December 31, 2019, each non-employee director will receive an annual fee which shall be paid in equal monthly installments. The chairman of the Board will receive $75,000, committee chairs will receive $70,000 and all other non-employee directors will receive $65,000 annually. Ms. Berman and Mr. Wilmot joined the Board in January 2019, and did not receive any compensation in 2018.

        The following table sets forth information regarding the compensation paid to our non-employee directors for the fiscal year ended December 31, 2018:

Name(1)(2)	Fees Earned or Paid in Cash(3)	All Other Compensation(4)	Total
Joseph F. Barry	$70,000	$5,475	$75,475
David P. Frenette, Esq.	70,000	15,462	85,462
Gordon Jezard	70,000	932	70,932
Edward F. Kent(5)	54,167	451	54,618
Barry R. Koretz	70,000	11,595	76,595
Timothy R. Lynch	70,000	168	70,168
William A. Payne	65,000	6,168	71,168
Wallace H. Peckham, III	70,000	602	70,602
Michael J. Sullivan, Esq.	72,500	168	72,668

(1)
As of December 31, 2018, each director, other than Mr. Payne, held 12,367 shares of unvested restricted stock. As of December 31, 2018, Mr. Payne held 3,710 shares of unvested restricted stock while neither Ms. Berman nor Mr. Wilmot had any restricted stock outstanding at that time.

(2)
As of December 31, 2018 each director, other than Mr. Payne, had 46,375 exercisable options outstanding. As of December 31, 2018, Mr. Payne had 13,913 exercisable options outstanding while neither Ms. Berman nor Mr. Wilmot had any options outstanding at that time.

(3)
Includes retainer payments, meeting fees and committee and/or chair fees earned during the fiscal year, whether such fees were paid currently or deferred under the Director Retirement Plan. Fees earned or paid also include fees for service on the Board committees.

(4)
Includes premiums for life insurance paid by HarborOne Bank on behalf of each director; premiums for dental insurance paid by HarborOne Bank on behalf of Messrs. Barry, Frenette, Jezard, Kent, Koretz and Peckham; and premiums for health insurance paid by HarborOne Bank on behalf of Messrs. Frenette and Koretz and of financial planning assistance for Messrs. Barry, Frenette, Jezard, Koretz and Payne.

(5)
Mr. Kent retired on September 30, 2018.

        Director Retirement Plan.    Directors of HarborOne Bank in office as of December 31, 2016 were eligible to participate in the HarborOne Bank Director Retirement Plan, which provides for annual payments to directors who have completed six or more years of service, and who have reached the retirement age specified in the participation agreement, of a specified percentage of the total director fees paid to the director in his or her final year serving as director, as follows: 30.0% annually for five years, for directors with at least six years of service; 45.0% annually for 10 years, for directors with at least 11 years of service or 60.0% annually for 10 years, for directors with at least 21 years of service. On December 31, 2017, Old HarborOne elected to freeze the Directors' Retirement Plan and does not intend to replace it at this time. The balance of the liability at December 31, 2018 was $1.9 million and there were payouts of $37,000 in 2018.

Benefits to be Considered Following Completion of the Conversion

        Following the offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted stock awards. If adopted within 12 months following the completion of the conversion, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plans would be limited to 10.0% and 4.0%, respectively, of the shares sold in the offering.

        The stock-based benefit plans will not be established sooner than six months after the offering, and if adopted within one year after the offering, the plans must be approved by at least two-thirds of the votes eligible to be cast by our shareholders, unless the Massachusetts Commissioner of Banks determines such plans may be approved by a majority of the votes eligible to be cast by our shareholders. If stock-based benefit plans are established more than one year after the offering, they must be approved by a majority of votes cast by our shareholders. The following additional restrictions would apply to our stock-based benefit plans only if such plans are adopted within one year after the offering:

  •
  non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plans;

  •
  any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

  •
  any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plans;

  •
  any tax-qualified employee stock benefit plans and restricted stock plan, in the aggregate, may not acquire more than 10% of the shares sold in the offering, unless HarborOne Bank has tangible capital of 10% or more, in which case tax-qualified employee stock benefit plans and restricted stock plans may acquire up to 12% of the shares sold in the offering;

  •
  the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of the grant date;

  •
  accelerated vesting is not permitted except for death, disability or upon a change in control of HarborOne Bank or New HarborOne; and

  •
  our executive officers or directors must exercise or forfeit their options in the event that HarborOne Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

        We have not determined whether we will present stock-based benefit plans for shareholder approval prior to or more than 12 months after the completion of the conversion. In the event either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

        We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases, subject to regulatory approval.

        We will submit the equity incentive plan to its shareholders for their approval, at which time we will provide shareholders with detailed information about our stock based benefit plans.

        The actual value of the shares awarded under the stock-based benefit plan will be based in part on the price of New HarborOne's common stock at the time the shares are awarded. The following table presents the total value of all shares of restricted stock that would be available for issuance under the stock-based benefit plan, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	918,000 Shares at Minimum of Range	1,080,000 Shares at Midpoint of Range	1,242,000 Shares at Maximum of Range
$8.00	$7,344,000	$8,640,000	$9,936,000
10.00	9,180,000	10,800,000	12,420,000
12.00	11,016,000	12,960,000	14,904,000
14.00	12,852,000	15,120,000	17,388,000

        The grant-date fair value of the options granted under the stock-based benefit plan will be based in part on the price of New HarborOne common stock at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Share Price	Grant Date Fair Value	2,295,000 Shares at Minimum of Range	2,700,000 Shares at Midpoint of Range	3,105,000 Shares at Maximum of Range
$8.00	$2.28	$5,232,600	$6,156,000	$7,079,400
10.00	2.85	6,540,750	7,695,000	8,849,250
12.00	3.42	7,848,900	9,234,000	10,619,100
14.00	3.99	9,157,050	10,773,000	12,388,950

BENEFICIAL OWNERSHIP OF COMMON STOCK

        Security Ownership of Certain Beneficial Owners.    Persons and groups who beneficially own in excess of five percent of the common stock are required to file certain reports with the SEC regarding ownership. The following table sets forth, as of the record date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than five percent of our common stock, including shares owned by its directors.

	Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
HarborOne Mutual Bancshares	17,281,034	53.07%
770 Oak Street
Brockton, Massachusetts 02301

        Security Ownership of Management.    The following table details, as of [Record Date], information concerning beneficial ownership of our common stock by each of our directors; each of our named executive officers; and all of our directors and executive officers as a group.

Name(1)	Number of Shares(2)(3)		Percent of Common Stock Outstanding(4)
Joseph F. Barry,	39,013	(5)	*
Director
Mandy L. Berman,	3,355	(6)	*
Director
James W. Blake,	229,974	(7)	*
Chief Executive Officer and Director
Joseph F. Casey,	185,382	(8)	*
President, Chief Operating Officer and Director
Wayne F. Dunn,	38,922	(9)
Senior Vice President, Chief Technology Officer
David P. Frenette, Esq.	64,008	(10)	*
Director
Christopher K. Gibbons,	67,554	(11)	*
Senior Vice President, Consumer Lending
Gordon Jezard,	44,008	(12)	*
Director
Brenda C. Kerr,	4,900	(13)	*
Senior Vice President, Retail Banking
Barry R. Koretz,	49,008	(14)	*
Director
Mark T. Langone,	36,471	(15)	*
Senior Vice President, Chief Enterprise Risk Officer
Timothy R. Lynch,	39,008	(16)	*
Director

Name(1)	Number of Shares(2)(3)		Percent of Common Stock Outstanding(4)
William A. Payne,	12,702	(17)	*
Director
Wallace H. Peckham, III,	37,508	(18)	*
Director
David B. Reilly,	35,951	(19)	*
Senior Vice President, Operations
H. Scott Sanborn,	35,629	(20)	*
Executive Vice President, Commercial Lending
Linda H. Simmons,	25,201	(21)	*
Senior Vice President, Chief Financial Officer
Michael J. Sullivan, Esq.,	39,508	(22)	*
Chairman of the Board
David E. Tryder,	24,505	(23)	*
Senior Vice President, Chief Marketing Officer
Patricia M. Williams,	38,223	(24)	*
Senior Vice President, Human Resources
Damian W. Wilmot, Esq.,	3,334	(25)	*
Director
All directors and executive officers as a group (21 persons)	1,054,164		3.23%

*
Less than 1%

(1)
Unless otherwise indicated, the address is c/o HarborOne Bancorp, Inc., 770 Oak St., Brockton, MA 02301.

(2)
The number of shares reported by officers as being held through the HarborOne 401(k) Plan may be different from the number of shares previously reported as having been acquired through the HarborOne 401(k) Plan because Company stock held in the HarborOne 401(k) Plan is held in a unitized fund that includes both Company common stock and cash. The percentage of each unit that is Company common stock fluctuates daily, through no volitional act of the HarborOne 401(k) Plan participant.

(3)
The number of shares of common stock "beneficially owned" by each shareholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. "Number of Shares Beneficially Owned" includes shares of common stock that may be acquired upon the exercise of options to acquire shares of common stock that are exercisable on or within 60 days after [Record Date] of 255,637. Except as otherwise noted, each beneficial owner has sole voting and investment power over the shares and units.

(4)
The total number of shares outstanding used in calculating this percentage assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after [Record Date] and that no options held by other beneficial owners are exercised. Percentages are based on 32,560,136 shares of Company common stock outstanding as of [Record Date].

(5)
Includes 5,000 shares held jointly with his spouse, 12,367 shares of unvested restricted stock awarded under the Equity Plan and 15,458 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(6)
Includes 3,159 shares of unvested restricted stock.

(7)
Includes 59,012 shares held in the HarborOne 401(k) Plan, 20,000 held by his spouse and daughter as joint tenants, 94,967 shares of unvested restricted stock awarded under the Equity Plan, 2,119 shares held by the ESOP and allocated to his account and 24,733 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(8)
Includes 34,429 shares held in the HarborOne 401(k) Plan, 66,667 shares of unvested restricted stock awarded under the Equity Plan, 10,000 held by his spouse, 1,037 shares held by the ESOP and allocated to his account and 24,733 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(9)
Includes 12,295 shares held in the HarborOne 401(k) Plan, 9,667 shares of unvested restricted stock awarded under the Equity Plan, 1,874 shares held by the ESOP and allocated to his account and 11,666 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(10)
Includes 30,000 shares held jointly with his spouse, 12,367 shares of unvested restricted stock awarded under the Equity Plan and 15,458 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(11)
Includes 39,347 shares held in the HarborOne 401(k) Plan, 5,000 shares held jointly with his spouse, 9,667 shares of unvested restricted stock awarded under the Equity Plan, 1,874 shares held by the ESOP and allocated to his account and 11,666 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(12)
Includes 10,000 shares held by the Jezard Family Revocable Trust, 12,367 shares of unvested restricted stock awarded under the Equity Plan and 15,458 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(13)
Includes 4,900 shares of unvested restricted stock.

(14)
Includes 15,000 shares held jointly with his spouse, 12,367 shares of unvested restricted stock awarded under the Equity Plan and 15,458 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(15)
Includes 10,000 shares held jointly with his spouse, 9,667 shares of unvested restricted stock awarded under the Equity Plan, 1,714 shares held by the ESOP and allocated to his account and 11,666 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(16)
Includes 12,367 shares of unvested restricted stock awarded under the Equity Plan and 15,458 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(17)
Includes 2,500 shares held in his IRA, 3,710 shares of unvested restricted stock awarded under the Equity Plan and 4,637 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(18)
Includes 7,500 shares held jointly with his spouse, 12,367 shares of unvested restricted stock awarded under the Equity Plan and 15,458 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(19)
Includes 8,362 shares held in the HarborOne 401(k) Plan, 9,667 shares of unvested restricted stock awarded under the Equity Plan, 1,337 shares held by the ESOP and allocated to his account and 11,666 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(20)
Includes 9,838 shares held in the HarborOne 401(k) Plan, 9,667 shares of unvested restricted stock awarded under the Equity Plan and 1,049 shares held by the ESOP and allocated to his account and 11,666 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(21)
Includes 9,667 shares of unvested restricted stock awarded under the Equity Plan, 459 shares held by the ESOP and allocated to her account and 11,666 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(22)
Includes 12,367 shares of unvested restricted stock awarded under the Equity Plan and 15,458 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(23)
Includes 984 shares held in the HarborOne 401(k) Plan, 9,667 shares of unvested restricted stock awarded under the Equity Plan, 1,671 shares held by the ESOP and allocated to his account and 11,666 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(24)
Includes 8,855 shares held in the HarborOne 401(k) Plan, 9,667 shares of unvested restricted stock awarded under the Equity Plan, 1,612 shares held by the ESOP and allocated to her account and 11,666 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(25)
Includes 3,159 shares of unvested restricted stock.

 SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

        The table below sets forth, for each of New HarborOne's directors and executive officers, and for all of these individuals as a group, the following information:

  (i)
  the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of Old HarborOne common stock as of [Record Date], 2019;

  (ii)
  the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

  (iii)
  the total shares of common stock to be held upon completion of the conversion.

        In each case, it is assumed that subscription shares are sold at the minimum of the offering range. See "The Conversion and Offering—Additional Limitations on Common Stock Purchases." Federal and state regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase. Subscriptions by management through our 401(k) plan are included in the proposed purchases set forth below and will be counted as part of the maximum number of shares such individuals may subscribe for in the offering and as part of the maximum number of shares directors and officers may purchase in the offering.

		Proposed Purchase of Stock in the Offering(2)
			Total Common Stock to be Held at Minimum of Offering Range(3)
	Number of Exchange Shares to Be Held(1)
Name of Beneficial Owner		Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding
Joseph F. Barry	51,794	5,000	$50,000	56,794	*
Mandy L. Berman	4,454	5,000	$50,000	9,454	*
James W. Blake	305,313	30,000	$300,000	335,313	*
Joseph F. Casey	246,113	25,000	$250,000	271,113	*
David P. Frenette, Esq.	84,977	40,000	$400,000	124,977	*
Gordon Jezard	58,425	5,000	$50,000	63,425	*
Barry R. Koretz	65,063	5,000	$50,000	70,063	*
Timothy R. Lynch	51,787	5,000	$50,000	56,787	*
William A. Payne	16,863	7,500	$75,000	24,363	*
Wallace H. Peckham, III	49,796	1,000	$10,000	50,796	*
Michael J. Sullivan, Esq.	52,451	10,000	$100,000	62,451	*
Damian W. Wilmot, Esq.	4,426	5,000	$50,000	9,426	*
Wayne F. Dunn	51,673	500	$5,000	52,173	*
Christopher K. Gibbons	89,685	1,000	$10,000	90,685	*
Brenda C. Kerr	6,505	5,000	$50,000	11,505	*
Mark T. Langone	48,419	10,000	$100,000	58,419	*
David B. Reilly	47,729	5,000	$50,000	52,729	*
H. Scott Sanborn	47,301	10,000	$100,000	57,301	*
Linda H. Simmons	33,457	5,000	$50,000	38,457	*
David E. Tryder	32,533	500	$5,000	33,033	*
Patricia M. Williams	50,745	1,000	$10,000	51,745	*

Total for Directors and Executive Officers	1,399,509	181,500	$1,815,000	1,581,009	3.65%

*
Less than 1%

(1)
Based on information presented in "Beneficial Ownership of Common Stock," and assuming an exchange ratio of 1.3276 at the minimum of the offering range.

(2)
Includes proposed subscriptions, if any, by associates.

(3)
At the maximum of the offering range, directors and executive officers would beneficially own 1,893,384 shares, or 3.24% of our outstanding shares of common stock when including stock options exercisable within 60 days of [Record Date].

THE CONVERSION AND OFFERING

        The board of trustees of HarborOne Mutual Bancshares and the boards of directors of Old HarborOne and HarborOne Bank have approved the plan of conversion. The plan of conversion must also be approved by the depositors of HarborOne Bank and the shareholders of Old HarborOne. A special meeting of depositors will be held on June 10, 2019, and a special meeting of shareholders has been called for this purpose. HarborOne Mutual Bancshares has filed an application for approval of the conversion with the Massachusetts Commissioner of Banks, and New HarborOne has filed a bank holding company application with the Federal Reserve. Approval of the Massachusetts Commissioner of Banks is required before we can commence the offering, and both the approval of the Federal Reserve and final approval of the Massachusetts Commissioner of Banks is required before we can consummate the conversion and issue shares of common stock. The approval of the Massachusetts Commissioner of Banks or the Federal Reserve does not constitute a recommendation or endorsement of the plan of conversion.

General

        The board of trustees of HarborOne Mutual Bancshares and the boards of directors of Old HarborOne and HarborOne Bank adopted the plan of conversion on March 5, 2019. Pursuant to the plan of conversion, we are converting from a two-tier mutual holding company form of organization to a fully public stock holding company form. HarborOne Mutual Bancshares, the mutual holding company parent of Old HarborOne, will convert to a stock corporation for a moment in time and merge into Old HarborOne. Old HarborOne, which owns all of the outstanding capital stock of HarborOne Bank, will merge into New HarborOne. As part of the conversion, the approximately 53% ownership interest of HarborOne Mutual Bancshares in Old HarborOne will be offered for sale in this offering.

        At the completion of the conversion and offering, all of the outstanding common stock of HarborOne Bank will be owned by New HarborOne, and all of the outstanding common stock of New HarborOne will be owned by public shareholders. HarborOne Mutual Bancshares will cease to exist, and New HarborOne will be the successor corporation to Old HarborOne. A diagram of our corporate structure before and after the conversion is set forth in the "Summary" section of this prospectus.

        Under the plan of conversion, at the completion of the conversion and offering, each share of Old HarborOne common stock owned by persons other than HarborOne Mutual Bancshares will be converted automatically into the right to receive new shares of New HarborOne common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Old HarborOne for new shares of New HarborOne, the public shareholders will own the same aggregate percentage of shares of common stock of New HarborOne that they owned in Old HarborOne immediately prior to the conversion, as adjusted for the assets of HarborOne Mutual Bancshares, and excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares. HarborOne Mutual Bancshares' shares of Old HarborOne will be cancelled.

        We intend to retain between $94.5 million and $128.2 million of the net proceeds of the offering and to invest between $112.8 million and $153.0 million of the net proceeds in HarborOne Bank. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

        Pursuant to the plan of conversion, we will offer shares of common stock for sale in the subscription offering to our eligible account holders and to our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plans, and the tax-qualified employee plans of HarborOne Mutual Bancshares, Old HarborOne, HarborOne Bank and their respective affiliates, which may subscribe for, in the aggregate, up to 10% of the shares of common stock sold in the offering, and our employees, officers, directors, trustees and corporators. In addition, we may offer common stock for sale in a community offering to members of the general public, with a preference given to natural persons and trusts of natural persons residing in the Massachusetts cities and towns of Abington, Acushnet, Attleboro, Avon, Berkley, Braintree, Bridgewater, Brockton, Canton, Carver, Cohasset, Dartmouth, Dighton, Duxbury, East Bridgewater, Easton, Fairhaven, Fall River, Foxboro, Freetown, Halifax, Hanover, Hanson, Hingham, Holbrook, Hull, Kingston, Lakeville, Mansfield, Marion, Marshfield, Mattapoisett, Middleborough, Milton, New Bedford, North Attleboro, Norton, Norwell, Plainville, Pembroke, Plymouth, Plympton, Quincy, Randolph, Raynham, Rehoboth, Rochester, Rockland, Seekonk, Scituate, Sharon, Somerset, Stoughton, Swansea, Taunton, Wareham, West Bridgewater, Westport, Weymouth and Whitman, and the Rhode Island cities and towns of Barrington, Bristol, Burrillville, Central Falls, Charlestown, Coventry, Cranston, Cumberland, East Greenwich, East Providence, Exeter, Foster, Glocester, Hopkinton, Jamestown, Johnston, Lincoln, Little Compton, Middletown, Narragansett, New Shoreham, Newport, North Kingstown, North Providence, North Smithfield, Pawtucket, Portsmouth, Providence, Richmond, Scituate, Smithfield, South Kingstown, Tiverton, Warren, Warwick, West Greenwich, West Warwick, Westerly, and Woonsocket.

        We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin at the same time as the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us. See "—Community Offering."

        We also may offer for sale shares of common stock not purchased in the subscription or community offering through a syndicated or firm commitment offering in which Sandler O'Neill & Partners, L.P. will be sole book-running manager. See "—Syndicated or Firm Commitment Underwritten Offering."

        We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of New HarborOne. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See "—Stock Pricing and Number of Shares to be Issued" for more information as to the determination of the estimated pro forma market value of the common stock.

        The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each branch office of HarborOne Bank. The plan of conversion is also filed as an exhibit to HarborOne Mutual Bancshares' applications to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Federal Reserve or inspected, without charge, at the Massachusetts Division of Banks. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the SEC, of which this prospectus is a part. Copies of the registration statement may be obtained from the SEC or online at the SEC's website, www.sec.gov. See "Where You Can Find Additional Information."

Reasons for the Conversion and Offering

        Our primary reasons for converting and undertaking the offering are to:

  •
  enhance our capital position and enable us to support future growth and profitability, including through capital investments in facilities and technology;

  •
  transition HarborOne Bank to a more flexible holding company structure that provides better access to the capital markets;

  •
  improve the trading liquidity of our shares of common stock (by increasing the number of shareholders as well as the number of outstanding shares);

  •
  facilitate our holding company's ability to pay cash dividends; and

  •
  facilitate future mergers and acquisitions.

        The stock holding company structure will offer us greater flexibility for the structuring of mergers and acquisitions. Our current structure prevents us from offering shares of common stock as consideration for a merger or acquisition. Potential sellers often want stock for at least part of the acquisition consideration. Our new stock holding company structure will enable us to offer stock or cash, or a combination thereof, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise. We have no current arrangements or agreements to acquire other financial institutions, assets or business lines. However, we have considered, and will continue to consider other potential acquisitions as opportunities arise.

Approvals Required

        The affirmative vote of a majority of the depositors of HarborOne Bank present and voting at the special meeting called for such purpose is required to approve the plan of conversion. A special meeting of depositors has been called for June 10, 2019. By their approval of the plan of conversion, the depositors of HarborOne Bank will also be approving the merger of HarborOne Mutual Bancshares into Old HarborOne and the merger of Old HarborOne into New HarborOne. The affirmative vote of the holders of at least two-thirds of the total votes eligible to be cast by shareholders of Old HarborOne at a special meeting of shareholders called for such purpose and the affirmative vote of the holders of a majority of the total votes eligible to be cast by the shareholders of Old HarborOne other than HarborOne Mutual Bancshares at the special meeting of shareholders called for such purpose is also are required to approve the plan of conversion.

        HarborOne Mutual Bancshares has filed an application for approval of the conversion with the Massachusetts Commissioner of Banks, and New HarborOne has filed a bank holding company application with the Federal Reserve. Approval of the Massachusetts Commissioner of Banks is required before we can commence the offering, and both the approval of the Federal Reserve and final approval of the Massachusetts Commissioner of Banks is required before we can consummate the conversion and issue shares of common stock.

Share Exchange Ratio for Current Shareholders

        At the completion of the conversion, each publicly held share of Old HarborOne common stock will be converted automatically into the right to receive a number of shares of New HarborOne common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public shareholders will own the same percentage of common stock in New HarborOne after the conversion as they held in Old HarborOne immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares, after taking into account certain assets held by HarborOne Mutual Bancshares other than shares of Old HarborOne common stock. The exchange ratio will not depend on the market value of Old HarborOne common stock. The exchange ratio will be based on the percentage of Old HarborOne common stock held by the public, the assets of HarborOne Mutual Bancshares, the independent valuation of New HarborOne prepared by RP Financial, LC., and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 1.3276 shares for each publicly held share of Old HarborOne at the minimum of the offering range to 1.7961 shares for each publicly held share of Old HarborOne at the maximum of the offering range.

        The following table shows how the exchange ratio will adjust, based on the appraised value of New HarborOne as of May 17, 2019, assuming public shareholders of Old HarborOne own 46.9% of Old HarborOne common stock and HarborOne Mutual Bancshares has net assets of $99,000 immediately prior to the completion of the conversion. The table also shows how many shares of New HarborOne a hypothetical owner of Old HarborOne common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

			Shares of New HarborOne to be Issued for Shares of Old HarborOne		Total Share of Common Stock to be Issued in Exchange and Offering		Equivalent Value of Shares Based Upon Offering Price(1)	Equivalent Pro Forma Tangible Book Value Per Exchanged Share(2)
	Shares to be Sold in This Offering								Shares to be Received for 100 Existing Shares(3)
						Exchange Ratio
	Amount	Percent	Amount	Percent
Minimum	22,950,000	53.08%	20,283,903	46.92%	43,233,903	1.3276	$13.28	$14.87	132
Midpoint	27,000,000	53.08%	23,863,415	46.92%	50,863,415	1.5618	$15.62	$15.96	156
Maximum	31,050,000	53.08%	27,442,927	46.92%	58,492,927	1.7961	$17.96	$17.05	179

(1)
Represents the value of shares of New HarborOne common stock to be received in the conversion by a holder of one share of Old HarborOne, pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)
Represents the pro forma tangible book value per share (non-GAAP) at each level of the offering range multiplied by the respective exchange ratio.

(3)
Cash will be paid in lieu of fractional shares.

        Options to purchase shares of Old HarborOne common stock that are outstanding immediately prior to the completion of the conversion will be converted into options to purchase shares of New HarborOne common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio. The aggregate exercise price, term and vesting period of the options will remain unchanged.

        The conversion of outstanding publicly held shares of Old HarborOne common stock into the right to receive shares of New HarborOne common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our transfer agent will send a transmittal form to each public shareholder of Old HarborOne who holds physical stock certificates. The transmittal form will contain instructions on how to surrender certificates evidencing Old HarborOne common stock in exchange for shares of New HarborOne common stock in book entry form, to be held electronically on the books of our transfer agent. New HarborOne will not issue stock certificates. We expect that a statement reflecting your ownership of shares of common stock of New HarborOne will be distributed by our transfer agent within five business days after the transfer agent receives properly executed transmittal forms, Old HarborOne stock certificates and other required documents. Shares held by public shareholders in street name (such as in a brokerage account) will be exchanged within their accounts automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

        No fractional shares of our common stock will be issued to any public shareholder of Old HarborOne when the conversion is completed. For each fractional share that would otherwise be issued to a shareholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the transfer agent of the transmittal forms and the surrendered Old HarborOne stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of a fractional share in your brokerage account.

        You should not forward your stock certificate(s) until you have received a transmittal form, which will include forwarding instructions. After the conversion, shareholders will not receive evidence of shares of New HarborOne common stock until certificates representing shares of Old HarborOne common stock are surrendered for exchange in compliance with the terms of the transmittal form. For all other purposes, however, each certificate that represents shares of Old HarborOne common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of New HarborOne common stock into which those shares have been converted by virtue of the conversion.

        If a certificate for Old HarborOne common stock has been lost, stolen or destroyed, the shareholder will be required to submit necessary forms to our transfer agent and to purchase a bond from a surety company at the shareholder's expense.

        All shares of New HarborOne common stock that we issue in exchange for existing shares of Old HarborOne common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock.

Effects of Conversion

        Continuity.    The conversion will not affect the normal business of HarborOne Bank of accepting deposits and making loans. HarborOne Bank will continue to be a Massachusetts-chartered co-operative bank and will continue to be regulated by the Massachusetts Commissioner of Banks and the FDIC. After the conversion, HarborOne Bank will continue to offer existing services to depositors, borrowers and other customers under current policies. The directors of Old HarborOne serving at the time of the conversion will be the directors of New HarborOne upon the completion of the conversion.

        Effect on Deposit Accounts.    Pursuant to the plan of conversion, each depositor of HarborOne Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the FDIC to the same extent as before the conversion, and each such account will continue to be insured in full for amounts in excess of FDIC limits by the excess insurer of Massachusetts, co-operative bank deposits, the Share Insurance Fund of the Co-operative Central Bank. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

        Effect on Loans.    No loan outstanding from HarborOne Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

        Effect on Voting Rights of Depositors.    At present, depositors of HarborOne Bank have limited voting rights in HarborOne Mutual Bancshares. Upon completion of the conversion, depositors will no longer have any voting rights. Upon completion of the conversion, all voting rights in HarborOne Bank will be vested in New HarborOne as the sole shareholder of HarborOne Bank. The shareholders of New HarborOne will possess exclusive voting rights with respect to New HarborOne common stock.

        Tax Effects.    We will receive opinions of our counsel with regard to federal and state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or Massachusetts income tax purposes to HarborOne Mutual Bancshares, Old HarborOne, the public shareholders of Old HarborOne (except for cash paid for fractional shares), New HarborOne, HarborOne Bank or the eligible account holders. See "The Conversion and Offering—Material Income Tax Consequences."

        Effect on Liquidation Rights.    Each depositor in HarborOne Bank has both a deposit account in HarborOne Bank and a pro rata ownership interest in the net worth of HarborOne Mutual Bancshares based upon the deposit balance in his or her account. This ownership interest is tied to the depositor's account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of HarborOne Mutual Bancshares and

HarborOne Bank; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account obtains a pro rata ownership interest in HarborOne Mutual Bancshares without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of HarborOne Mutual Bancshares, which is lost to the extent that the balance in the account is reduced or closed.

        Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that HarborOne Mutual Bancshares and HarborOne Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of HarborOne Mutual Bancshares after other claims, including claims of depositors to the amounts of their deposits, are paid.

        Under the plan of conversion, eligible account holders will receive an interest a liquidation account maintained by New HarborOne in an amount equal to (i) HarborOne Mutual Bancshares' ownership interest in Old HarborOne's total shareholders' equity as of the date of the latest statement of financial condition included in this prospectus, plus (ii) the value of the net assets of HarborOne Mutual Bancshares as of the date of the latest statement of financial condition of HarborOne Mutual Bancshares prior to the consummation of the conversion (excluding its ownership of Old HarborOne). The plan of conversion also provides for the establishment of a parallel liquidation account maintained in HarborOne Bank to support New HarborOne's liquidation account in the event New HarborOne does not have sufficient assets to fund its obligations under New HarborOne's liquidation account. New HarborOne and HarborOne Bank will hold the liquidation accounts for the benefit of eligible account holders who continue to maintain deposits in HarborOne Bank after the conversion. The liquidation accounts are designed to provide payments to depositors of their liquidation interests, if any, in the end of a liquidation of (a) New HarborOne and HarborOne Bank, or (b) HarborOne Bank. See "—Liquidation Rights."

Stock Pricing and Number of Shares to be Issued

        The plan of conversion and Massachusetts regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial, LC. to prepare an independent valuation appraisal. For its services in preparing the initial valuation, RP Financial, LC. will receive a fee of $140,000, as well as payment for reimbursable expenses and an additional $15,000 for each updated valuation prepared. We paid RP Financial, LC. a fee of $120,000 in connection with the 2016 reorganization of HarborOne Bank into a two-tier mutual holding company form of organization. We have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from RP Financial, LC.'s bad faith or negligence.

        The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in this prospectus, including the Consolidated Financial Statements of Old HarborOne. RP Financial, LC. also considered the following factors, among others:

  •
  the present results and financial condition of Old HarborOne and the projected results and financial condition of New HarborOne;

  •
  the economic and demographic conditions in Old HarborOne's existing market area;

  •
  certain historical, financial and other information relating to Old HarborOne;

  •
  a comparative evaluation of the operating and financial characteristics of Old HarborOne with those of other publicly traded institutions;

  •
  the effect of the conversion and offering on New HarborOne's shareholders' equity and earnings potential;

  •
  the proposed dividend policy of New HarborOne; and

  •
  the trading market for securities of comparable institutions and general conditions in the market for such securities.

        The appraisal is based in part on an analysis of a peer group of publicly traded bank holding companies and savings and loan holding companies that RP Financial, LC. considered comparable to New HarborOne. In selecting a peer group of publicly traded institutions with relatively comparable resources, strategies and financial and other operating characteristics, RP Financial, LC considered fully-converted stock institutions traded on an exchange that were not subject to an actual or rumored acquisition and that had been in fully-converted form for at least one year. In addition, RP Financial, LC. limited the peer group companies to the following selection criteria: New England, Mid-Atlantic and Midwestern institutions with assets between $1.75 billion and $6.75 billion, tangible equity-to-assets ratios of greater than 8.0%, positive core earnings and return on average equity ratios of less than 15.0%.

        The independent valuation appraisal considered the pro forma effect of the offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. RP Financial, LC. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. RP Financial, LC. did not consider a pro forma price-to-assets approach to be meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price-to-assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive reported and core earnings.

        In applying each of the valuation methods, RP Financial, LC. considered adjustments to the pro forma market value based on a comparison of New HarborOne with the peer group. RP Financial, LC. made a slight upward adjustment for asset growth, a slight upward adjustment for primary market area and a slight downward adjustment for profitability growth and viability of earnings. RP Financial, LC. made no adjustments for financial condition, dividends, liquidity of the shares, marketing of the issue, management, or effect of government regulations and regulatory reform. The slight upward adjustment applied for asset growth was due to New HarborOne's stronger historical asset growth that was supported by stronger loan growth relative to the peer group's comparable growth rates, and New HarborOne's greater pro forma leverage capacity compared to the peer group. The slight upward adjustment applied for primary market area took into consideration Plymouth County's relative strong population growth and relatively low unemployment rate compared to the peer group's primary market area counties. The slight downward adjustment applied for profitability, growth and viability of earnings took into consideration New HarborOne's lower reported earnings, less favorable expense coverage and efficiency ratios, and lower core return on equity on a pro forma basis relative to the comparable peer group measures.

        Included in RP Financial, LC.'s independent valuation were certain assumptions as to the pro forma earnings of New HarborOne after the conversion that were used in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 1.63% as of March 31, 2019 on the net offering proceeds and purchases in the open market of 12.0% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. See "Pro Forma Data" for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.

        The independent valuation states that as of May 17, 2019, the estimated pro forma market value of New HarborOne was $508.6 million. Based on federal regulations, this market value forms the midpoint of a range with a minimum of $432.3 million and a maximum of $584.9 million. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Old HarborOne common stock owned by HarborOne Mutual Bancshares. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Old HarborOne common stock owned by HarborOne Mutual Bancshares and the $10.00 price per share, the minimum of the offering range is 22,950,000 shares, the midpoint of the offering range is 27,000,000 shares and the maximum of the offering range is 31,050,000 shares.

        The Board of Directors of New HarborOne reviewed the independent valuation and, in particular, considered the following:

  •
  Old HarborOne's financial condition and results of operations;

  •
  a comparison of financial performance ratios of Old HarborOne to those of other financial institutions of similar size;

  •
  market conditions generally and in particular for financial institutions; and

  •
  the historical trading price of the publicly held shares of Old HarborOne common stock.

        All of these factors are set forth in the independent valuation. The Board of Directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Federal Reserve and the Massachusetts Commissioner of Banks, if required, as a result of subsequent developments in the financial condition of Old HarborOne or HarborOne Bank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of New HarborOne to less than $432.3 million or more than $584.9 million, the appraisal will be filed with the SEC by a post-effective amendment to New HarborOne's registration statement.

        The following table presents a summary of selected pricing ratios for New HarborOne (on a pro forma basis) as of and for the twelve months ended March 31, 2019, and for the peer group companies based on earnings and other information as of and for the twelve months ended March 31, 2019 with stock prices as of May 17, 2019, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 30.0% on a price-to-book value basis, a discount of 26.5% on a price-to-tangible book value basis, and a premium of 119.1% on a price-to-earnings basis. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering as well as the trading price of Old HarborOne's common stock. The closing price of Old HarborOne's common stock was $18.50 per share on May 17,

2019, the effective date of the appraisal, and $16.26 per share on March 4, 2019, the last trading day immediately preceding the announcement of the conversion.

	Price-to-earnings multiple(1)	Price-to-book value ratio	Price-to-tangible book value ratio
New HarborOne (on a pro forma basis, assuming completion of the conversion)
Maximum	39.84x	92.51%	105.37
Midpoint	34.45x	85.18%	97.85%
Minimum	29.13x	76.98%	89.29%
Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	15.72x	121.70%	133.20%
Medians	14.38x	117.64%	126.30%

(1)
Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of "core," or recurring, earnings. These ratios are different than those presented in "Pro Forma Data.

        The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial, LC. did not independently verify our Consolidated Financial Statements and other information that we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers HarborOne Bank as a going concern and should not be considered as an indication of the liquidation value of HarborOne Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 price per share.

        We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed.

        If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $584.9 million and a corresponding increase in the offering range to more than 31,050,000 shares, or a decrease in the minimum of the valuation range to less than $432.3 million and a corresponding decrease in the offering range to fewer than 22,950,000 shares, then we will promptly return with interest our passbook savings rate all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel interest-bearing deposit account withdrawal authorizations and, after consulting with the Massachusetts Commissioner of Banks and the Federal Reserve, we may terminate the plan of conversion. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Massachusetts Commissioner of Banks and the Federal Reserve in order to complete the offering. In the event that we extend the offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 90 days.

        An increase in the number of shares to be issued in the offering would decrease both a subscriber's ownership interest and New HarborOne's pro forma earnings and shareholders' equity on a per share basis while increasing shareholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber's ownership interest and New HarborOne's pro forma earnings and shareholders' equity on a per share basis, while decreasing shareholders' equity on an aggregate basis.

        Copies of the independent valuation appraisal report of RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under "Where You Can Find Additional Information."

Subscription Offering and Subscription Rights

        In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under "—Additional Limitations on Common Stock Purchases."

        Priority 1: Eligible Account Holders.    Each depositor of HarborOne Bank (including certain former depositors of Coastway Bank) with aggregate deposits account balances of $50.00 or more (a "Qualifying Deposit") on February 28, 2018 (an "Eligible Account Holder") will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $1,000,000 (100,000 shares) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders. See "—Additional Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in same the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

        To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on February 28, 2018. In the event of an oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our trustees, directors, officers, corporators, or any of their associates, will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits during the year preceding February 28, 2018.

        Priority 2: Supplemental Eligible Account Holders.    To the extent there are shares remaining after satisfaction of subscriptions by Eligible Account Holders, each depositor of HarborOne Bank (including certain former depositors of Coastway Bank) with a Qualifying Deposit on June 30, 2018 (a "Supplemental Eligible Account Holder") will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $1,000,000 (100,000 shares) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Supplemental Eligible Account Holders. See "—Additional Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Supplemental Eligible Account Holder whose subscription remains unfilled in same the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

        To ensure proper allocation of our shares of common stock, each Supplemental Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on June 30, 2019. In the event of an oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Supplemental Eligible Account Holders who are also our trustees, directors, officers, corporators, or any of their associates, will be subordinated to the subscription rights of other Supplemental Eligible Account Holders to the extent attributable to their increased deposits during the year preceding June 30, 2018.

        Priority 3: Tax-Qualified Plans.    Our tax-qualified employee plans, including the HarborOne Bank employee stock ownership plan and HarborOne Bank's and HarborOne Mortgage's 401(k) plans, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks. The amount of the subscription requests by the 401(k) plans will be determined by its participants, who will have the right to invest all or a portion of their 401(k) plan accounts in our common stock, subject to the maximum purchase limitations.

        Priority 4: Employees, Officers, Directors, Trustees and Corporators.    To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, Supplemental Eligible Account Holders and tax-qualified plans, each employee, officer, director, trustee and corporator of HarborOne Bank, any subsidiary of HarborOne Bank, or HarborOne Mutual Bancshares at the time of the offering who is not eligible in the first priority or second priority categories will receive, without payment therefor, subject to the overall purchase limitations, non-transferable subscription rights to purchase up to $1,000,000 (100,000 shares) of common stock; provided, however, that the aggregate number of shares of common stock that may be purchased by employees, officers, directors, trustees and corporators in the conversion shall be limited to 25% of the total number of shares of common stock sold in the offering (including shares purchased by employees, officers, directors, trustees and corporators under this priority and under the preceding priority categories, but not including shares purchased by any employee stock ownership plan). In the event that persons in this category subscribe for more shares of stock than are available for purchase by them, shares will be allocated among such subscribing persons on an equitable basis, such as by giving weight to the period of service, compensation, position of the individual subscriber and the amount of the order.

        For purposes of the subscription offering, eligible depositors of HarborOne Bank include certain former depositors of Coastway Bank, which bank was recently merged into HarborOne Bank. These depositors are deemed to have opened their account at HarborOne Bank on the dates such accounts were opened at Coastway Bank.

        Expiration Date.    The subscription offering will expire at 7:00 p.m., Eastern Time, on [Expiration Date], unless extended by us for up to 45 days or such additional periods with the approval of the Massachusetts Commissioner of Banks, if necessary. Subscription rights will expire whether or not each eligible depositor can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

        We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least 22,950,000 shares have not been sold in the offering by [Extension Date #1] and the Massachusetts Commissioner of Banks has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at our passbook savings rate and all deposit account withdrawal authorizations will be canceled. If an extension beyond [Extension Date #1] is granted by the Massachusetts Commissioner of Banks, we will resolicit subscribers, giving them an opportunity to confirm, change or cancel their orders. We will notify subscribers via U.S. mail of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. If a subscriber does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. Extensions may not go beyond [Expiration Date].

        Persons in Non-qualified States or Foreign Countries.    We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of conversion reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country.

        Restrictions on Transferability of Subscription Rights.    Subscription rights are non-transferable. See "—Restrictions on Transfer of Subscription Rights and Shares" below for more information.

Community Offering

        To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, Supplemental Eligible Account Holders, tax-qualified employee stock benefit plans and employees, officers, directors, trustees and corporators, we will offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares may be offered with a preference to natural persons, and trusts of natural persons, residing in our local community, consisting of the Massachusetts cities and towns of Abington, Acushnet, Attleboro, Avon, Berkley, Braintree, Bridgewater, Brockton, Canton, Carver, Cohasset, Dartmouth, Dighton, Duxbury, East Bridgewater, Easton, Fairhaven, Fall River, Foxboro, Freetown, Halifax, Hanover, Hanson, Hingham, Holbrook, Hull, Kingston, Lakeville, Mansfield, Marion, Marshfield, Mattapoisett, Middleborough, Milton, New Bedford, North Attleboro, Norton, Norwell, Plainville, Pembroke, Plymouth, Plympton, Quincy, Randolph, Raynham, Rehoboth, Rochester, Rockland, Seekonk, Scituate, Sharon, Somerset, Stoughton, Swansea, Taunton, Wareham, West Bridgewater, Westport, Weymouth and Whitman, and the Rhode Island cities and towns of Barrington, Bristol, Burrillville, Central Falls, Charlestown, Coventry, Cranston, Cumberland, East Greenwich, East Providence, Exeter, Foster, Glocester, Hopkinton, Jamestown, Johnston, Lincoln, Little Compton, Middletown, Narragansett, New Shoreham, Newport, North Kingstown, North Providence, North Smithfield, Pawtucket, Portsmouth, Providence, Richmond, Scituate, Smithfield, South Kingstown, Tiverton, Warren, Warwick, West Greenwich, West Warwick, Westerly, and Woonsocket.

        Subscribers in the community offering may purchase up to $1,000,000 (100,000 shares) of common stock, subject to the overall purchase limitations. See "—Additional Limitations on Common Stock Purchases." The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. We have not established any set criteria for determining whether to accept or reject a purchase order in the community offering, and, accordingly, any determination to accept or reject purchase orders in the community offering will be based on the facts and circumstances known to us at the time.

        If we do not have sufficient shares of common stock available to fill the orders in the community offering, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase 100 shares. Thereafter, unallocated shares will be allocated among natural persons, and trusts of natural persons, residing in the cities and towns listed above, whose orders remain unsatisfied on an equal number of shares basis per order or on such other reasonable basis as we may determine. If, after the allocation of shares to natural persons, and trusts of natural persons, residing in the cities and towns listed above, we do not have sufficient shares of common stock available to fill the orders of other members of the general public, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the number of shares subscribed for by such person, not to exceed 2.0% of the shares issued in the offering and thereafter, unallocated shares will be allocated among members of the general public whose orders remain unsatisfied on an equal number of shares basis per order or on such other reasonable basis as we may determine.

        The term "residing" or "resident" as used in this prospectus means any person who occupies a dwelling within the counties listed above, has a present intent to remain within the community for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

        Expiration Date.    The community offering, if any, will begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. We may decide to extend the community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond [Extension Date #1]. If an extension beyond [Extension Date #1] is granted by the Federal Reserve and the Massachusetts Commissioner of Banks, we will cancel stock orders accepted in the community offering and return purchase funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. We will then resolicit persons whose orders we accept in the community offering, giving them an opportunity to place a new order. These extensions may not go beyond [Extension Date #2].

Syndicated or Firm Commitment Offering

        If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated or firm commitment underwritten offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

        If a syndicated or firm commitment underwritten offering is held, Sandler O'Neill & Partners, L.P. will serve as sole book-running manager. In the event that shares of common stock are sold in a syndicated or firm commitment underwritten offering, we will pay fees of 5.0% of the aggregate amount of common stock sold in the syndicated or firm commitment underwritten offering to Sandler O'Neill & Partners, L.P. and any other broker-dealers included in the syndicated or firm commitment underwritten offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

        In the event of a syndicated offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of order forms and the submission of funds directly to New HarborOne for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at HarborOne Bank or wire transfers). See "—Procedure for Purchasing Shares in Subscription and Community Offerings." "Sweep" arrangements and delivery versus payment settlement will only be used in a syndicated offering to the extent consistent with Rules 10b-9 and 15c2-4 and then-existing guidance and interpretations thereof of the SEC regarding the conduct of "min/max" offerings.

        In the event of a firm commitment underwritten offering, the proposed underwriting agreement will not be entered into with Sandler O'Neill & Partners, L.P. and New HarborOne, HarborOne Bank, Old HarborOne and HarborOne Mutual Bancshares until immediately prior to the completion of the firm commitment underwritten offering. At that time, Sandler O'Neill & Partners, L.P. and any other broker-dealers included in the firm commitment underwritten offering will represent that they have received sufficient indications of interest to complete the offering. Pursuant to the terms of the underwriting agreement, and subject to certain customary provisions and conditions to closing, upon execution of the underwriting agreement, Sandler O'Neill & Partners, L.P. and any other underwriters will be obligated to purchase all the shares subject to the firm commitment underwritten offering.

        If for any reason we cannot effect a syndicated or firm commitment underwritten offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares. The Federal Reserve, the Massachusetts Commissioner of Banks and the Financial Industry Regulatory Authority, or "FINRA," must approve any such arrangements.

Additional Limitations on Common Stock Purchases

        The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

  (i)
  No individual through one or more qualifying accounts, or individuals exercising subscription rights through a single qualifying account held jointly, may purchase more than $1,000,000 (100,000 shares) in the offering;

  (ii)
  Tax qualified employee benefit plans, including our employee stock ownership plan and 401(k) plans, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering;

  (iii)
  Except for the employee stock ownership plan and the 401(k) plans, no person or entity, together with any associate or group of persons acting in concert may purchase more than $2,000,000 (200,000 shares) of common stock in the offering;

  (iv)
  Officers, directors, trustees and corporators of HarborOne Mutual Bancshares, New HarborOne, Old HarborOne, HarborOne Bank, HarborOne Mortgage, or a member of such person's immediate family may purchase in the aggregated up to 25% of the total number of shares of common stock issued in the offering;

  (v)
  No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase; and

  (vi)
  Current shareholders of Old HarborOne are subject to an ownership limitation. As previously described, current shareholders of Old HarborOne will receive shares of New HarborOne common stock in exchange for their existing shares of Old HarborOne common stock. The number of shares of common stock that a shareholder may purchase in the offering, together with associates or persons acting in concert with such shareholder, when combined with the shares that the shareholder and his or her associates will receive in exchange for existing Old HarborOne common stock, may not exceed 9.9% of the shares of common stock of New HarborOne to be issued and outstanding at the completion of the conversion and offering.

        Depending upon market or financial conditions, our board of directors, with regulatory approval and without further approval of the depositors of HarborOne Bank, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. In the event that the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.

        The term "associate" of a person means:

  (i)
  any corporation or organization (other than HarborOne Bank, Old HarborOne, New HarborOne or HarborOne Mutual Bancshares or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial shareholder;

  (ii)
  any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

  (iii)
  any relative or spouse of such person, or any relative of such spouse, who either has the same home as the person or who is a director, trustee or officer of HarborOne Mutual Bancshares, New HarborOne, Old HarborOne, HarborOne Bank, or any subsidiary thereof.

        The following relatives of directors and officers will be considered "associates" of these individuals regardless of whether they share a household with the director or officer: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. This also includes adoptive relationships.

        The term "acting in concert" means persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is acting in concert shall be made solely by the board of trustees of HarborOne Mutual Bancshares or officers delegated by such Board and may be based on any evidence upon which the such Board or delegates choose to rely, including, without limitation, joint account relationships or the fact that such persons have filed joint Schedules 13D with the SEC with respect to other companies; provided, however, that the determination of whether a group is acting in concert remains subject to review by the Massachusetts Commissioner of Banks. Persons living at the same address, whether or not related, will be deemed to be acting in concert unless otherwise determined by the board of trustees or such delegates. Directors and trustees of HarborOne Mutual Bancshares, Old HarborOne, New HarborOne and HarborOne Bank are not treated as associates of each other solely because of their membership on the boards of directors or trustees.

        Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of New HarborOne or HarborOne Bank and except as described below.

Any purchases made by any associate of New HarborOne or HarborOne Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see "—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion" and "Restrictions on Acquisition of New HarborOne."

Plan of Distribution; Selling Agent and Underwriter Compensation

        Subscription and Community Offerings.    To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Sandler O'Neill & Partners, L.P., which is a broker-dealer registered with FINRA. Sandler O'Neill & Partners, L.P. will assist us on a best efforts basis in the subscription and community offerings by:

  •
  advising us on the financial and securities market implications of the plan of conversion;

  •
  reviewing with our board of directors the financial impact of the offering, based on the independent appraiser's appraisal of the common stock;

  •
  reviewing all offering documents, including the prospectus, stock order forms and related offering materials (it being understood that the preparation and filing of any and all such documents will be the responsibility of us and our counsel);

  •
  assisting us in the design and implementation of a marketing strategy for the offering;

  •
  assisting our management in scheduling and preparing meetings with potential investors, if necessary; and

  •
  providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the offering.

        For these services, Sandler O'Neill & Partners, L.P. will receive a fee of 0.75% of the aggregate purchase price of all shares of common stock sold in the subscription offering and 1.50% of the aggregate purchase price of all shares of common stock sold in the community offering. No fee will be payable to Sandler O'Neill & Partners, L.P. with respect to shares purchased by directors, officers, employees or their immediate families and their personal trusts, shares purchased by our employee benefit plans or trusts, and no sales fee will be payable with respect to the exchange shares.

        Syndicated or Firm Commitment Underwritten Offering.    In the event that shares of common stock are sold in a syndicated or firm commitment underwritten offering, we will pay fees of 5.0% of the aggregate dollar amount of common stock sold in the syndicated offering or firm commitment underwritten offering to Sandler O'Neill & Partners, L.P. and any other broker-dealers included in the syndicated offering or firm commitment underwritten offering.

        Expenses.    Sandler O'Neill & Partners, L.P. also will be reimbursed for reasonable expenses, including legal fees, in an amount not to exceed $110,000, which will automatically be increased to $150,000 if a syndicated or firm commitment underwritten offering is undertaken. If the plan of conversion is terminated or if Sandler O'Neill & Partners, L.P.'s engagement is terminated in accordance with the provisions of the agency agreement, Sandler O'Neill & Partners, L.P. will only receive reimbursement of its reasonable out-of-pocket expenses and will return any amounts paid or advanced by us in excess of these amounts.

Records Management

        We have also engaged Sandler O'Neill & Partners, L.P. as records agent in connection with the conversion and the subscription and community offerings. In its role as records agent, Sandler O'Neill & Partners, L.P., will assist us in the offering by:

  •
  consolidating deposit accounts into a central file;

  •
  coordinating vote solicitation and special meeting services;

  •
  designing and preparing proxy forms and stock order forms;

  •
  organizing and supervising of our stock information center; and

  •
  providing necessary subscription services to distribute, collect and tabulate stock orders in the offering.

        Sandler O'Neill & Partners, L.P. will receive fees of $90,000 for these services. Sandler O'Neill & Partners, L.P. also will be reimbursed for reasonable expenses in an amount not to exceed $50,000.

Indemnity

        We will indemnify Sandler O'Neill & Partners, L.P. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended, as well as certain other claims and litigation arising out of Sandler O'Neill & Partners, L.P.'s engagement with respect to the conversion.

Solicitation of Offers by Officers and Directors

        Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of HarborOne Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Sandler O'Neill & Partners, L.P. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Procedure for Purchasing Shares in Subscription and Community Offerings

        Expiration Date.    The subscription and community offerings will expire at 7:00 p.m., Eastern Time, on [Expiration Date], unless we extend one or both for up to 45 days, with the approval of the Massachusetts Commissioner of Banks, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offerings beyond [Extension Date #1] would require the Massachusetts Commissioner of Banks' approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at our passbook savings rate or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the maximum of the offering range, all subscribers' stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at our passbook savings rate for funds received in the subscription and community offerings. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

        We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at our passbook savings rate from the date of receipt as described above.

        Use of Order Forms in the Subscription and Community Offerings.    In order to purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) prior to 7:00 p.m., Eastern Time, on [Expiration Date]. We are not required to accept order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate interest-bearing deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your order form and payment by mail using the stock order return envelope provided, or by overnight delivery to our Stock Information Center, which will be located at [location]. You may also hand-deliver stock order forms to the Stock Information Center. Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our banking offices. Please do not mail stock order forms to HarborOne Bank's offices.

        Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

        By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by HarborOne Bank, the FDIC, the federal government or the Share Insurance Fund of the Co-operative Central Bank, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        Payment for Shares.    Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

  (i)
  personal check, bank draft or money order, made payable to HarborOne NorthEast Bancorp, Inc.; or

  (ii)
  authorization of withdrawal of available funds from your HarborOne Bank interest-bearing deposit accounts.

        Appropriate means for designating withdrawals from interest-bearing deposit accounts at HarborOne Bank are provided on the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the statement savings rate subsequent to the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at HarborOne Bank and will earn interest at our passbook savings rate from the date payment is processed until the offering is completed or terminated.

        You may not remit cash, HarborOne Bank line of credit checks or any type of third-party checks (including those payable to you and endorsed over to New HarborOne). You may not designate on your stock order form direct withdrawal from a HarborOne Bank retirement account. See "—Using Individual Retirement Account Funds." If permitted by the Massachusetts Commissioner of Banks and the Federal Reserve, in the event we resolicit large purchasers, as described above in "—Additional Limitations on Common Stock Purchases," such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. No wire transfer will be accepted without our prior approval.

        Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by [Extension Date]. If the subscription and community offerings are extended past [Extension Date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at our passbook savings rate or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

        Regulations prohibit HarborOne Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

        We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.

        If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution, New HarborOne to lend to the employee stock ownership plan the necessary amount to fund the purchase. In addition, if our 401(k) plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering.

        Using Individual Retirement Account Funds.    If you are interested in using funds in your individual retirement account or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account. By regulation, HarborOne Bank's retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use funds that are currently in a HarborOne Bank retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. An annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at HarborOne Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the [Expiration Date] offering deadline. Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

        Delivery of Shares of Common Stock.    All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

        Other Restrictions.    Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state "blue sky" regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a State of the United States with respect to which any of the following apply:

  (i)
  a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

  (ii)
  the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, to register as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

  (iii)
  such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

        Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and employees, officers and directors, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the order form, you cannot add the name(s) of others for joint stock registration unless they are also named on the qualifying deposit account, and you cannot delete names of others except in the case of certain orders placed through an IRA, Keogh, 401(k) or similar plan, and except in the event of the death of a named eligible depositor. Doing so may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

        We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

        If you have any questions regarding the conversion or the offering, please call our Stock Information Center at [phone number], Monday through Friday between [time] a.m. and [time] p.m., Eastern Time. You may also visit our Stock Information Center, located at [location], which is open Monday through Friday between [time] a.m. and [time] p.m. The Stock Information Center will be closed on weekends and bank holidays.

Liquidation Rights

        Liquidation prior to the conversion.    In the unlikely event that HarborOne Mutual Bancshares is liquidated prior to the conversion, all claims of creditors of HarborOne Mutual Bancshares would be paid first. Thereafter, if there were any assets of HarborOne Mutual Bancshares remaining, these assets would first be distributed to certain depositors of HarborOne Bank based on such depositors' liquidation rights. The amount received by such depositors would be equal to their pro rata interest in the remaining value of HarborOne Mutual Bancshares after claims of creditors, based on the relative size of their deposit accounts.

        Liquidation following the conversion.    The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by New HarborOne for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) HarborOne Mutual Bancshares' ownership interest in Old HarborOne's total shareholders' equity as of the date of the latest statement of financial condition contained in this prospectus plus (ii) the value of the net assets of HarborOne Mutual Bancshares as of the date of the latest statement of financial condition of HarborOne Mutual Bancshares prior to the consummation of the conversion (excluding its ownership of Old HarborOne). The plan of conversion also provides for the establishment of a parallel liquidation account in HarborOne Bank to support the New HarborOne liquidation account in the event New HarborOne does not have sufficient assets to fund its obligations under the New HarborOne liquidation account.

        In the unlikely event that HarborOne Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in Old HarborOne, a depositor's claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of HarborOne Bank or New HarborOne above that amount.

        The liquidation account established by New HarborOne is designed to provide qualifying depositors a liquidation interest (exchanged for the liquidation interests such persons had in HarborOne Mutual Bancshares) after the conversion in the event of a complete liquidation of New HarborOne and HarborOne Bank or a liquidation solely of HarborOne Bank. Specifically, in the unlikely event that either (i) HarborOne Bank or (ii) New HarborOne and HarborOne Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of February 28, 2018 and June 30, 2018 of their interests in the liquidation account maintained by New HarborOne. Also, in a complete liquidation of both entities, or of HarborOne Bank only, when New HarborOne has insufficient assets (other than the stock of HarborOne Bank) to fund the liquidation account distribution owed to Eligible Account Holders and Supplemental Eligible Account Holders and HarborOne Bank has positive net worth, then HarborOne Bank shall immediately make a distribution to fund New HarborOne's remaining obligations under the liquidation account. In no event will any Eligible Account Holder be entitled to a distribution that exceeds such holder's interest in the liquidation account maintained by New HarborOne as adjusted from time to time pursuant to the plan of conversion and federal regulations. If New HarborOne is completely liquidated or sold apart from a sale or liquidation of HarborOne Bank, then the New HarborOne liquidation account will cease to exist and Eligible Account Holders and Supplemental

Eligible Account Holders will receive an equivalent interest in the HarborOne Bank liquidation account, subject to the same rights and terms as the New HarborOne liquidation account.

        Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve and, if necessary the Division of Banks of the Commonwealth of Massachusetts, New HarborOne will transfer the liquidation account and the depositors' interests in such account to HarborOne Bank and the liquidation account shall thereupon be subsumed into the liquidation account of HarborOne Bank.

        Under the rules and regulations of the Federal Reserve, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which New HarborOne or HarborOne Bank is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

        Each Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in HarborOne Bank on February 28, 2018 equal to the proportion that the balance of each Eligible Account Holder's deposit account on February 28, 2018 bears to the balance of all deposit accounts of Eligible Account Holders in HarborOne Bank on such date.

        Each Supplemental Eligible Account Holder would have an initial pro rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in HarborOne Bank on June 30, 2018 equal to the proportion that the balance of each Supplemental Eligible Account Holder's deposit account on June 30, 2018 bears to the balance of all deposit accounts of Supplemental Eligible Account Holders in HarborOne Bank on such date.

        If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on February 28, 2018, June 30, 2018 or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to shareholders.

Material Income Tax Consequences

        Completion of the conversion is subject to the prior receipt of an opinion of counsel with respect to the federal and state income tax consequences of the conversion to HarborOne Mutual Bancshares, Old HarborOne, New HarborOne, HarborOne Bank, Eligible Account Holders, Supplemental Eligible Account Holders and employees, officers, directors, trustees and corporators. Unlike private letter rulings, an opinion of counsel or tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that New HarborOne or HarborOne Bank would prevail in a judicial proceeding.

        HarborOne Mutual Bancshares, Old HarborOne, HarborOne Bank and New HarborOne have received an opinion of counsel, Goodwin Procter LLP, regarding all of the material federal income tax consequences of the conversion, which includes the following:

  (i)
  The merger of HarborOne Mutual Bancshares with and into Old HarborOne will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

  (ii)
  The constructive exchange of Eligible Account Holders' and Supplemental Eligible Account Holders' liquidation interests in HarborOne Mutual Bancshares for liquidation interests in Old HarborOne will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Treasury Regulations.

  (iii)
  None of HarborOne Mutual Bancshares, Old HarborOne, Eligible Account Holders or the Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of HarborOne Mutual Bancshares to Old HarborOne in constructive exchange for liquidation interests in Old HarborOne.

  (iv)
  The basis of the assets of HarborOne Mutual Bancshares and the holding period of such assets to be received by Old HarborOne will be the same as the basis and holding period of such assets in HarborOne Mutual Bancshares immediately before the exchange.

  (v)
  The merger of Old HarborOne with and into New HarborOne will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Old HarborOne nor New HarborOne will recognize gain or loss as a result of such merger.

  (vi)
  The basis of the assets of Old HarborOne and the holding period of such assets to be received by New HarborOne will be the same as the basis and holding period of such assets in Old HarborOne immediately before the exchange.

  (vii)
  Current shareholders of Old HarborOne will not recognize any gain or loss upon their exchange of Old HarborOne common stock for New HarborOne common stock.

  (viii)
  Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Old HarborOne for interests in the liquidation account in New HarborOne.

  (ix)
  Each shareholder's aggregate basis in shares of New HarborOne common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Old HarborOne common stock surrendered in the exchange.

  (x)
  Each shareholder's holding period in his or her New HarborOne common stock received in the exchange will include the period during which the Old HarborOne common stock surrendered was held, provided that the Old HarborOne common stock surrendered is a capital asset in the hands of the shareholder on the date of the exchange.

  (xi)
  Cash received by any current shareholder of Old HarborOne in lieu of a fractional share interest in shares of New HarborOne common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of New HarborOne common stock, which such shareholder would otherwise be entitled to receive. Accordingly, a shareholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the shareholder as a capital asset, the gain or loss will be capital gain or loss.

  (xii)
  New HarborOne will succeed to and take into account the tax attributes of HarborOne Mutual Bancshares and Old HarborOne described in Section 381(c) of the Internal Revenue Code, subject to the provisions and limitations specified in Sections 381 through 384 of the Internal Revenue Code and the regulations thereunder.

  (xiii)
  New HarborOne will recognize no income, gain, or loss upon the receipt of cash in the offering in exchange for New HarborOne common stock.

  (xiv)
  New HarborOne will recognize no income, gain, or loss upon the transfer of a portion of the net offering proceeds to HarborOne Bank.

  (xv)
  HarborOne Bank will recognize no income, gain, or loss upon the receipt of the contributed offering proceeds from New HarborOne.

  (xvi)
  No income, gain, or loss will be recognized by New HarborOne or Eligible Account Holders, Supplemental Eligible Account Holders, officers, directors, trustees or corporators upon distribution to them of nontransferable subscription rights to purchase shares of New HarborOne common stock, provided the subscription rights have no value at the time of receipt. Eligible Account Holders, Supplemental Eligible Account Holders, and officers, directors, trustees or corporators will not recognize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights to purchase New HarborOne common stock, provided the amount paid for such stock is equal to the fair market value of such stock.

  (xvii)
  The basis of the New HarborOne common stock acquired pursuant to the subscription rights will be the purchase price thereof plus the basis, if any, of the subscription rights (which, as described below, we have assumed is zero).

        The tax opinion also concludes that the Massachusetts state income tax consequences are consistent with the federal income tax consequences.

        We believe that the tax opinion summarized above addresses all material federal and Massachusetts income tax consequences that are generally applicable to HarborOne Mutual Bancshares, Old HarborOne, HarborOne Bank, New HarborOne and persons receiving subscription rights and shareholders of Old HarborOne. With respect to items (xvi) and (xvii) above, Goodwin Procter LLP noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that RP Financial, LC. has issued a letter that the subscription rights have no ascertainable market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Goodwin Procter LLP has assumed for purposes of its opinion that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders, officers, directors, trustees and corporators are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders, officers, directors, trustees and corporators who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders, officers, directors, trustees and corporators are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

        The opinion as to item (viii) above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in HarborOne Bank are reduced; and (iv) the HarborOne Bank liquidation account payment obligation arises only if New HarborOne lacks sufficient assets to fund the liquidation account. In addition, we have represented that we expect that New HarborOne will at all times be able to satisfy any liquidation account payment obligations and that the HarborOne Bank liquidation account is expected to provide no current or potential value to the Eligible Account Holders and Supplemental Eligible Account Holders. Based on the foregoing, Goodwin Procter LLP has assumed for purposes of its opinion that such rights in the HarborOne Bank liquidation account have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder and Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

        The opinion of Goodwin Procter LLP, unlike a letter ruling issued by the Internal Revenue Service or the Massachusetts Department of Revenue, is not binding on the Internal Revenue Service or the Massachusetts Department of Revenue, and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling from either the Internal Revenue Service or the Massachusetts Department of Revenue concerning the transactions described herein.

        The tax opinion has been filed with the SEC as an exhibit to New HarborOne's registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

        All shares of common stock purchased in the offering by a director, trustee, corporator or certain officers of HarborOne Bank, Old HarborOne, New HarborOne or HarborOne Mutual Bancshares generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death or substantial disability of the individual. Each statement of ownership for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of New HarborOne also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

        Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Federal Reserve and the Massachusetts Commissioner of Banks. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our, or HarborOne Bank's tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

        Federal regulations prohibit New HarborOne from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by shareholders (with regulatory approval) or tax-qualified employee stock benefit plans. In addition, the repurchase of shares of common stock is subject to Federal Reserve policy related to repurchases of shares by financial institution holding companies. Massachusetts regulations prohibit New HarborOne from repurchasing its shares of our common stock during the first three years following the completion of the conversion except to fund tax-qualified or nontax-qualified employee stock benefit plans, or except in amounts not greater than 5% of our outstanding shares of common stock where compelling and valid business reasons are established to the satisfaction of the Massachusetts Commissioner of Banks.

 COMPARISON OF SHAREHOLDERS' RIGHTS FOR EXISTING SHAREHOLDERS OF HARBORONE BANCORP, INC.

        General.    As a result of the conversion and exchange, existing shareholders of Old HarborOne will become shareholders of New HarborOne. Old HarborOne and New HarborOne are both organized under the laws of Massachusetts. Except as noted below, the rights of shareholders of Old HarborOne and shareholders of New HarborOne are substantially identical. See "Where You Can Find Additional Information" for procedures for obtaining a copy of Old HarborOne's articles of organization and bylaws.

        Authorized Capital Stock.    The authorized capital stock of Old HarborOne consists of 90,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, no par value per share.

        The authorized capital stock of New HarborOne consists of 150,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, no par value per share.

        Issuance of Capital Stock.    Pursuant to applicable laws and regulations, HarborOne Mutual Bancshares is required to own not less than a majority of the outstanding shares of Old HarborOne common stock. HarborOne Mutual Bancshares will no longer exist following consummation of the conversion.

 RESTRICTIONS ON ACQUISITION OF NEW HARBORONE

        The following discussion is a general summary of the material provisions of Massachusetts law, New HarborOne's articles of organization and bylaws, and certain other regulatory provisions that may be deemed to have an "anti-takeover" effect. The following description is not intended to be a complete description of the document or regulatory provision in question. New HarborOne's articles of organization and bylaws are included as part of New HarborOne's application to conduct an offering filed with the Federal Reserve and New HarborOne's registration statement filed with the SEC. See "Where You Can Find Additional Information."

Articles of Organization and Bylaws of New HarborOne

        New HarborOne's articles of organization and bylaws contain a number of provisions, relating to corporate governance and rights of shareholders that might discourage future takeover attempts. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of New HarborOne more difficult. The following description is a summary of the provisions of the articles of organization and bylaws. See the section of this prospectus entitled "Where You Can Find Additional Information" as to how to review a copy of these documents.

        Classified Board.    New HarborOne's articles of organization provide that the board of directors will be divided into three classes, with directors in each class elected for three-year staggered terms. Thus, it would take two annual elections to replace a majority of New HarborOne's board. New HarborOne's articles of organization provide that the size of the board of directors may be increased or decreased only by the board.

        Vacancies; Removal.    The articles of organization provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office. The articles of organization also provide that a director may only be removed for cause by the affirmative vote of either a majority of the board of directors of New HarborOne or a majority of the shares eligible to vote.

        No Cumulative Voting.    Under the Massachusetts Business Corporation Act, the right to vote cumulatively does not exist unless the articles of organization or bylaws specifically authorize cumulative voting. Our articles of organization and bylaws do not authorize cumulative voting and therefore our shareholders will not have cumulative voting rights in the election of directors. No cumulative voting means that directors will be elected by a plurality of the votes cast at annual meetings.

        Restrictions on Call of Special Meetings.    The articles of organization provide that a special meeting of shareholders may be called by the board of directors of New HarborOne, the chairman of the board of directors, the president, or by the secretary or any other officer upon written application of one or more shareholders holding at least 66 2/3 of the capital stock entitled to vote at the meeting.

        Advance Notice.    The articles of organization and bylaws impose notice and information requirements in connection with the nomination by shareholders of candidates for election to the board of directors or the proposal by shareholders of business to be acted upon at an annual meeting of shareholders.

        Authorization of Preferred Stock.    The articles of organization authorize 1,000,000 shares of serial preferred stock, no par value per share. New HarborOne is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of New HarborOne that the board of directors does not approve, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of that transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future attempt to gain control of New HarborOne. The board of directors has no present plan or intention to issue any preferred stock.

        Restrictions on Voting of Shares.    Any person who beneficially owns more than 10% of the then-outstanding shares of New HarborOne's common stock will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit during the three-year period following the conversion and offering. Thereafter, shares of common stock in excess of the 10% limit will be entitled to cast 1/100th of a vote per share.

        Amendment to Articles of Organization and Bylaws.    The articles of organization may be amended by the affirmative vote of two-thirds of the total votes eligible to be cast by shareholders, voting together as a single class; provided, however, that if at least two-thirds of the directors recommend approval of the amendment, then such amendment shall require the affirmative vote of a majority of the total votes eligible to be cast by shareholders, voting together as a single class.

        The bylaws may be amended by the board of directors or by the affirmative vote of two-thirds of the total votes eligible to be cast by shareholders at a duly constituted meeting; provided, however, that if at least two-thirds of the directors recommend approval of the amendment, then such amendment shall require the affirmative vote of a majority of the total votes eligible to be cast by shareholders at a duly constituted meeting.

        These provisions could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through bylaw amendments is an important element of the takeover strategy of the acquirer.

Anti-Takeover Effects of New HarborOne's Articles of Organization, Bylaws and Benefit Plans Adopted in the Conversion

        The provisions described above are intended to reduce New HarborOne's vulnerability to takeover attempts and other transactions which have not been negotiated with and approved by members of its board of directors. The provisions of the employment and change in control agreements, severance pay plan, supplemental executive retirement plan, benefit restoration plan, directors' deferred compensation plan and the equity incentive plan to be established may also discourage takeover attempts by increasing the costs to be incurred by HarborOne Bank and New HarborOne in the event of a takeover. See the section of this prospectus entitled "Executive and Director Compensation—Employment and Change in Control Agreements and Severance Arrangements" and "—Nonqualified Retirement Benefits."

        New HarborOne's board of directors believes that the provisions of the articles of organization, bylaws and benefit plans to be established are in the best interests of New HarborOne and its shareholders. An unsolicited non-negotiated proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the board of directors believes it is in the best interests of New HarborOne and its shareholders to encourage potential acquirers to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts. It is also the board of directors' view that these provisions should not discourage persons from proposing a merger or other transaction at a price that reflects the true value of New HarborOne and that otherwise is in the best interests of all shareholders.

DESCRIPTION OF CAPITAL STOCK OF NEW HARBORONE FOLLOWING THE CONVERSION

General

        New HarborOne is authorized to issue 150,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, no par value per share. New HarborOne currently expects to issue in the offering up to 31,050,000 shares of common stock and exchange up to 27,442,927 shares of common stock, at the maximum of the offering range. New HarborOne will not issue shares of preferred stock in the conversion. Each share of New HarborOne common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock.

        The shares of common stock of New HarborOne will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

Common Stock

        Dividends.    New HarborOne may pay dividends on its common stock if, after giving effect to the distribution, it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and its total assets exceed the sum of its liabilities and the amount needed, if New HarborOne were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution. In addition, New HarborOne would be restricted from paying dividends that would reduce its assets below its then-adjusted liquidation account. The holders of common stock of New HarborOne will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If New HarborOne issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

        Voting Rights.    Upon completion of the offering and exchange, the holders of common stock of New HarborOne will have exclusive voting rights in New HarborOne. They will elect New HarborOne's board of directors and act on other matters as are required to be presented to them under Massachusetts law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of New HarborOne's common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit during the three-year period following the exchange; thereafter, shares of common stock in excess of the 10% limit will be entitled to cast 1/100th of a vote per share. If New HarborOne issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Amendments to the articles of organization require a two-thirds shareholder vote; provided, however, that if at least two-thirds of the directors recommend approval of the amendment, then such amendment shall require the affirmative vote of a majority of the total votes eligible to be cast by shareholders, voting together as a single class.

        As a stock co-operative bank, corporate powers and control of HarborOne Bank are vested in its board of directors, who elect the officers of HarborOne Bank and who fill any vacancies on the board of directors. Voting rights of HarborOne Bank are vested exclusively in the owners of the shares of capital stock of HarborOne Bank, which will be New HarborOne. Shares of HarborOne Bank's stock will be voted at the direction of New HarborOne's board of directors. Consequently, the holders of the common stock of New HarborOne will not have direct control of HarborOne Bank.

        Liquidation.    In the event of any liquidation, dissolution or winding up of HarborOne Bank, New HarborOne, as the holder of 100.0% of HarborOne Bank's capital stock, would be entitled to receive all assets of HarborOne Bank available for distribution, after payment or provision for payment of all debts and liabilities of HarborOne Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to eligible account holders. In the event of liquidation, dissolution or winding up of New HarborOne, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of New HarborOne available for distribution, and eligible account holders will be treated as surrendering their rights to the New HarborOne liquidation account and receiving an equivalent interest in the HarborOne Bank liquidation account. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

        Preemptive Rights.    Holders of the common stock of New HarborOne will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

        Fully Paid and Nonassessable.    Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

Preferred Stock

        None of the shares of New HarborOne's authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without shareholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and that could assist management in impeding an unfriendly takeover or attempted change in control.

Transfer Agent

        The transfer agent and registrar for New HarborOne's common stock is Continental Stock Transfer & Trust Company.

Nasdaq Global Select Market

        Old HarborOne's common stock is currently traded on the Nasdaq Global Select Market under the trading symbol "HONE," and we expect the shares of New HarborOne common stock will also trade on the Nasdaq Global Select Market under the symbol "HONE."

 LEGAL AND TAX MATTERS

        The validity of the shares of New HarborOne common stock to be issued in this offering and the federal income tax consequences of the conversion have been passed upon by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters relating to this offering will be passed upon for Sandler O'Neill & Partners, L.P. by Luse Gorman, PC, Washington, DC.

EXPERTS

        The Consolidated Financial Statements of Old HarborOne and subsidiaries as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, have been included herein and in the registration statement in reliance upon the report of Wolf & Company, P.C., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

        RP Financial, LC. has consented to the publication herein of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letters with respect to subscription rights and the liquidation accounts.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits, including the appraisal report. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including us. You can read our SEC filings, including the registration statement and its exhibits, at the SEC's website. We also maintain a website at www.harborone.com. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

        HarborOne Mutual Bancshares has filed an application for approval of the conversion with the Massachusetts Commissioner of Banks, and New HarborOne has filed a bank holding company application with the Federal Reserve. The application for conversion filed with the Massachusetts Commissioner of Banks may be inspected, without charge, at the offices of the Massachusetts Division of Banks, 1000 Washington Street, 10th Floor, Boston, Massachusetts. To obtain a copy of the application filed with the Federal Reserve, you may contact Scott Chu, Supervisory Analyst, of the Federal Reserve Bank of Boston, at 617-933-3088.

        The plan of conversion is available, upon request, at each of HarborOne Bank's offices.

        In connection with the offering, New HarborOne will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, New HarborOne and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% shareholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, we have undertaken that it will not terminate such registration for a period of at least three years following the offering.

HarborOne Bancorp, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands, except share data)	March 31, 2019	December 31, 2018
Assets
Cash and due from banks	$25,227	$27,686
Short-term investments	76,328	77,835

Total cash and cash equivalents	101,555	105,521
Securities available for sale, at fair value	219,966	209,293
Securities held to maturity, at amortized cost	41,104	44,688
Federal Home Loan Bank stock, at cost	16,134	24,969
Loans held for sale, at fair value	32,449	42,107
Loans	3,000,529	2,985,507
Less: Allowance for loan losses	(21,282)	(20,655)

Net loans	2,979,247	2,964,852
Accrued interest receivable	10,333	9,996
Other real estate owned and repossessed assets	983	749
Mortgage servicing rights, at fair value	20,231	22,217
Property and equipment, net	57,364	57,045
Retirement plan annuities	13,028	12,931
Bank-owned life insurance	44,882	44,635
Deferred income taxes, net	6,023	6,727
Goodwill and other intangible assets	77,374	78,467
Other assets	35,323	28,924

Total assets	$3,655,996	$3,653,121

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing deposits	$432,961	$412,906
Interest-bearing deposits	2,285,744	2,194,647
Brokered deposits	117,940	77,508

Total deposits	2,836,645	2,685,061
Short-term borrowed funds	126,000	290,000
Long-term borrowed funds	229,935	229,936
Subordinated debt	33,812	33,799
Mortgagors' escrow accounts	5,102	4,551
Accrued interest payable	940	1,611
Other liabilities and accrued expenses	60,114	50,589

Total liabilities	3,292,548	3,295,547

Commitments and contingencies (Notes 10 and 11)
Common stock, $0.01 par value; 90,000,000 shares authorized; 32,641,812 and 32,645,161 shares issued; 32,560,136 and 32,563,485 shares outstanding at March 31, 2019 and December 31, 2018, respectively	327	327
Additional paid-in capital	153,326	152,156
Retained earnings	221,155	219,088
Treasury stock, at cost, 81,676 shares at March 31, 2019 and December 31, 2018, respectively	(1,548)	(1,548)
Accumulated other comprehensive income (loss)	130	(2,358)
Unearned compensation—ESOP	(9,942)	(10,091)

Total stockholders' equity	363,448	357,574

Total liabilities and stockholders' equity	$3,655,996	$3,653,121

The accompanying notes are an integral part of these unaudited interim Consolidated Financial Statements.

HarborOne Bancorp, Inc.

Consolidated Statements of Income (unaudited)

	Three Months Ended March 31,
(in thousands, except share data)	2019	2018
Interest and dividend income:
Interest and fees on loans	$34,365	$22,504
Interest on loans held for sale	358	411
Interest on taxable securities	1,663	1,279
Interest on non-taxable securities	184	217
Other interest and dividend income	483	274

Total interest and dividend income	37,053	24,685

Interest expense:
Interest on deposits	8,243	3,523
Interest on FHLB borrowings	2,275	1,038
Interest on subordinated debentures	505	—

Total interest expense	11,023	4,561

Net interest and dividend income	26,030	20,124
Provision for loan losses	857	808

Net interest income, after provision for loan losses	25,173	19,316

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(2,151)	1,022
Other	6,653	6,261

Total mortgage banking income	4,502	7,283
Deposit account fees	3,778	2,967
Income on retirement plan annuities	96	113
Bank-owned life insurance income	253	239
Other income	1,213	747

Total noninterest income	9,842	11,349

Noninterest expense:
Compensation and benefits	19,245	16,352
Occupancy and equipment	4,448	3,275
Data processing	2,046	1,553
Loan expenses	1,271	1,262
Marketing	958	999
Deposit expenses	350	330
Postage and printing	488	366
Professional fees	946	968
Foreclosed and repossessed assets	(71)	63
Deposit insurance	666	494
Merger expenses	—	486
Other expenses	2,245	1,451

Total noninterest expense	32,592	27,599

Income before income taxes	2,423	3,066
Income tax provision	356	814

Net income	$2,067	$2,252

Earnings per common share:
Basic	$0.07	$0.07
Diluted	$0.07	$0.07
Weighted average shares outstanding:
Basic	31,561,761	31,569,811
Diluted	31,561,761	31,569,811

The accompanying notes are an integral part of these unaudited interim Consolidated Financial Statements.

HarborOne Bancorp, Inc.

Consolidated Statements of Comprehensive Income (unaudited)

	Three Months Ended March 31,
(in thousands)	2019	2018
Net income	$2,067	$2,252

Other comprehensive income:
Securities available for sale:
Unrealized holding gains (losses)	3,191	(2,647)
Related tax effect	(703)	582

Net-of-tax amount	2,488	(2,065)

Comprehensive income	$4,555	$187

The accompanying notes are an integral part of these unaudited interim Consolidated Financial Statements.

HarborOne Bancorp, Inc.

Consolidated Statements of Changes in Stockholders' Equity (unaudited)

	Common Stock
						Accumulated Other Comprehensive Income (Loss)
(in thousands, except share data)	Outstanding Shares	Amount	Additional Paid-in Capital	Retained Earnings	Treasury Stock, at Cost		Unearned Compensation— ESOP	Total Stockholders' Equity
Balance at December 31, 2017	32,647,395	$327	$147,060	$207,590	$(280)	$(528)	$(10,685)	$343,484
Comprehensive income (loss)	—	—	—	2,252	—	(2,065)	—	187
Reclassification of stranded effect of tax rate change	—	—	—	104	—	(104)	—	—
ESOP shares committed to be released (14,840 shares)	—	—	133	—	—	—	149	282
Share-based compensation expense	—	—	1,366	—	—	—	—	1,366
Treasury stock purchased	(24,700)	—	—	—	(462)	—	—	(462)

Balance at March 31, 2018	32,622,695	327	148,559	209,946	(742)	(2,697)	(10,536)	344,857

Balance at December 31, 2018	32,563,485	327	152,156	219,088	(1,548)	(2,358)	(10,091)	357,574
Comprehensive income	—	—	—	2,067	—	2,488	—	4,555
ESOP shares committed to be released (14,840 shares)	—	—	90	—	—	—	149	239
Restricted stock awards forfeited, net of awards issued	(3,349)	—	—	—	—	—	—	—
Share-based compensation expense	—	—	1,080	—	—	—	—	1,080

Balance at March 31, 2019	32,560,136	327	153,326	221,155	(1,548)	130	(9,942)	363,448

The accompanying notes are an integral part of these unaudited interim Consolidated Financial Statements.

HarborOne Bancorp, Inc.

Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31,
(in thousands)	2019	2018
Cash flows from operating activities:
Net income	$2,067	$2,252
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Provision for loan losses	857	808
Net amortization of securities premiums/discounts	90	146
Net amortization of net deferred loan costs/fees and premiums	667	907
Depreciation and amortization of premises and equipment	1,084	718
Change in mortgage servicing rights fair value	2,151	(1,022)
Mortgage servicing rights capitalized	(165)	(582)
Amortization of consumer servicing rights	9	12
Accretion of fair value adjustment on loans and deposits, net	(431)	(134)
Amortization of other intangible assets	640	22
Amortization of subordinated debt issuance costs	13	—
Bank-owned life insurance income	(247)	(239)
Income on retirement plan annuities	(96)	(113)
Net (gain) loss on sale and write-down of other real estate owned and repossessed assets	(92)	26
Deferred income tax expense	1	—
ESOP expense	239	282
Share-based compensation expense	1,080	1,366
Net change in:
Loans held for sale	9,658	25,331
Other assets and liabilities, net	2,561	(1,067)

Net cash provided by operating activities	20,086	28,713

Cash flows from investing activities:
Activity in securities available for sale:
Maturities, prepayments and calls	7,404	5,982
Purchases	(14,903)	(20,012)
Activity in securities held to maturity:
Maturities, prepayment and calls	3,511	691
Net redemption of FHLB stock	8,835	1,994
Participation-in loan purchases	(14,497)	(4,875)
Loan originations, net of principal payments	(1,717)	(34,830)
Proceeds from sale of other real estate owned and repossessed assets	848	165
Additions to property and equipment	(1,403)	(405)

Net cash used by investing activities	(11,922)	(51,290)

Cash flows from financing activities:
Net increase in deposits	151,320	113,474
Net change in borrowed funds with maturities less than ninety days	(164,000)	(44,000)
Proceeds from other borrowed funds and subordinated debt	—	10,000
Repayment of other borrowed funds	(1)	(30,001)
Net change in mortgagors' escrow accounts	551	85
Treasury stock purchased	—	(462)

Net cash (used) provided by financing activities	(12,130)	49,096

Net change in cash and cash equivalents	(3,966)	26,519
Cash and cash equivalents at beginning of period	105,521	80,791

Cash and cash equivalents at end of period	$101,555	$107,310

Supplemental cash flow information:
Interest paid on deposits	$8,229	$3,561
Interest paid on borrowed funds	3,470	1,084
Income taxes paid, net	555	730
Transfer of loans to other real estate owned and repossessed assets	990	313

The accompanying notes are an integral part of these unaudited interim Consolidated Financial Statements.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

        The unaudited interim Consolidated Financial Statements of HarborOne Bancorp, Inc. (the "Company") presented herein have been prepared pursuant to the rules of the Securities and Exchange Commission ("SEC") for quarterly reports on Form 10-Q and do not include all of the information and note disclosures required by the U.S. generally accepted accounting principles ("GAAP"). In the opinion of management, all adjustments and disclosures considered necessary for the fair presentation of the accompanying Consolidated Financial Statements have been included. Interim results are not necessarily reflective of the results of the entire year. The accompanying unaudited interim Consolidated Financial Statements should be read in conjunction with the audited Consolidated Financial Statements for the year ended December 31, 2018 and 2017 and notes thereto included in the Company's Annual Report on Form 10-K.

        The unaudited interim Consolidated Financial Statements include the accounts of the Company; the Company's subsidiaries, Legion Parkway Company LLC, a security corporation formed on July 13, 2016, HarborOne Bank (the "Bank"); and the Bank's wholly-owned subsidiaries. The Bank's subsidiaries consist of a mortgage company, a passive investment corporation and two security corporations. Merrimack Mortgage Company, LLC was acquired and became a wholly-owned subsidiary of the Bank on July 1, 2015, and effective April 3, 2018 became HarborOne Mortgage, LLC ("HarborOne Mortgage"). The security corporations were established for the purpose of buying, holding and selling securities on their own behalf. The passive investment corporation maintains and manages certain assets of the Bank. All significant intercompany balances and transactions have been eliminated in consolidation.

Business Combinations

        Effective October 5, 2018, the Company completed the acquisition of Coastway Bancorp, Inc. ("Coastway") the holding company of Coastway Community Bank in an all cash transaction valued at approximately $125.6 million, with $835.1 million in total assets, $736.2 million in gross loans and $478.3 million in deposits.

Stock Conversion

        On June 29, 2016, the Bank reorganized into a two-tier mutual holding company structure with the Company as a mid-tier stock holding company. The Company sold 14,454,396 shares of common stock at $10.00 per share, including 1,187,188 shares purchased by the Company's Employee Stock Ownership Plan ("ESOP"). In addition, the Company issued 17,281,034 shares to HarborOne Mutual Bancshares (the "MHC") and 385,450 shares to The HarborOne Foundation, a charitable foundation formed in connection with the stock offering and dedicated to supporting charitable organizations operating in the Bank's local community. A total of 32,120,880 shares of common stock were outstanding following the completion of the stock offering. The direct costs of the Company's stock offering of $3.9 million were deferred and deducted from the proceeds of the offering.

        Upon the completion of the stock offering, a special "liquidation account" was established for the benefit of certain depositors of the Bank in an amount equal to the percentage ownership interest in the equity of the Company held by persons other than the MHC as of the date of the latest balance sheet contained in the prospectus. The Company is not permitted to pay dividends on its capital stock if the Company's shareholders' equity would be reduced below the amount of the liquidation account.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The liquidation account will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases in an eligible account holder's qualifying deposits will not restore such holder's interest in the liquidation account.

Plan of Conversion and Reorganization

        On March 5, 2019, the Board of Trustees of the MHC adopted a Plan of Conversion pursuant to which the MHC will reorganize into a fully-public stock holding company structure and will conduct an offering of shares of common stock.

        In the conversion, the Bank will become a wholly-owned subsidiary of a new holding company, which will also be named HarborOne Bancorp, Inc. Shares of Company common stock held by persons other than the MHC will be converted into shares of common stock of the new holding company pursuant to an exchange ratio designed to preserve the approximate percentage ownership interests of such persons, excluding any shares purchased in the stock offering and receipt of cash in lieu of fractional shares. Shares of Company common stock owned by the MHC will be canceled and the amount of the MHC's ownership interest in the Company will be sold in an offering. In the offering, depositors of the Bank and former depositors of Coastway Community Bank, with qualifying deposits as of February 28, 2018, will have first priority to purchase the new shares of common stock. The offering is expected to close in the second half of 2019 and is subject to customary conditions, including the required regulatory approvals. As of March 31, 2019 other assets includes $929,000 in capitalized costs for the offering.

Nature of Operations

        The Company provides a variety of financial services to individuals and businesses through its 24 full-service branches in Massachusetts and Rhode Island, one limited-service bank branch, and a commercial lending office in each of Boston, Massachusetts and Providence, Rhode Island. HarborOne Mortgage maintains 34 offices in Massachusetts, Rhode Island, New Hampshire, Maine, and New Jersey and is also licensed to lend in five additional states.

        The Company's primary deposit products are checking, money market, savings and term certificate of deposit accounts while its primary lending products are commercial real estate, commercial, residential mortgages, home equity, and consumer loans. The Company also originates, sells and services residential mortgage loans through HarborOne Mortgage.

Use of Estimates

        In preparing unaudited interim Consolidated Financial Statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuations of mortgage servicing rights, derivatives, goodwill and deferred tax assets.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses

        The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed and generally do not exceed the time frame provided in the FDIC's Uniform Retail Credit Classification and Account Management Policy. Subsequent recoveries, if any, are credited to the allowance.

        The allowance for loan losses is evaluated on a regular basis by management. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. The allowance consists of general, allocated and unallocated components, as further described below.

  General component

        The general component of the allowance for loan losses is based on historical loss experience adjusted for qualitative factors stratified by the Company's loan segments. Management uses a rolling average of historical losses based on a time frame appropriate to capture relevant loss data for each loan segment except commercial real estate and commercial loans. Due to the lack of historical loss experience for our commercial real estate, commercial construction and commercial loan portfolio, we utilize peer loss data. Adjustments to this historical loss factor are considered for the following qualitative factors: levels/trends in delinquencies; trends in volume and terms of loans; effects of changes in risk selection and underwriting standards and other changes in lending policies, procedures and practices; experience/ability/depth of lending management and staff; and national and local economic trends and conditions. There were no changes in the Company's policies or methodology pertaining to the general component of the allowance for loan losses during 2018 or the three months ended March 31, 2019. The qualitative factors are determined based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

        Residential real estate—The Company generally does not originate portfolio loans with a loan-to-value ratio greater than 80 percent without obtaining private mortgage insurance and does not generally grant loans that would be classified as subprime upon origination. The Company generally has first or second liens on property securing equity lines of credit. Loans in this segment are generally collateralized by residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, can have an effect on the credit quality in this segment.

        Residential construction—Residential construction loans include loans to build one- to four-family owner-occupied properties, which are subject to the same credit quality factors as residential real estate loans.

        Commercial real estate—Loans in this segment are primarily secured by income-producing properties in southeastern New England. The underlying cash flows generated by the properties can be adversely impacted by a downturn in the economy as evidenced by increased vacancy rates, which in turn, could have an effect on the credit quality in this segment. Management obtains rent rolls annually and continually monitors the cash flows of these loans.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Commercial construction—Commercial construction loans may include speculative real estate development loans for which payment is derived from lease or sale of the property. Credit risk is affected by cost overruns, time to lease or sell at an adequate price, and market conditions.

        Commercial—Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer or business spending, could have an effect on the credit quality in this segment.

        Consumer—Loans in this segment are generally secured by automobiles or unsecured and repayment is dependent on the credit quality of the individual borrower.

  Allocated component

        The allocated component relates to loans that are classified as impaired. Residential real estate, commercial, commercial real estate and construction loans are evaluated for impairment on a loan-by-loan basis. Impairment is determined by nonaccrual status, whether a loan is subject to a troubled debt restructuring agreement or in the case of certain loans, based on the internal credit rating. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, except for troubled debt restructurings ("TDRs"), the Company does not separately identify individual consumer loans for impairment evaluation.

        A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

        The Company periodically may agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a TDR. All TDRs are initially classified as impaired. Impairment is measured by either the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent. An allowance is established when the discounted cash flows or collateral value of the impaired loan is lower than the carrying value of that loan.

  Unallocated component

        The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating allocated and general reserves in the portfolio. The unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. Additionally the Company's unseasoned commercial

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

portfolio and use of peer group data to establish general reserves for the commercial portfolio adds another element of risk to management's estimates.

Earnings Per Share

        Basic earnings per share represents income available to common shareholders divided by the weighted-average number of common shares outstanding during the period. Unallocated ESOP shares are not deemed outstanding for earnings per share calculations. The restricted stock awards are participating securities; therefore, unvested awards are included as common shares outstanding in the computation of basic earnings per share. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate to outstanding stock option awards and are determined using the treasury stock method.

Recent Accounting Pronouncements

        As an "emerging growth company", as defined in Title 1 of the Jumpstart Our Business Startups ("JOBS") Act, the Company has elected to use the extended transition period to delay the adoption of new or reissued accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. As of March 31, 2019, there is no significant difference in the comparability of the financial statements as a result of this extended transition period.

        In October 2018, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2018-16, Derivatives and Hedging (Topic 815)—Inclusion of the Secured Overnight Financing Rate (SOFR) Overnight Index Swap (OIS) Rate as a Benchmark Interest Rate for Hedging Accounting Purposes. The purpose of ASU 2018-16 is to permit the use of the OIS rate based on SOFR as a U.S. benchmark interest rate for hedge accounting purposes under Topic 815. The amendments in ASU 2018-16 are effective for public business entities for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years, if ASU 2017-12 has already been adopted. Early adoption is permitted in any interim period upon issuance of ASU 2018-16 if a public business entity has adopted ASU 2017-12. The amendments in ASU 2018-16 should be applied prospectively for qualifying new or redesignated hedging relationships entered into on or after the date of adoption. The Company does not have any derivatives within the scope of the ASU.

        In August 2018, the FASB issued ASU 2018-13, Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. This ASU eliminates, adds and modifies certain disclosure requirements for fair value measurements. Among the changes, entities will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy but will be required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. ASU 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019, and early adoption is permitted. The adoption of this standard is not expected to have a material effect on the Company's Consolidated Financial Statements.

        In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815), Targeted Improvements to Accounting for Hedging Activities. This guidance changes the recognition and presentation requirements of hedge accounting, including eliminating the requirement to separately

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

measure and report hedge ineffectiveness and presenting all items that affect earnings in the same income statement line as the hedged item. This guidance also provides new alternatives for applying hedge accounting to additional hedging strategies, measuring the hedged item in fair value hedges of interest rate risk, reducing the complexity of applying hedge accounting by easing the requirements for effectiveness testing, hedge documentation and application of the critical terms match method, and reducing the risk of material error corrections if a company applies the shortcut method inappropriately. This update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company does not have any derivatives within the scope of the ASU.

        In June 2016, FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Entities will now use forward-looking information to better form their credit loss estimates. The ASU also requires enhanced disclosures to help financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an entity's portfolio. For public entities that are SEC filers, this ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For non-public entities, this ASU is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Management has identified an implementation team that is in the process of developing an understanding of this pronouncement, evaluating the impact of this pronouncement and researching additional software resources that could assist with the implementation.

        In February 2016, FASB issued ASU 2016-02, Leases (Topic 842). This update requires a lessee to record a right-to-use asset and a liability representing the obligation to make lease payments for long-term leases. For public business entities, this update is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For non-public business entities, this update is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years beginning after December 15, 2020. While we are currently evaluating the impact of the new standard, we expect an increase to the Consolidated Balance Sheets for right-of-use assets and associated lease liabilities but no material impact to the Consolidated Statement of Income, for arrangements previously accounted for as operating leases.

        In January 2016, FASB issued ASU 2016-01, Financial Instruments—Overall, (Subtopic 825-10). The amendments in this update address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. Targeted improvements to generally accepted accounting principles include the requirement for equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income, the elimination of the requirement for non-public business entities to disclose the fair value of financial instruments measured at amortized cost and the elimination of the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost. For public business entities, the amendments in this update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For non-public business entities, the amendments in this update are effective for fiscal years beginning after December 15, 2018, and

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

interim periods within fiscal years beginning after December 15, 2019. Management currently does not expect adoption of this ASU to have a material impact on the Company's Consolidated Financial Statements as the Company does not currently hold any equity securities.

        In May 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in this update create Topic 606, Revenue from Contracts with Customers, and supersede the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. The core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve the core principle, a company should apply a five step approach to revenue recognition. For public business entities, this ASU is effective for annual reporting periods, including interim periods, beginning after December 15, 2017. For non-public business entities, this ASU is effective for annual reporting periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Bank's primary source of revenue is interest income on financial assets and income from mortgage banking activities, which are explicitly excluded from the scope of the new guidance. The Company adopted the updated guidance using the modified retrospective approach effective January 1, 2019, with no material impact on its Consolidated Financial Statements.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

2. SECURITIES

        The amortized cost and fair value of securities with gross unrealized gains and losses is as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
March 31, 2019:
Securities available for sale
U.S. government and government-sponsored enterprise obligations	$27,996	$166	$170	$27,992
U.S. government agency and government-sponsored residential mortgage-backed securities	116,484	980	638	116,826
U.S. government-sponsored collateralized mortgage obligations	30,143	43	145	30,041
SBA asset-backed securities	45,175	367	435	45,107

Total securities available for sale	$219,798	$1,556	$1,388	$219,966

Securities held to maturity
U.S. government agency and government-sponsored residential mortgage-backed securities	$14,447	$65	$234	$14,278
U.S. government-sponsored collateralized mortgage obligations	1,668	51	—	1,719
SBA asset-backed securities	5,550	60	26	5,584
Municipal bonds	19,439	425	—	19,864

Total securities held to maturity	$41,104	$601	$260	$41,445

December 31, 2018:
Securities available for sale
U.S. government and government-sponsored enterprise obligations	$27,997	$71	$527	$27,541
U.S. government agency and government-sponsored residential mortgage-backed securities	105,340	335	1,658	104,017
U.S. government-sponsored collateralized mortgage obligations	31,293	—	365	30,928
SBA asset-backed securities	47,686	106	985	46,807

Total securities available for sale	$212,316	$512	$3,535	$209,293

Securities held to maturity
U.S. government agency and government-sponsored residential mortgage-backed securities	$15,025	$63	$481	$14,607
U.S. government-sponsored collateralized mortgage obligations	1,724	29	—	1,753
SBA asset-backed securities	5,818	42	41	5,819
Municipal bonds	22,121	406	—	22,527

Total securities held to maturity	$44,688	$540	$522	$44,706

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

2. SECURITIES (Continued)

        Three mortgage-backed securities with a combined fair value of $7.6 million are pledged as collateral for interest rate swap agreements as of March 31, 2019 (see Note 11). There were no securities pledged as collateral as of December 31, 2018.

        The amortized cost and fair value of debt securities by contractual maturity at March 31, 2019 is as follows:

	Available for Sale		Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(in thousands)
After 5 years through 10 years	$27,996	$27,992	$5,302	$5,475
Over 10 years	—	—	14,137	14,389

	27,996	27,992	19,439	19,864
U.S. government agency and government-sponsored residential mortgage-backed securities	116,484	116,826	14,447	14,278
U.S. government-sponsored collateralized mortgage obligations	30,143	30,041	1,668	1,719
SBA asset-backed securities	45,175	45,107	5,550	5,584

Total	$219,798	$219,966	$41,104	$41,445

        U.S. government-sponsored residential mortgage-backed securities, collateralized mortgage obligations and securities whose underlying assets are loans from the U.S. Small Business Administration ("SBA asset-backed securities") have stated maturities of three to 28 years; however, it is expected that such securities will have shorter actual lives due to prepayments.

        During the three months ended March 31, 2019, there were no sales of securities and proceeds of $2.7 million on calls of three held to maturity securities. There were no sales or calls of securities during the three months ended March 31, 2018.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

2. SECURITIES (Continued)

        Information pertaining to securities with gross unrealized losses at March 31, 2019 and December 31, 2018 aggregated by investment category and length of time that individual securities have been in a continuous loss position follows:

	Less Than Twelve Months		Twelve Months and Over
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(in thousands)
March 31, 2019:
Securities available for sale
U.S. government and government-sponsored enterprise obligations	$—	$—	$170	$17,817
U.S. government agency and government-sponsored residential mortgage-backed securities	—	—	638	56,736
U.S. government-sponsored collateralized mortgage obligations	—	—	145	19,498
SBA asset-backed securities	—	—	435	30,670

	$—	$—	$1,388	$124,721

Securities held to maturity
U.S. government agency and government-sponsored residential mortgage-backed securities	$—	$—	$234	$12,674
SBA asset-backed securities	—	—	26	2,687

	$—	$—	$260	$15,361

December 31, 2018:
Securities available for sale
U.S. government and government-sponsored enterprise obligations	$—	$—	$527	$17,460
U.S. government agency and government-sponsored residential mortgage-backed securities	55	12,714	1,603	67,060
U.S. government-sponsored collateralized mortgage obligations	—	—	365	30,928
SBA asset-backed securities	—	—	985	36,860

	$55	$12,714	$3,480	$152,308

Securities held to maturity
U.S. government agency and government-sponsored residential mortgage-backed securities	$—	$—	$481	$12,938
SBA asset-backed securities	—	—	41	2,834

	$—	$—	$522	$15,772

        Management evaluates securities for other-than-temporary impairment ("OTTI") at each reporting period, and more frequently when economic or market concerns warrant such evaluation.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

2. SECURITIES (Continued)

        At March 31, 2019, 52 debt securities with an amortized cost of $141.7 million have unrealized losses with aggregate depreciation of 1.16% from the Company's amortized cost basis.

        The unrealized losses on the Company's securities were primarily caused by changes in interest rates. All of these investments are guaranteed by government and government-sponsored enterprises. Accordingly, it is expected that the securities would not be settled at a price less than the par value of the investment. Because the decline in fair value is attributable to changes in interest rates and not to credit quality, and because the Company does not intend to sell the investments and it is more likely than not that the Company will not be required to sell the investments before recovery of their amortized cost basis, which may be maturity, the Company does not consider these investments to be OTTI at March 31, 2019.

3. LOANS HELD FOR SALE

        At March 31, 2019 and December 31, 2018, there were no loans held for sale that were greater than ninety days past due.

        The following table provides the fair value and contractual principal balance outstanding of loans held for sale accounted for under the fair value option:

	March 31, 2019	December 31, 2018
	(in thousands)
Loans held for sale, fair value	$32,449	$42,107
Loans held for sale, contractual principal outstanding	31,323	40,692

Fair value less unpaid principal balance	$1,126	$1,415

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

4. LOANS

        A summary of the balances of loans follows:

	March 31, 2019	December 31, 2018
	(in thousands)
Residential real estate:
One- to four-family	$946,389	$942,659
Second mortgages and equity lines of credit	154,388	158,138
Residential real estate construction	14,647	14,659
Commercial real estate	952,404	934,420
Commercial construction	158,504	161,660

Total mortgage loans on real estate	2,226,332	2,211,536

Commercial	299,658	277,271

Consumer loans:
Auto	457,781	478,863
Personal	11,565	12,582

Total consumer loans	469,346	491,445

Total loans	2,995,336	2,980,252
Net deferred loan costs	5,193	5,255
Allowance for loan losses	(21,282)	(20,655)

Loans, net	$2,979,247	$2,964,852

        The Company has transferred a portion of its originated commercial real estate loans to participating lenders. The amounts transferred have been accounted for as sales and are therefore not included in the Company's accompanying unaudited interim Consolidated Balance Sheets. The Company and participating lenders share ratably in cash flows and any gains or losses that may result from a borrower's lack of compliance with contractual terms of the loan. The Company continues to service the loans on behalf of the participating lenders and, as such, collects cash payments from the borrowers, remits payments to participating lenders and disburses required escrow funds to relevant parties. At March 31, 2019 and December 31, 2018, the Company was servicing loans for participants aggregating $146.6 million and $140.9 million, respectively.

Acquired Loans

        The loans purchased from Coastway included $5.4 million in purchased credit impaired loans. The purchased credit impaired loans were primarily residential real estate loans. The contractual amount outstanding and carrying value of these loans at March 31, 2019 were $5.1 million and $5.0 million, respectively. The expected cash flow of the pool is $5.3 million and the accretable yield is $186,000. During the three months ended March 31, 2019, $35,000 was accreted into interest income. Purchased credit impaired loans ("PCI") are not included in the Company's impaired loan balances in the following tables. At March 31, 2019, $2.3 million of PCI loans are included in the delinquency table and $1.6 million are included in the nonaccrual table. At December 31, 2018, $2.2 million of PCI loans are were included in the delinquency table and $500,000 were included in the nonaccrual table.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

4. LOANS (Continued)

        The following is the activity in the allowance for loan losses for the three months ended March 31, 2019 and 2018:

	Mortgage Loans
	Residential	Commercial Real Estate	Commercial Construction	Commercial	Consumer	Unallocated	Total
	(in thousands)
Balance at December 31, 2017	$4,000	$7,835	$1,810	$2,254	$1,000	$1,590	$18,489
Provision (credit) for loan losses	(130)	385	366	33	329	(175)	808
Charge-offs	—	—	—	(345)	(140)	—	(485)
Recoveries	7	—	—	1	43	—	51

Balance at March 31, 2018	$3,877	$8,220	$2,176	$1,943	$1,232	$1,415	$18,863

Balance at December 31, 2018	$3,239	$10,059	$2,707	$2,286	$1,154	$1,210	$20,655
Provision (credit) for loan losses	(113)	287	(37)	560	157	3	857
Charge-offs	(20)	—	—	(40)	(266)	—	(326)
Recoveries	14	5	—	13	64	—	96

Balance at March 31, 2019	$3,120	$10,351	$2,670	$2,819	$1,109	$1,213	$21,282

        Allocation of the allowance to loan segments at March 31, 2019 and December 31, 2018 follows:

	Mortgage Loans
	Residential	Commercial Real Estate	Commercial Construction	Commercial	Consumer	Unallocated	Total
	(in thousands)
March 31, 2019:
Loans:
Impaired loans	$31,795	$183	$—	$7,229	$—	$—	$39,207
Non-impaired loans	1,083,629	952,221	158,504	292,429	469,346	—	2,956,129

Total loans	$1,115,424	$952,404	$158,504	$299,658	$469,346	$—	$2,995,336

Allowance for loan losses:
Impaired loans	$1,123	$—	$—	$376	$—	$—	$1,499
Non-impaired loans	1,997	10,351	2,670	2,443	1,109	1,213	19,783

Total allowance for loan losses	$3,120	$10,351	$2,670	$2,819	$1,109	$1,213	$21,282

December 31, 2018:
Loans:
Impaired loans	$30,720	$2,502	$—	$3,826	$—	$—	$37,048
Non-impaired loans	1,084,736	931,918	161,660	273,445	491,445	—	2,943,204

Total loans	$1,115,456	$934,420	$161,660	$277,271	$491,445	$—	$2,980,252

Allowance for loan losses:
Impaired loans	$1,205	$—	$—	$53	$—	$—	$1,258
Non-impaired loans	2,034	10,059	2,707	2,233	1,154	1,210	19,397

Total allowance for loan losses	$3,239	$10,059	$2,707	$2,286	$1,154	$1,210	$20,655

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

4. LOANS (Continued)

        The following is a summary of past due and non-accrual loans at March 31, 2019 and December 31, 2018:

	30 - 59 Days Past Due	60 - 89 Days Past Due	90 Days or More Past Due	Total Past Due	Loans on Non-accrual
	(in thousands)
March 31, 2019
Residential real estate:
One- to four-family	$4,342	$2,583	$4,503	$11,428	$12,104
Second mortgages and equity lines of credit	485	389	674	1,548	1,636
Commercial real estate	348	—	—	348	—
Commercial	1,564	276	2,541	4,381	4,235
Consumer:
Auto	1,732	408	244	2,384	304
Personal	52	9	3	64	4

Total	$8,523	$3,665	$7,965	$20,153	$18,283

December 31, 2018
Residential real estate:
One- to four-family	$1,283	$4,554	$6,516	$12,353	$12,120
Second mortgages and equity lines of credit	846	237	754	1,837	1,649
Commercial real estate	—	—	298	298	298
Commercial	34	550	2,575	3,159	3,087
Consumer:
Auto	2,099	446	452	2,997	541
Personal	41	56	5	102	16

Total	$4,303	$5,843	$10,600	$20,746	$17,711

        At March 31, 2019 and December 31, 2018, there were no loans past due 90 days or more and still accruing.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

4. LOANS (Continued)

        The following information pertains to impaired loans:

	March 31, 2019			December 31, 2018
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
	(in thousands)
Impaired loans without a valuation allowance:
Residential	$12,985	$14,268	$—	$11,518	$12,054	$—
Commercial real estate	183	197	—	2,502	2,596	—
Commercial	6,627	6,313	—	3,761	4,672	—

Total	19,795	20,778	—	17,781	19,322	—

Impaired loans with a valuation allowance:
Residential	18,810	19,413	1,123	19,202	19,634	1,205
Commercial	602	602	376	65	65	53

Total	19,412	20,015	1,499	19,267	19,699	1,258

Total impaired loans	$39,207	$40,793	$1,499	$37,048	$39,021	$1,258

	Three Months Ended March 31,
	2019			2018
	Average Recorded Investment	Interest Income Recognized	Interest Income Recognized on Cash Basis	Average Recorded Investment	Interest Income Recognized	Interest Income Recognized on Cash Basis
	(in thousands)
Residential	$31,258	$539	$444	$33,393	$576	$482
Commercial real estate	1,343	—	—	310	—	—
Commercial construction	—	—	—	65	—	—
Commercial	5,528	13	13	2,885	8	5

Total	$38,129	$552	$457	$36,653	$584	$487

        Interest income recognized and interest income recognized on a cash basis in the table above represents interest income for the three months ended March 31, 2019 and 2018, not for the time period designated as impaired. No additional funds are committed to be advanced in connection with impaired loans.

        There were no material TDR loan modifications for the three months ended March 31, 2019 and 2018.

        The recorded investment in TDRs was $21.6 million and $22.2 million at March 31, 2019 and December 31, 2018, respectively. Of these loans, $3.6 million and $4.3 million were on non-accrual at March 31, 2019 and December 31, 2018, respectively.

        All TDR loans are considered impaired and management performs a discounted cash flow calculation to determine the amount of impairment reserve required on each loan. TDR loans which

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

4. LOANS (Continued)

subsequently default are reviewed to determine if the loan should be deemed collateral dependent. In either case, any reserve required is recorded as part of the allowance for loan losses.

        During the three months ended March 31, 2019 and 2018, there were no payment defaults on TDRs.

Credit Quality Information

        The Company uses a ten grade internal loan rating system for commercial real estate, commercial construction and commercial loans, as follows:

  Loans rated 1 - 6 are considered "pass" rated loans with low to average risk.

  Loans rated 7 are considered "special mention." These loans are starting to show signs of potential weakness and are being closely monitored by management.

  Loans rated 8 are considered "substandard." Generally, a loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. There is a distinct possibility that the Company will sustain some loss if the weakness is not corrected.

  Loans rated 9 are considered "doubtful." Loans classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable.

  Loans rated 10 are considered "uncollectible" (loss), and of such little value that their continuance as loans is not warranted.

        Loans not rated consist primarily of certain smaller balance commercial real estate and commercial loans that are managed by exception.

        On an annual basis, or more often if needed, the Company formally reviews on a risk adjusted basis, the ratings on all commercial real estate, construction and commercial loans. Semi-annually, the Company engages an independent third party to review a significant portion of loans within these segments. Management uses the results of these reviews as part of its annual review process.

        On a monthly basis, the Company reviews the residential construction, residential real estate and consumer installment portfolios for credit quality primarily through the use of delinquency reports.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

4. LOANS (Continued)

        The following table presents the Company's loans by risk rating at March 31, 2019 and December 31, 2018:

	March 31, 2019			December 31, 2018
	Commercial Real Estate	Commercial	Commercial Construction	Commercial Real Estate	Commercial	Commercial Construction
	(in thousands)
Loans rated 1 - 6	$939,687	$290,626	$143,968	$919,305	$268,280	$147,124
Loans rated 7	10,562	1,824	14,536	10,595	5,165	14,536
Loans rated 8	181	5,480	—	2,502	1,896	—
Loans rated 9	—	1,728	—	—	1,930	—
Loans rated 10	—	—	—	—	—	—
Loans not rated	1,974	—	—	2,018	—	—

	$952,404	$299,658	$158,504	$934,420	$277,271	$161,660

5. MORTGAGE LOAN SERVICING

        The Company sells residential mortgages to government-sponsored entities and other parties. The Company retains no beneficial interests in these loans, but may retain the servicing rights of the loans sold. Mortgage loans serviced for others are not included in the accompanying unaudited interim Consolidated Balance Sheets. The risks inherent in mortgage servicing rights ("MSRs") relate primarily to changes in prepayments that primarily result from shifts in mortgage interest rates. The unpaid principal balance of mortgage loans serviced for others was $1.98 billion and $1.99 billion as of March 31, 2019 and December 31, 2018, respectively.

        The Company accounts for MSRs at fair value. The Company obtains valuations from independent third parties to determine the fair value of MSRs. Key assumptions used in the estimation of fair value include prepayment speeds, discount rates, default rates, cost to service, and contractual servicing fees. At March 31, 2019 and December 31, 2018, the following weighted average assumptions were used in the calculation of fair value of MSRs:

	March 31, 2019	December 31, 2018
Prepayment speed	11.02%	9.45%
Discount rate	9.33	9.32
Default rate	2.44	2.06

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

5. MORTGAGE LOAN SERVICING (Continued)

        The following summarizes changes to MSRs for the three ended March 31, 2019 and 2018:

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Balance, beginning of period	$22,217	$21,092
Additions	165	582
Changes in fair value due to:
Reductions from loans paid off during the period	(319)	(324)
Changes in valuation inputs or assumptions	(1,832)	1,346

Balance, end of period	$20,231	$22,696

        Contractually specified servicing fees included in other mortgage banking income amounted to $1.3 million for the three months ended March 31, 2019 and 2018, respectively.

6. GOODWILL

        Goodwill was $69.6 million and $70.1 million as of March 31, 2019 and December 31, 2018, respectively. Our goodwill originated from the acquisition of Coastway in October 2018, Cumberland Mortgage in January 2018 and HarborOne Mortgage in 2015. The Company recorded fair value adjustments to reduce goodwill in the amount of $453,000 in the first quarter of 2019.

        There has been no impairment in goodwill recorded as of March 31, 2019. Future events that could cause a significant decline in our expected future cash flows or a significant adverse change in our business or the business climate may necessitate taking charges in future reporting periods related to the impairment of our goodwill and other intangible assets.

7. DEPOSITS

        A summary of deposit balances, by type, is as follows:

	March 31, 2019	December 31, 2018
	(in thousands)
NOW and demand deposit accounts	$574,379	$556,517
Regular savings and club accounts	497,697	482,088
Money market deposit accounts	842,824	758,933

Total non-certificate accounts	1,914,900	1,797,538

Term certificate accounts greater than $250,000	176,147	180,305
Term certificate accounts less than or equal to $250,000	627,658	629,710
Brokered deposits	117,940	77,508

Total certificate accounts	921,745	887,523

Total deposits	$2,836,645	$2,685,061

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

7. DEPOSITS (Continued)

        The Company has established a relationship to participate in a reciprocal deposit program with other financial institutions. The reciprocal deposit program provides access to FDIC-insured deposit products in aggregate amounts exceeding the current limits for depositors. At March 31, 2019 and December 31, 2018, total reciprocal deposits were $112.4 million and $110.4 million, respectively, consisting primarily of money market accounts.

        A summary of certificate accounts by maturity at March 31, 2019 is as follows:

	Amount	Weighted Average Rate
	(dollars in thousands)
Within 1 year	$624,363	2.19%
Over 1 year to 2 years	197,611	2.39
Over 2 years to 3 years	75,970	1.90
Over 3 years to 4 years	21,712	2.01
Over 4 years to 5 years	4,169	1.99

Total certificate deposits	923,825	2.20%
Less unaccreted acquisition discount	(2,080)

Total certificate deposits, net	$921,745

8. FHLB BORROWINGS

        Borrowed funds at March 31, 2019 and December 31, 2018 consist of Federal Home Loan Bank ("FHLB") advances. Short-term advances were $126.0 million with a weighted average rate of 2.69% at March 31, 2019. Short-term advances were $290.0 million with a weighted average rate of 2.65% at December 31, 2018. Long-term advances are summarized by maturity date below.

	March 31, 2019			December 31, 2018
	Amount by Scheduled Maturity*	Amount by Call Date(1)	Weighted Average Rate(2)	Amount by Scheduled Maturity*	Amount by Call Date(1)	Weighted Average Rate(2)
	(dollars in thousands)
Year ending December 31:
2019	$90,000	$120,000	2.06%	$90,000	120,000	2.06%
2020	77,000	87,000	2.25	77,000	87,000	2.25
2021	41,750	21,750	1.87	41,750	21,750	1.95
2022	—	—	—	—	—	0.00
2023	20,198	198	2.75	20,199	199	1.56
2024	—	—	—	—	—	—
2025 and thereafter	987	987	—	987	987	—

	$229,935	$229,935	2.14%	$229,936	$229,936	2.05%

*
Includes an amortizing advance requiring monthly principal and interest payments.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

8. FHLB BORROWINGS (Continued)

(1)
Callable FHLB advances are shown in the respective periods assuming that the callable debt is redeemed at the call date, while all other advances are shown in the periods corresponding to their scheduled maturity date.

(2)
Weighted average rates are based on scheduled maturity dates.

        The FHLB advances are secured by a blanket security agreement on qualified collateral defined primarily as 79% of the carrying value of first mortgage loans on residential property and 60% of certain other loans deemed acceptable to the FHLB of Boston.

        The Company also has an available line of credit with the Federal Reserve Bank of Boston secured by 75% of the carrying value of indirect auto loans with principal balances amounting to $76.5 million and $70.6 million, respectively, of which no amount was outstanding at March 31, 2019 and December 31, 2018, respectively.

9. INCOME TAXES

        For the three months ended March 31, 2019, the Company recorded an expense of $356,000, representing an effective tax rate of 14.7%. For the three months ended March 31, 2018, the Company recorded an income tax expense of $814,000 representing an effective tax rate of 26.5%. The decrease in effective tax rate for three months ended March 31, 2019 is due primarily to a 2014 Massachusetts state tax refund of $320,000 recognized in the quarter.

10. OTHER COMMITMENTS AND CONTINGENCIES

Loan Commitments

        The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and advance funds on various lines of credit. Those commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the accompanying unaudited interim Consolidated Financial Statements.

        The Company's exposure to credit loss is represented by the contractual amount of these commitments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments.

        The following off-balance sheet financial instruments were outstanding at March 31, 2019 and December 31, 2018. The contract amounts represent credit risk.

	March 31, 2019	December 31, 2018
	(in thousands)
Commitments to grant loans	$95,994	$47,958
Unadvanced funds on home equity lines of credit	143,699	138,227
Unadvanced funds on revolving lines of credit	144,245	125,257
Unadvanced funds on construction loans	120,367	111,333

        Commitments to extend credit and unadvanced portion of construction loans are agreements to lend to a customer, as long as there is no violation of any condition established in the contract.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

10. OTHER COMMITMENTS AND CONTINGENCIES (Continued)

Commitments to grant loans generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for unadvanced funds on construction loans, home equity and revolving lines of credit may expire without being drawn upon; therefore, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. Commitments to grant loans, and unadvanced construction loans and home equity lines of credit are collateralized by real estate, while revolving lines of credit are unsecured.

11. DERIVATIVES

        The Company is party to a variety of derivative transactions, including derivative loan commitments, forward loan sale commitments and interest rate swap contracts. The Company enters into derivative contracts in order to meet the financing needs of its customers. The Company also enters into derivative contracts as a means of reducing its interest rate risk and market risk.

        All derivatives are recognized in the unaudited interim Consolidated Balance Sheets at fair value. Changes in the fair value of derivatives are recognized in earnings. The Company did not have any fair value hedges or cash flow hedges at March 31, 2019 and December 31, 2018.

Derivative Loan Commitments

        Mortgage loan commitments qualify as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. The Company enters into commitments to fund residential mortgage loans at specified times in the future, with the intention that these loans will subsequently be sold in the secondary market. A mortgage loan commitment binds the Company to lend funds to a potential borrower at a specified interest rate and within a specified period of time, generally up to 60 days after inception of the rate lock.

        Outstanding derivative loan commitments expose the Company to the risk that the price of the loans arising from exercise of the loan commitment might decline from inception of a rate lock to funding of the loan due to increases in mortgage interest rates. If interest rates increase, the value of these loan commitments decreases. Conversely, if interest rates decrease, the value of these loan commitments increases.

Forward Loan Sale Commitments

        The Company utilizes both "mandatory delivery" and "best efforts" forward loan sale commitments to mitigate the risk of potential decreases in the values of loans that would result from the exercise of the derivative loan commitments.

        With a "mandatory delivery" contract, the Company commits to deliver a certain principal amount of mortgage loans to an investor at a specified price on or before a specified date. If the Company fails to deliver the amount of mortgages necessary to fulfill the commitment by the specified date, it is obligated to pay a "pair-off" fee, based on then-current market prices, to the investor to compensate the investor for the shortfall.

        With a "best efforts" contract, the Company commits to deliver an individual mortgage loan of a specified principal amount and quality to an investor if the loan to the underlying borrower closes.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

11. DERIVATIVES (Continued)

Generally, the price the investor will pay the seller for an individual loan is specified prior to the loan being funded (e.g., on the same day the lender commits to lend funds to a potential borrower).

        The Company expects that these forward loan sale commitments will experience changes in fair value opposite to the change in fair value of derivative loan commitments.

Interest Rate Swaps

        The Company enters into interest rate swap agreements that are transacted to meet the financing needs of its commercial customers. Offsetting interest rate swap agreements are simultaneously transacted with a third-party financial institution to effectively eliminate the Company's interest rate risk associated with the customer swaps. The primary risks associated with these transactions arise from exposure to the ability of the counterparties to meet the terms of the contract. Mortgage-backed securities with a fair value of $7.6 million are pledged to secure the Company's liability for the offsetting interest rate swaps (see Note 2). The interest rate swap notional amount below is the aggregate notional amount of the customer swap and the offsetting third-party swap.

Risk Participation Agreements

        The Company has entered into risk participation agreements with the correspondent institutions and shares in any interest rate swap losses incurred as a result of the commercial loan customers' termination of a loan level interest rate swap agreement prior to maturity. The Company records these risk participation agreements at fair value. The Company's maximum credit exposure is based on its proportionate share of the settlement amount of the referenced interest rate swap. Settlement amounts are generally calculated based on the fair value of the swap plus outstanding accrued interest receivables from the customer.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

11. DERIVATIVES (Continued)

        The following tables present the fair values of derivative instruments in the Consolidated Balance Sheets:

		Assets		Liabilities
	Notional Amount	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
	(in thousands)
March 31, 2019:
Derivative loan commitments	$89,054	Other assets	$1,724	Other liabilities	$31
Forward loan sale commitments	85,500	Other assets	8	Other liabilities	508
Interest rate swaps	409,275	Other assets	6,187	Other liabilities	6,187
Risk participation agreements	107,711	Other assets	—	Other liabilities	—

Total			$7,919		$6,726

December 31, 2018:
Derivative loan commitments	$71,325	Other assets	$1,261	Other liabilities	$112
Forward loan sale commitments	54,500	Other assets	—	Other liabilities	518
Interest rate swaps	285,541	Other assets	3,193	Other liabilities	3,193
Risk participation agreements	80,418	Other assets	—	Other liabilities	—

Total			$4,454		$3,823

        The following table presents information pertaining to the Company's derivative instruments in the Consolidated Statements of Income:

		Amount of Gain (Loss)
		Three Months Ended March 31,
	Location of Gain (Loss)	2019	2018
		(in thousands)
Derivative loan commitments	Mortgage banking income	$544	$141
Forward loan sale commitments	Mortgage banking income	18	(64)

Total		$562	$77

12. STOCK-BASED COMPENSATION

        Under the HarborOne Bancorp, Inc. 2017 Stock Option and Incentive Plan (the "Equity Plan"), adopted on August 9, 2017, the Company may grant options, stock appreciation rights, restricted stock, restricted units, unrestricted stock awards, cash based awards, performance share awards, and dividend equivalent rights to its directors, officers and employees.

        Expense related to awards granted to employees is recognized as compensation expense and expense related to awards granted to directors is recognized as directors' fees within noninterest expense. Total expense for the Equity Plan was $1.1 million and $1.4 million for the three months ended March 31, 2019 and 2018, respectively.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

12. STOCK-BASED COMPENSATION (Continued)

Stock Options

        The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions:

  •
  Volatility is based on peer group volatility due to lack of sufficient trading history for the Company.

  •
  Expected life represents the period of time that the option is expected to be outstanding, taking into account the contractual term and the vesting period.

  •
  Expected dividend yield is based on the Company's history and expectation of dividend payouts.

  •
  The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for a period equivalent to the expected life of the option.

        The Company made the following awards of nonqualified options to purchase shares of common stock:

Three Months Ended March 31, 2019
Date of grant	2/27/2019
Options granted	294,354
Vesting period (years)	3
Expiration date	2/27/2029
Expected volatility	22%
Expected life (years)	6
Expected dividend yield	—%
Risk free interest rate	2.53%
Fair value per option	$4.44

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

12. STOCK-BASED COMPENSATION (Continued)

        A summary of the status of the Company's stock option grants for the three months ended March 31, 2019, is presented in the table below:

	Outstanding
					Nonvested
			Weighted Average Remaining Contractual Term (years)
	Stock Option Awards	Weighted Average Exercise Price		Aggregate Intrinsic Value	Stock Option Awards	Weighted Average Grant Date Fair Value
Balance at January 1, 2019	990,520	$18.24			696,093	$5.07
Granted	294,354	16.12			294,354	4.44
Vested	—	—			—	—
Forfeited	(23,334)	18.35			(23,334)	5.07
Expired	(11,666)	18.35			—	—

Balance at March 31, 2019	1,249,874	$17.74	8.80	$317,902	967,113	$4.88

Exercisable at March 31, 2019	282,761	$18.35	8.02	$—

Unrecognized cost inclusive of directors' awards	$3,774,525
Weighted average remaining recognition period (years)	2.14

Restricted Stock

        Shares issued upon vesting may be either authorized but unissued shares or reacquired shares held by the Company. Any shares not issued because vesting requirements are not met will again be available for issuance under the plan. The fair market value of shares awarded, based on the market price at the date of grant, is unearned compensation to be amortized over the applicable vesting period.

        The following table presents the activity in non-vested stock awards under the Equity Plan for the three months ended March 31, 2019:

	Restricted Stock Awards	Weighted Average Grant Price
Non-vested stock awards at January 1, 2019	343,816	$18.36
Vested	—	—
Granted	6,318	15.83
Forfeited	(9,667)	18.35

Non-vested stock awards at March 31, 2019	340,467	$18.31

Unrecognized cost inclusive of directors' awards	$4,341,322
Weighted average remaining recognition period (years)	1.43

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

13. MINIMUM REGULATORY CAPITAL REQUIREMENTS

        The Company and Bank are subject to various regulatory capital requirements administered by the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation (the "FDIC"). Failure to meet minimum capital requirements can result in mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's Consolidated Financial Statements.

        Under the capital rules, risk-based capital ratios are calculated by dividing Tier 1, common equity Tier 1, and total risk-based capital, respectively, by risk-weighted assets. Assets and off-balance sheet credit equivalents are assigned to one of several risk-weight categories, based primarily on relative risk. The rules require banks and bank holding companies to maintain a minimum common equity Tier 1 capital ratio of 4.5%, a minimum Tier 1 capital ratio of 6.0% and a total capital ratio of 8.0%. In addition, a Tier 1 leverage ratio of 4.0% is required. Additionally, the capital rules require a bank holding company to maintain a capital conservation buffer of common equity Tier 1 capital in an amount above the minimum risk-based capital requirements equal to 2.5% of total risk weighted assets, or face restrictions on the ability to pay dividends, pay discretionary bonuses, and to engage in share repurchases.

        Under the FDIC's prompt corrective action rules, an insured state nonmember bank is considered "well capitalized" if its capital ratios meet or exceed the ratios as set forth in the following table and is not subject to any written agreement, order, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. The Bank must meet well capitalized requirements under prompt corrective action provisions. Prompt corrective action provisions are not applicable to bank holding companies.

        A bank holding company is considered "well capitalized" if the bank holding company (i) has a total risk-based capital ratio of at least 10.0%, (ii) has a Tier 1 risk-based capital ratio of at least 6.0%, and (iii) is not subject to any written agreement order, capital directive or prompt corrective action directive to meet and maintain a specific capital level for any capital measure.

        At March 31, 2019, the capital levels of both the Company and the Bank exceeded all regulatory capital requirements and their regulatory capital ratios were above the minimum levels required to be considered well capitalized for regulatory purposes. The capital levels of both the Company and the Bank at March 31, 2019 also exceeded the minimum capital requirements including the currently applicable capital conservation buffer of 2.5%.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

13. MINIMUM REGULATORY CAPITAL REQUIREMENTS (Continued)

        The Company's and the Bank's actual regulatory capital ratios as of March 31, 2019 and December 31, 2018 are presented in the table below.

	Actual		Minimum Required for Capital Adequacy Purposes		Minimum Required to be Considered "Well Capitalized" Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
HarborOne Bancorp, Inc.
March 31, 2019
Common equity Tier 1 capital to risk-weighted assets	$288,046	9.9%	$130,643	4.5%	N/A	N/A
Tier 1 capital to risk-weighted assets	288,046	9.9	174,190	6.0	N/A	N/A
Total capital to risk-weighted assets	344,328	11.9	232,254	8.0	N/A	N/A
Tier 1 capital to average assets	288,046	8.2	139,910	4.0	N/A	N/A
December 31, 2018
Common equity Tier 1 capital to risk-weighted assets	$283,738	9.9%	$129,246	4.5%	N/A	N/A
Tier 1 capital to risk-weighted assets	283,738	9.9	172,328	6.0	N/A	N/A
Total capital to risk-weighted assets	339,393	11.8	229,771	8.0	N/A	N/A
Tier 1 capital to average assets	283,738	8.2	137,919	4.0	N/A	N/A
HarborOne Bank
March 31, 2019
Common equity Tier 1 capital to risk-weighted assets	$301,320	10.4%	$130,609	4.5%	$188,658	6.5%
Tier 1 capital to risk-weighted assets	301,320	10.4	174,146	6.0	232,195	8.0
Total capital to risk-weighted assets	322,602	11.1	232,195	8.0	290,243	10.0
Tier 1 capital to average assets	301,320	8.6	139,876	4.0	174,845	5.0
December 31, 2018
Common equity Tier 1 capital to risk-weighted assets	$296,738	10.3%	$129,250	4.5%	$186,694	6.5%
Tier 1 capital to risk-weighted assets	296,738	10.3	172,333	6.0	229,778	8.0
Total capital to risk-weighted assets	317,393	11.1	229,778	8.0	287,222	10.0
Tier 1 capital to average assets	296,738	8.6	137,784	4.0	172,230	5.0

14. COMPREHENSIVE INCOME (LOSS)

        Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities are reported as a separate component of the stockholders' equity section of the Consolidated Balance Sheets, such items, along with net income, are components of comprehensive income (loss).

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

14. COMPREHENSIVE INCOME (LOSS) (Continued)

        The components of accumulated other comprehensive income (loss), included in stockholders' equity, are as follows:

	March 31, 2019	December 31, 2018
	(in thousands)
Securities available for sale:
Net unrealized gain (loss)	$168	$(3,023)
Related tax effect	(38)	665

Total accumulated other comprehensive income (loss)	$130	$(2,358)

        The following table presents changes in accumulated other comprehensive income (loss) by component for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
	2019	2018
	Available for Sale Securities	Available for Sale Securities
	(in thousands)
Balance at beginning of period	$(2,358)	$(528)

Other comprehensive income (loss) before reclassifications	3,191	(2,647)
Reclassification of stranded effect of tax rate change	—	(104)

Net current period other comprehensive income (loss)	3,191	(2,751)
Related tax effect	(703)	582

Balance at end of period	$130	$(2,697)

15. FAIR VALUE OF ASSETS AND LIABILITIES

Determination of Fair Value

        The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. The fair value of an asset or liability is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various assets or liabilities. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the asset or liability.

        The following methods and assumptions were used by the Company in estimating fair value disclosures:

        Cash and cash equivalents—The carrying amounts of cash and short-term instruments approximate fair values based on the short-term nature of the assets.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

15. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

        Securities—All fair value measurements are obtained from a third-party pricing service and are not adjusted by management. Securities measured at fair value in Level 1 are based on quoted market prices in an active exchange market. Securities measured at fair value in Level 2 are based on pricing models that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, credit spreads and new issue data.

        FHLB stock—The fair value of Federal Home Loan Bank stock is equal to cost based on redemption provisions.

        Loans held for sale—Fair values are based on prevailing market prices for similar commitments.

        Loans—Fair values for mortgage loans and other loans are estimated using discounted cash flow analyses, using market interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

        Retirement plan annuities—The carrying value of the annuities are based on their contract values which approximate fair value.

        MSRs—Fair value is based on a third party valuation model that calculates the present value of estimated future net servicing income and includes observable market data such as prepayment speeds and default and loss rates.

        Deposits and mortgagors' escrow accounts—The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) and mortgagors' escrow accounts are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

        Borrowed funds—The fair values of borrowed funds are estimated using discounted cash flow analyses based on the current incremental borrowing rates in the market for similar types of borrowing arrangements.

        Accrued interest—The carrying amounts of accrued interest approximate fair value.

        Forward loan sale commitments and derivative loan commitments—Forward loan sale commitments and derivative loan commitments are based on fair values of the underlying mortgage loans and the probability of such commitments being exercised. The assumptions for pull-through rates are derived from internal data and adjusted using management judgment. Derivative loan commitments include the value of servicing rights and non-refundable costs of originating the loan based on the Company's internal cost analysis that is not observable. The weighted average pull-through rate for derivative loan commitments was 86% at March 31, 2019 and December 31, 2018.

        Interest rate swaps and risk participation agreements—The Company's interest rate swaps are traded in over-the-counter markets where quoted market prices are not readily available. For these interest rate derivatives, fair value is determined by a third party utilizing models that use primarily market observable inputs, such as swap rates and yield curves. The pricing models used to value interest rate swaps calculate the sum of each instrument's fixed and variable cash flows, which are then discounted using an appropriate yield curve to arrive at the fair value of each swap. The pricing models

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

15. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

do not contain a high level of subjectivity as the methodologies used do not require significant judgment. The Company incorporates credit valuation analysis for counterparty nonperformance risk in the fair value measurement, including the impact of netting applicable credit enhancements such as available collateral.

        Off-balance sheet credit-related instruments—Fair values for off-balance sheet, credit related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The fair value of off-balance sheet instruments are immaterial.

Fair Value Hierarchy

        The Company groups its assets and liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

  Level 1—Valuation is based on quoted prices in active markets for identical assets or liabilities. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

  Level 2—Valuation is based on observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

  Level 3—Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include assets and liabilities whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as assets and liabilities for which the determination of fair value requires significant management judgment or estimation.

        Transfers between levels are recognized at the end of the reporting period, if applicable. There were no transfers during the periods presented.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

15. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Assets and Liabilities Measured at Fair Value on a Recurring Basis

        Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Level 1	Level 2	Level 3	Total Fair Value
	(in thousands)
March 31, 2019
Assets
Securities available for sale	$—	$219,966	$—	$219,966
Loans held for sale	—	32,449	—	32,449
Mortgage servicing rights	—	20,231	—	20,231
Derivative loan commitments	—	—	1,724	1,724
Forward loan sale commitments		—	8	8
Interest rate swaps	—	6,187	—	6,187

	$—	$278,833	$1,732	$280,565

Liabilities
Derivative loan commitments	$—	$—	$31	$31
Forward loan sale commitments	—	—	508	508
Interest rate swaps	—	6,187	—	6,187

	$—	$6,187	$539	$6,726

December 31, 2018
Assets
Securities available for sale	$—	$209,293	$—	$209,293
Loans held for sale	—	42,107	—	42,107
Mortgage servicing rights	—	22,217	—	22,217
Derivative loan commitments	—	—	1,261	1,261
Interest rate swaps	—	3,193	—	3,193

	$—	$276,810	$1,261	$278,071

Liabilities
Derivative loan commitments	$—	$—	$112	$112
Forward loan sale commitments	—	—	518	518
Interest rate swaps	—	3,193	—	3,193

	$—	$3,193	$630	$3,823

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

15. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

        The table below presents, for the three months ended March 31, 2019 and 2018, the changes in Level 3 assets and liabilities that are measured at fair value on a recurring basis.

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Assets: Derivative and Forward Loan Sale Commitments:
Balance at beginning of period	$1,261	$1,093
Total gains included in net income(1)	471	184

Balance at end of period	$1,732	$1,277

Changes in unrealized gains relating to instruments at period end	$1,732	$1,277

Liabilities: Derivative and Forward Loan Sale Commitments:
Balance at beginning of period	$(630)	$(119)
Total gains (losses) included in net income(1)	91	(107)

Balance at end of period	$(539)	$(226)

Changes in unrealized losses relating to instruments at period end	$(539)	$(226)

(1)
Included in mortgage banking income on the Consolidated Statements of Net Income.

Assets Measured at Fair Value on a Non-recurring Basis

        The Company may also be required, from time to time, to measure certain other financial assets on a nonrecurring basis in accordance with generally accepted accounting principles. These adjustments to fair value usually result from application of lower-of-cost-or-market accounting or write-downs of individual assets. There were no liabilities measured at fair value on a non-recurring basis at March 31, 2019 and December 31, 2018. The following table summarizes the fair value hierarchy used to determine each adjustment and the carrying value of the related individual assets.

	March 31, 2019			December 31, 2018
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
	(in thousands)
Impaired loans	$—	$—	$691	$—	$—	$2,086
Other real estate owned and repossessed assets	—	—	983	—	—	749

	$—	$—	$1,674	$—	$—	$2,835

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

15. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

        Losses in the following table represent the amount of the fair value adjustments recorded during the period on the carrying value of the assets held at March 31, 2019 and December 31, 2018, respectively.

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Impaired loans	$325	$52
Other real estate owned and repossessed assets	42	37

	$367	$89

        Losses applicable to write-downs of impaired loans and other real estate owned and repossessed assets are based on the appraised value of the underlying collateral less estimated costs to sell. The losses on impaired loans are not recorded directly as an adjustment to current earnings, but rather as a component in determining the allowance for loan losses. The losses on other real estate owned and repossessed assets represent adjustments in valuation recorded during the time period indicated and not for losses incurred on sales. Appraised values are typically based on a blend of (a) an income approach using observable cash flows to measure fair value, and (b) a market approach using observable market comparables. These appraised values may be discounted based on management's historical knowledge, expertise or changes in market conditions from time of valuation.

Summary of Fair Values of Financial Instruments

        The estimated fair values, and related carrying or notional amounts, of the Company's financial instruments are as follows. Certain financial instruments and all nonfinancial instruments are exempt

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

15. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

from disclosure requirements. Accordingly, the aggregate fair value amounts presented herein may not necessarily represent the underlying fair value of the Company.

	March 31, 2019
		Fair Value
	Carrying Amount
		Level 1	Level 2	Level 3	Total
	(in thousands)
Financial assets:
Cash and cash equivalents	$101,555	$101,555	$—	$—	$101,555
Securities available for sale	219,966	—	219,966	—	219,966
Securities held to maturity	41,104	—	41,445	—	41,445
Federal Home Loan Bank stock	16,134	—	—	16,134	16,134
Loans held for sale	32,449	—	32,449	—	32,449
Loans, net	2,979,247	—	—	2,985,526	2,985,526
Retirement plan annuities	13,028	—	—	13,028	13,028
Mortgage servicing rights	20,231	—	20,231	—	20,231
Accrued interest receivable	10,333	—	10,333	—	10,333
Financial liabilities:
Deposits	2,836,645	—	—	2,828,037	2,828,037
Borrowed funds	355,935	—	355,281	—	355,281
Subordinated debt	33,812	—	—	34,262	34,262
Mortgagors' escrow accounts	5,102	—	—	5,102	5,102
Accrued interest payable	940	—	940	—	940
Derivative loan commitments:
Assets	1,724	—	—	1,724	1,724
Liabilities	31	—	—	31	31
Interest rate swap agreements:
Assets	6,187	—	6,187	—	6,187
Liabilities	6,187	—	6,187	—	6,187
Forward loan sale commitments:
Assets	8	—	—	8	8
Liabilities	508	—	—	508	508

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

15. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

	December 31, 2018
		Fair Value
	Carrying Amount
		Level 1	Level 2	Level 3	Total
	(in thousands)
Financial assets:
Cash and cash equivalents	$105,521	$105,521	$—	$—	$105,521
Securities available for sale	209,293	—	209,293	—	209,293
Securities held to maturity	44,688	—	44,706	—	44,706
Federal Home Loan Bank stock	24,969	—	—	24,969	24,969
Loans held for sale	42,107	—	42,107	—	42,107
Loans, net	2,964,852	—	—	2,959,333	2,959,333
Retirement plan annuities	12,931	—	—	12,931	12,931
Mortgage servicing rights	22,217	—	22,217	—	22,217
Accrued interest receivable	9,996	—	9,996	—	9,996
Financial liabilities:
Deposits	2,685,061	—	—	2,678,989	2,678,989
Borrowed funds	519,936	—	518,224	—	518,224
Subordinated debt	33,799	—	—	34,338	34,338
Mortgagors' escrow accounts	4,551	—	—	4,551	4,551
Accrued interest payable	1,611	—	1,611	—	1,611
Derivative loan commitments:
Assets	1,261	—	—	1,261	1,261
Liabilities	112	—	—	112	112
Interest rate swap agreements:
Assets	3,193	—	3,193	—	3,193
Liabilities	3,193	—	3,193	—	3,193
Forward loan sale commitments:
Assets	—	—	—	—	—
Liabilities	518	—	—	518	518

16. EARNINGS PER SHARE ("EPS")

        Basic EPS represents net income attributable to common shareholders divided by the weighted-average number of common shares outstanding during the period. Unvested restricted shares are participating securities and included in the computation of basic earnings per share. Diluted EPS is computed by dividing net income attributable to common shareholders by the weighted-average number of common shares outstanding, plus the effect of potential dilutive common stock equivalents

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

16. EARNINGS PER SHARE ("EPS") (Continued)

outstanding during the period. Unallocated ESOP shares are not deemed outstanding for EPS calculations.

	Three Months Ended March 31,
	2019	2018
Net income applicable to common stock (in thousands)	$2,067	$2,252

Average number of common shares outstanding	32,560,979	32,630,354
Less: Average unallocated ESOP shares	(999,218)	(1,060,543)

Average number of common shares outstanding used to calculate basic earnings per common share	31,561,761	31,569,811
Common stock equivalents	—	—

Average number of common shares outstanding used to calculate diluted earnings per common share	31,561,761	31,569,811

Earnings per common share:
Basic	$0.07	$0.07
Diluted	$0.07	$0.07

        Stock options for 1,249,874 and 1,326,063 shares of common stock for the three months ended March 31, 2019 and 2018, respectively, were not considered in computing diluted earnings per share because they were antidilutive.

17. SEGMENT REPORTING

        The Company has two reportable segments: HarborOne Bank and HarborOne Mortgage. Revenue from HarborOne Bank consists primarily of interest earned on loans and investment securities and service charges on deposit accounts. Revenue from HarborOne Mortgage comprises interest earned on loans and fees received as a result of the residential mortgage origination, sale and servicing process.

        The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. Segment profit and loss is measured by net income on a legal entity basis. Intercompany transactions are eliminated in consolidation.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

17. SEGMENT REPORTING (Continued)

        Information about the reportable segments and reconciliation to the unaudited interim Consolidated Financial Statements at March 31, 2019 and 2018 and for the three months then ended is presented in the tables below.

	Three Months Ended March 31, 2019
	HarborOne Bank	HarborOne Mortgage	HarborOne Bancorp, Inc.	Eliminations	Consolidated
	(in thousands)
Net interest and dividend income (expense)	$26,419	$109	$(498)	$—	$26,030
Provision for loan losses	857	—	—	—	857

Net interest income (loss), after provision for loan losses	25,562	109	(498)	—	25,173

Mortgage banking income:
Changes in mortgage servicing rights fair value	(570)	(1,581)	—	—	(2,151)
Other	222	6,431	—	—	6,653

Total mortgage banking income (loss)	(348)	4,850	—	—	4,502
Other noninterest income (loss)	5,352	(12)	—	—	5,340

Total noninterest income	5,004	4,838	—	—	9,842
Noninterest expense	24,865	7,352	375	—	32,592

Income (loss) before income taxes	5,701	(2,405)	(873)	—	2,423
Provision (benefit) for income taxes	1,446	(845)	(245)	—	356

Net income (loss)	$4,255	$(1,560)	$(628)	$—	$2,067

Total assets at period end	$3,659,586	$79,700	$397,183	$(480,473)	$3,655,996

Goodwill at period end	$58,875	$10,760	$—	$—	$69,635

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (unaudited) (Continued)

17. SEGMENT REPORTING (Continued)

	Three Months Ended March 31, 2018
	HarborOne Bank	HarborOne Mortgage	HarborOne Bancorp, Inc.	Eliminations	Consolidated
	(in thousands)
Net interest and dividend income	$19,867	$206	$51	$—	$20,124
Provision for loan losses	808	—	—	—	808

Net interest income, after provision for loan losses	19,059	206	51	—	19,316

Mortgage banking income:
Changes in mortgage servicing rights fair value	199	823	—	—	1,022
Other	522	5,739	—	—	6,261

Total mortgage banking income	721	6,562	—	—	7,283
Other noninterest income	4,051	15	—	—	4,066

Total noninterest income	4,772	6,577	—	—	11,349
Noninterest expense	20,423	6,771	405	—	27,599

Income (loss) before income taxes	3,408	12	(354)	—	3,066
Provision (benefit) for income taxes	910	4	(100)	—	814

Net income (loss)	$2,498	$8	$(254)	$—	$2,252

Total assets at period end	$2,699,560	$69,867	$344,566	$(378,416)	$2,735,577

Goodwill at period end	$3,186	$10,379	$—	$—	$13,565

Report of Independent Registered Public Accounting Firm

        To the Stockholders and the Board of Directors of HarborOne Bancorp, Inc.:

Opinion on the Financial Statements

        We have audited the accompanying consolidated balance sheets of HarborOne Bancorp, Inc. (the "Company") as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2018, and the related notes to the consolidated financial statements (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

        These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

        Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wolf & Company, P.C.

We have served as the Company's auditor since 2008.
Boston, Massachusetts
March 11, 2019

HarborOne Bancorp, Inc.

Consolidated Balance Sheets

	December 31,
(in thousands, except share data)	2018	2017
Assets
Cash and due from banks	$27,686	$16,348
Short-term investments	77,835	64,443

Total cash and cash equivalents	105,521	80,791
Securities available for sale, at fair value	209,293	170,853
Securities held to maturity, at amortized cost	44,688	46,869
Federal Home Loan Bank stock, at cost	24,969	15,532
Loans held for sale, at fair value	42,107	59,460
Loans	2,985,507	2,194,967
Less: Allowance for loan losses	(20,655)	(18,489)

Net loans	2,964,852	2,176,478
Accrued interest receivable	9,996	6,545
Other real estate owned and repossessed assets	749	762
Mortgage servicing rights, at fair value	22,217	21,092
Property and equipment, net	57,045	24,487
Retirement plan annuities	12,931	12,498
Bank-owned life insurance	44,635	40,446
Deferred income taxes, net	6,727	843
Goodwill and other intangible assets	78,467	13,497
Other assets	28,924	14,767

Total assets	$3,653,121	$2,684,920

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing deposits	$412,906	$264,453
Interest-bearing deposits	2,194,647	1,675,795
Brokered deposits	77,508	73,490

Total deposits	2,685,061	2,013,738
Short-term borrowed funds	290,000	44,000
Long-term borrowed funds	229,936	246,365
Subordinated debt	33,799	—
Mortgagors' escrow accounts	4,551	5,221
Accrued interest payable	1,611	518
Other liabilities and accrued expenses	50,589	31,594

Total liabilities	3,295,547	2,341,436

Commitments and contingencies (Notes 10, 16 and 17)
Common stock, $0.01 par value; 90,000,000 shares authorized; 32,645,161 and 32,662,295 shares issued; 32,563,485 and 32,647,395 shares outstanding at December 31, 2018 and 2017, respectively	327	327
Additional paid-in capital	152,156	147,060
Retained earnings	219,088	207,590
Treasury stock, at cost, 81,676 and 14,900 shares at December 31, 2018 and 2017, respectively	(1,548)	(280)
Accumulated other comprehensive loss	(2,358)	(528)
Unearned compensation—ESOP	(10,091)	(10,685)

Total stockholders' equity	357,574	343,484

Total liabilities and stockholders' equity	$3,653,121	$2,684,920

The accompanying notes are an integral part of these Consolidated Financial Statements.

HarborOne Bancorp, Inc.

Consolidated Statements of Operations

	Year Ended December 31,
(in thousands, except share data)	2018	2017	2016
Interest and dividend income:
Interest and fees on loans	$105,432	$81,114	$67,172
Interest on loans held for sale	2,205	2,739	2,695
Interest on taxable securities	5,624	4,404	3,223
Interest on non-taxable securities	856	867	889
Other interest and dividend income	1,591	1,160	777

Total interest and dividend income	115,708	90,284	74,756

Interest expense:
Interest on deposits	20,563	10,962	8,710
Interest on FHLB borrowings	5,474	4,974	5,051
Interest on subordinated debentures	741	—	—

Total interest expense	26,778	15,936	13,761

Net interest and dividend income	88,930	74,348	60,995
Provision for loan losses	3,828	2,416	4,172

Net interest income, after provision for loan losses	85,102	71,932	56,823

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(1,396)	(2,056)	(1,130)
Other	32,005	39,251	52,129

Total mortgage banking income	30,609	37,195	50,999
Deposit account fees	13,500	12,311	11,664
Income on retirement plan annuities	433	455	436
Gain on sale of consumer loans	—	78	79
Gain on sale and call of securities, net	5	—	283
Bank-owned life insurance income	1,728	1,024	1,088
Other income	2,923	3,471	2,554

Total noninterest income	49,198	54,534	67,103

Noninterest expense:
Compensation and benefits	70,568	66,223	69,073
Occupancy and equipment	13,212	11,715	10,230
Data processing	6,789	6,157	5,867
Loan expenses	5,382	6,881	9,746
Marketing	3,333	3,595	2,599
Deposit expenses	1,320	1,349	1,656
Postage and printing	1,494	1,388	1,284
Professional fees	3,832	4,233	2,710
Prepayment penalties on Federal Home Loan Bank advances	—	—	400
Foreclosed and repossessed assets	95	62	167
Deposit insurance	2,097	1,717	1,466
Charitable foundation contributions	—	—	4,820
Merger expenses	5,092	—	—
Other expenses	6,879	6,094	4,680

Total noninterest expense	120,093	109,414	114,698

Income before income taxes	14,207	17,052	9,228
Income tax provision	2,813	6,673	3,297

Net income	$11,394	$10,379	$5,931

Earnings per common share:
Basic	$0.36	$0.33	N/A
Diluted	$0.36	$0.33	N/A
Weighted average shares outstanding:
Basic	31,574,356	31,228,317	N/A
Diluted	31,574,356	31,228,317	N/A

The accompanying notes are an integral part of these Consolidated Financial Statements.

HarborOne Bancorp, Inc.

Consolidated Statements of Comprehensive Income

	Year Ended December 31,
(in thousands)	2018	2017	2016
Net income	$11,394	$10,379	$5,931

Other comprehensive income (loss):
Securities available for sale:
Unrealized holding gains (losses)	(2,212)	211	(951)
Reclassification adjustment for net realized gains	—	—	(283)

Net unrealized gains (losses)	(2,212)	211	(1,234)
Related tax effect	486	(74)	430

Net-of-tax amount	(1,726)	137	(804)

Supplemental director retirement plan:
Reclassification adjustment for amortization of prior service cost and actuarial gains	—	1,162	235
Gain (loss) and prior service cost	—	(146)	(36)

Net unrealized gains	—	1,016	199
Related tax effect	—	(391)	(93)

Net-of-tax amount	—	625	106

Total other comprehensive (loss) income	(1,726)	762	(698)

Comprehensive income	$9,668	$11,141	$5,233

        Realized gains on securities available for sale are included in gain on sale and call of securities, net, in the Consolidated Statements of Operations. The related income tax expense on reclassifications for securities available for sale for the year ended December 31, 2016 was $113,000. Amortization of prior service cost is included in compensation and benefits in the Consolidated Statements of Operations. The related income tax benefit on reclassification adjustment for amortization of prior service cost for the years ended December 31, 2017 and 2016 was $391,000 and $93,000, respectively.

The accompanying notes are an integral part of these Consolidated Financial Statements.

HarborOne Bancorp, Inc.

Consolidated Statements of Changes in Stockholders' Equity

	Common Stock
						Accumulated Other Comprehensive Loss
(in thousands, except share data)	Outstanding Shares	Amount	Additional Paid-in Capital	Retained Earnings	Treasury Stock, at Cost		Unearned Compensation— ESOP	Total Stockholders' Equity
Balance at December 31, 2015	—	—	—	191,280	—	(592)	—	190,688
Comprehensive income (loss)	—	—	—	5,931	—	(698)	—	5,233
Issuance of common stock to the mutual holding company	17,281,034	172	—	—	—	—	—	172
Issuance of common stock for initial public offering, net of costs of $3,914	14,454,396	145	140,212	—	—	—	—	140,357
Issuance of common stock to the HarborOne Foundation	385,450	4	3,851	—	—	—	—	3,855
Purchase of 1,187,188 shares by the ESOP	—	—	—	—	—	—	(11,872)	(11,872)
ESOP shares committed to be released (59,359 shares)	—	—	357	—	—	—	594	951

Balance at December 31, 2016	32,120,880	321	144,420	197,211	—	(1,290)	(11,278)	329,384

Comprehensive income	—	—	—	10,379	—	762	—	11,141
ESOP shares committed to be released (59,359 shares)	—	—	550	—	—	—	593	1,143
Restricted stock awards granted	541,415	6	(6)	—	—	—	—	—
Share-based compensation expense	—	—	2,096	—	—	—	—	2,096
Treasury stock purchased	(14,900)	—	—	—	(280)	—		(280)

Balance at December 31, 2017	32,647,395	327	147,060	207,590	(280)	(528)	(10,685)	343,484

Comprehensive income (loss)	—	—	—	11,394	—	(1,726)	—	9,668
Reclassification of stranded effect of tax rate change (Note 1)	—	—	—	104	—	(104)	—	—
ESOP shares committed to be released (59,359 shares)	—	—	503	—	—	—	594	1,097
Restricted stock awards forfeited, net of awards issued	(17,134)	—	—	—	—	—	—	—
Share-based compensation expense	—	—	4,593	—	—	—	—	4,593
Treasury stock purchased	(66,776)	—	—	—	(1,268)	—	—	(1,268)

Balance at December 31, 2018	32,563,485	$327	$152,156	$219,088	$(1,548)	$(2,358)	$(10,091)	$357,574

The accompanying notes are an integral part of these Consolidated Financial Statements.

HarborOne Bancorp, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2018	2017	2016
Cash flows from operating activities:
Net income	$11,394	$10,379	$5,931
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Provision for loan losses	3,828	2,416	4,172
Net amortization of securities premiums/discounts	534	677	783
Net amortization of net deferred loan costs/fees and premiums	3,418	4,718	6,111
Depreciation and amortization of premises and equipment	3,241	2,892	2,551
Change in mortgage servicing rights fair value	1,396	2,056	1,130
Mortgage and consumer servicing rights capitalized	(2,521)	(2,844)	(8,561)
Amortization of consumer servicing rights	42	54	68
Accretion of fair value adjustment on loans and deposits, net	(1,242)	(295)	(349)
Amortization of intangible assets	706	88	89
Amortization of subordinated debt issuance costs	79	—	—
Gain on sale and call of securities, net	(5)	—	(283)
Bank-owned life insurance income	(1,728)	(1,024)	(1,088)
Income on retirement plan annuities	(433)	(455)	(436)
Gain on sale of portfolio loans	(395)	(36)	(365)
Net loss (gain) on sale and write-down of other real estate owned and repossessed assets	(15)	98	(72)
Deferred income tax benefit	(1,140)	(698)	(1,262)
Issuance of common stock to The HarborOne Foundation	—	—	3,855
ESOP expense	1,097	1,143	951
Share-based compensation expense	4,593	2,096	—
Net change in:
Loans held for sale	26,424	26,983	(22,646)
Other assets and liabilities, net	11,892	(4,373)	5,106

Net cash provided (used) by operating activities	61,165	43,875	(4,315)

Cash flows from investing activities:
Activity in securities available for sale:
Maturities, prepayments and calls	23,833	21,655	25,639
Purchases	(64,691)	(56,163)	(43,708)
Sales	—	—	8,735
Activity in securities held to maturity:
Maturities, prepayment and calls	3,839	3,719	15,373
Purchases	(2,996)	(3,052)	—
Sales	1,015	—	—
Net (purchase) redemption of FHLB stock	(9,437)	217	2,986
Proceeds from life insurance policies	2,215	—	—
Proceeds from sale of portfolio loans transferred to held for sale	105,823	5,007	39,831
Participation-in loan purchases	(91,939)	(73,593)	(73,825)
Loan originations, net of principal payments	(105,671)	(134,233)	(229,631)
Proceeds from sale of other real estate owned and repossessed assets	1,638	2,192	2,349
Additions to property and equipment	(5,545)	(3,186)	(2,138)
Cash paid, net of cash acquired, in business combinations	(73,987)	—	—

Net cash used by investing activities	(215,903)	(237,437)	(254,389)

Cash flows from financing activities:
Net increase in deposits	194,865	208,985	113,541
Net change in borrowed funds with maturities less than ninety days	(29,000)	(36,000)	80,000
Proceeds from other borrowed funds and subordinated debt	131,795	91,250	20,025
Repayment of other borrowed funds	(116,254)	(40,004)	(74,504)
Net change in mortgagors' escrow accounts	(670)	187	548
Issuance of common stock	—	—	140,529
Purchase of shares by the ESOP	—	—	(11,872)
Treasury stock purchased	(1,268)	(280)	—

Net cash provided by financing activities	179,468	224,138	268,267

Net change in cash and cash equivalents	24,730	30,576	9,563
Cash and cash equivalents at beginning of year	80,791	50,215	40,652

Cash and cash equivalents at end of year	$105,521	$80,791	$50,215

Supplemental cash flow information:
Interest paid on deposits	$20,423	$10,922	$8,694
Interest paid on borrowed funds	5,227	5,024	5,087
Income taxes paid	2,834	5,561	3,700
Transfer of loans to other real estate owned and repossessed assets	1,654	1,285	1,697
Transfer of loans to loans held for sale	105,823	5,088	—
Supplemental non-cash activities related to acquisition detailed in Note 2:
Fair value of non-cash tangible assets acquired	$771,993	$—	$—
Goodwill and intangible assets	65,348	—	—
Fair value of liabilities assumed	763,354	—	—

The accompanying notes are an integral part of these Consolidated Financial Statements.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

        HarborOne Bancorp, Inc. (the "Company") is a mid-tier stock holding company whose principal subsidiary is HarborOne Bank (the "Bank"). The Bank is a state-chartered co-operative bank whose primary subsidiary is a residential mortgage banking company, HarborOne Mortgage, LLC ("HarborOne Mortgage"). HarborOne Mortgage was acquired as Merrimack Mortgage, LLC on July 1, 2015 and effective April 3, 2018 became HarborOne Mortgage. The Consolidated Financial Statements include the accounts of the Company, the Company's subsidiaries Legion Parkway Company LLC, a security corporation formed on July 13, 2016 and HarborOne Bank; and the Bank's wholly-owned subsidiaries. In addition to HarborOne Mortgage, the Bank has two security corporation subsidiaries and one passive investment subsidiary. The security corporations were established for the purpose of buying, holding and selling securities on their own behalf. The Company established Legion Parkway Company LLC for the same purpose. All significant intercompany balances and transactions have been eliminated in consolidation.

Stock Conversion

        On June 29, 2016, the Bank reorganized into a two-tier mutual holding company structure with a mid-tier stock holding company. The Company sold 14,454,396 shares of common stock at $10.00 per share, including 1,187,188 shares purchased by the Company's Employee Stock Ownership Plan ("ESOP"). In addition, the Company issued 17,281,034 shares to HarborOne Mutual Bancshares, the Company's mutual holding company parent (the "MHC") and 385,450 shares to The HarborOne Foundation (the "Foundation"), a charitable foundation that was formed in connection with the stock offering and is dedicated to supporting charitable organizations operating in the Bank's local community. A total of 32,120,880 shares of common stock were outstanding following the completion of the stock offering. The direct costs of the Company's stock offering of $3.9 million were deferred and deducted from the proceeds of the offering.

        Upon the completion of the stock offering, a special "liquidation account" was established for the benefit of certain depositors of the Bank in an amount equal to the percentage ownership interest in the equity of the Company held by persons other than the MHC as of the date of the latest balance sheet contained in the prospectus. The Company is not permitted to pay dividends on its capital stock if the Company's shareholders' equity would be reduced below the amount of the liquidation account. The liquidation account is reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases in an eligible account holder's qualifying deposits do not restore such holder's interest in the liquidation account.

Nature of Operations

        The Company, originally established in 1917 as a state-chartered credit union, converted to a state-chartered co-operative bank on July 1, 2013. The Company provides a variety of financial services to individuals and businesses through its 24 full-service bank branches in Massachusetts and Rhode Island, one limited-service bank branch, and a commercial lending office in each of Boston, Massachusetts and Providence, Rhode Island. HarborOne Mortgage maintains 34 offices in Massachusetts, Rhode Island, New Hampshire, Maine, and New Jersey and is also licensed to lend in five additional states.

        The Company's primary deposit products are checking, money market, savings and term certificate of deposit accounts while its primary lending products are commercial real estate, commercial,

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

residential mortgages and consumer loans, including indirect automobile lease loans. The Company also originates, sells and services residential mortgage loans primarily through HarborOne Mortgage.

Use of Estimates

        In preparing the Consolidated Financial Statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuations of mortgage servicing rights, derivatives, goodwill and deferred tax assets.

Business Combinations

        The Company accounts for business combinations under the acquisition method of accounting whereby the Company records the fair value of the assets acquired and liabilities assumed, immediately expenses transaction costs and accounts for restructuring plans separately from the business combination. There is no separate recognition of the acquired allowance for loan losses on the company's balance sheet as credit related factors are incorporated directly into the fair value of the loans recorded at the acquisition date. The excess of the cost of the acquisition over the fair value of the net tangible and intangible assets acquired is recorded as goodwill. Alternatively, a bargain purchase gain is recorded equal to the amount by which the fair value of assets purchased exceeds the fair value of liabilities assumed and consideration paid.

        Results of operations of the acquired business are included on the Consolidated Statements of Operations from the effective date of acquisition.

        Fair values are subject to refinement for up to a year after the closing date of an acquisition as information relative to closing date fair values becomes available. Adjustments recorded to the acquired assets and liabilities are applied prospectively.

Significant Group Concentration of Credit Risk

        The Company has cash and federal fund balances on deposit at correspondent banks that exceed insurable limits. The Company has not experienced any losses on such amounts. At December 31, 2018, the Company had a concentration of cash on deposit at the Federal Reserve Bank amounting to $77.8 million. Most of the Company's lending activities are with borrowers located within southeastern New England. The ability and willingness of residential and consumer borrowers to honor their repayment commitments is generally dependent on the level of overall economic activity within the borrowers' geographic area and real estate values. Note 7 provides the detail of the Company's loan portfolio and Note 5 provides the detail of the Company's investment portfolio. The Company does not have any significant concentrations to any one industry or customer.

Reclassifications

        Certain previously reported amounts have been reclassified to conform to the current year's presentation.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

        Cash equivalents include amounts due from banks and short-term investments with original maturities of less than 90 days at time of purchase. Short-term investments mature daily or on demand and are stated at cost, which approximates fair value.

Securities

        Debt securities that management has the positive intent and ability to hold to maturity are classified as held to maturity and are carried at amortized cost, adjusted for the amortization of premiums or the accretion of discounts. Securities not classified as held to maturity are classified as available for sale and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss).

        Gains or losses on disposition of securities are recorded on the trade date and are determined using the specific identification method. Premiums and discounts are recognized in interest income using the effective interest method over the terms of the securities, except for premiums on callable securities, which are amortized to the earliest call date.

        Each reporting period, the Company evaluates all securities with a decline in fair value below the amortized cost of the investment to determine whether or not the impairment is deemed to be other-than-temporary ("OTTI").

        OTTI is required to be recognized if (1) the Company intends to sell the security; (2) it is "more likely than not" that the Company will be required to sell the security before recovery of its amortized cost basis; or (3) the present value of expected cash flows is not sufficient to recover the entire amortized cost basis. For all impaired debt securities that the Company intends to sell, or more likely than not will be required to sell, the full amount of the depreciation is recognized as OTTI through earnings. Credit-related OTTI for all other impaired debt securities is recognized through earnings. Non-credit related OTTI for such debt securities is recognized in other comprehensive income (loss), net of applicable taxes.

Federal Home Loan Bank Stock

        The Company, as a member of the Federal Home Loan Bank ("FHLB") system, is required to maintain an investment in capital stock of the FHLB of Boston. Based on redemption provisions of the FHLB, the stock has no quoted market value and is carried at cost. At its discretion, the FHLB may declare dividends on the stock. The Company reviews FHLB stock for impairment based on the ultimate recoverability of the cost basis. As of December 31, 2018, no impairment has been recognized.

Mortgage Loans Held for Sale

        Residential mortgage loans originated with the intent to sell are classified as held-for-sale and are carried at fair value. Loan origination costs for loans held for sale that the Company accounts for under the fair value option are recognized in noninterest expense when incurred. Changes in fair value are recognized in mortgage banking income.

        Interest income on mortgage loans held for sale is recorded in interest income.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans

        Loans held for investment are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any unamortized deferred origination fees and costs.

        Loan origination fees are offset with related direct incremental loan origination costs and the resulting net amount is deferred and amortized to interest income using the level-yield method over the remaining life of the loan.

        Accrual of interest on loans is discontinued when collectability of principal or interest is uncertain or when payments of principal or interest have become contractually past due 90 days or more. Past due status is based on contractual terms of the loan. However, a loan may remain on accrual status if both the value of any collateral securing the loan is sufficient to cover principal and accrued interest thereon, and the loan is in the process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

        Interest received on nonaccrual loans is either applied against principal or reported as income according to management's judgment as to the collectability of principal. Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

        The Company's loan portfolio includes residential real estate, commercial real estate, construction, commercial and consumer segments. Residential real estate loans include classes for one- to four-family and second mortgages and equity lines of credit. Consumer loans include classes for auto and personal loans.

        The Company's acquired loans are recorded at fair value with no carryover of the allowance for loan losses. Net discount on performing loans acquired are recognized as interest income over the remaining life of the loan.

        Acquired loans determined to have evidence of deterioration in credit quality and when it is probable, at acquisition, that all contractually required payments will not be collected, are deemed to be purchased credit impaired ("PCI") loans. For PCI loans, the excess of cash flows expected to be collected over the carrying amount of the loans, referred to as the "accretable yield", is accreted into interest income over the life of the loans using the effective yield method. The Company monitors actual cash flows to determine any deterioration from those forecasted at the acquisition date, which is evaluated and recorded through the allowance for loan losses.

Allowance for Loan Losses

        The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed and generally do not exceed the time frame provided in The Uniform Retail Credit Classification and Account Management Policy. Subsequent recoveries, if any, are credited to the allowance.

        The allowance for loan losses is evaluated on a regular basis by management. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

information becomes available. The allowance consists of general, allocated and unallocated components, as further described below.

  General component

        The general component of the allowance for loan losses is based on historical and peer loss experience adjusted for qualitative factors stratified by the Company's loan segments. Each portfolio segment is further segregated by purchased loans not deemed impaired. Management uses a rolling average of historical losses based on a time frame appropriate to capture relevant loss data for each loan segment except commercial real estate and commercial loans. Due to the lack of historical loss experience for our commercial real estate and commercial loan portfolio, we utilize peer loss data. Adjustments to loss rates are considered for the following qualitative factors: levels/trends in delinquencies; trends in volume and terms of loans; effects of changes in risk selection and underwriting standards and other changes in lending policies, procedures and practices; experience/ability/depth of lending management and staff; and national and local economic trends and conditions. There were no changes in the Company's policies or methodology pertaining to the general component of the allowance for loan losses during the year ended December 31, 2018. The qualitative factors are determined based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

        Residential real estate—The Company generally does not originate portfolio loans with a loan-to-value ratio greater than 80 percent without obtaining private mortgage insurance and does not generally grant loans that would be classified as subprime upon origination. The Company generally has first or second liens on property securing equity lines of credit. Loans in this segment are generally collateralized by residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, can have an effect on the credit quality in this segment.

        Residential construction—Residential construction loans include loans to build one- to four-family owner-occupied properties, which are subject to the same credit quality factors as residential real estate loans.

        Commercial real estate—Loans in this segment are primarily secured by income-producing properties and owner occupied commercial properties in southeastern New England. The underlying cash flows generated by the properties and operations can be adversely impacted by a downturn in the local economy, which can lead to increased vacancy rates and diminished cash flows, which in turn, could have an effect on the credit quality in this segment. Management obtains financial statements annually and continually monitors the cash flows of these loans.

        Commercial construction—Commercial construction loans may include speculative real estate development loans for which payment is derived from lease or sale of the property. Credit risk is affected by cost overruns, time to lease or sell at an adequate price, and market conditions.

        Commercial—Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer or business spending, could have an effect on the credit quality in this segment.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Consumer—Loans in this segment are generally secured by automobiles or are unsecured and repayment is dependent on the credit quality of the individual borrower.

  Allocated component

        The allocated component relates to loans that are classified as impaired. Residential real estate, commercial, commercial real estate and construction loans are evaluated for impairment on a loan-by-loan basis. Impairment is determined by nonaccrual status, whether a loan is subject to a troubled debt restructuring ("TDR") agreement or in the case of certain loans, based on the internal credit rating. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, except for TDR, the Company does not separately identify individual consumer loans for impairment evaluation.

        A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

        The Company periodically may agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a TDR. All TDRs are initially classified as impaired. Impairment is measured by either the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent. An allowance is established when the discounted cash flows or collateral value of the impaired loan is lower than the carrying value of that loan.

  Unallocated component

        The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating allocated and general reserves in the portfolio. The unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. Additionally the Company's unseasoned commercial portfolio and use of peer group data to establish general reserves for the commercial portfolio adds another element of imprecision to management's estimates.

Property and Equipment

        Land is carried at cost. Buildings, leasehold improvements, and furniture and equipment are carried at cost, less accumulated depreciation and amortization, computed on the straight-line method over the estimated useful lives of the assets or the terms of the leases, if shorter. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured. Maintenance and repairs are charged to expense as incurred and improvements are capitalized.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Retirement Plan Annuities

        Retirement plan annuities are reflected on the Consolidated Balance Sheets at the face amount of the policies. Changes in recorded value are reflected in income on retirement plan annuities on the Consolidated Statements of Operations.

Bank-owned life insurance

        Bank-owned life insurance policies are reflected on the Consolidated Balance Sheets at net cash surrender value. Changes in the net cash surrender value of the policies, as well as insurance proceeds received, are reflected in bank-owned life insurance income on the Consolidated Statements of Operations and are not subject to income taxes. The Company is the beneficiary on these life insurance policies which are purchased for select employees of the Company.

Employee Stock Ownership Plan

        Compensation expense for the Company's ESOP is recorded at an amount equal to the shares committed to be allocated by the ESOP multiplied by the average fair market value of the shares during the year. The Company recognizes compensation expense ratably over the year based upon the Company's estimate of the number of shares committed to be allocated by the ESOP. The difference between the average fair market value and the cost of the shares committed to be allocated by the ESOP is recorded as an adjustment to additional paid-in capital.

Mortgage Servicing Rights

        The Company services mortgage loans for others. Mortgage servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets and are carried at fair value.

        For all mortgage servicing assets, fair value is estimated using market prices when available or, alternatively, using a third party valuation model that calculates the present value of estimated future cash flows based on current prepayment assumptions.

Derivative Financial Instruments

        The Company is party to a variety of derivative transactions, including derivative loan commitments, forward loan sale commitments and interest rate swap contracts. The Company enters into derivative contracts in order to meet the financing needs of its customers. The Company also enters into derivative contracts as a means of reducing its interest rate risk and market risk.

  Derivative Loan Commitments

        Mortgage loan commitments qualify as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. Loan commitments that are derivatives are recognized at fair value on the Consolidated Balance Sheets in other assets and other liabilities with changes in their fair values recorded in mortgage banking income.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Forward Loan Sale Commitments

        To protect against the price risk inherent in derivative loan commitments, the Company utilizes both "mandatory delivery" and "best efforts" forward loan sale commitments to mitigate the risk of potential decreases in the values of loans that would result from the exercise of the derivative loan commitments. Mandatory delivery contracts are accounted for as derivative instruments. Generally, the Company's best efforts contracts meet the definition of derivative instruments when the loans to the underlying borrowers close, and are accounted for as derivative instruments at that time. Forward loan sale commitments are recognized at fair value on the Consolidated Balance Sheets in other assets and other liabilities with changes in their fair values recorded in mortgage banking income.

  Interest Rate Swaps

        The Company's interest rate swap contracts are transacted to meet the financing needs of the Company's commercial customers. Offsetting swap agreements are simultaneously transacted to effectively eliminate the Company's market and interest rate risk associated with the swaps. Interest rate swaps are recognized on the Consolidated Balance Sheets in other assets and other liabilities with changes in their fair values recorded in other income.

Transfers of Financial Assets

        Transfers of an entire financial asset, a group of entire financial assets, or a participating interest in an entire financial asset are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets.

        During the normal course of business, the Company may transfer a portion of a financial asset, for example, a participation loan or the government guaranteed portion of a loan. In order to be eligible for sale treatment, the transfer of the portion of the loan must meet the criteria of a participating interest. If it does not meet the criteria of a participating interest, the transfer must be accounted for as a secured borrowing. In order to meet the criteria for a participating interest, all cash flows from the loan must be divided proportionately, the rights of each loan holder must have the same priority, the loan holders must have no recourse to the transferor other than standard representations and warranties and no loan holder has the right to pledge or exchange the entire loan.

Other Real Estate Owned and Repossessed Assets

        Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less estimated costs to sell when legal title is obtained, establishing a new cost basis. Subsequently, valuations are periodically updated by management and the assets are carried at the lower of carrying amount or fair value less estimated costs to sell. The excess (deficiency) of any consideration received as compared to the carrying value of other real estate owned is recorded as a gain (loss) on sale of other real estate owned. Revenues and expenses from operations and changes in the valuation allowance and any direct write-downs are included in foreclosed and repossessed assets expense. Repossessed assets includes automobiles to be sold which are recorded at estimated fair value, less costs to sell, with the initial charge to the allowance for loan losses and the subsequent gain or loss on sale recorded to foreclosed and repossessed assets expense.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill and Identifiable Intangible Assets

        The assets (including identifiable intangible assets) and liabilities acquired in a business combination are recorded at fair value at the date of acquisition. Goodwill is recognized for the excess of the acquisition cost over the fair values of the net assets acquired and is not subsequently amortized. Identifiable intangible assets include core deposit premium and non-compete contracts and are being amortized over their estimated lives. Management assesses the recoverability of goodwill at least on an annual basis and all intangible assets whenever events or changes in circumstances indicate that their carrying value may not be recoverable. The impairment test uses a combined qualitative and quantitative approach. The initial qualitative approach assesses whether the existence of events or circumstances led to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after this assessment, the Company determines that it is more likely than not that the fair value is less than the carrying value, a quantitative impairment test is performed. The quantitative impairment test compares book value to the fair value of the reporting unit. If the carrying amount exceeds fair value, an impairment charge is recorded through earnings. Management has identified two reporting units for purposes of testing goodwill for impairment. The Company's reporting units are the same as the segments used for segment reporting—the Bank, including the two security corporations, one passive investment company, and HarborOne Mortgage. No impairment has been recognized as of December 31, 2018.

Advertising Costs

        Advertising costs are expensed as incurred.

Income Taxes

        Deferred tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws in the period on enactment. Accordingly, changes resulting from the Tax Act of 2017 enacted on December 22, 2017 have been recognized in the Consolidated Financial Statements as of and for the year ended December 31, 2017 (see Note 15). A valuation allowance is established against deferred tax assets when, based upon the available evidence including historical and projected taxable income, it is more likely than not that some or all of the deferred tax assets will not be realized.

        The Company elected to early adopt Accounting Standard Update ("ASU") 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, therefore excess tax benefits or deficiencies are recorded in the consolidated statement of operations as part of the provision for income taxes on a prospective basis. For interim reporting purposes, the excess tax benefits or deficiencies are recorded as discrete items in the period in which they occur. In addition, when calculating incremental shares for earnings per share, excess tax benefits are excluded from assumed proceeds. There was no income tax benefit recorded in the provision for income taxes relating to excess tax benefits on share-based compensation for the years ended December 31, 2018 and 2017.

        The Company records uncertain tax positions on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The determination of whether or not a tax position has met the more likely than not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management's judgment. The Company records interest and penalties as part of income tax expense.

Share-based Compensation Plans

        The Company's share-based compensation plans provide for awards of stock options, restricted stock and other stock-based compensation to directors, officers and employees. The cost of employee services received in exchange for awards of equity instruments is based on the grant-date fair value of those awards. Compensation cost is recognized over the requisite service period as a component of compensation expense. The Company uses the Black-Scholes option-pricing model to determine the fair value of stock options granted, while the market price of the Company's common stock at the date of grant is used for restricted stock awards. The Company has elected to recognize forfeitures of awards as they occur (e.g., when an award does not vest because the employee leaves the Company or does not meet specific performance measures).

Earnings Per Share

        Basic earnings per share represents income available to common shareholders divided by the weighted-average number of common shares outstanding during the period. Unallocated ESOP shares are not deemed outstanding for earnings per share calculations. The restricted stock awards are participating securities; therefore unvested awards are included as common shares outstanding in the computation of basic earnings per share. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate to outstanding stock options awards and are determined using the treasury stock method.

Treasury Stock

        Any shares repurchased under the Company's share repurchase programs were purchased in open-market transactions and are held as treasury stock. All treasury stock is held at cost. The Company adopted a share repurchase program on October 27, 2017. The Company may repurchase up to 1,633,155 shares of the Company's common stock, or approximately 5% of the Company's then current issued and outstanding shares. As of December 31, 2018, the Company had repurchased 81,676 shares, including 42,076 shares acquired by the Company in connection with the satisfaction of tax obligations on vested restricted stock issued pursuant to the Stock Option and Incentive Plan in August 2018. These shares were not repurchased as part of the repurchase plan.

Recent Accounting Pronouncements

        As an "emerging growth company" ("EGC") as defined in Title 1 of the Jumpstart Our Business Startups (JOBS) Act, the Company has elected to use the extended transition period to delay the adoption of new or reissued accounting pronouncements applicable to public companies until such

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

pronouncements are made applicable to non-public companies. As of December 31, 2018, there is no significant difference in the comparability of the financial statements as a result of this extended transition period. The Company's EGC status is scheduled to end December 31, 2021 unless a triggering event occurs sooner.

        In October 2018, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2018-16, Derivatives and Hedging (Topic 815)—Inclusion of the Secured Overnight Financing Rate (SOFR) Overnight Index Swap (OIS) Rate as a Benchmark Interest Rate for Hedging Accounting Purposes. The purpose of ASU 2018-16 is to permit the use of the OIS rate based on SOFR as a U.S. benchmark interest rate for hedge accounting purposes under Topic 815. The amendments in ASU 2018-16 are effective for public business entities for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years, if ASU 2017-12 has already been adopted. For non-public entities, this ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early adoption is permitted in any interim period upon issuance of ASU 2018-16 if a public business entity has adopted ASU 2017-12. The amendments in ASU 2018-16 should be applied prospectively for qualifying new or redesignated hedging relationships entered into on or after the date of adoption. The Company does not have any derivatives within the scope of the ASU.

        In August 2018, the FASB issued ASU 2018-13, Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. This ASU eliminates, adds and modifies certain disclosure requirements for fair value measurements. Among the changes, entities will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy but will be required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. ASU 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019, and early adoption is permitted. For non-public entities, this ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The adoption of this standard is not expected to have a material effect on the Company's Consolidated Financial Statements.

        In February 2018, the FASB issued ASU 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. ASU 2018-02 amends ASU Topic 220 and allows a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act of 2017("Tax Act")(See Note 15) to eliminate the stranded tax effects resulting from the Tax Act of 2017. The Company early adopted this amendment in the first quarter of 2018 and reclassified $104,000 from accumulated other comprehensive loss to retained earnings.

        In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815), Targeted Improvements to Accounting for Hedging Activities. This guidance changes the recognition and presentation requirements of hedge accounting, including eliminating the requirement to separately measure and report hedge ineffectiveness and presenting all items that affect earnings in the same income statement line as the hedged item. This guidance also provides new alternatives for applying hedge accounting to additional hedging strategies, measuring the hedged item in fair value hedges of interest rate risk, reducing the complexity of applying hedge accounting by easing the requirements for effectiveness testing, hedge documentation and application of the critical terms match method, and reducing the risk of material error corrections if a company applies the shortcut method

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

inappropriately. This update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For non-public entities, this ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The Company does not currently have any hedging derivatives within the scope of the ASU.

        In June 2016, FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Entities will now use forward-looking information to better form their credit loss estimates. The ASU also requires enhanced disclosures to help financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an entity's portfolio. For public entities that are SEC filers, this ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For non-public entities, this ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Management has identified an implementation team that is in the process of developing an understanding of this pronouncement, evaluating the impact of this pronouncement and researching additional software resources that could assist with the implementation. The adoption of the ASU may result in an increase in the allowance for loan losses but the magnitude of the increase and its impact has not yet been quantified and depends on economic conditions at the time of adoption.

        In February 2016, FASB issued ASU 2016-02, Leases (Topic 842). This update requires a lessee to record a right-to-use asset and a liability representing the obligation to make lease payments for long-term leases. For public business entities, this update is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For non-public business entities, this update is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years beginning after December 15, 2020. While we are currently evaluating the impact of the new standard, we expect an increase to the Consolidated Balance Sheets for right-of-use assets and associated lease liabilities but no material impact to the Consolidated Statement of Operations, for arrangements previously accounted for as operating leases.

        In January 2016, FASB issued ASU 2016-01, Financial Instruments—Overall, (Subtopic 825-10). The amendments in this update address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. Targeted improvements to generally accepted accounting principles include the requirement for equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income, the elimination of the requirement for non-public business entities to disclose the fair value of financial instruments measured at amortized cost and the elimination of the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost. This update also requires companies to utilize and "exit price" fair value methodology when measuring the fair value of financial instruments. For public business entities, the amendments in this update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For non-public business entities, the amendments in this update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Management currently does not expect this to have a material impact on the Company's Consolidated Financial Statements as the Company does not currently hold any equity securities.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In May 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in this update create Topic 606, Revenue from Contracts with Customers, and supersede the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. The core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve the core principle, a company should apply a five step approach to revenue recognition. For public business entities, this ASU is effective for annual reporting periods, including interim periods, beginning after December 15, 2017. For non-public business entities, this ASU is effective for annual reporting periods beginning after December 31, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early application is permitted, but only for annual reporting periods beginning after December 15, 2016. The Bank's primary source of revenue is interest income on financial assets and income from mortgage banking activities, which are explicitly excluded from the scope of the new guidance. As a result, adoption will not have a material impact on the Company's Consolidated Financial Statements.

2. BUSINESS COMBINATIONS

        Effective October 5, 2018, the Company completed the acquisition of Coastway Bancorp, Inc. ("Coastway"), the holding company of Coastway Community Bank, a Rhode Island chartered savings bank headquartered in Warwick, Rhode Island with $835.1 million in total assets, $736.2 million in gross loans and $478.3 million in total deposits. Pursuant to the merger agreement, each share of Coastway common outstanding was converted into the right to receive $28.25 in cash. With this acquisition the Company established a broader market position in Rhode Island and increased its loan and deposit base.

        Goodwill in the amount of $56.4 million was recognized in the Coastway acquisition. HarborOne Mortgage acquired their primary third party originator, Cumberland Mortgage, and recorded $327,000 in goodwill. Goodwill recognized in these transactions is not deductible for income tax purposes.

        The following table represents the assets acquired and liabilities assumed of Coastway as of October 5, 2018 and the fair value adjustments and amounts recorded by the Company in 2018 under

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

2. BUSINESS COMBINATIONS (Continued)

the acquisition method of accounting, which are subject to adjustment for up to one year after the merger date:

	Coastway Carrying Value	Fair Value Adjustment	Fair Value
	(in thousands)
Assets Acquired
Cash and cash equivalents	$45,453	$—	$45,453
Loans held for sale	9,071	—	9,071
Loans, gross	727,148	(23,234)	703,914
Allowance for loan losses	(3,480)	3,480	—
Fixed assets	30,965	(711)	30,254
Core deposit intangible	—	8,952	8,952
Deferred tax assets	1,144	3,114	4,258
Other assets	24,783	(287)	24,496

Total assets acquired	$835,084	$(8,686)	$826,398

Liabilities Assumed
Deposits	$478,336	$(1,814)	$476,522
Borrowings	276,750	—	276,750
Other liabilities	10,082	—	10,082

Total liabilities assumed	765,168	(1,814)	763,354

Net acquired	$69,916	$(6,872)	$63,044

Consideration paid			119,440

Goodwill recognized			$56,396

        The fair value adjustment for loans represents the write-off of $5.4 million of deferred loan costs and the write down of the unpaid principal balance of loans to their estimated fair value based on interest rates and expected cash flows as of the acquisition date, which includes an estimate of expected loan loss inherent in the portfolio. Non-impaired loans had an unpaid principal balance of $716.4 million and a fair value of $698.8 resulting in a $17.5 million fair value adjustment that is accretable in earnings. Purchased credit impaired loans had an unpaid principal balance of $5.4 million and a fair value of $5.1 million.

        The core deposit intangible asset represents the value of the core deposit base assumed in the acquisition. The asset was recorded as an identifiable intangible asset and will be amortized over the estimated useful life of the deposit base.

        The fair value of time deposits were determined based on the present value of the contractual cash flows over the remaining period to maturity using a market interest rate.

        Fair value adjustments to assets acquired and liabilities assumed are generally amortized using either an effective yield or straight-line basis over periods consistent with the average life, useful life and/or contractual term of the related assets and liabilities.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

2. BUSINESS COMBINATIONS (Continued)

Pro Forma Information (unaudited)

        The Company has determined it is impractical to report the amounts of revenue and earnings of Coastway since the acquisition date. Due to the integration of operations, the Company does not record revenue and earnings separately. The revenue and earnings of Coastway's operations are included in the Consolidated Statement of Operations.

        The following table presents selected unaudited pro forma financial information reflecting the acquisition of Coastway assuming the acquisition was completed as of January 1, 2017. The unaudited pro forma financial information includes adjustments for scheduled amortization and accretion of fair value adjustments. These adjustments would have been different if they had been recorded on January 1, 2017, and they do not include the impact of prepayments.

        The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the combined financial results of the Company and the acquisition had the transaction actually been completed at the beginning of the periods presented, nor does it indicate future results for any other interim or full-year period.

        The unaudited pro forma information, for the years ended December 31, 2018 and 2017, set forth below reflects adjustments related to (a) amortization and accretion of purchase accounting fair value adjustments; (b) amortization of core deposit intangibles; and (c) an estimated tax rate of 28 percent. Excluded from the pro forma results of operations for the year ended December 31, 2018 are merger-related costs of $6.7 million, net of tax, recognized by both the Company and Coastway in the aggregate.

        The unaudited pro forma information does not reflect management's estimate of any revenue-enhancing or anticipated cost-savings that could occur as a result of the acquisition.

	Pro Forma (unaudited)
	Year Ended December 31,
	2018	2017
	(in thousands)
Net interest income, after provision for loan losses	$101,117	$91,699
Noninterest income	$54,603	$62,072
Net income	$18,399	$11,544

3. CASH AND DUE FROM BANKS

        The Company is required to maintain average balances on hand or with the Federal Reserve Bank. At December 31, 2018 and 2017, reserve balances amounted to $6.0 million and $2.3 million, respectively.

4. SHORT-TERM INVESTMENTS

        Short-term investments consist of interest-bearing deposit accounts with balances of $77.8 million and $64.4 million as of December 31, 2018 and 2017, respectively.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

5. SECURITIES

        The amortized cost and fair value of securities with gross unrealized gains and losses is as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
December 31, 2018:
Securities available for sale
U.S. government and government-sponsored enterprise obligations	$27,997	$71	$527	$27,541
U.S. government agency and government-sponsored residential mortgage-backed securities	105,340	335	1,658	104,017
U.S. government-sponsored collateralized mortgage obligations	31,293	—	365	30,928
SBA asset-backed securities	47,686	106	985	46,807

Total securities available for sale	$212,316	$512	$3,535	$209,293

Securities held to maturity
U.S. government agency and government-sponsored residential mortgage-backed securities	$15,025	$63	$481	$14,607
U.S. government-sponsored collateralized mortgage obligations	1,724	29	—	1,753
SBA asset-backed securities	5,818	42	41	5,819
Municipal bonds	22,121	406	—	22,527

Total securities held to maturity	$44,688	$540	$522	$44,706

December 31, 2017:
Securities available for sale
U.S. government and government-sponsored enterprise obligations	$17,985	$—	$178	$17,807
U.S. government agency and government-sponsored residential mortgage-backed securities	74,368	132	630	73,870
U.S. government-sponsored collateralized mortgage obligations	36,753	35	106	36,682
SBA asset-backed securities	42,558	102	166	42,494

Total securities available for sale	$171,664	$269	$1,080	$170,853

Securities held to maturity
U.S. government agency and government-sponsored residential mortgage-backed securities	$17,452	$97	$214	$17,335
U.S. government-sponsored collateralized mortgage obligations	2,042	54	—	2,096
SBA asset-backed securities	2,991	—	14	2,977
Municipal bonds	24,384	882	—	25,266

Total securities held to maturity	$46,869	$1,033	$228	$47,674

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

5. SECURITIES (Continued)

        There were no securities pledged as collateral as of December 31, 2018 and 2017.

        The amortized cost and fair value of debt securities by contractual maturity at December 31, 2018 is as follows:

	Available for Sale		Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(in thousands)
After 5 years through 10 years	$27,997	$27,541	$4,394	$4,462
Over 10 years	—	—	17,727	18,065

	27,997	27,541	22,121	22,527
U.S. government agency and government-sponsored residential mortgage-backed securities	105,340	104,017	15,025	14,607
U.S. government-sponsored collateralized mortgage obligations	31,293	30,928	1,724	1,753
SBA asset-backed securities	47,686	46,807	5,818	5,819

Total	$212,316	$209,293	$44,688	$44,706

        U.S. government-sponsored residential mortgage-backed securities, collateralized mortgage obligations and securities whose underlying assets are loans from the U.S. Small Business Administration ("SBA asset-backed securities") have stated maturities of four to twenty-nine years; however, it is expected that such securities will have shorter actual lives due to prepayments.

        The following table shows proceeds and gross realized gains and losses related to the sales and calls of securities for the periods indicated:

	Year Ended December 31,
	2018	2017	2016
	(in thousands)
Sales
Proceeds(1)	$1,015	$—	$8,735
Gross gains	5	—	242
Gross losses	—	—	—
Calls
Proceeds	$1,025	$400	$15,725
Gross gains	—	—	41
Gross losses	—	—	—

(1)
2018 proceeds include the sale of one held to maturity security due to evidence of significant deterioration of the issuer's creditworthiness.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

5. SECURITIES (Continued)

        Information pertaining to securities with gross unrealized losses at December 31, 2018 and December 31, 2017 aggregated by investment category and length of time that individual securities have been in a continuous loss position follows:

	Less Than Twelve Months		Twelve Months and Over
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(in thousands)
December 31, 2018:
Securities available for sale
U.S. government and government-sponsored enterprise obligations	$—	$—	$527	$17,460
U.S. government agency and government-sponsored residential mortgage-backed securities	55	12,714	1,603	67,060
U.S. government-sponsored collateralized mortgage obligations	—	—	365	30,928
SBA asset-backed securities	—	—	985	36,860

	$55	$12,714	$3,480	$152,308

Securities held to maturity
U.S. government agency and government-sponsored residential mortgage-backed securities	$—	$—	$481	$12,938
SBA asset-backed securities	—	—	41	2,834

	$—	$—	$522	$15,772

December 31, 2017:
Securities available for sale
U.S. government and government-sponsored enterprise obligations	$20	$4,980	$158	$9,827
U.S. government agency and government-sponsored residential mortgage-backed securities	155	31,684	475	26,123
U.S. government-sponsored collateralized mortgage obligations	53	10,886	53	2,870
SBA asset-backed securities	95	24,205	71	4,730

	$323	$71,755	$757	$43,550

Securities held to maturity
U.S. government agency and government-sponsored residential mortgage-backed securities	$91	$8,211	$123	$6,970
SBA asset-backed securities	14	2,977	—	—

	$105	$11,188	$123	$6,970

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

5. SECURITIES (Continued)

        Management evaluates securities for OTTI at each reporting period, and more frequently when economic or market concerns warrant such evaluation.

        At December 31, 2018, sixty-three debt securities with an amortized cost of $184.9 million have unrealized losses with aggregate depreciation of 2.19% from the Company's amortized cost basis.

        The unrealized losses on the Company's securities were primarily caused by changes in interest rates. All of these investments are guaranteed by government-sponsored enterprises. Accordingly, it is expected that the securities would not be settled at a price less than the par value of the investment. Because the decline in fair value is attributable to changes in interest rates and not to credit quality, and because the Company does not intend to sell the investments and it is more likely than not that the Company will not be required to sell the investments before recovery of their amortized cost basis, which may be maturity, the Company does not consider these investments to be OTTI at December 31, 2018.

6. LOANS HELD FOR SALE

        At December 31, 2018 and 2017, there were no mortgage loans held for sale that were greater than ninety days past due.

        The following table provides the fair value and contractual principal balance outstanding of mortgage loans held for sale accounted for under the fair value option:

	December 31,
	2018	2017
	(in thousands)
Loans held for sale, fair value	$42,107	$59,460
Loans held for sale, contractual principal outstanding	40,692	57,575

Fair value less unpaid principal balance	$1,415	$1,885

        Changes in the fair value of mortgage loans held for sale are classified in mortgage banking income in the Consolidated Statements of Operations. None of the changes in fair value for 2018 or 2017 are attributable to instrument-specific credit risk. Included in mortgage banking income is $23.2 million, $30.5 million and $43.0 million of gains on the sale of mortgage loans held for sale, including originated mortgage servicing rights, for the years ended December 31, 2018, 2017 and 2016, respectively.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

7. LOANS

        A summary of the balances of loans follows:

	December 31,
	2018	2017
	(in thousands)
Residential real estate:
One- to four-family	$942,659	$677,837
Second mortgages and equity lines of credit	158,138	89,080
Residential real estate construction	14,659	11,904
Commercial real estate	934,420	655,419
Commercial construction	161,660	116,739

Total mortgage loans on real estate	2,211,536	1,550,979

Commercial	277,271	109,523

Consumer loans:
Auto	478,863	513,728
Personal	12,582	14,092

Total consumer loans	491,445	527,820

Total loans	2,980,252	2,188,322
Allowance for loan losses	(20,655)	(18,489)
Net deferred loan costs	5,255	6,645

Loans, net	$2,964,852	$2,176,478

        The Company did not sell any indirect auto loans during the year ended December 31, 2018. During the years ended December 31, 2017 and 2016, the Company sold indirect auto loans of $5.0 million and $10.0 million, respectively, and recognized gains on sale of consumer loans of $78,000 and $79,000, respectively. The unpaid principal balance of indirect auto loans serviced for others was $12.4 million and $22.4 million at December 31, 2018 and 2017, respectively.

        The Company transferred residential portfolio loans with a fair value of $105.4 million to held for sale during the year ended December 31, 2018, recognized a gain of $395,000 and these loans were subsequently sold. The Company did not sell any residential portfolio loans during the year ended December 31, 2017. During the year ended December 31, 2016, the Company sold residential portfolio loans of $29.5 million, and recognized gains on sales of $572,000.

        The Company has transferred a portion of its originated commercial real estate loans to participating lenders. The amounts transferred have been accounted for as sales and are therefore not included in the Company's accompanying Consolidated Balance Sheets. The Company and participating lenders share ratably in cash flows and any gains or losses that may result from a borrower's lack of compliance with contractual terms of the loan. The Company continues to service the loans on behalf of the participating lenders and, as such, collects cash payments from the borrowers, remits payments to participating lenders and disburses required escrow funds to relevant parties. At December 31, 2018 and 2017, the Company was servicing loans for participants aggregating $140.9 million and $85.2 million, respectively.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

7. LOANS (Continued)

Acquired Loans

        The loans purchased from Coastway included $5.4 million in purchased credit impaired loans. The purchased credit impaired loans were primarily residential real estate loans. The contractual amount outstanding and carrying value of these loans at December 31, 2018 were $4.7 million and $4.6 million, respectively. The expected cash flow of the pool is $5.3 million and the accretable yield is $186,000. During the year ended December 31, 2018, $34,000 was accreted into interest income. Purchased credit impaired loans are not included in the Company's impaired loan balances in the following tables. At December 31, 2018, $2.2 million of PCI loans are included in the delinquency table and $500,000 are included in the nonaccrual table.

        The following is the activity in the allowance for loan losses for the years ended December 31, 2018, 2017 and 2016 follows:

	Mortgage Loans
	Residential	Commercial Real Estate	Commercial Construction	Commercial	Consumer	Unallocated	Total
	(in thousands)
Balance at December 31, 2015	$5,816	$4,365	$581	$1,454	$830	$654	$13,700
Provision (credit) for loan losses	(720)	2,785	343	484	703	577	4,172
Charge-offs	(402)	—	—	(27)	(935)	—	(1,364)
Recoveries	269	—	—	9	182	—	460

Balance at December 31, 2016	$4,963	$7,150	$924	$1,920	$780	$1,231	$16,968

Provision (credit) for loan losses	(985)	685	886	452	1,019	359	2,416
Charge-offs	(144)	—	—	(134)	(1,039)	—	(1,317)
Recoveries	166	—	—	16	240	—	422

Balance at December 31, 2017	$4,000	$7,835	$1,810	$2,254	$1,000	$1,590	$18,489

Provision (credit) for loan losses	(761)	2,318	897	1,008	746	(380)	3,828
Charge-offs	(50)	(94)	—	(990)	(847)	—	(1,981)
Recoveries	50	—	—	14	255	—	319

Balance at December 31, 2018	$3,239	$10,059	$2,707	$2,286	$1,154	$1,210	$20,655

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

7. LOANS (Continued)

        Allocation of the allowance to loan segments at December 31, 2018 and 2017 follows:

	Mortgage Loans
	Residential	Commercial Real Estate	Commercial Construction	Commercial	Consumer	Unallocated	Total
	(in thousands)
December 31, 2018:
Loans:
Impaired loans	$30,720	$2,502	$—	$3,826	$—	$—	$37,048
Non-impaired loans	1,084,736	931,918	161,660	273,445	491,445	—	2,943,204

Total loans	$1,115,456	$934,420	$161,660	$277,271	$491,445	$—	$2,980,252

Allowance for loan losses:
Impaired loans	$1,205	$—	$—	$53	$—	$—	$1,258
Non-impaired loans	2,034	10,059	2,707	2,233	1,154	1,210	19,397

Total allowance for loan losses	$3,239	$10,059	$2,707	$2,286	$1,154	$1,210	$20,655

December 31, 2017:
Loans:
Impaired loans	$34,440	$312	$—	$3,069	$—	$—	$37,821
Non-impaired loans	744,381	655,107	116,739	106,454	527,820	—	2,150,501

Total loans	$778,821	$655,419	$116,739	$109,523	$527,820	$—	$2,188,322

Allowance for loan losses:
Impaired loans	$1,242	$—	$—	$739	$—	$—	$1,981
Non-impaired loans	2,758	7,835	1,810	1,515	1,000	1,590	16,508

Total allowance for loan losses	$4,000	$7,835	$1,810	$2,254	$1,000	$1,590	$18,489

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

7. LOANS (Continued)

        The following is a summary of past due and non-accrual loans at December 31, 2018 and 2017:

	30 - 59 Days Past Due	60 - 89 Days Past Due	90 Days or More Past Due	Total Past Due	Loans on Non-accrual
	(in thousands)
December 31, 2018
Residential real estate:
One- to four-family	$1,283	$4,554	$6,516	$12,353	$12,120
Second mortgages and equity lines of credit	846	237	754	1,837	1,649
Commercial real estate	—	—	298	298	298
Commercial	34	550	2,575	3,159	3,087
Consumer:
Auto	2,099	446	452	2,997	541
Personal	41	56	5	102	16

Total	$4,303	$5,843	$10,600	$20,746	$17,711

December 31, 2017
Residential real estate:
One- to four-family	$3,269	$1,116	$5,267	$9,652	$13,308
Second mortgages and equity lines of credit	256	110	296	662	876
Commercial real estate	—	312	—	312	312
Commercial construction	—	—	—	—	130
Commercial	2	—	260	262	3,038
Consumer:
Auto	1,641	342	165	2,148	162
Personal	32	22	18	72	29

Total	$5,200	$1,902	$6,006	$13,108	$17,855

        At December 31, 2018 and 2017, there were no loans past due 90 days or more and still accruing.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

7. LOANS (Continued)

        The following information pertains to impaired loans:

	December 31,
	2018			2017
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
	(in thousands)
Impaired loans without a valuation allowance:
Residential	$11,518	$12,054	$—	$12,561	$13,171	$—
Commercial real estate	2,502	2,596	—	312	312	—
Commercial construction	—	—	—	130	130	—
Commercial	3,761	4,672	—	—	—	—

Total	17,781	19,322	—	13,003	13,613	—

Impaired loans with a valuation allowance:
Residential	19,202	19,634	1,205	21,749	22,457	1,242
Commercial real estate	—	—	—	—	—	—
Commercial	65	65	53	3,069	3,153	739

Total	19,267	19,699	1,258	24,818	25,610	1,981

Total impaired loans	$37,048	$39,021	$1,258	$37,821	$39,223	$1,981

	Year Ended December 31,
	2018			2017			2016
	Average Recorded Investment	Interest Income Recognized	Interest Income Recognized on Cash Basis	Average Recorded Investment	Interest Income Recognized	Interest Income Recognized on Cash Basis	Average Recorded Investment	Interest Income Recognized	Interest Income Recognized on Cash Basis
	(in thousands)
Residential	$32,186	$1,764	$1,379	$38,931	$2,146	$1,699	$48,541	$2,599	$2,458
Commercial real estate	744	—	—	78	—	—	121	—	—
Commercial construction	26	—	—	132	13	13	135	9	9
Commercial	2,729	35	32	3,629	122	121	2,056	59	58

Total	$35,685	$1,799	$1,411	$42,770	$2,281	$1,833	$50,853	$2,667	$2,525

        Interest income recognized and interest income recognized on a cash basis in the table above represents interest income for the years ended December 31, 2018, 2017 and 2016, not for the time period designated as impaired. No additional funds are committed to be advanced in connection with impaired loans.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

7. LOANS (Continued)

        There were no material TDR loan modifications during the year ended December 31, 2018. During the year ended December 31, 2017, there were two commercial TDRs in the second quarter of 2017, which paid off in the fourth quarter of 2017. During the year ended December 31, 2016, there was one material TDR consisting of a $2.3 million commercial loan.

        For 2016 through 2018, residential real estate troubled debt restructurings included rate reductions ranging from 0.50% to 5.625% for periods of two to twenty-eight years, interest only periods of two to thirty-six months and extensions of maturity dates of eighteen months to twenty-eight years. There was one commercial troubled debt restructuring in 2016, which included an extension of maturity date and compliance with specific covenants.

        The recorded investment of troubled debt restructurings was $22.0 million and $26.4 million at December 31, 2018 and 2017, respectively. Of these loans, $4.3 million and $6.1 million were on non-accrual at December 31, 2018 and 2017, respectively.

        Although not general practice, there were modifications that included extending maturity dates. These amounts show an increase from the pre-modification balance due to capitalized delinquent interest and/or escrow. All TDR loans are considered impaired and management performs a discounted cash flow calculation to determine the amount of impairment reserve required on each loan. TDR loans which subsequently default are reviewed to determine if the loan should be deemed collateral dependent. In either case, any reserve required is recorded as part of the allowance for loan losses.

        For the years ended December 31, 2018, 2017 and 2016, there were no significant troubled debt restructures that defaulted in the first twelve months of restructure. A default is defined as two or more payments in arrears.

Credit Quality Information

        The Company uses a ten grade internal loan rating system for commercial real estate, commercial construction and commercial loans, as follows:

  Loans rated 1 - 6 are considered "pass" rated loans with low to average risk.

  Loans rated 7 are considered "special mention." These loans are starting to show signs of potential weakness and are being closely monitored by management.

  Loans rated 8 are considered "substandard." Generally, a loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. There is a distinct possibility that the Company will sustain some loss if the weakness is not corrected.

  Loans rated 9 are considered "doubtful." Loans classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable.

  Loans rated 10 are considered "uncollectible" (loss), and of such little value that their continuance as loans is not warranted.

  Loans not rated consist primarily of certain smaller balance commercial real estate and commercial loans that are managed by exception.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

7. LOANS (Continued)

        On an annual basis, or more often if needed, the Company formally reviews the ratings on all commercial real estate, construction and commercial loans. Annually, the Company engages an independent third party to review a significant portion of loans within these segments. Management uses the results of these reviews as part of its annual review process.

        On a monthly basis, the Company reviews the residential construction, residential real estate and consumer installment portfolios for credit quality primarily through the use of delinquency reports.

        The following table presents the Company's loans by risk rating at December 31, 2018 and 2017:

	December 31,
	2018			2017
	Commercial Real Estate	Commercial	Commercial Construction	Commercial Real Estate	Commercial	Commercial Construction
	(in thousands)
Loans rated 1 - 6	$919,305	$268,280	$147,124	$652,625	$105,888	$116,739
Loans rated 7	10,595	5,165	14,536	—	818	—
Loans rated 8	2,502	1,896	—	—	1,990	—
Loans rated 9	—	1,930	—	—	827	—
Loans rated 10	—	—	—	—	—	—
Loans not rated	2,018	—	—	2,794	—	—

	$934,420	$277,271	$161,660	$655,419	$109,523	$116,739

8. MORTGAGE LOAN SERVICING

        The Company sells residential mortgages to government-sponsored entities and other parties. The Company retains no beneficial interests in these loans, but may retain the servicing rights of the loans sold. Mortgage loans serviced for others are not included in the accompanying Consolidated Balance Sheets. The risks inherent in mortgage servicing rights ("MSRs") relate primarily to changes in prepayments that result from shifts in mortgage interest rates. The unpaid principal balances of mortgage loans serviced for others were $1.99 billion and $1.93 billion as of December 31, 2018 and 2017, respectively.

        The Company accounts for MSRs at fair value. The Company obtains valuations from independent third parties to determine the fair value of MSRs. Key assumptions used in the estimation of fair value include prepayment speeds, discount rates, default rates, cost to service, and contractual servicing fees. At December 31, 2018 and 2017, the following weighted average assumptions were used in the calculation of fair value of MSRs:

	December 31,
	2018	2017
Prepayment speed	9.45%	9.79%
Discount rate	9.32	9.26
Default rate	2.06	2.23

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

8. MORTGAGE LOAN SERVICING (Continued)

        The following summarizes changes to mortgage servicing rights for the years ended December 31, 2018, 2017 and 2016:

	Year Ended December 31,
	2018	2017	2016
	(in thousands)
Balance, beginning of year	$21,092	$20,333	$12,958
Additions	2,521	2,815	8,505
Changes in fair value due to:
Reductions from loans paid off during the year	(1,795)	(1,686)	(1,779)
Changes in valuation inputs or assumptions	399	(370)	649

Balance, end of year	$22,217	$21,092	$20,333

        For the years ended December 31, 2018, 2017 and 2016, contractually specified servicing fees included in other mortgage banking income amounted to $5.4 million, $5.2 million, and $4.1 million respectively.

9. OTHER REAL ESTATE LOANS AND REPOSSESSED ASSETS

        Income and expenses applicable to foreclosed and repossessed assets include the following:

	Year Ended December 31,
	2018	2017	2016
	(in thousands)
Gain on sales of real estate, net	$(126)	$(40)	$(343)
Net loss on sales of repossessed assets	106	81	59
Write-downs of real estate	5	57	212
Operating expenses	110	(36)	239

	$95	$62	$167

        Foreclosed and repossessed assets consist of two and four residential real estate properties with recorded values of $556,000 and $665,000 at December 31, 2018 and 2017, respectively. Foreclosed and repossessed assets also includes real estate properties and automobiles with total recorded values of $193,000 and $97,000 at December 31, 2018 and 2017, respectively. All foreclosed and repossessed assets are held for sale. Mortgage loans in the process of foreclosure totaled $4.8 million and $4.5 million as of December 31, 2018 and 2017, respectively, and are reported in loans.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

10. PROPERTY AND EQUIPMENT

        A summary of the cost and accumulated depreciation of property and equipment follows:

	December 31,
	2018	2017
	(in thousands)
Land	$12,605	$5,466
Buildings and leasehold improvements	51,076	29,553
Furniture, equipment and vehicles	25,246	20,437
Fixed assets in process	2,883	554

	91,810	56,010
Less accumulated depreciation and amortization	(34,765)	(31,523)

Property and equipment, net	$57,045	$24,487

        Depreciation and amortization expense amounted to $3.2 million, $2.9 million and $2.6 million for the years ended December 31, 2018, 2017 and 2016, respectively.

        At December 31, 2018 and 2017, fixed assets in process represents building improvements and equipment not placed in service.

        Pursuant to the terms of noncancelable operating lease agreements in effect at December 31, 2018, pertaining to property and equipment, future minimum lease payments under various operating leases are as follows:

Years Ending December 31,	(in thousands)
2019	$2,045
2020	1,569
2021	1,303
2022	992
2023	829
Thereafter	2,990

$9,728

        The noncancelable lease agreements contain options to extend for periods from three to twenty-five years, the cost of which is not included above. Rent expense amounted to $2.0 million, $1.7 million and $1.6 million for the years ended December 31, 2018, 2017 and 2016 and is included in occupancy and equipment expenses in the accompanying Consolidated Statements of Operations.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

11. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

        The following table presents changes in the carrying value of goodwill for the periods indicated:

	Year Ended December 31,
	2018	2017
	(in thousands)
Balance, beginning of year	$13,365	$13,365
Goodwill acquired—Coastway	56,396	—
Goodwill acquired—Cumberland Mortgage	327	—

Balance, end of year	$70,088	$13,365

        HarborOne Mortgage is identified as a reporting unit for purposes of goodwill impairment testing. HarborOne Mortgage goodwill was evaluated for impairment in the fourth quarter of 2018 with no impairment loss recognition considered necessary.

Core Deposit Intangible

        The Company recognized core deposit intangibles ("CDI") of $9.0 million in connection with the Coastway acquisition. The Company's change in the gross amount of core deposit intangibles and the related accumulated amortization consisted of the following:

Year Ended December 31, 2018
(in thousands)
Gross amount of CDI:
Balance, beginning of year	$—
Additions due to acquisitions	8,952

Balance, end of year	8,952

Accumulated amortization:
Balance, beginning of year	—
Amortization	(618)

Balance, end of year	(618)

Net CDI, end of year	$8,334

        The estimated aggregate amortization expense related to the Company's core deposit intangible assets for each of the next five years is $2.3 million, $1.7 million, $1.2 million, $900,000 and $800,000. The weighted average original amortization period is 7.3 years.

Other Intangible Assets

        The non-compete intangible asset was recognized in connection with HarborOne Mortgage and it is being amortized over the four year period of the agreement. Amortization expense for this asset of $88,000, $88,000, and $89,000 was recorded in 2018, 2017, and 2016, respectively, with the remaining amortization of $45,000 to occur in 2019.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

12. DEPOSITS

        A summary of deposit balances, by type, is as follows:

	December 31,
	2018	2017
	(in thousands)
NOW and demand deposit accounts	$556,517	$395,153
Regular savings and club accounts	482,088	356,300
Money market deposit accounts	758,933	721,021

Total non-certificate accounts	1,797,538	1,472,474

Term certificate accounts greater than $250,000	180,305	78,165
Term certificate accounts less than or equal to $250,000	629,710	389,609
Brokered deposits	77,508	73,490

Total certificate accounts	887,523	541,264

Total deposits	$2,685,061	$2,013,738

        The Company has established a relationship to participate in a reciprocal deposit program with other financial institutions. The reciprocal deposit program provides access to FDIC-insured deposit products in aggregate amounts exceeding the current limits for depositors. At December 31, 2018 and 2017, total reciprocal deposits were $110.4 million and $174.2 million, respectively, consisting primarily of money market accounts.

        A summary of certificate accounts by maturity at December 31, 2018 is as follows:

	Amount	Weighted Average Rate
	(dollars in thousands)
Within 1 year	$646,130	2.06%
Over 1 year to 2 years	124,312	2.11
Over 2 years to 3 years	84,875	1.91
Over 3 years to 4 years	25,002	1.96
Over 4 years to 5 years	8,954	2.10

Total certificate deposits	889,273	2.05%
Less unaccreted acquisition discount	(1,750)

Total certificate deposits, net	$887,523

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

13. FHLB BORROWINGS

        Borrowed funds at December 31, 2018 and 2017 consisted of FHLB advances. Short-term advances were $290.0 million and $44.0 million at December 31, 2018 and 2017, respectively, with a weighted average rate of 2.65% and 1.50%, respectively. Long-term advances are summarized below:

	December 31,
	2018			2017
	Amount by Scheduled Maturity*	Amount by Call Date(1)	Weighted Average Rate(2)	Amount by Scheduled Maturity*	Amount by Call Date(1)	Weighted Average Rate(2)
	(dollars in thousands)
Year ending December 31:
2018	$—	$—	—%	$111,250	$111,250	1.47%
2019	90,000	120,000	2.06	60,000	60,000	1.66
2020	77,000	87,000	2.25	50,000	50,000	1.84
2021	41,750	21,750	1.95	20,000	20,000	1.79
2022	—	—	—	—	—	—
2023	20,199	199	1.56	5,115	5,115	0.65
2024 and thereafter	987	987	—	—	—	—

	$229,936	$229,936	2.05%	$246,365	$246,365	1.60%

*
Includes an amortizing advance requiring monthly principal and interest payments.

(1)
Callable FHLB advances are shown in the respective periods assuming that the callable debt is redeemed at the call date, while all other advances are shown in the periods corresponding to their scheduled maturity date. There were no callable advances at December 31, 2017.

(2)
Weighted average rates are based on scheduled maturity dates.

        The FHLB advances are secured by a blanket security agreement on qualified collateral defined primarily as 81% of the carrying value of first mortgage loans on residential property and a portion of the commercial real estate loans deemed acceptable to the FHLB of Boston.

        The Company also has an available line of credit with the Federal Reserve Bank secured by 75% of the carrying value of indirect auto loans with an amortized balance amounting to $70.6 million and $136.1 million, respectively, of which no amount was outstanding at December 31, 2018 and 2017.

14. SUBORDINATED DEBENTURES

        On August 30, 2018, the Company issued $35.0 million in fixed-to-floating rate subordinated notes due 2028 (the "Notes") in a private placement transaction to institutional accredited investors. The Notes bear interest at annual fixed rate of 5.625% until September 1, 2023 at which time the interest rate resets quarterly to an interest rate per annum equal to the three-month LIBOR plus 278 basis points. Interest is payable semi-annually on March 1 and September 1 each year through September 1, 2023 and quarterly thereafter. The Notes can be redeemed partially or in whole, prior to the maturity date beginning September 1, 2023 and on any scheduled interest payment date thereafter, at par. The Notes are carried on the Consolidated Balance Sheets net of issuance costs of $1.2 million, which are being amortized over the period to maturity date using the interest method. At December 31, 2018, the Notes qualified as Tier 2 Capital for regulatory capital purposes.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

15. INCOME TAXES

        Allocation of the federal and state income taxes between current and deferred portions for the years ended December 31, 2018, 2017 and 2016 are as follows:

	2018	2017	2016
	(in thousands)
Current tax provision:
Federal	$2,576	$6,000	$3,571
State	1,377	1,371	988

	3,953	7,371	4,559

Deferred tax benefit:
Federal	(740)	(442)	(1,099)
State	(400)	(256)	(163)

	(1,140)	(698)	(1,262)

Income tax provision	$2,813	$6,673	$3,297

        The reasons for the differences between the statutory federal income tax and the actual income tax provision for the years ended December 31, 2018, 2017 and 2016 are summarized as follows:

	2018	2017	2016
	(dollars in thousands)
Statutory tax rate	21%	35%	34%
Statutory tax provision	$2,983	$5,968	$3,138
Increase (decrease) resulting from:
State taxes, net of federal tax benefit	772	694	545
Bank-owned life insurance	(358)	(359)	(370)
Non-deductible merger expenses	196	—	—
Non-deductible stock offering expenses	—	—	100
Employee Stock Ownership Plan expenses	106	195	122
Tax exempt income	(180)	(303)	(302)
Effect of tax rate change	—	243	—
Reduction in uncertain tax positions	(801)	—	—
Other, net	95	235	64

Income tax provision	$2,813	$6,673	$3,297

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

15. INCOME TAXES (Continued)

        The tax effects of each item that give rise to deferred taxes at December 31, 2018 and 2017 are as follows:

	2018	2017
	(in thousands)
Deferred tax assets:
Allowance for loan losses	$5,776	$5,197
Employee benefit plans	5,288	3,322
Mark-to-market loans	4,728	540
Accrued expenses not deducted for tax purposes	976	181
HarborOne Mortgage loan repurchase reserve	212	193
Charitable contribution and other carryforwards	380	1,046
Net unrealized loss on securities available for sale	665	179
Other	661	179

	18,686	10,837

Deferred tax liabilities:
Deferred income annuities	(1,352)	(1,237)
Depreciation and amortization	(294)	(167)
Deferred loan fees	(1,742)	(2,661)
Mortgage servicing rights	(6,241)	(5,929)
Core deposit intangible	(2,330)	—

	(11,959)	(9,994)

Net deferred tax asset	$6,727	$843

        A summary of the change in the net deferred tax asset (liability) for the years ended December 31, 2018, 2017 and 2016 is as follows:

	2018	2017	2016
	(in thousands)
Balance at beginning of year	$843	$610	$(989)
Deferred tax benefit	1,140	698	1,262
Coastway net deferred tax asset acquired	4,258	—	—
Change in directors' retirement plan	—	(391)	(93)
Change in securities available for sale	486	(74)	430

Balance at end of year	$6,727	$843	$610

        The Tax Act of 2017 was enacted on December 22, 2017, resulting in changes in U.S. corporate tax rates, business-related exclusions, deductions and credits. Enactment of the Tax Act of 2017 required the Company to reflect the changes associated with the law's provisions in its Consolidated Financial Statements as of the enactment date. Accordingly, the Company revalued its deferred tax assets and liabilities and recorded a net reduction in the Company's net deferred tax asset and an additional income tax provision in the amount of $243,000 in the Company's Consolidated Financial Statements.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

15. INCOME TAXES (Continued)

        The Company's income tax returns are subject to review and examination by federal and state taxing authorities. The Company is currently open to audit under the applicable statutes of limitations by the Internal Revenue Service ("IRS") and Massachusetts Department of Revenue for the years ended December 31, 2015 through 2018.

        At December 31, 2018, the Bank had a net operating loss carryforward in the state of New Hampshire of $2.8 million related to the acquisition of HarborOne Mortgage with a recorded deferred tax asset of $22,000 at December 31, 2018. The net operating loss expires on December 31, 2024. The state of New Hampshire limits the use of acquired net operating losses that can be used by the Bank each year based on Internal Revenue Code Section 382. This limitation is $552,000 per year. Management believes it is more likely than not that it will be able to utilize the New Hampshire net operating loss carryforward prior to expiration.

        The Company may carry forward charitable contributions to the succeeding five taxable years. The utilization of the charitable contribution carryforward may not exceed 10% of taxable income as defined by the federal taxation laws. At December 31, 2018, the Company had a charitable contribution carryforward of $1.1 million. This carryforward was generated from the Company's creation of the Foundation to which it contributed 385,450 shares of its common stock and $965,000 in cash in connection with the offering in June 2016. Management believes it is more likely than not that it will utilize the benefit over the five year carryforward period.

        During 2017, federal and state amended tax returns were filed that requested tax refunds of approximately $3.2 million. These refunds reflected the change in the tax basis of certain assets not reflected on the original tax return filings. In addition, net operating loss carryforwards for 2016 and related uncertain tax benefits were recognized on the 2016 and 2017 tax return filings. The amended tax return filings net of the tax impact of a temporary difference adjustment of $320,000 reflect "unrecognized tax benefits", which are defined as the aggregate differences between tax return positions and the benefits recognized in the Consolidated Financial Statements. Interest on the uncertain tax positions was reflected in the determination of tax expense for 2018 and 2017. Federal tax refunds for years 2014 and 2015 in the amount of $826,000 and $1.3 million, respectively, were received during 2018.

        The balance of unrecognized tax benefits, the amount of related interest accrued and what management believes to be the range of reasonably possible changes in the next 12 months, are:

	December 31,
	2018	2017
	(in thousands)
Unrecognized tax benefits	$3,635	$4,570
Accrued interest on unrecognized tax benefits	134	34
Portion that, if recognized, would reduce tax expense and effective tax rate	3,769	4,604
Reasonably possible reduction to the balance of unrecognized tax in subsequent year	1,032	1,959
Portion that, if recognized, would reduce tax expense and effective tax rate	1,032	1,959

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

15. INCOME TAXES (Continued)

        In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical taxable income and projections for future taxable income over the periods the deferred tax assets are expected to be deductible, management believes it is more likely than not that its deferred tax assets are realizable. It should be noted, however, that factors beyond management's control, such as the general economy and real estate values, can affect future levels of taxable income, and no assurance can be given that sufficient taxable income will be generated to fully absorb gross deductible temporary differences.

16. OTHER COMMITMENTS AND CONTINGENCIES

Loan Commitments

        The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and advance funds on various lines of credit. Those commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the accompanying Consolidated Financial Statements.

        The Company's exposure to credit loss is represented by the contractual amount of these commitments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments.

        The following off-balance sheet financial instruments were outstanding at December 31, 2018 and 2017. The contract amounts represent credit risk.

	December 31,
	2018	2017
	(in thousands)
Commitments to grant loans	$47,958	$86,790
Unadvanced funds on home equity lines of credit	138,227	77,117
Unadvanced funds on revolving lines of credit	125,257	71,151
Unadvanced funds on construction loans	111,333	144,918

        Commitments to extend credit and unadvanced portion of construction loans are agreements to lend to a customer, as long as there is no violation of any condition established in the contract. Commitments to grant loans generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for unadvanced funds on construction loans, home equity and revolving lines of credit may expire without being drawn upon; therefore, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. Commitments to grant loans, unadvanced construction loans and home equity lines of credit are collateralized by real estate, while revolving lines of credit are unsecured.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

16. OTHER COMMITMENTS AND CONTINGENCIES (Continued)

Employment Agreements

        The Company has entered into employment agreements with certain executive officers. The term of the agreements commenced on the effective date of the signed agreements and continues thereafter until terminated, as defined by the agreements. The agreements generally provide for a specified minimum annual compensation and the continuation of benefits currently received. However, such employment can be terminated for cause, as defined, without incurring any continuing obligations. In addition, all of the agreements provide for severance payments to the officers following a change in control, as defined.

        The Company entered into an employment agreement with the former President and Chief Executive Officer of Coastway as part of the merger agreement. The agreement has a five year term that provides total compensation of $2.2 million. Generally, in the event of termination after the first 12 months, the remaining total compensation is payable. The Company is expensing the total compensation over the 12 months and recognized $509,000 in compensation for the year ended December 31, 2018 and the remaining $1.7 million will be recognized in 2019.

Reserve for Residential Mortgage Loan Repurchase Losses

        The Company sells residential mortgage loans on a "whole-loan" basis to government-sponsored entities ("GSEs" or "Agencies") Fannie Mae and Freddie Mac and also to non-agency investors. These loan sales occur under industry standard contractual provisions that include various representations and warranties, which typically cover ownership of the loan, compliance with loan criteria set forth in the applicable agreement, validity of the lien securing the loan and other similar matters. The Company may be required to repurchase certain loans sold with identified defects, indemnify the investor, or reimburse the investor for any credit losses incurred. The Company establishes mortgage repurchase reserves related to various representations and warranties that reflect management's estimate for which we have a repurchase obligation. The reserves are established by a charge to loan expenses in our Consolidated Statements of Operations. At December 31, 2018 and 2017, this reserve totaled $757,000 and $688,000, respectively, and is included in other liabilities and accrued expenses on the Consolidated Balance Sheets.

        The repurchase reserve is applicable to loans the Company originated and sold with representations and warranties, which is representative of the entire sold portfolio. The repurchase loss liability is estimated by origination year and to the extent that repurchase demands are made by investors, we may be able to successfully appeal such repurchase demands. The reserve considers anticipated future losses and the Company's lack of historical experience with the make-whole demands. The reserve for residential mortgage loan repurchase losses represents our best estimate of the probable loss that we may incur due to the representations and warranties in our loan sales contracts with investors. Repurchase losses depend upon economic factors and other external conditions that may change over the life of the underlying loans. Additionally, lack of access to the servicing records of loans sold on a service released basis adds difficulty to the estimation process. To the extent that future investor repurchase demand and appeals success differ from past experience, the Company could have increased demands and increased loss severities on repurchases, causing future additions to the repurchase reserve.

        Certain loans were sold with recourse provisions, and at both December 31, 2018 and 2017, the related maximum contingent liability related to loans sold amounted to $1.6 million. Based on

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

16. OTHER COMMITMENTS AND CONTINGENCIES (Continued)

discounted cash flow of projected losses on sold loans in this portfolio at December 31, 2018 and 2017, the Company had no recourse liability.

Contingent Consideration

        A portion of the purchase price of HarborOne Mortgage was contingent on future results of HarborOne Mortgage. The Company recorded a contingent liability of $3.5 million in July 2015, at the time of the acquisition. The contingent liability was based on estimated future pre-tax earnings for the four-year period ending June 30, 2019. The contingency was settled in full in the fourth quarter of 2017 and the Company reversed the $1.2 million remaining contingent liability which was included in other income.

Other

        In the ordinary course of business, various legal claims arise from time to time and, in the opinion of management based on discussion with legal counsel, management does not believe these claims will have a material effect on the Company's financial position or results of operations.

17. DERIVATIVES

Interest Rate Risk Management—Derivative Instruments Not Designated As Hedging Instruments

        The Company is party to a variety of derivative transactions, including derivative loan commitments, forward loan sale commitments and interest rate swap contracts. The Company enters into derivative contracts in order to meet the financing needs of its customers. The Company also enters into derivative contracts as a means of reducing its interest rate risk and market risk.

        All derivatives are recognized in the Consolidated Balance Sheets at fair value. Changes in the fair value of derivatives are recognized in earnings. The Company did not have any fair value hedges or cash flow hedges at December 31, 2018 or 2017.

Derivative Loan Commitments

        Mortgage loan commitments qualify as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. The Company enters into commitments to fund residential mortgage loans at specified times in the future, with the intention that these loans will subsequently be sold in the secondary market. A mortgage loan commitment binds the Company to lend funds to a potential borrower at a specified interest rate and within a specified period of time, generally up to 60 days after inception of the rate lock.

        Outstanding derivative loan commitments expose the Company to the risk that the price of the loans arising from exercise of the loan commitment might decline from inception of the rate lock to funding of the loan due to increases in mortgage interest rates. If interest rates increase, the value of these loan commitments decreases. Conversely, if interest rates decrease, the value of these loan commitments increases.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

17. DERIVATIVES (Continued)

Forward Loan Sale Commitments

        The Company utilizes both "mandatory delivery" and "best efforts" forward loan sale commitments to mitigate the risk of potential decreases in the values of loans that would result from the exercise of the derivative loan commitments.

        With a "mandatory delivery" contract, the Company commits to deliver a certain principal amount of mortgage loans to an investor at a specified price on or before a specified date. If the Company fails to deliver the amount of mortgages necessary to fulfill the commitment by the specified date, it is obligated to pay a "pair-off" fee, based on then-current market prices, to the investor to compensate the investor for the shortfall.

        With a "best efforts" contract, the Company commits to deliver an individual mortgage loan of a specified principal amount and quality to an investor if the loan to the underlying borrower closes. Generally, the price the investor will pay the seller for an individual loan is specified prior to the loan being funded (e.g., on the same day the lender commits to lend funds to a potential borrower).

        The Company expects that these forward loan sale commitments will experience changes in fair value opposite to the change in fair value of derivative loan commitments.

Interest Rate Swaps

        The Company enters into interest rate swap agreements that are transacted to meet the financing needs of its commercial customers. Offsetting interest rate swap agreements are simultaneously transacted with a third-party financial institution to effectively eliminate the Company's interest rate risk associated with the customer swaps. The primary risks associated with these transactions arise from exposure to the ability of the counterparties to meet the terms of the contract. The interest rate swap notional amount below is the aggregate notional amount of the customer swap and the offsetting third-party swap.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

17. DERIVATIVES (Continued)

        The following tables present the fair values of derivative instruments in the Consolidated Balance Sheets:

		Assets		Liabilities
	Notional Amount	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
	(in thousands)
December 31, 2018:
Derivative loan commitments	$71,325	Other assets	$1,261	Other liabilities	$112
Forward loan sale commitments	54,500	Other assets	—	Other liabilities	518
Interest rate swaps	285,541	Other assets	3,193	Other liabilities	3,193
Risk participation agreements	80,418	Other assets	—	Other liabilities	—

Total			$4,454		$3,823

December 31, 2017:
Derivative loan commitments	$81,604	Other assets	$1,047	Other liabilities	$27
Forward loan sale commitments	95,680	Other assets	46	Other liabilities	92
Interest rate swaps	246,704	Other assets	2,153	Other liabilities	2,153
Risk participation agreements	42,856		—		—

Total			$3,246		$2,272

        The following table presents information pertaining to the Company's derivative instruments on the Consolidated Statements of Operations:

		Amount of Gain (Loss)
		Year Ended December 31,
	Location of Gain (Loss)	2018	2017	2016
		(in thousands)
Derivative loan commitments	Mortgage banking income	$129	$(1,211)	799
Forward loan sale commitments	Mortgage banking income	(472)	39	(225)

Total		$(343)	$(1,172)	574

18. COMPENSATION AND BENEFIT PLANS

Defined Contribution Plan

        The Company provides a savings plan which qualifies under Section 401(k) of the Internal Revenue Code and provides for voluntary contributions by participating employees up to the maximum amount permitted by law. The Company may contribute 9.3% of each employee's compensation plus 5.7% of the employee's compensation in excess of the social security wage base on a discretionary basis up to regulatory maximums. Contributions expensed were $2.3 million, $2.1 million and $2.0 million for the years ended December 31, 2018, 2017 and 2016, respectively.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

18. COMPENSATION AND BENEFIT PLANS (Continued)

Management Incentive Program

        The Company from time to time creates incentive compensation plans for senior management and other officers to participate in at varying levels. In addition, the Company may also pay a discretionary bonus to senior management, officers, and/or nonofficers of the Company. These programs are administered by the Compensation Committee of the Board of Directors. The expense for the incentive plans amounted to $3.3 million, $2.0 million and $2.9 million for the years ended December 31, 2018, 2017 and 2016, respectively.

Supplemental Retirement Plans

        The Company provides supplemental retirement benefits to two senior executive officers of the Company under the terms of the Supplemental Executive Retirement Plan Agreements (the "Agreements"). Benefits to be paid under the Agreements are based primarily on the officer's compensation and estimated mortality. The Agreements are funded with annuities purchased by the Company. At December 31, 2018, 2017 and 2016, included in other liabilities and accrued expenses is the Company's obligation under the plans of $5.3 million, $4.7 million and $3.8 million, respectively. The retirement benefits, as defined in the Agreements, are accrued by charges to compensation expense over the required service periods of the officers. Expense related to these benefits was $628,000, $933,000 and $1.6 million for the years ended December 31, 2018, 2017 and 2016, respectively.

        The Company assumed a supplemental retirement plan in the Coastway acquisition. At December 31, 2018, the Company's obligation under the plan of $3.4 million is included in other liabilities and accrued expenses. Compensation expense related to this benefit was $90,000 for the year ended December 31, 2018. The plan was frozen as part of the merger agreement and the settlement of the plan will be completed in the first quarter of 2019.

Split-Dollar Life Insurance Arrangements

        The Company has collateral assignment split dollar life insurance agreements with an executive officer and a retired executive, whereby the Company made annual premium payments for the executives' life insurance policies. The Company has the unqualified right to receive from the insurer an amount which is equal to the lesser of the cash surrender value of the policy or the aggregate un-reimbursed amount of premium payments with respect to the policy for which the Company paid. The final payment was made in 2016. In 2016, the Company terminated the agreement with one of the officers and ownership of the policy was transferred to the Company to fully reimburse the Company for premiums paid on the policy of $1.2 million. An endorsement split dollar life insurance agreement was established for the officer whereby the Company will pay to the executives' estates or beneficiaries a portion of the death benefit that the Company will receive as beneficiary of such policy. Expense associated with this post retirement benefit for the years ended December 31, 2018, 2017 and 2016 amounted to $73,000, $106,000 and $101,000, respectively. The cash surrender value of the new policy is included in bank-owned life insurance on the Consolidated Balance Sheets.

Deferred Compensation Plan

        The Company is the sole owner of an annuity policy pertaining to one of the Company's executives. The Company has an agreement with this executive whereby upon retirement the Company

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

18. COMPENSATION AND BENEFIT PLANS (Continued)

will pay to the executive an amount equal to the cash surrender value of the annuity less premiums paid accumulated at an interest rate of 1.5% per year. At December 31, 2018, 2017 and 2016, included in other liabilities and accrued expenses is the Company's obligation under the plan of $322,000, $293,000 and $265,000, respectively. For the years ended December 31, 2018, 2017 and 2016, the expense amounted to $29,000, $28,000 and $27,000, respectively.

        The Company has agreements with two executive officers whereby the Company will pay the cost of the premium for individual supplemental medical and prescription drug coverage for their lifetime upon retirement at age 65 or later. Spousal coverage is provided each year the executive is eligible for coverage and the spouse is age 65 or over. At December 31, 2018, 2017 and 2016, included in other liabilities and accrued expenses is the Company's obligation under the plan of $229,000, $226,000 and $216,000, respectively. For the years ended December 31, 2018, 2017 and 2016, the expense amounted to $3,000, $10,000 and $33,000, respectively.

        The Company assumed a deferred compensation plan in the Coastway acquisition. At December 31, 2018, other assets included $1.5 million in plan assets and other liabilities and accrued expenses included a liability for the benefit obligation of $1.5 million. Compensation expense related to this plan for the year ended December 31, 2018 was $46,000.

Long-Term Incentive Plan

        During 2015, the Company entered into a long-term incentive plan with several executive officers. Benefits are earned annually based on the Company's achievement of performance goals. The plan is administered by the Company's Board of Directors. Included in other liabilities and accrued expenses at December 31, 2018, 2017 and 2016 is $1.3 million, $1.3 million and $810,000, respectively, for this plan. For the years ended December 31, 2018, 2017 and 2016, the expense amounted to $56,000, $453,000 and $474,000, respectively. The plan was amended effective January 1, 2018 and no further incentive awards will be awarded under the plan.

Post-Retirement Life Insurance

        Employees who are covered under the Company's bank-owned life insurance program can elect to participate in the benefits of the program while employed by the Company. The Company granted post-employment coverage to certain executives. This post retirement benefit is included in other liabilities and accrued expenses at December 31, 2018, 2017 and 2016 in the amount of $171,000, $142,000 and $136,000, respectively. For the years ended December 31, 2018, 2017 and 2016, the expense amounted to $29,000, $7,000 and $57,000, respectively.

Employee Stock Ownership Plan

        On June 29, 2016, the Company established an ESOP to provide eligible employees the opportunity to own Company stock. The plan is a tax-qualified retirement plan for the benefit of the eligible Company employees. The ESOP shares were purchased through a loan from the Company and as the debt is repaid, shares are released. Contributions are allocated to eligible participants on the basis of compensation, subject to federal tax limits. The unreleased shares are deducted from stockholders' equity as unearned ESOP shares in the accompanying Consolidated Balance Sheets. The number of shares committed to be released per year is 59,359 through 2035.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

18. COMPENSATION AND BENEFIT PLANS (Continued)

        The following table presents share information held by the ESOP:

	December 31,
	2018	2017
Allocated shares	118,719	59,359
Shares committed to be allocated	59,359	59,359
Unallocated shares	1,009,110	1,068,470

Total shares	1,187,188	1,187,188

Fair value of unallocated shares	$16,035,000	$20,472,000

        Total compensation expense recognized in connection with the ESOP was $1.1 million, $1.1 million and $951,000 for the years ended December 31, 2018, 2017 and 2016, respectively.

ESOP Restoration Plan

        During 2016, the Company also adopted an ESOP Restoration Plan for the benefit of ESOP eligible employees whose annual compensation exceeds the amount of annual compensation permitted to be recognized under the ESOP by the Internal Revenue Code. Under the ESOP Restoration Plan, eligible participants would receive a credit each year equal to the amount they would have received under the ESOP but for the Internal Revenue Service imposed compensation limit. Any benefits earned under the ESOP Restoration Plan would become payable at the earliest of six months and a day after the participant's separation of service from the Bank, the participant's death, a change in control of the Company or upon termination of the ESOP Restoration Plan. These benefits are accrued over the period during which employees provide services to earn these benefits. For the year ended December 31, 2018, 2017 and 2016, $24,000, $182,000 and $13,000, respectively, was accrued for the ESOP Restoration Plan.

Defined Benefit Plan

        The Company assumed a frozen noncontributory defined benefit pension plan in the Coastway acquisition. At December 31, 2018 the fair value of the plan assets were $1.4 million and the projected benefit obligation was $1.6 million. The unfunded liability balance of $202,000 is included in other liabilities and accrued expenses.

Directors' Retirement Plan

        The Company has an unfunded director fee continuation plan which provides postretirement benefits to eligible directors of the Company. Participants in the plan must have at least six years of service as a director to be vested in the benefit which is determined based on number of years of service. The Company elected to curtail the plan in 2017.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

18. COMPENSATION AND BENEFIT PLANS (Continued)

        Based on the actuarial analysis, the funded status of the plan and the components of net periodic cost are as follows:

	Year Ended December 31,
	2018	2017	2016
	(in thousands)
Change in projected benefit obligation:
Benefit obligation at beginning of year	$1,837	$1,536	$1,369
Service cost	—	87	75
Interest cost	76	69	56
Loss	—	145	36
Benefits paid	(37)	—	—

Benefit obligation and funded status at end of year	$1,876	$1,837	$1,536

Accumulated benefit obligation	$1,876	$1,837	$1,380

Service cost	$—	$87	$75
Interest cost	76	69	56
Loss recognized	—	200	3
Prior service cost recognized	—	962	232

Net periodic cost	$76	$1,318	$366

        The following assumptions were used to determine the benefit obligation and net periodic cost at or for the years ended December 31:

	2018	2017		2016
Discount rate	4.14%	4.00%		4.00%
Rate of compensation increase	N/A	N/A	%	3.00%

        The following is a summary of benefit payments expected to be paid by the director's retirement plan over the next ten years:

Years Ending December 31,	(in thousands)
2019	$37
2020	385
2021	226
2022	226
2023	226
2024 - 2028	1,009

19. RELATED PARTY TRANSACTIONS

        The Bank has made loans to directors and officers, in the ordinary course of business at arms-length terms, amounting to $189,000 and $500,000 at December 31, 2018 and 2017, respectively. There were no new loans granted in 2018 and 2017. Loan repayments and reductions due to officer retirements were $311,000 and $720,000 in 2018 and 2017, respectively.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

20. STOCK-BASED COMPENSATION

        Under the HarborOne Bancorp, Inc. 2017 Stock Option and Incentive Plan (the "Equity Plan"), adopted on August 9, 2017, the Company may grant options, stock appreciation rights, restricted stock, restricted units, unrestricted stock awards, cash based awards, performance share awards, and dividend equivalent rights to its directors, officers and employees. Total shares reserved for issuance under the plan are 2,077,577. Both incentive stock options and non-qualified stock options may be granted under the Equity Plan, with the total shares reserved for options equaling 1,483,984. The exercise price of each option equals the market price of the Company's stock on the date of grant and the maximum term of each option is ten years. The total number of shares reserved for restricted stock or restricted units is 593,593. Options and awards vest ratably over three years. The fair value of shares awarded is based on the market price at the date of grant.

        Expense related to options and restricted stock granted to directors is recognized within other noninterest expense.

        The following table presents the pre-tax expense associated with stock options and restricted stock awards and the related tax benefits recognized for the years presented:

	Year Ended December 31,
	2018	2017
	(in thousands)
Stock-based compensation expense
Stock options	$694	$600
Restricted stock awards	2,360	895
Directors' fee expense
Stock options	629	246
Restricted stock awards	910	355

Total stock-based award expense	$4,593	$2,096

Related tax benefits recognized in earnings	$965	$589

        The Company has standard form agreements used for stock option and restricted stock awards. The standard form agreements used for the Chief Executive Officer and all other executive officers have previously been disclosed in Securities and Exchange Commission filings and generally provide that: (1) any unvested options or unvested restricted stock vest upon a Change in Control, which is an event described in Section 280G of the Internal Revenue Code of 1986; and, that (2) any stock options which vest pursuant to a Change in Control, will be cashed out at the difference between the acquisition price and the exercise price of the stock option.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

20. STOCK-BASED COMPENSATION (Continued)

Stock Options

        The Company made the following awards of nonqualified options to purchase shares of common stock in 2018 and 2017:

	Year Ended December 31,
	2018	2018	2017
Date of grant	11/26/2018	9/26/2018	8/17/2017
Options granted	148,398	13,062	883,311
Vesting period (years)	3	3	3
Expiration date	11/26/2028	9/26/2028	8/17/2027
Expected volatility	22%	24%	24%
Expected life (years)	6	6	6
Expected dividend yield	—%	—%	—%
Risk free interest rate	2.93%	2.98%	1.88%
Fair value per option	$5.02	$5.78	$5.07
  •
  Volatility is based on peer group volatility due to lack of sufficient trading history for the Company.

  •
  Expected life represents the period of time that the option is expected to be outstanding, taking into account the contractual term and the vesting period.

  •
  Expected dividend yield is based on the Company's history and expectation of dividend payouts.

  •
  The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for a period equivalent to the expected life of the option.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

20. STOCK-BASED COMPENSATION (Continued)

        A summary of the status of the Company's stock option grants at December 31, 2018, is presented in the table below:

	Outstanding				Nonvested
	Stock Option Awards	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value	Stock Option Awards	Weighted Average Grant Date Fair Value
Balance at January 1, 2018(1)	883,311	$18.35			883,311	$5.07
Granted	161,460	17.68			161,460	5.08
Vested					(294,427)	5.07
Forfeited	(54,251)	18.35			(54,251)	5.07

Balance at December 31, 2018	990,520	$18.24	8.60	$—	696,093	$5.07

Exercisable at December 31, 2018	294,427	$18.35	7.85	$—

Unrecognized cost inclusive of directors' awards	$2,989,000
Weighted average remaining recognition period (years)	1.96

(1)
During the quarter ended September 30, 2018, the Company discovered a clerical error in the Plan documents that resulted in the number of stock options awarded in 2017 being overstated by 442,752. As a result, the beginning balance of the stock option awards outstanding in the table above have been decreased from the amount previously reported at December 31, 2017.

Restricted Stock

        Shares issued upon vesting may be either authorized but unissued shares or reacquired shares held by the Company. Any shares not issued because vesting requirements are not met will again be available for issuance under the plan. The fair market value of shares awarded, based on the market price at the date of grant, is unearned compensation to be amortized over the applicable vesting period.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

20. STOCK-BASED COMPENSATION (Continued)

        The following table presents the activity in non-vested stock awards under the Equity Plan for the year ended December 31, 2018:

	Restricted Stock Awards	Weighted Average Grant Price
Non-vested stock awards at January 1, 2018	541,415	$18.35
Vested	(180,465)	18.35
Granted	4,900	19.03
Forfeited	(22,034)	18.35

Non-vested stock awards at December 31, 2018	343,816	$18.36

Unrecognized cost inclusive of directors' awards	$5,136,167
Weighted average remaining recognition period (years)	1.65

21. STOCKHOLDERS' EQUITY

Minimum Regulatory Capital Requirements

        The Company and Bank are subject to various regulatory capital requirements administered by the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation (the "FDIC"). Failure to meet minimum capital requirements can result in mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's Consolidated Financial Statements.

        Under the capital rules, risk-based capital ratios are calculated by dividing Tier 1 and total risk-based capital, respectively, by risk-weighted assets. Assets and off-balance sheet credit equivalents are assigned to one of several risk-weight categories, based primarily on relative risk. The rules require banks and bank holding companies to maintain a minimum common equity Tier 1 capital ratio of 4.5%, a minimum Tier 1 capital ratio of 6.0%, a total capital ratio of 8.0% and a leverage ratio of 4.0%. Additionally, subject to a transition schedule, the capital rules require a bank holding company to establish a capital conservation buffer of common equity Tier 1 capital in an amount above the minimum risk-based capital requirements equal to 2.5% of total risk weighted assets, or face restrictions on the ability to pay dividends, pay discretionary bonuses, and to engage in share repurchases.

        The FDIC has amended its prompt corrective action rules to reflect the revisions made by the revised capital rules described above. Under the FDIC's revised rules, which became effective January 1, 2015, an insured state nonmember bank is considered "well capitalized" if it (i) has a total risk-based capital ratio of 10.0% or greater; (ii) a Tier 1 risk-based capital ratio of 8.0% or greater; (iii) a common Tier 1 equity ratio of 6.5% or greater, (iv) a leverage capital ratio of 5.0% or greater; and (v) is not subject to any written agreement, order, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. A bank holding company is considered "well capitalized" if the bank holding company (i) has a total risk-based capital ratio of at least 10.0%, (ii) has a Tier 1 risk-based capital ratio of at least 6.0%, and (iii) is not subject to any written agreement order, capital directive or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. Prompt corrective action provisions are not applicable to bank holding companies.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

21. STOCKHOLDERS' EQUITY (Continued)

        At December 31, 2018, the capital levels of both the Company and the Bank exceeded all regulatory capital requirements and their regulatory capital ratios were above the minimum levels required to be considered well capitalized for regulatory purposes and also exceeded the minimum capital requirements including the applicable capital conservation buffer of 1.875% (which increased to 2.5% on January 1, 2019 and thereafter).

        The Company's and Bank's regulatory capital ratios as of December 31, 2018 and 2017 are presented in the table below.

	Actual		Minimum Required for Capital Adequacy Purposes		Minimum Required to be Considered "Well Capitalized" Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
HarborOne Bancorp, Inc.
December 31, 2018
Common equity Tier 1 capital to risk-weighted assets	$283,738	9.9%	$129,246	4.5%	N/A	N/A
Tier 1 capital to risk-weighted assets	283,738	9.9	172,328	6.0	N/A	N/A
Total capital to risk-weighted assets	339,393	11.8	229,771	8.0	N/A	N/A
Tier 1 capital to average assets	283,738	8.2	137,919	4.0	N/A	N/A
December 31, 2017
Common equity Tier 1 capital to risk-weighted assets	$330,514	15.1%	$98,292	4.5%	N/A	N/A
Tier 1 capital to risk-weighted assets	330,514	15.1	131,056	6.0	N/A	N/A
Total capital to risk-weighted assets	349,002	16.0	174,741	8.0	N/A	N/A
Tier 1 capital to average assets	330,514	12.5	105,423	4.0	N/A	N/A
HarborOne Bank
December 31, 2018
Common equity Tier 1 capital to risk-weighted assets	$296,738	10.3%	$129,250	4.5%	$186,694	6.5%
Tier 1 capital to risk-weighted assets	296,738	10.3	172,333	6.0	229,778	8.0
Total capital to risk-weighted assets	317,393	11.1	229,778	8.0	287,222	10.0
Tier 1 capital to average assets	296,738	8.6	137,784	4.0	172,230	5.0
December 31, 2017
Common equity Tier 1 capital to risk-weighted assets	$249,532	11.4%	$98,266	4.5%	$141,939	6.5%
Tier 1 capital to risk-weighted assets	249,532	11.4	131,021	6.0	174,695	8.0
Total capital to risk-weighted assets	268,021	12.3	174,695	8.0	218,368	10.0
Tier 1 capital to average assets	249,532	9.6	104,264	4.0	130,329	5.0

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

21. STOCKHOLDERS' EQUITY (Continued)

Dividend Restrictions

        The Bank is subject to dividend restrictions imposed by various regulators, including a limitation on the total of all dividends that the Bank may pay to the Company in any calendar year. The total of all dividends shall not exceed the Bank's net income for the current year (as defined by statute), plus the Bank's net income retained for the two previous years, without regulatory approval. Dividends from the Bank are an important source of funds to the Company to make dividend payments on its common stock and for its other cash needs. The ability of the Company and the Bank to pay dividends is dependent on regulatory policies and regulatory capital requirements. The ability to pay such dividends in the future may be adversely affected by new legislation or regulations, or by changes in regulatory policies relating to capital, safety and soundness, and other regulatory concerns.

Preferred Stock

        The Company has 1,000,000 zero par value, preferred shares authorized and none issued or outstanding.

22. COMPREHENSIVE INCOME (LOSS)

        Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities are reported as a separate component of the retained earnings section of the balance sheets, such items, along with net income, are components of comprehensive income (loss).

        The components of accumulated other comprehensive loss, included in stockholders' equity, are as follows:

	December 31,
	2018	2017
	(in thousands)
Securities available for sale:
Net unrealized loss	$(3,023)	$(811)
Related tax effect	665	179
Stranded effect of tax rate changes (Note 1)	—	104

Total accumulated other comprehensive loss	$(2,358)	$(528)

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

22. COMPREHENSIVE INCOME (LOSS) (Continued)

        The following tables present changes in accumulated other comprehensive loss by component for the years ended December 31, 2018, 2017 and 2016:

	Year Ended December 31,
	2018	2017			2016
	Available for Sale Securities	Available for Sale Securities	Directors' Retirement Plan	Total	Available for Sale Securities	Directors' Retirement Plan	Total
	(in thousands)
Balance at beginning of year	$(528)	$(665)	$(625)	$(1,290)	$139	$(731)	$(592)

Other comprehensive income (loss) before reclassifications	(2,212)	211	—	211	(951)	—	(951)
Reclassification of stranded effect of tax rate change (Note 1)	(104)	—	—	—	—	—	—
Amounts reclassified from accumulated other comprehensive income	—	—	1,162	1,162	(283)	235	(48)
Gains (losses) arising during the period and prior service cost	—	—	(146)	(146)	—	(36)	(36)

Net current period other comprehensive income (loss)	(2,316)	211	1,016	1,227	(1,234)	199	(1,035)
Related tax effect	486	(74)	(391)	(465)	430	(93)	337

Balance at end of year	$(2,358)	$(528)	$—	$(528)	$(665)	$(625)	$(1,290)

23. FAIR VALUE OF ASSETS AND LIABILITIES

Determination of Fair Value

        The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. The fair value of an asset or liability is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various assets or liabilities. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the asset or liability.

        The following methods and assumptions were used by the Company in estimating fair value disclosures:

        Cash and cash equivalents—The carrying amounts of cash and short-term instruments approximate fair values based on the short-term nature of the assets.

        Securities—All fair value measurements are obtained from a third-party pricing service and are not adjusted by management. Securities measured at fair value in Level 1 are based on quoted market prices in an active exchange market. Securities measured at fair value in Level 2 are based on pricing

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

23. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

models that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, credit spreads and new issue data.

        Federal Home Loan Bank stock—The fair value of FHLB stock is equal to cost based on redemption provisions.

        Mortgage loans held for sale—Fair values are based on prevailing market prices for similar commitments.

        Loans—Fair values for mortgage loans and other loans are estimated using discounted cash flow analyses, using market interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

        Retirement plan annuities—The carrying value of the annuities are based on their contract values which approximate fair value.

        Mortgage servicing rights—Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income.

        Deposits and mortgagors' escrow accounts—The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) and mortgagors' escrow accounts are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

        Borrowed funds—The fair values of borrowed funds are estimated using discounted cash flow analyses based on the current incremental borrowing rates in the market for similar types of borrowing arrangements.

        Accrued interest—The carrying amounts of accrued interest approximate fair value.

        Forward loan sale commitments and derivative loan commitments—Forward loan sale commitments and derivative loan commitments are based on fair values of the underlying mortgage loans and the probability of such commitments being exercised. The assumptions for pull-through rates are derived from internal data and adjusted using management judgment. Derivative loan commitments include the non-refundable costs of originating the loan based on the Company's internal cost analysis that is not observable and the value of servicing. The weighted average pull-through rate for derivative loan commitments was 86% at both December 31, 2018 and 2017.

        Interest rate swaps—The Company's interest rate swaps are traded in over-the-counter markets where quoted market prices are not readily available. For these interest rate derivatives, fair value is determined by a third party utilizing models that use primarily market observable inputs, such as swap rates and yield curves. The pricing models used to value interest rate swaps calculate the sum of each instrument's fixed and variable cash flows, which are then discounted using an appropriate yield curve to arrive at the fair value of each swap. The pricing models do not contain a high level of subjectivity

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

23. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

as the methodologies used do not require significant judgment. The Company incorporates credit valuation analysis for counterparty nonperformance risk in the fair value measurement, including the impact of netting applicable credit enhancements such as available collateral.

        Off-balance sheet credit-related instruments—Fair values for off-balance sheet, credit related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The fair value of off-balance sheet instruments are immaterial.

Fair Value Hierarchy

        The Company groups its assets and liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

  Level 1—Valuation is based on quoted prices in active markets for identical assets or liabilities. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

  Level 2—Valuation is based on observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

  Level 3—Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include assets and liabilities whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as assets and liabilities for which the determination of fair value requires significant management judgment or estimation.

        Transfers between levels are recognized at the end of the reporting period, if applicable. Transfers did not occur in the periods presented.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

23. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Assets and Liabilities Measured at Fair Value on a Recurring Basis

        Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Level 1	Level 2	Level 3	Total Fair Value
	(in thousands)
December 31, 2018
Assets
Securities available for sale	$—	$209,293	$—	$209,293
Loans held for sale	—	42,107	—	42,107
Mortgage servicing rights	—	22,217	—	22,217
Derivative loan commitments	—	—	1,261	1,261
Interest rate swaps	—	3,193	—	3,193

	$—	$276,810	$1,261	$278,071

Liabilities
Derivative loan commitments	$—	$—	$112	$112
Forward loan sale commitments	—	—	518	518
Interest rate swaps	—	3,193	—	3,193

	$—	$3,193	$630	$3,823

December 31, 2017
Assets
Securities available for sale	$—	$170,853	$—	$170,853
Loans held for sale	—	59,460	—	59,460
Mortgage servicing rights	—	21,092	—	21,092
Derivative loan commitments	—	—	1,047	1,047
Forward loan sale commitments	—	—	46	46
Interest rate swaps	—	2,153	—	2,153

	$—	$253,558	$1,093	$254,651

Liabilities
Derivative loan commitments	$—	$—	$27	$27
Forward loan sale commitments	—	—	92	92
Interest rate swaps	—	2,153	—	2,153

	$—	$2,153	$119	$2,272

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

23. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

        The table below presents, for the years ended December 31, 2018, 2017 and 2016, the changes in Level 3 assets and liabilities that are measured at fair value on a recurring basis.

	Year Ended December 31,
	2018	2017	2016
	(in thousands)
Assets: Derivative and Forward Loan Sale Commitments:
Balance at beginning of year	$1,093	$2,722	$1,661
Total gains (losses) included in net income(1)	168	(1,629)	1,061

Balance at end of year	$1,261	$1,093	$2,722

Changes in unrealized gains relating to instruments at year end	$1,261	$1,093	$2,722

Liabilities: Derivative and Forward Loan Sale Commitments:
Balance at beginning of year	$(119)	$(576)	$(89)
Total gains (losses) included in net income(1)	(511)	457	(487)

Balance at end of year	$(630)	$(119)	$(576)

Changes in unrealized losses relating to instruments at year end	$(630)	$(119)	$(576)

(1)
Included in mortgage banking income on the Consolidated Statements of Net Income.

Assets Measured at Fair Value on a Non-recurring Basis

        The Company may also be required, from time to time, to measure certain other financial assets on a nonrecurring basis in accordance with generally accepted accounting principles. These adjustments to fair value usually result from application of lower-of-cost-or-market accounting or write-downs of individual assets. There were no liabilities measured at fair value on a non-recurring basis at December 31, 2018 and 2017. The following table summarizes the fair value hierarchy used to determine each adjustment and the carrying value of the related individual assets.

	December 31,
	2018			2017
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
	(in thousands)
Impaired loans	$—	$—	$2,086	$—	$—	$3,277
Other real estate owned and repossessed assets	—	—	749	—	—	762

	$—	$—	$2,835	$—	$—	$4,039

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

23. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

        Losses in the following table represent the amount of the fair value adjustments recorded during the period on the carrying value of the assets held at December 31, 2018 and 2017, respectively.

	Year Ended December 31,
	2018	2017
	(in thousands)
Impaired loans	$409	$415
Other real estate owned and repossessed assets	88	138

	$497	$553

        Losses applicable to write-downs of impaired loans and other real estate owned and repossessed assets are based on the appraised value of the underlying collateral less estimated costs to sell. The losses on impaired loans is not recorded directly as an adjustment to current earnings, but rather as a component in determining the allowance for loan losses. The losses on other real estate owned and repossessed assets represent adjustments in valuation recorded during the time period indicated and not for losses incurred on sales. Appraised values are typically based on a blend of (a) an income approach using observable cash flows to measure fair value, and (b) a market approach using observable market comparables. These appraised values may be discounted based on management's historical knowledge, expertise or changes in market conditions from time of valuation.

Summary of Fair Values of Financial Instruments

        The estimated fair values, and related carrying or notional amounts, of the Company's financial instruments are as follows. Certain financial instruments and all nonfinancial instruments are exempt

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

23. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

from disclosure requirements. Accordingly, the aggregate fair value amounts presented herein may not necessarily represent the underlying fair value of the Company.

	December 31, 2018
		Fair Value
	Carrying Amount
		Level 1	Level 2	Level 3	Total
	(in thousands)
Financial assets:
Cash and cash equivalents	$105,521	$105,521	$—	$—	$105,521
Securities available for sale	209,293	—	209,293	—	209,293
Securities held to maturity	44,688	—	44,706	—	44,706
Federal Home Loan Bank stock	24,969	—	—	24,969	24,969
Loans held for sale	42,107	—	42,107	—	42,107
Loans, net	2,964,852	—	—	2,959,333	2,959,333
Retirement plan annuities	12,931	—	—	12,931	12,931
Mortgage servicing rights	22,217	—	22,217	—	22,217
Accrued interest receivable	9,996	—	9,996	—	9,996
Financial liabilities:
Deposits	2,685,061	—	—	2,678,989	2,678,989
Borrowed funds	519,936	—	518,224	—	518,224
Subordinated debt	33,799	—	—	34,338	34,338
Mortgagors' escrow accounts	4,551	—	—	4,551	4,551
Accrued interest payable	1,611	—	1,611	—	1,611
Derivative loan commitments:
Assets	1,261	—	—	1,261	1,261
Liabilities	112	—	—	112	112
Interest rate swap agreements:
Assets	3,193	—	3,193	—	3,193
Liabilities	3,193	—	3,193	—	3,193
Forward loan sale commitments:
Assets	—	—	—	—	—
Liabilities	518	—	—	518	518

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

23. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

	December 31, 2017
		Fair Value
	Carrying Amount
		Level 1	Level 2	Level 3	Total
	(in thousands)
Financial assets:
Cash and cash equivalents	$80,791	$80,791	$—	$—	$80,791
Securities available for sale	170,583	—	170,853	—	170,853
Securities held to maturity	46,869	—	47,674	—	47,674
Federal Home Loan Bank stock	15,532	—	—	15,532	15,532
Mortgage loans held for sale	59,460	—	59,460	—	59,460
Loans, net	2,176,478	—	—	2,175,423	2,175,423
Retirement plan annuities	12,498	—	—	12,498	12,498
Mortgage servicing rights	21,092	—	21,092	—	21,092
Accrued interest receivable	6,545	—	6,545	—	6,545
Financial liabilities:
Deposits	2,013,738	—	—	2,010,052	2,010,052
Borrowed funds	290,365	—	288,939	—	288,939
Mortgagors' escrow accounts	5,221	—	—	5,221	5,221
Accrued interest payable	518	—	518	—	518
Derivative loan commitments:
Assets	1,047	—	—	1,047	1,047
Liabilities	27	—	—	27	27
Interest rate swap agreements:
Assets	2,153	—	2,153	—	2,153
Liabilities	2,153	—	2,153	—	2,153
Forward loan sale commitments:
Assets	46	—	—	46	46
Liabilities	92	—	—	92	92

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

24. EARNINGS PER SHARE ("EPS")

        Basic EPS represents net income attributable to common shareholders divided by the weighted-average number of common shares outstanding during the period. Unvested restricted shares are participating securities and included in the computation of basic earnings per share. Diluted EPS is computed by dividing net income attributable to common shareholders by the weighted-average number of common shares outstanding, plus the effect of potential dilutive common stock equivalents outstanding during the period. Unallocated ESOP shares are not deemed outstanding for EPS calculations. For the years ended December 31, 2018 and 2017, earnings per common share have been computed based on the following:

	Year Ended December 31,
	2018	2017
Net income applicable to common stock (in thousands)	$11,394	$10,379

Average number of common shares outstanding	32,610,540	32,323,862
Less: Average unallocated ESOP shares	(1,036,184)	(1,095,545)

Average number of common shares outstanding used to calculate basic earnings per common share	31,574,356	31,228,317
Common stock equivalents	—	—

Average number of common shares outstanding used to calculate diluted earnings per common share	31,574,356	31,228,317

Earnings per common share:
Basic	$0.36	$0.33
Diluted	$0.36	$0.33

        Options for 990,520 and 883,311 shares were not included in the computation of diluted earnings per share for the years ended December 31, 2018 and December 31, 2017, respectively, because to do so would have been antidilutive.

25. SEGMENT REPORTING

        The Company has two reportable segments: HarborOne Bank and HarborOne Mortgage. Revenue from HarborOne Bank consists primarily of interest earned on loans and investment securities and service charges on deposit accounts. Revenue from HarborOne Mortgage comprises interest earned on loans and fees received as a result of the residential mortgage origination, sale and servicing process.

        The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. Segment profit and loss is measured by net income on a legal entity basis. Intercompany transactions are eliminated in consolidation.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

25. SEGMENT REPORTING (Continued)

        Information about the reportable segments and reconciliation to the Consolidated Financial Statements at December 31, 2018, 2017 and 2016, and for the years then ended are presented in the tables below.

	Year Ended December 31, 2018
	HarborOne Bank	HarborOne Mortgage	HarborOne Bancorp, Inc.	Eliminations	Consolidated
	(in thousands)
Net interest and dividend income	$88,478	$1,018	$39,434	$(40,000)	$88,930
Provision for loan losses	3,828	—	—	—	3,828

Net interest income, after provision for loan losses	84,650	1,018	39,434	(40,000)	85,102

Mortgage banking income:
Changes in mortgage servicing rights fair value	(375)	(1,021)	—	—	(1,396)
Other	2,024	29,981	—	—	32,005

Total mortgage banking income	1,649	28,960	—	—	30,609
Other noninterest income	18,587	2	—	—	18,589

Total noninterest income	20,236	28,962	—	—	49,198
Noninterest expense	86,586	31,639	1,868	—	120,093

Income (loss) before income taxes	18,300	(1,659)	37,566	(40,000)	14,207
Provision (benefit) for income taxes	3,463	(262)	(388)	—	2,813

Net income (loss)	$14,837	$(1,397)	$37,954	$(40,000)	$11,394

Total assets at year end	$3,657,982	$89,461	$391,692	$(486,014)	$3,653,121

Goodwill at year end	$59,582	$10,506	$—	$—	$70,088

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

25. SEGMENT REPORTING (Continued)

	Year Ended December 31, 2017
	HarborOne Bank	HarborOne Mortgage	HarborOne Bancorp, Inc.	Eliminations	Consolidated
	(in thousands)
Net interest and dividend income	$72,495	$1,707	$146	$—	$74,348
Provision for loan losses	2,416	—	—	—	2,416

Net interest income, after provision for loan losses	70,079	1,707	146	—	71,932

Mortgage banking income:
Changes in mortgage servicing rights fair value	(785)	(1,271)	—	—	(2,056)
Other	2,740	36,511	—	—	39,251

Total mortgage banking income	1,955	35,240	—	—	37,195
Other noninterest income	17,295	44	—	—	17,339

Total noninterest income	19,250	35,284	—	—	54,534
Noninterest expense	74,460	34,181	773	—	109,414

Income (loss) before income taxes	14,869	2,810	(627)	—	17,052
Provision (benefit) for income taxes	7,382	(998)	289	—	6,673

Net income (loss)	$7,487	$3,808	$(916)	$—	$10,379

Total assets at year end	$2,647,510	$96,462	$343,896	$(402,948)	$2,684,920

Goodwill at year end	$3,186	$10,179	$—	$—	$13,365

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

25. SEGMENT REPORTING (Continued)

	Year Ended December 31, 2016
	HarborOne Bank	HarborOne Mortgage	HarborOne Bancorp Inc.	Eliminations	Consolidated
	(in thousands)
Net interest and dividend income	$59,122	$1,873	$—	$—	$60,995
Provision for loan losses	4,172	—	—	—	4,172

Net interest income, after provision for loan losses	54,950	1,873	—	—	56,823

Mortgage banking income:
Changes in mortgage servicing rights fair value	(778)	(352)	—	—	(1,130)
Other	4,857	47,272	—	—	52,129

Total mortgage banking income	4,079	46,920	—	—	50,999
Other noninterest income	16,091	13	—	—	16,104

Total noninterest income	20,170	46,933	—	—	67,103
Noninterest expense	68,255	41,663	4,780	—	114,698

Income (loss) before income taxes	6,865	7,143	(4,780)	—	9,228
Provision (benefit) for income taxes	2,195	3,076	(1,974)	—	3,297

Net income (loss)	$4,670	$4,067	$(2,806)	$—	$5,931

Total assets at year end	$2,446,613	$121,585	$329,409	$(449,297)	$2,448,310

Goodwill at year end	$3,186	$10,179	$—	$—	$13,365

26. CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY

        Condensed financial information relative to HarborOne Bancorp, Inc.'s balance sheet at December 31, 2018 and 2017 and the related statements of net income and cash flows for the years ended December 31, 2018, 2017 and 2016 are presented below. The statement of stockholders' equity is not presented below as the parent company's stockholders' equity is that of the consolidated company.

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

26. CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY (Continued)

Balance Sheet

	December 31,
	2018	2017
	(in thousands)
Assets
Cash and due from banks	$9,952	$69,414
Investment in common stock of HarborOne Bank	370,574	262,504
Loan receivable—ESOP	10,440	10,844
Other assets	726	1,134

Total assets	$391,692	$343,896

Liabilities and Stockholders' Equity
Subordinated debt	$33,799	$—
Other liabilities and accrued expenses	180	412
Due to subsidiary	139	—
Stockholders' equity	357,574	343,484

Total liabilities and stockholders' equity	$391,692	$343,896

Statement of Net Income

	Year Ended December 31,
	2018	2017	2016
	(in thousands)
Dividends from subsidiary	$40,000	$—	$—
Interest from bank deposits	163	63	—
Interest on short-term investments	12	83	—
Interest on ESOP loan	488	422	211

Total income	40,663	568	211

Interest expense	741	—	—
Operating expenses	2,356	1,195	4,991

Total expenses	3,097	1,195	4,991

Income (loss) before income taxes and equity in undistributed net income of HarborOne Bank	37,566	(627)	(4,780)
Income tax provision (benefit)	(388)	289	(1,974)

Income (loss) before equity in income of subsidiaries	37,954	(916)	(2,806)
Equity in undistributed net income (loss) of HarborOne Bank	(26,560)	11,295	8,737

Net income	$11,394	$10,379	$5,931

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

26. CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY (Continued)

Statement of Cash Flows

	Year Ended December 31,
	2018	2017	2016
	(in thousands)
Cash flows from operating activities:
Net income	$11,394	$10,379	$5,931
Adjustments to reconcile net income to net cash used by operating activities:
Equity in undistributed net (income) loss of HarborOne Bank	26,560	(11,295)	(8,737)
Issuance of common stock to the HarborOne Foundation	—	—	3,855
Deferred income tax provision (benefit)	440	445	(1,548)
Share-based compensation	1,568	600	—
Net change in other assets	(841)	1,065	(1,096)
Net change in other liabilities	577	385	25

Net cash provided (used) by operating activities	39,698	1,579	(1,570)

Cash flows from investing activities:
Investment in HarborOne Bank	(10,000)	—	(60,000)
Repayment of ESOP loan	404	417	611
Cash paid for acquisitions, net of cash acquired	(122,235)	—	—

Net cash provided (used) by investing activities	(131,831)	417	(59,389)

Cash flows from financing activities:
Issuance of common stock	—	—	140,529
Repurchase of common stock	(1,267)	(280)	—
Purchase of shares by ESOP	—	—	(11,872)
Proceeds from advance from subsidiary	139	—	—
Proceeds from subordinated debt issuance	33,720	—	—
Amortization of subordinated debt issuance costs	79	—	—

Net cash provided (used) by financing activities	32,671	(280)	128,657

Net change in cash and cash equivalents	(59,462)	1,716	67,698
Cash and cash equivalents at beginning of year	69,414	67,698	—

Cash and cash equivalents at end of year	$9,952	$69,414	$67,698

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

27. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

	First Quarter		Second Quarter		Third Quarter		Fourth Quarter
	2018	2017	2018	2017	2018	2017	2018(1)	2017
	(in thousands, except share data)
Interest and dividend income	$24,685	$21,149	$26,251	$21,912	$27,849	$23,414	$36,923	$23,809
Interest expense	4,561	3,717	5,356	3,697	6,728	4,145	10,133	4,377

Net interest and dividend income	20,124	17,432	20,895	18,215	21,121	19,269	26,790	19,432
Provision for loan losses	808	265	886	470	632	921	1,502	760
Other noninterest income	11,349	11,454	12,557	14,299	13,640	14,627	11,647	14,154
Realized securities gains and impairment losses, net	—	—	—	—	—	—	5	—

Total noninterest income	11,349	11,454	12,557	14,299	13,640	14,627	11,652	14,154
Total noninterest expenses	27,599	24,405	28,518	26,878	27,383	28,438	36,593	29,693
Provision (benefit) for income taxes	814	1,481	945	1,953	818	1,699	236	1,540

Net income (loss)	$2,252	$2,735	$3,103	$3,213	$5,928	$2,838	$111	$1,593

Basic earnings per share	$0.07	$0.09	$0.10	$0.10	$0.19	$0.09	$—	$0.05
Diluted earnings per share	$0.07	$0.09	$0.10	$0.10	$0.19	$0.09	$—	$0.05
Weighted average common shares, basic	31,569,811	30,998,163	31,578,961	31,013,002	31,575,210	31,303,281	31,571,467	31,582,069
Weighted average common shares, diluted	31,569,811	30,998,163	31,578,961	31,013,002	31,575,811	31,303,281	31,571,467	31,582,069

(1)
Increases in income and expenses are primarily due to the acquisition of Coastway Bank on October 5, 2018, including the related merger expenses.

28. SUBSEQUENT EVENT.

        On March 5, 2019, the Board of Trustees of HarborOne Mutual Bancshares ("HarborOne Mutual")and the Boards of Directors of the Company and the Bank adopted a Plan of Conversion (the "Plan"). Pursuant to the Plan, HarborOne Mutual will convert from the mutual holding company form of organization to the fully public form. HarborOne Mutual will be merged into the Company, and HarborOne Mutual will no longer exist. The Company will then merge into a new Massachusetts corporation named HarborOne NorthEast Bancorp, Inc., which will change its name to HarborOne Bancorp, Inc. upon completion of the conversion. As part of the conversion, HarborOne Mutual's ownership interest in the Company will be offered for sale in a public offering. The existing publicly held shares of the Company, which represent the remaining ownership interest in the Company, will be exchanged for new shares of common stock of HarborOne NorthEast Bancorp, Inc., the new Massachusetts corporation. The exchange ratio will ensure that immediately after the conversion and

HarborOne Bancorp, Inc.

Notes to Consolidated Financial Statements (Continued)

28. SUBSEQUENT EVENT. (Continued)

public offering, the public shareholders of the Company will own the same aggregate percentage of common stock of the new Massachusetts corporation that they owned immediately prior to the completion of the conversion and public offering (excluding shares purchased in the stock offering and cash received in lieu of fractional shares), giving effect to certain assets held by HarborOne Mutual. When the conversion and public offering are completed, all of the capital stock of the Bank will be owned by the new Massachusetts corporation. The Plan provides for the establishment, upon the completion of the conversion, of special "liquidation accounts" for the benefit of certain depositors of the Bank in an amount equal to HarborOne Mutual's ownership interest in the equity of the Company as of the date of the latest balance sheet contained in the prospectus plus the value of the net assets of HarborOne Mutual as of the date of the latest statement of financial condition of HarborOne Mutual prior to the consummation of the conversion (excluding its ownership of the Company). Following the completion of the conversion, HarborOne Bancorp, Inc. and the Bank will not be permitted to pay dividends on their capital stock if HarborOne Bancorp, Inc.'s shareholders' equity or the Bank's shareholder's equity would be reduced below the amount of HarborOne Bancorp, Inc.'s or the Bank's liquidation account, as applicable. The liquidation accounts will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation accounts. Direct costs of the conversion and public offering will be deferred and reduce the proceeds from the shares sold in the public offering. Direct costs incurred totaling $207,000 have been deferred as of March 5, 2019 related to the conversion.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by HarborOne NorthEast Bancorp, Inc. or HarborOne Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of HarborOne NorthEast Bancorp, Inc. or HarborOne Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 31,050,000 Shares

HARBORONE NORTHEAST
BANCORP, INC.

(Proposed Holding Company for
HarborOne Bank)

COMMON STOCK
par value $0.01 per share

PROSPECTUS

Sandler O'Neill + Partners, L.P.

[Prospectus Date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until                        , 2019, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
to be held on [meeting date]

Dear Shareholder:

        HarborOne Bancorp, Inc. (the "Company" or "Old HarborOne") is soliciting shareholder votes regarding our conversion from a two-tier mutual holding company structure to a fully public stock holding company structure. As part of the conversion, HarborOne Mutual Bancshares, the mutual holding company parent of Old HarborOne, will merge with and into Old HarborOne, with Old HarborOne as the resulting entity. Old HarborOne, which owns 100% of HarborOne Bank, will be merged with and into a new Massachusetts corporation named HarborOne NorthEast Bancorp, Inc. ("New HarborOne"). HarborOne NorthEast Bancorp, Inc. will then own 100% of HarborOne Bank, and will change its name to HarborOne Bancorp, Inc.

The Proxy Vote

        In addition, to receiving final regulatory approval, our shareholders must approve the Plan of Conversion, including the merger of Old HarborOne into New HarborOne, before we can complete the conversion. Enclosed is a proxy statement/prospectus describing the proposals being presented at our special meeting of shareholders. Please promptly vote the enclosed proxy card. Our Board of Directors urges you to vote "FOR" the approval of the Plan of Conversion and "FOR" the adjournment of the special meeting, if necessary.

The Exchange

        At the conclusion of the conversion, your shares of Old HarborOne common stock will be exchanged for shares of New HarborOne common stock. The number of new shares that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus. Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each shareholder of Old HarborOne who holds stock certificates. The transmittal form explains the procedure to follow to exchange your shares. Please do not deliver your certificate(s) before you receive the transmittal form. Shares of Old HarborOne that are held in street name (e.g., in a brokerage account) will be converted automatically at the conclusion of the conversion; no action or documentation is required of you.

The Stock Offering

        We are offering the shares of common stock of New HarborOne for sale at $10.00 per share. The shares of New HarborOne being offered in this offering represent the 53% ownership interest in Old HarborOne currently held by HarborOne Mutual Bancshares. The shares are first being offered in a subscription offering to eligible depositors of HarborOne Bank, including certain former depositors of Coastway Community Bank. If all shares are not subscribed for in the subscription offering, shares would be available in a community offering and then to the general public in a syndicated offering. If you may be interested in purchasing shares of our common stock, contact our Stock Information Center at [stock center phone number] to receive a stock order form and prospectus. The stock offering period is expected to expire on [expiration date].

        If you have any questions, please refer to the Questions & Answers section herein.

        We thank you for your support as a shareholder of HarborOne Bancorp, Inc.

Sincerely,
James W. Blake
Chief Executive Officer and Secretary

        These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund of the Co-operative Central Bank. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS OF HARBORONE NORTHEAST BANCORP, INC.
PROXY STATEMENT OF HARBORONE BANCORP, INC.

        HarborOne Bank is converting from the two-tiered mutual holding company structure to a fully public stock holding company structure. Currently, HarborOne Bank is a wholly-owned subsidiary of Old HarborOne, a Massachusetts corporation, which we sometimes refer to in this document as "Old HarborOne," and HarborOne Mutual Bancshares owns 53% of Old HarborOne's common stock. The remaining 47% of Old HarborOne's common stock is owned by public shareholders.

        As a result of the conversion, a newly formed Massachusetts corporation named HarborOne NorthEast Bancorp, Inc. ("New HarborOne") will replace Old HarborOne as the holding company of HarborOne Bank. Each share of Old HarborOne common stock owned by the public will be exchanged for between 1.3276 and 1.7961 shares of common stock of New HarborOne so that, immediately after the conversion, Old HarborOne's existing public shareholders will own approximately the same percentage of New HarborOne common stock as they owned of Old HarborOne's common stock immediately prior to the conversion, excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, after taking into account certain assets held by HarborOne Mutual Bancshares other than shares of Old HarborOne common stock. The actual number of shares that you will receive will depend on the percentage of Old HarborOne common stock held by the public at the completion of the conversion, the final independent appraisal of New HarborOne and the number of shares of New HarborOne common stock sold in the offering described below. It will not depend on the market price of Old HarborOne common stock. See "Proposal 1—Approval of the Plan of Conversion—Share Exchange Ratio" for a discussion of the exchange ratio.

        Based on the $[price] per share closing price of Old HarborOne common stock as of the last trading day prior to the date of this proxy statement/prospectus, unless at least 22,950,000 shares of New HarborOne common stock are sold in the offering (which is minimum of the offering range), the initial value of the New HarborOne common stock you receive in the share exchange would be less than the market value of the Old HarborOne common stock you currently own. See "Risk Factors—The market value of New HarborOne common stock received in the share exchange may be less than the market value of Old HarborOne common stock exchanged."

        Concurrently with the exchange offer, we are offering for sale up to 31,050,000 shares of common stock of New HarborOne, representing the ownership interest of HarborOne Mutual Bancshares in Old HarborOne. We are offering the shares of common stock to eligible depositors of HarborOne Bank, including certain former depositors of Coastway Community Bank ("Coastway Bank"); to HarborOne Bank's tax qualified benefit plans; and to our employees, officers, trustees, directors and corporators, at a price of $10.00 per share.

        The conversion of HarborOne Mutual Bancshares and the offering and exchange of common stock by New HarborOne is referred to herein as the "conversion and offering." After the conversion and offering are completed, HarborOne Bank will be a wholly-owned subsidiary of New HarborOne, and 100% of the common stock of New HarborOne will be owned by public shareholders. As a result of the conversion and offering, Old HarborOne and HarborOne Mutual Bancshares will cease to exist.

        Old HarborOne's common stock is currently traded on the Nasdaq Global Select Market under the trading symbol "HONE," and we expect New HarborOne's shares of common stock will also trade on the Nasdaq Global Select Market under the symbol "HONE."

        The conversion and offering cannot be completed unless the shareholders of Old HarborOne approve the Plan of Conversion of HarborOne Mutual Bancshares, which may be referred to herein as the "plan of conversion." Old HarborOne is holding a special meeting of shareholders at [meeting location], on [meeting date], at [meeting time] a.m., Eastern Time, to consider and vote upon the plan of conversion. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Old HarborOne shareholders, including shares held by HarborOne Mutual Bancshares, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Old HarborOne shareholders excluding shares held by HarborOne

Mutual Bancshares. Old HarborOne's board of directors unanimously recommends that shareholders vote "FOR" the plan of conversion.

        This document serves as the proxy statement for the special meeting of shareholders of Old HarborOne and the prospectus for the shares of New HarborOne common stock to be issued in exchange for shares of Old HarborOne common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System and the Massachusetts Commissioner of Banks. This document does not serve as the prospectus relating to the offering by New HarborOne of its shares of common stock in the offering, which is being made pursuant to a separate prospectus. Shareholders of Old HarborOne are not required to participate in the stock offering.

        This proxy statement/prospectus contains information that you should consider in evaluating the plan of conversion. In particular, you should carefully read the section captioned "Risk Factors" beginning on page [page] for a discussion of certain risk factors relating to the conversion and offering.

        These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, or the Share Insurance Fund of the Co-operative Central bank.

        None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        For answers to your questions, please read this proxy statement/prospectus including the Questions and Answers section, beginning on page [page]. Questions about voting on the plan of conversion may be directed to [proxy solicitor], at [proxy solicitor phone number], Monday through Friday from [time] a.m. to [time] p.m., Eastern Time.

        The date of this proxy statement/prospectus is [proxy date], and it is first being mailed to shareholders of Old HarborOne on or about [mailing date].

HARBORONE BANCORP, INC.

770 Oak Street
Brockton, Massachusetts

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholder:

        You are invited to attend the special meeting of shareholders of HarborOne Bancorp, Inc., which will be held on [meeting date] at [meeting time], local time, at [meeting location]. The special meeting will be held for the following purposes:

  1.
  The approval of a plan of conversion, whereby HarborOne Mutual Bancshares, a Massachusetts-chartered mutual holding company and HarborOne Bancorp, Inc., a Massachusetts corporation, will convert and reorganize from the mutual holding company structure to the stock holding company structure, as more fully described in the attached proxy statement; and

  2.
  The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

        In addition, shareholders may be asked to consider and vote upon any other matters that may properly be brought before the special meeting and at any adjournments or postponements thereof.

        Any action may be taken on the foregoing matters at the special meeting on the date specified above, or on any date or dates to which the special meeting may be adjourned, or to which the special meeting may be postponed.

        Our Board of Directors has fixed the close of business on [record date] as the record date for determining the shareholders entitled to notice of, and to vote at, the special meeting and at any adjournments or postponements thereof.

        Upon written request addressed to the Secretary of HarborOne Bancorp, Inc. at the address given above, shareholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the plan of conversion. In order to assure timely receipt of the additional copy of the proxy statement/prospectus and/or the plan of conversion, the written request should be received by HarborOne Bancorp, Inc. by [date].

        Please complete and sign the enclosed proxy card, which is solicited by the board of directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

By Order of the Board of Directors,
James W. Blake Chief Executive Officer and Secretary
Brockton, Massachusetts [document date]

        Whether or not you plan to attend the special meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the internet by following the instructions on the website indicated in the Notice of Internet Availability of Proxy Materials that you received in the mail. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you attend the special meeting, you may vote in person if you wish, even if you previously have submitted your proxy. However, please note that if your shares are held of record by a bank, broker or other nominee and you wish to vote in person at the special meeting, you must obtain a proxy issued in your name from such bank, broker or other nominee.

Contents

QUESTIONS AND ANSWERS FOR SHAREHOLDER OF HARBORONE BANCORP, INC. REGARDING THE PLAN OF CONVERSION	1
Who is entitled to vote at the special meeting?	1
What is the purpose of the special meeting?	1
What constitutes a quorum?	1
What vote is required to approve each proposal?	2
What are the reasons for the conversion and related offering?	2
What will shareholders receive for their existing Old HarborOne Shares?	2
Why will the shares that I receive be based on a price of $10.00 per share rather than the trading price of the HarborOne Bancorp, Inc. common stock prior to completion of the conversion?	3
Does the Exchange Ratio depend on the trading price of Old HarborOne common stock?	3
Should I submit my stock certificates now?
How do I vote?	4
Can I change my vote after I submit my proxy card?	4
May I place an order to purchase shares in the community offering, in addition to the shares that I will receive in the exchange?	4
Will the conversion have any effect on deposit and loan accounts at HarborOne Bank?	5
OTHER QUESTIONS?	5
SUMMARY	6
RISK FACTORS	10
INFORMATION ABOUT THE SPECIAL MEETING	11
PROPOSAL 1—APPROVAL OF THE PLAN OF CONVERSION	14
PROPOSAL 2—ADJOURNMENT OF THE SPECIAL MEETING	18
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA	19
FORWARD-LOOKING STATEMENTS	19
USE OF PROCEEDS	19
DIVIDEND POLICY	19
MARKET FOR THE COMMON STOCK	19
HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE	19
CAPITALIZATION	19
PRO FORMA DATA	19
BUSINESS OF NEW HARBORONE AND OLD HARBORONE	19
BUSINESS OF HARBORONE BANK	19
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	19
SUPERVISION AND REGULATION	19
MANAGEMENT	19
BENEFICIAL OWNERSHIP OF COMMON STOCK	20
SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS	20
THE CONVERSION AND OFFERING	20
COMPARISON OF SHAREHOLDERS' RIGHTS FOR EXISTING SHAREHOLDERS OF HARBORONE BANCORP, INC.	20
RESTRICTIONS ON ACQUISITION OF NEW HARBORONE	20
DESCRIPTION OF CAPITAL STOCK OF NEW HARBORONE FOLLOWING THE CONVERSION	20
LEGAL MATTERS	20
EXPERTS	20
WHERE YOU CAN FIND ADDITIONAL INFORMATION	20
SHAREHOLDER PROPOSALS	20
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING	20
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING	22
OTHER MATTERS	22

QUESTIONS AND ANSWERS
FOR SHAREHOLDER OF HARBORONE BANCORP, INC.
REGARDING THE PLAN OF CONVERSION

        You should read this document for more information about the conversion. The application that includes the plan of conversion described herein has been approved by HarborOne Bancorp, Inc.'s primary federal regulator, the Board of Governors of the Federal Reserve System (the "Federal Reserve"). We have filed an application with respect to the conversion with the Massachusetts Commissioner of Banks, and the Massachusetts Commissioner of Banks has authorized us to commence the offering. However, the final approval of the Massachusetts Commissioner of Banks is required before we can consummate the conversion and issue shares of common stock. Any approval by the Massachusetts Commissioner of Banks or the Federal Reserve does not constitute a recommendation or endorsement of the plan of conversion.

Who is entitled to vote at the special meeting?

        Holders of record of our common stock, $0.01 par value per share, at the close of business on [record date], the record date for the special meeting, are entitled to receive notice of the special meeting and to vote at the special meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock as of the record date entitles its holder to cast one vote for each matter to be voted upon.

What is the purpose of the special meeting?

        At the special meeting, you will be asked to vote on the following proposals:

  •
  Proposal 1: The approval of a plan of conversion whereby: (a) HarborOne Mutual Bancshares and HarborOne Bancorp, Inc., a Massachusetts corporation, will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) HarborOne NorthEast Bancorp, Inc., a Maryland corporation ("New HarborOne"), will become the new stock holding company of HarborOne Bank; (c) the outstanding shares of HarborOne Bancorp, Inc., other than those held by HarborOne Mutual Bancshares, will be converted into shares of common stock of New HarborOne; and (d) New HarborOne will offer shares of its common stock for sale in a subscription offering, a direct community offering and, if necessary, a syndicated community offering or firm commitment underwritten offering, to eligible depositors of HarborOne Bank, including certain eligible depositors of Coastway Bank; to HarborOne Bank's tax qualified benefit plans; to employees, officers, directors, trustees and corporators of HarborOne Mutual Bancshares, New HarborOne, Old HarborOne, HarborOne Bank, HarborOne Mortgage, or a member of such person's immediate family, who are not otherwise eligible; and, if necessary, to the public. The shares offered represent HarborOne Mutual Bancshares's current ownership interest in HarborOne Bancorp, Inc. Voting for approval of the plan of conversion will also include approval of the exchange ratio, the merger of Old HarborOne with and into New HarborOne, and the articles of incorporation of New HarborOne (including the anti-takeover provisions and provisions limiting shareholder rights).

  •
  Proposal 2: The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

        You also may be asked to consider acting upon any other matters that may properly be brought before the special meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

        The presence, in person or by proxy, of holders of a majority of the votes entitled to be cast at the special meeting is necessary to constitute a quorum for the transaction of any business at the special meeting. As of [record date], there were [number of shares outstanding] shares outstanding and entitled to vote at the special meeting.

        Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the special meeting. Abstentions will be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting. Broker non-votes (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares). will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

What vote is required to approve each proposal?

        With respect to Proposal 1, the Plan of Conversion must be approved by an affirmative vote of the holders of (i) two-thirds of the outstanding common stock of Old HarborOne entitled to be cast at the special meeting, including shares held by HarborOne Mutual Bancshares, and (ii) a majority of the outstanding shares of common stock of Old HarborOne entitled to be cast at the special meeting, excluding shares held by HarborOne Mutual Bancshares.

        Proposal 2 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

What are the reasons for the conversion and related offering?

        The primary reasons for the conversion and offering are to:

  •
  enhance our capital position and enable us to support future growth and profitability, including through capital investments in facilities and technology;

  •
  transition us to a more flexible holding company organizational structure that provides better access to the capital markets;

  •
  improve the liquidity of our shares of common stock (by increasing the number of shareholders as well as the number of outstanding shares);

  •
  facilitate our holding company's ability to pay dividends; and

  •
  facilitate future mergers and acquisitions.

        As a fully converted stock holding company, we will have greater flexibility for the structuring of mergers and acquisitions. Our current structure prevents us from offering shares of common stock as consideration for a merger or acquisition. Potential sellers often want stock for at least part of the acquisition consideration. Our new stock holding company structure will enable us to offer stock or cash, or a combination thereof, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise. We have no current arrangements or agreements to acquire other financial institutions, assets or business lines. However, we have considered, and will continue to consider other potential acquisitions as opportunities arise.

What will shareholders receive for their existing Old HarborOne Shares?

        As more fully described in "Proposal 1—Approval of the Plan of Conversion—Share Exchange Ratio," depending on the number of shares sold in the offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 1.3276 shares at the minimum and 1.7961 shares at the maximum of the offering range of New HarborOne common stock (cash will be paid in lieu of any fractional shares). For example, if you own 100 shares of Old

2

HarborOne common stock, and the exchange ratio is 1.7961 (at the maximum of the offering range), after the conversion you will receive 179 shares of New HarborOne common stock and $6.10 in cash, the value of the fractional share based on the $10.00 per share purchase price of stock in the offering.

        If you own shares of Old HarborOne common stock in a brokerage account in "street name," your shares will be automatically exchanged within your account, and you do not need to take any action to exchange your shares of common stock or receive cash in lieu of fractional shares. If you own shares in the form of Old HarborOne stock certificates, after the completion of the conversion and stock offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificates. A statement reflecting your ownership of shares of common stock of New HarborOne and a check representing cash in lieu of fractional shares will be mailed to you within five business days after the transfer agent receives a properly executed transmittal form and your existing Old HarborOne stock certificate(s). New HarborOne will not issue stock certificates. You should not submit a stock certificate until you receive a transmittal form.

Why will the shares that I receive be based on a price of $10.00 per share rather than the trading price of the HarborOne Bancorp, Inc. common stock prior to completion of the conversion?

        The shares will be based on a price of $10.00 per share because that is the price at which New HarborOne will sell shares in its stock offering. The amount of common stock New HarborOne will issue at $10.00 per share in the offering and the exchange is based on an independent appraisal of the estimated market value of New HarborOne, assuming the conversion and offering are completed. RP Financial, LC., an appraisal firm experienced in the appraisal of financial institutions, has estimated that, as of May 17, 2019, this market value was $508.6 million. Based on federal regulations, the market value forms the midpoint of a range with a minimum of $432.3 million and a maximum of $585.0 million. Based on this valuation and the valuation range, the number of shares of common stock of New HarborOne that existing public shareholders of Old HarborOne will receive in exchange for their shares of Old HarborOne common stock is expected to range from 22,950,000 to 31,050,000, with a midpoint of 27,00,000 (a value of approximately $229,500,000 to $310,500,000, with a midpoint of $270,000,000, at $10.00 per share). The number of shares received by the existing public shareholders of Old HarborOne is intended to maintain their existing ownership in our organization (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares), after giving effect to certain assets held by HarborOne Mutual Bancshares. The independent appraisal is based in part on Old HarborOne's financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded bank holding companies and savings and loan holding companies that RP Financial, LC. considered comparable to Old HarborOne

Does the Exchange Ratio depend on the trading price of Old HarborOne common stock?

        No, the exchange ratio will not be based on the market price of Old HarborOne common stock. Instead, the exchange ratio will be based on the appraised value of New HarborOne. The purpose of the exchange ratio is to maintain the ownership percentage of existing public shareholders of Old HarborOne, adjusted downward to reflect certain assets held by HarborOne Mutual Bancshares. Therefore, changes in the price of Old HarborOne common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Should I submit my stock certificates now?

        No. If you hold stock certificate(s), instructions for exchanging the certificates will be sent to you by our exchange agent after completion of the conversion. If your shares are held in "street name" (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

3

How do I vote?

        Voting in Person at the Special Meeting.    If you hold your shares in your own name as a holder of record with our transfer agent, Continental Stock Transfer & Trust Company, and attend the special meeting, you may vote in person at the special meeting. If your shares are held by a bank, broker or other nominee, that is, in "street name," and you wish to vote in person at the special meeting, you will need to obtain a "legal proxy" from the bank, broker or other nominee that holds your shares of record.

        Voting by Proxy.    If your shares are registered directly in your name with our transfer agent, the Notice of Internet Availability of Proxy Materials was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

        Vote online.    You can access proxy materials at [proxy website] and vote at [voting website]. To vote online, you must have a shareholder identification number provided in the Notice of Internet Availability of Proxy Materials.

        Vote by regular mail.    If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

        Voting by Proxy for Shares Registered in Street Name.    If your shares are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

        Even if you plan to attend the special meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the special meeting.

Can I change my vote after I submit my proxy card?

        If you cast a vote by proxy, you may revoke it at any time before it is vote by:

  •
  filing a written notice revoking the proxy with our Secretary at our address;

  •
  properly submitting to us a proxy with a later date; or

  •
  appearing in person and voting by ballot at the special meeting;

        If you attend the special meeting, you may vote in person whether or not you previously have given a proxy, but your presence (without further action) at the special meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee, that is, in "street name," only that bank, broker or other nominee can revoke your proxy on your behalf.

        You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the special meeting, by attending the special meeting and voting in person.

May I place an order to purchase shares in the community offering, in addition to the shares that I will receive in the exchange?

        Yes. If you would like to receive a prospectus and stock order form, you must call our Stock Information Center at [stock center phone number], Monday through Friday between [time] a.m. and [time] p.m., Eastern Time. The Stock Information Center is closed bank holidays.

4

        Eligible depositors of HarborOne Bank (including certain former depositors of Coastway Bank) have priority subscription rights allowing them to purchase common stock in a subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as described herein. In the event orders for New HarborOne common stock in a community offering exceed the number of shares available for sale, shares may be allocated in a manner that the available shares are allocated among those persons in a manner that permits each of them, to the extent possible, to purchase 100 shares.

        Shareholders of Old HarborOne are subject to an ownership limitation. Shares of common stock purchased in the offering by a shareholder and his or her associates or individuals acting in concert with the shareholder, plus any shares a shareholder and these individuals receive in the exchange for existing shares of Old HarborOne common stock, may not exceed 9.9% of the total shares of common stock of New HarborOne to be issued and outstanding after the completion of the conversion.

Please note that properly completed and signed stock order forms, with full payment, must be received (not postmarked) no later than [time] p.m., Eastern Time on [date].

Will the conversion have any effect on deposit and loan accounts at HarborOne Bank?

        No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit, with continued additional insurance from the Share Insurance Fund of the Co-operative Central Bank. Loans and rights of borrowers will not be affected. Corporators will no longer have voting rights in HarborOne Mutual Bancshares as to matters currently requiring such vote. HarborOne Mutual Bancshares will cease to exist after the conversion and offering. Only shareholders of New HarborOne will have voting rights after the conversion and offering.

OTHER QUESTIONS?

For answers to other questions, please read this proxy statement/prospectus. Questions about voting on the plan of conversion may be directed to [proxy solicitor], at [proxy solicitor phone number], Monday through Friday from [time] a.m. to [time] p.m., Eastern Time. Questions about the stock offering may be directed to our Stock Information Center at [stock center phone number], Monday through Friday between [time] a.m. and [time] p.m., Eastern Time. The Stock Information Center is closed on bank holidays.

5

 SUMMARY

        This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and other proposal fully, you should read this entire document carefully, including the sections entitled "Risk Factors," "Proposal 1—Approval of The Plan of Conversion," "Proposal 2—Adjournment of the Special Meeting" and the consolidated financial statements and the notes to the consolidated financial statements.

The Special Meeting

        Date, Time and Place.    Old HarborOne will hold its special meeting of shareholders at [meeting location], on [meeting date], at [meeting time] a.m., Eastern Time.

        The Proposals.    Shareholders will be voting on the following proposals at the special meeting:

  1.
  The approval of a plan of conversion whereby: (a) HarborOne Mutual Bancshares and HarborOne Bancorp, Inc., a Massachusetts corporation, will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) HarborOne NorthEast Bancorp, Inc., a Maryland corporation ("New HarborOne"), will become the new stock holding company of HarborOne Bank; (c) the outstanding shares of HarborOne Bancorp, Inc., other than those held by HarborOne Mutual Bancshares, will be converted into shares of common stock of New HarborOne; and (d) New HarborOne will offer shares of its common stock for sale in a subscription offering, a direct community offering and, if necessary, a syndicated community offering or firm commitment underwritten offering, to eligible depositors of HarborOne Bank, including certain eligible depositors of Coastway Bank; to HarborOne Bank's tax qualified benefit plans; to employees, officers, directors, trustees and corporators of HarborOne Mutual Bancshares, New HarborOne, Old HarborOne, HarborOne Bank, HarborOne Mortgage, or a member of such person's immediate family, who are not otherwise eligible; and, if necessary, to the public;

  2.
  The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion; and

        Such other business that may properly come before the meeting.

Vote Required for Approval of Proposals by the Shareholders of Old HarborOne

        Proposal 1: Approval of the Plan of Conversion.    We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Old HarborOne shareholders, including shares held by HarborOne Mutual Bancshares, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Old HarborOne shareholders other than HarborOne Mutual Bancshares.

        Proposal 1 must also be approved by the depositors of HarborOne Bank at a special meeting of depositors called for that purpose. A special meeting of depositors was held on June 10, 2019.

        Proposal 2: Approval of the adjournment of the special meeting.    The votes cast in favor of this proposal exceed the votes cast against the proposal.

        At this time, we know of no other matters that may be presented at the special meeting.

Revocability of Proxies

        You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Old HarborOne in writing before your common

6

stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Vote by HarborOne Mutual Bancshares

        Management anticipates that HarborOne Mutual Bancshares, our majority shareholder, will vote all of its shares of common stock in favor of all the matters set forth above. If HarborOne Mutual Bancshares votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting, if necessary, would be assured.

        As of [record date] the directors and executive officers of Old HarborOne beneficially owned [number of shares] shares, or approximately [percent]% of the outstanding shares of Old HarborOne common stock, and HarborOne Mutual Bancshares owned 17,281,034 shares, or approximately 53% of the outstanding shares of Old HarborOne common stock.

Vote Recommendations

        Your Board unanimously recommends that you vote "FOR" the plan of conversion and "FOR" the adjournment of the special meeting, if necessary.

The Companies; Our Business

        [Same as prospectus]

Our Business Strategy

        [Same as prospectus]

Plan of Conversion

        The Boards of Directors of Old HarborOne, HarborOne Mutual Bancshares, HarborOne Bank and New HarborOne have adopted a plan of conversion pursuant to which HarborOne Bank will reorganize from a two-tier mutual holding company structure to a fully public stock holding company structure. Public shareholders of Old HarborOne will receive shares in New HarborOne in exchange for their shares of Old HarborOne common stock based on an exchange ratio. See "—The Exchange of Existing Shares of Old HarborOne Common Stock." The conversion to a stock holding company structure also includes the offering by New HarborOne of shares of its common stock. Following the conversion and offering, HarborOne Mutual Bancshares and Old HarborOne will no longer exist, and New HarborOne will be the parent company of HarborOne Bank.

        The conversion and offering cannot be completed unless the shareholders of Old HarborOne approve the plan of conversion. Old HarborOne's shareholders will vote on the plan of conversion at Old HarborOne's special meeting. This document is the proxy statement used by Old HarborOne's Board to solicit proxies for the special meeting. It is also the prospectus of New HarborOne regarding the shares of New HarborOne common stock to be issued to Old HarborOne's shareholders in the share exchange. This document does not serve as the prospectus relating to the offering by New HarborOne of its shares of common stock in the subscription offering and any community offering or syndicated community offering, which will be made pursuant to a separate prospectus.

The Conversion and Offering

Our Organizational Structure and the Proposed Conversion

        [Same as prospectus]

7

Reasons for the Conversion and Offering

        [Same as prospectus]

        See "Proposal 1—Approval of the Plan of Conversion" for a more complete discussion of our reasons for conducting the conversion and offering.

Terms of the Offering

        [Same as prospectus]

Persons Who May Order Shares of Common Stock in the Subscription and Community Offerings

        [Same as prospectus]

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

        [Same as prospectus]

Effect of HarborOne Mutual Bancshares' Assets on Minority Stock Ownership

        [Same as prospectus]

The Exchange of Existing Shares of Old HarborOne Common Stock

        [Same as prospectus]

Possible Change in the Offering Range

        [Same as prospectus]

How We Intend to Use the Proceeds From the Offering

        [Same as prospectus]

Limits on How Much Common Stock you May Purchase

        [Same as prospectus]

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

        [Same as prospectus]

Using Individual Retirement Account Funds to Purchase Shares of Common Stock

        [Same as prospectus]

Deadline for Orders of Common Stock

        [Same as prospectus]

Delivery of Shares of Common Stock

        [Same as prospectus]

8

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

        [Same as prospectus]

Conditions to Completion of the Conversion

        [Same as prospectus]

You May Not Sell or Transfer Your Subscription Rights

        [Same as prospectus]

Purchases by Directors and Executive Officers

        [Same as prospectus]

Benefits to Management and Potential Dilution to Shareholders Resulting from the Conversion

        [Same as prospectus]

Market for Common Stock

        [Same as prospectus]

Dividend Policy

        [Same as prospectus]

Material Income Tax Consequences

        [Same as prospectus]

Emerging Growth Company Status

        [Same as prospectus]

How You Can Obtain Additional Information

        [Same as prospectus]

Delivery of Prospectus

        [Same as prospectus]

Changes in Shareholders' Rights for Existing Shareholders of Old HarborOne

        As a result of the conversion, existing shareholders of Old HarborOne will become shareholders of New HarborOne. Old HarborOne and New HarborOne are both organized under the laws of Massachusetts. Except as noted under "Comparison of Shareholders' Rights For Existing Shareholders of Old HarborOne," the rights of shareholders of Old HarborOne and shareholders of New HarborOne are substantially identical. See "Comparison of Shareholders' Rights For Existing Shareholders of Old HarborOne."

Dissenters' Rights

        Shareholders of Old HarborOne do not have dissenters' rights in connection with the conversion and offering.

Important Risks in Owning New HarborOne's Common Stock

        Before you vote on the conversion, you should read "Risk Factors," beginning on page [page] of this proxy statement/prospectus.

9

RISK FACTORS

        You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of New HarborOne common stock.

Risks Related to Our Business

        [Same as prospectus]

Risks Related to the Offering and the Exchange

The market value of New HarborOne common stock received in the share exchange may be less than the market value of Old HarborOne common stock exchanged.

        The number of shares of New HarborOne common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Old HarborOne common stock held by the public prior to the completion of the conversion and offering, the final independent appraisal of New HarborOne common stock prepared by RP Financial, LC. and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public shareholders of Old HarborOne common stock will own the same percentage of New HarborOne common stock after the conversion and offering as they owned of Old HarborOne common stock immediately prior to completion of the conversion and offering (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares), adjusted downward to reflect certain assets held by HarborOne Mutual Bancshares. The exchange ratio will not depend on the market price of Old HarborOne common stock.

        The exchange ratio ranges from 1.3276 shares at the minimum and 1.7961 shares at the maximum of the offering range of New HarborOne common stock per share of HarborOne Mutual Bancshares common stock. Shares of New HarborOne common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Old HarborOne common stock at the time of the exchange, the initial market value of the New HarborOne common stock that you receive in the share exchange could be less than the market value of the Old HarborOne common stock that you currently own. Based on the most recent closing price of Old HarborOne common stock prior to the date of this proxy statement /prospectus, which was $[price], unless at least 22,950,000 shares of New HarborOne common stock are sold in the offering (which is the minimum of the offering range), the initial value of the New HarborOne common stock you receive in the share exchange would be less than the market value of the Old HarborOne common stock you currently own.

        [Remaining risk factors same as prospectus]

10

 INFORMATION ABOUT THE SPECIAL MEETING

General

        This proxy statement/prospectus is being furnished to you in connection with the solicitation by the Board of Directors of Old HarborOne of proxies to be voted at the special meeting of shareholders to be held at [meeting location], on [meeting date], at [meeting time], a.m. Eastern Time, and any adjournment or postponement thereof.

        The purpose of the special meeting is to consider and vote upon the Plan of Conversion of HarborOne Mutual Bancshares (referred to herein as the "plan of conversion").

        In addition, shareholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal.

        Voting in favor of or against the plan of conversion includes a vote for or against the conversion of HarborOne Mutual Bancshares to a stock holding company as contemplated by the plan of conversion. Voting in favor of the plan of conversion will not obligate you to purchase any shares of common stock in the offering and will not affect the balance, interest rate or deposit insurance of any deposits at HarborOne Bank.

Who Can Vote at the Meeting

        You are entitled to vote your Old HarborOne common stock if our records show that you held your shares as of the close of business on [record date]. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

        As of the close of business on [record date], there were [number of shares] shares of Old HarborOne common stock outstanding. Each share of common stock has one vote.

Attending the Meeting

        If you are a shareholder as of the close of business on [record date], you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Old HarborOne common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

        The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

        Proposal 1: Approval of the Plan of Conversion.    We must obtain the affirmative vote of the holders of (i) two-thirds of the outstanding common stock of Old HarborOne entitled to be cast at the special meeting, including shares held by HarborOne Mutual Bancshares, and (ii) a majority of the

11

outstanding shares of common stock of Old HarborOne entitled to be cast at the special meeting, excluding shares held by HarborOne Mutual Bancshares.

        Proposal 2: Approval of the adjournment of the special meeting.    Proposal 2 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Shares Held by HarborOne Mutual Bancshares and Our Officers and Directors

        As of [record date], HarborOne Mutual Bancshares beneficially owned 17,281,034 shares of Old HarborOne common stock. This equals approximately 53% of our outstanding shares. We expect that HarborOne Mutual Bancshares will vote all of its shares in favor of Proposals 1 and 2.

        As of [record date], our officers and directors beneficially owned [number of shares] shares of Old HarborOne common stock. This equals [percent]% of our outstanding shares and [percent]% of shares held by persons other than HarborOne Mutual Bancshares.

Voting by Proxy

        Our Board is sending you this proxy statement/prospectus to request that you allow your shares of Old HarborOne common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Old HarborOne common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board. Our Board recommends that you vote "FOR" approval of the plan of conversion and "FOR" approval of the adjournment of the special meeting, if necessary.

        If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the Board will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.

        If your Old HarborOne common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

Revocability of Proxies

        If you cast a vote by proxy, you may revoke it at any time before it is vote by:

  •
  filing a written notice revoking the proxy with our Secretary at our address;

  •
  properly submitting to us a proxy with a later date; or

  •
  appearing in person and voting by ballot at the special meeting.

        You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the special meeting, by attending the special meeting and voting in person.

Solicitation of Proxies

        We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet

12

Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. We have engaged [proxy solicitor], to solicit proxies held by brokers and nominees for a fee of $[fee], and will reimburse it for reasonable out-of-pocket expenses incurred in the solicitation of proxies.

        We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Participants in the Employee Stock Ownership Plan and 401(k) Plan

        If you participate in HarborOne Bank Employee Stock Ownership Plan or if you hold Old HarborOne common stock through the HarborOne Bank 401(k) Plan or HarborOne Mortgage 401(k) Plan, you will receive vote authorization form(s) that reflect all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the Employee Stock Ownership Plan, the Employee Stock Ownership Plan trustee votes all shares held by the Employee Stock Ownership Plan, but each Employee Stock Ownership Plan participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The Employee Stock Ownership Plan trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Old HarborOne common stock held by the Employee Stock Ownership Plan and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Although not required by the terms of the 401(k) Plans, HarborOne Bank is providing a participant the opportunity to provide voting instructions for all shares credited to his or her 401(k) Plan account and held in the HarborOne Bancorp, Inc. Stock Fund. Shares for which no voting instructions are given or for which instructions were not timely received will be voted at the discretion of the 401(k) plan trustee. The deadline for returning your voting instructions is [return date].

        The Board recommends that you promptly sign and mark the enclosed proxy in favor of the above described proposals, including the adoption of the plan of conversion, and promptly return it in the enclosed envelope. Voting the proxy card will not prevent you from voting in person at the special meeting. For information on submitting your proxy, please refer to the instructions on the enclosed proxy card.

        Your prompt vote is very important. Failure to vote will have the same effect as voting against the plan of conversion.

13

PROPOSAL 1—APPROVAL OF THE PLAN OF CONVERSION

        The board of trustees of HarborOne Mutual Bancshares has approved the Plan of Conversion, referred to herein as the "plan of conversion." The plan of conversion must also be approved by the depositors of HarborOne Bank and the shareholders of Old HarborOne. A special meeting of depositors was held on June 10, 2019, and a special meeting of shareholders have been called for this purpose. The Federal Reserve has approved the application that includes the plan of conversion. We have filed an application with respect to the conversion with the Massachusetts Commissioner of Banks, and the Massachusetts Commissioner of Banks has authorized us to commence the offering. However, the final approval of the Massachusetts Commissioner of Banks is required before we can consummate the conversion and issue shares of common stock. Any approval by the Massachusetts Commissioner of Banks or the Federal Reserve does not constitute a recommendation or endorsement of the plan of conversion.

General

        Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. Currently, HarborOne Bank is a wholly-owned subsidiary of Old HarborOne and HarborOne Mutual Bancshares owns approximately 53% of Old HarborOne's common stock. The remaining 47% of Old HarborOne's common stock is owned by public shareholders. As a result of the conversion, a newly formed company, New HarborOne, will become the holding company of HarborOne Bank. Each share of Old HarborOne common stock owned by the public will be exchanged for between 22,950,000 shares at the minimum and 31,050,000 shares at the maximum of the offering range of New HarborOne common stock, so that Old HarborOne's existing public shareholders will own the same percentage of New HarborOne common stock as they owned of Old HarborOne's common stock immediately prior to the conversion (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares), after giving effect to certain assets held by HarborOne Mutual Bancshares. The actual number of shares that you will receive will depend on the percentage of Old HarborOne common stock held by the public immediately prior to the completion of the conversion, the final independent appraisal of New HarborOne and the number of shares of New HarborOne common stock sold in the offering described in the following paragraph. It will not depend on the market price of Old HarborOne common stock.

        Concurrently with the exchange offer, New HarborOne is offering up to 31,050,000 shares of common stock for sale, representing the ownership interest of HarborOne Mutual Bancshares in Old HarborOne, to eligible depositors and to the public at a price of $10.00 per share. After the conversion and offering are completed, HarborOne Bank will be a wholly-owned subsidiary of New HarborOne, and 100% of the common stock of New HarborOne will be owned by public shareholders. As a result of the conversion and offering, Old HarborOne and HarborOne Mutual Bancshares will cease to exist.

        New HarborOne intends to contribute between $112.8 million and $153.0 million of the net proceeds to HarborOne Bank and to retain between $94.5 million and $128.2 million of the net proceeds. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

        The plan of conversion provides that we will offer shares of common stock in a "subscription offering" in the following descending order of priority:

  (i)
  To depositors with accounts at HarborOne Bank with aggregate balances of at least $50 at the close of business on February 28, 2018 (including certain former depositors of Coastway Bank, who are deemed to have opened their account at HarborOne Bank on the dates such accounts were opened at Coastway Bank).

14

  (ii)
  To depositors with accounts at HarborOne Bank with aggregate balances of at least $50 at the close of business on June 30, 2018 (including certain former depositors of Coastway Bank, who are deemed to have opened their account at HarborOne Bank on the dates such accounts were opened at Coastway Bank).

  (iii)
  To our tax-qualified employee benefit plans (including HarborOne Bank's employee stock ownership plan and HarborOne Bank's and HarborOne Mortgage's 401(k) plans), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase up to 8% of the shares of common stock sold in the stock offering, although we reserve the right to have the employee stock ownership plan purchase more than 8% of the shares sold in the offering to the extent necessary to complete the offering at the minimum of the offering range; and

  (iv)
  To employees, officers, directors, trustees and corporators of HarborOne Mutual Bancshares, New HarborOne, Old HarborOne, HarborOne Bank, HarborOne Mortgage, or a member of such person's immediate family, at the time of the offering who are not eligible under (i) above, will receive, without payment therefor, subject to the overall purchase limitations, non-transferable subscription rights to purchase up to $1,000,000 (100,000 shares) of common stock; provided, however, that the aggregate number of shares of common stock that may be purchased by employees, officers, directors, trustees and corporators in the conversion shall be limited to 9.9% of the total number of shares of common stock sold in the offering.

        Shares of common stock not purchased in the subscription offering will be offered for sale to the general public in a direct community offering, with a preference given first to natural persons residing in the Massachusetts cities and towns of Abington, Acushnet, Attleboro, Avon, Berkley, Braintree, Bridgewater, Brockton, Canton, Carver, Cohasset, Dartmouth, Dighton, Duxbury, East Bridgewater, Easton, Fairhaven, Fall River, Foxboro, Freetown, Halifax, Hanover, Hanson, Hingham, Holbrook, Hull, Kingston, Lakeville, Mansfield, Marion, Marshfield, Mattapoisett, Middleborough, Milton, New Bedford, North Attleboro, Norton, Norwell, Plainville, Pembroke, Plymouth, Plympton, Quincy, Randolph, Raynham, Rehoboth, Rochester, Rockland, Seekonk, Scituate, Sharon, Somerset, Stoughton, Swansea, Taunton, Wareham, West Bridgewater, Westport, Weymouth and Whitman, and the Rhode Island cities and towns of Barrington, Bristol, Burrillville, Central Falls, Charlestown, Coventry, Cranston, Cumberland, East Greenwich, East Providence, Exeter, Foster, Glocester, Hopkinton, Jamestown, Johnston, Lincoln, Little Compton, Middletown, Narragansett, New Shoreham, Newport, North Kingstown, North Providence, North Smithfield, Pawtucket, Portsmouth, Providence, Richmond, Scituate, Smithfield, South Kingstown, Tiverton, Warren, Warwick, West Greenwich, West Warwick, Westerly, and Woonsocket.

        To the extent shares of common stock remain available, we will also offer the shares to members of the general public. Subscribers in the community offering may purchase up to $1,000,000 (100,000 shares) of common stock. The direct community offering is expected to begin concurrently with the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the direct community offering through a syndicated community offering or a firm commitment underwritten offering. Sandler O'Neill & Partners, L.P. will act as sole book-running manager for the syndicated community or firm commitment underwritten offering. We have the right to accept or reject, in our sole discretion, orders received in the direct community offering or syndicated community or firm commitment underwritten offering. Any determination to accept or reject stock orders in the direct community offering or syndicated community or firm commitment underwritten offering will be based on the facts and circumstances available to management at the time of the determination.

15

        We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated pro forma market value of New HarborOne. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See "—Stock Pricing and Number of Shares to be Issued" for more information as to the determination of the estimated pro forma market value of the common stock.

        A copy of the plan of conversion is available for inspection at each branch office of HarborOne Bank and at the Federal Reserve Bank of Boston and the Massachusetts Division of Banks. The plan of conversion is also filed an exhibit to HarborOne Mutual Bancshares' applications to convert from mutual to stock form of which this proxy statement/prospectus is a part, copies of which may be obtained from the Board of Governors of the Federal Reserve System and inspected at the Massachusetts Division of Banks. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission's website. See "Where You Can Find Additional Information."

The Board recommends that you vote "FOR" the Plan of Conversion of HarborOne Mutual Bancshares.

[Remaining sections same as Prospectus under "The Conversion and Offering," with the following to be added:]

Exchange of Existing Shareholders' Stock Certificates

        The conversion of existing outstanding shares of Old HarborOne common stock into the right to receive shares of New HarborOne common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our exchange agent will send a transmittal form to each public shareholder of Old HarborOne who holds physical stock certificates. The transmittal form will contain instructions on how to surrender certificates evidencing Old HarborOne common stock in exchange for shares of New HarborOne common stock in book entry form, to be held electronically on the books of our transfer agent. New HarborOne will not issue stock certificates. We expect that a statement reflecting your ownership of shares of common stock of New HarborOne common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, Old HarborOne stock certificates and other required documents. Shares held by public shareholders in street name (such as in a brokerage account) will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

        No fractional shares of New HarborOne common stock will be issued to any public shareholder of Old HarborOne when the conversion is completed. For each fractional share that would otherwise be issued to a shareholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Old HarborOne stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares in your account.

        You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions. After the conversion, shareholders will not receive shares of New HarborOne common stock and will not be paid dividends on the shares of New HarborOne

16

commonstock until existing certificates representing shares of Old HarborOne common stock are surrendered for exchange in compliance with the terms of the transmittal form. When shareholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Old HarborOne common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of New HarborOne common stock into which those shares have been converted by virtue of the conversion.

        If a certificate for Old HarborOne common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the shareholder's expense.

        All shares of New HarborOne common stock that we issue in exchange for existing shares of Old HarborOne common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

17

 PROPOSAL 2—ADJOURNMENT OF THE SPECIAL MEETING

        If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the proposals may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Old HarborOne at the time of the special meeting to be voted for an adjournment, if necessary, Old HarborOne has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The Board of Old HarborOne recommends that shareholders vote "FOR" the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to shareholders (unless a new record date is fixed), other than an announcement at the special meeting before adjournment of the date, time and place to which the special meeting is adjourned.

        The Board recommends that you vote "FOR" the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

18

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

[Same as prospectus]

 FORWARD-LOOKING STATEMENTS

[Same as prospectus]

 USE OF PROCEEDS

[Same as prospectus]

 DIVIDEND POLICY

[Same as prospectus]

 MARKET FOR THE COMMON STOCK

[Same as prospectus]

 HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

[Same as prospectus]

 CAPITALIZATION

[Same as prospectus]

 PRO FORMA DATA

[Same as prospectus]

 BUSINESS OF NEW HARBORONE AND OLD HARBORONE

[Same as prospectus]

 BUSINESS OF HARBORONE BANK

[Same as prospectus]

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

[Same as prospectus]

 SUPERVISION AND REGULATION

[Same as prospectus]

 TAXATION

[Same as prospectus]

 MANAGEMENT

[Same as prospectus]

19

 BENEFICIAL OWNERSHIP OF COMMON STOCK

[Same as prospectus]

 SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

[Same as prospectus]

 THE CONVERSION AND OFFERING

[Same as prospectus]

 COMPARISON OF SHAREHOLDERS' RIGHTS FOR EXISTING SHAREHOLDERS OF HARBORONE BANCORP, INC.

[Same as prospectus]

 RESTRICTIONS ON ACQUISITION OF NEW HARBORONE

[Same as prospectus]

 DESCRIPTION OF CAPITAL STOCK OF NEW HARBORONE FOLLOWING THE CONVERSION

[Same as prospectus]

 LEGAL MATTERS

[Same as prospectus]

 EXPERTS

[Same as prospectus]

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

[Same as prospectus]

 SHAREHOLDER PROPOSALS

        In order to be eligible for inclusion in our proxy materials for our 2020 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received by our Corporate Secretary no later than December 1, 2019. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

        Provisions of Old HarborOne's Bylaws.    Under Old HarborOne's Bylaws, any shareholder desiring to make a proposal for new business at a meeting of shareholders or to nominate one or more candidates for election as directors must submit written notice filed with the Corporate Secretary of Old HarborOne not less than 90 days nor more than 120 days in advance of the first anniversary of the date of Old HarborOne's proxy statement for the previous year's annual meeting. If next year's annual meeting is held on a date more than 30 calendar days from the prior year's annual meeting, a shareholder's notice must be received not later than the close of business on the 10th calendar day following the day on which notice of the date of the scheduled annual meeting is publicly disclosed. The shareholder must also provide certain information in the notice, as set forth in Old HarborOne's

20

Bylaws. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting.

        Provisions of New HarborOne's Bylaws.    New HarborOne's Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of shareholders. In order for a shareholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, New HarborOne's Secretary must receive written notice not earlier than the 120th day nor later than the 90th day prior to date of the annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year's annual meeting, then, to be timely, notice by the shareholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

        The notice with respect to shareholder proposals that are not nominations for director must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) any material interest in such business of such shareholder, (iii) the beneficial owner(s), if any, on whose behalf the proposal is made, and the names and addresses of other shareholders (including beneficial owners) known by the shareholder proposing such business to support such proposal; and (iv) the class or series and number of shares of capital stock of New HarborOne which are owned beneficially or of record by such shareholder and such beneficial owner(s).

        The notice with respect to director nominations must include: (a) as to each person whom the shareholder proposes to nominate for election as a director, such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation; and (b) as to the shareholder giving the notice: (i) the name and address of such shareholder as they appear on New HarborOne's books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of New HarborOne which are owned beneficially or of record by such shareholder and such beneficial owner; (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder; (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

        If the conversion is not completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us between [date], 2019 and [date], 2019. If notice is received before [date], 2019 or after [date], 2019, it will be considered untimely, and we will not be required to present the matter at the shareholders meeting.

        Nothing in this proxy statement/prospectus shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

21

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

        The Notice of Special Meeting of Shareholders, Proxy Statement/Prospectus and Proxy Card are available at [proxy website].

 OTHER MATTERS

        As of the date of this document, the Board is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with the discretion of the proxy holders.

22

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone - QUIC K EAS Y IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [Date]. HARBORONE BANCORP, INC. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY Please mark your votes like this 1. To approve the plan of conversion, whereby HarborOne Mutual Bancshares, a Massachusetts-chartered mutual holding company and HarborOne Bancorp, Inc., a Massachusetts corporation, will convert and reorganize from the mutual holding company structure to the stock holding company structure, as more fully described in the attached proxy statement. 2. To approve adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion. FOR AGAINST ABSTAIN FOR WITHHOLD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. CONTROL NUMBER Signature Signature, if held jointly Date , 2019 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders to be held on [Special Meeting Date] The Notice of the Special Meeting and 2019 Proxy Statement/Prospectus are available at: http://www.harboronebancorp.com FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS HarborOne Bancorp, Inc. The undersigned appoints James W. Blake and Joseph F. Casey and each of them acting singly, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of HarborOne Bancorp, Inc. held of record by the undersigned at the close of business on March 18, 2019 at the Special Meeting of Shareholders of HarborOne Bancorp, Inc. to be held on [Special Meeting Date], or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED FOR APPROVAL OF THE PLAN OF CONVERSION AND FOR THE APPROVAL TO ADJOURN THE SPECIAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side) The undersigned revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is executed.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone - QUIC K EAS Y IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 9, 2019. HarborOne Bancorp, Inc. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. ESOP AND HARBORONE 401(K) PLAN VOTE AUTHORIZATION FORM Please mark your votes like this 1. To approve the plan of conversion, whereby HarborOne Mutual Bancshares, a Massachusetts-chartered mutual holding company and HarborOne Bancorp, Inc., a Massachusetts corporation, will convert and reorganize from the mutual holding company structure to the stock holding company structure, as more fully described in the attached proxy statement. 2. To approve adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.. FORAGAINST ABSTAIN FOR WITHHOLD (1) Joseph F. Barry FOR WITHHOLD (2) James W. Blake FOR WITHHOLD (3) Timothy R. Lynch FOR WITHHOLD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. (4) Damian W. Wilmot CONTROL NUMBER Signature Signature, if held jointly Date , 2019 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on [Special Meeting Date] The Notice of the Special Meeting, 2019 Proxy Statement/Prospectus are available at: http://www.harboronebancorp.com FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED ESOP and HarborOne 401(k) Plan Vote Authorization Form HarborOne Bancorp, Inc. The undersigned directs the trustee of the HarborOne Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”) and the trustee of the HarborOne 401(k) Plan (the “HarborOne 401(k) Plan”) to vote, as designated on the reverse hereof, all shares of common stock of HarborOne Bancorp, Inc. allocated to the participant’s account(s), if any, for which the participant is entitled to direct the voting at Special Meeting of Shareholders of HarborOne Bancorp, Inc. to be held on [Special Meeting Date], or at any adjournment thereof. If this form is not returned in a timely manner, the ESOP trustee will vote all unallocated shares of Company common stock held by the ESOP in the same proportion as shares for which it has received timely voting instructions. The ESOP trustee will not vote allocated shares for which no voting instructions are received. HarborOne Bank, as plan administrator, will vote any shares in the HarborOne 401(k) Plan for which participants have not issued voting instructions as HarborOne Bank determines in its discretion and will direct the HarborOne 401(k) Plan trustee accordingly. If any other business is brought before the Special Meeting, this form will be voted by the trustees in a manner intended to represent the best interest of the participants and beneficiaries of the ESOP and the HarborOne 401(k) Plan. At the present time, HarborOne Bancorp, Inc. knows of no other business to be brought before the Special Meeting. IF NO INSTRUCTION IS SPECIFIED AND THIS AUTHORIZATION FORM IS RETURNED SIGNED, THIS VOTE AUTHORIZATION FORM WILL BE CONSIDERED A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2. (Continued and to be marked, dated and signed, on the other side)

Part II
Information not required in prospectus

Item 13.    Other expenses of issuance and distribution

        The following table sets forth the estimated costs and expenses payable by the registrant in connection with the registration of securities being registered under this Registration Statement. All amounts except the SEC registration fee are estimates.

		Amount(1)
*	Registrant's Legal Fees and Expenses	$550,000
*	Registrant's Accounting Fees and Expenses	150,000
*	Marketing Agent Fees(1)	2,239,000
*	Records Management Fees and Expenses(1)	140,000
*	Appraisal Fees and Expenses	140,000
*	Printing, Postage, Mailing and EDGAR Fees	760,000
*	Filing Fees (Nasdaq, FINRA, SEC and Commonwealth of Massachusetts)	180,000
*	Transfer Agent Fees and Expenses	20,000
*	Business Plan Fees and Expenses	85,000
*	Other	140,000

*	Total	$4,404,000

(1)
HarborOne NorthEast Bancorp, Inc. has retained Sandler, O'Neill & Partners, L.P. to assist in the sale of common stock on a best efforts basis in the subscription, community and syndicated offerings. Fees are estimated at the adjusted maximum of the offering range, assuming all of the shares are sold in the subscription offering.

Item 14.    Indemnification of directors and officers

        Sections 6.5 and 6.6 of the Articles of Organization of HarborOne NorthEast Bancorp, Inc. set forth circumstances under which directors, officers, employees and agents of HarborOne NorthEast Bancorp, Inc. may be insured or indemnified against liability which they incur in their capacities as such:

Section 6.5. Indemnification of Directors and Others.

        (a)    Right to Indemnification.    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "Proceeding"), by reason of the fact that he or she is or was (a) a Director of the Corporation, or (b) serving, at the request of the Corporation as evidenced by a resolution of the Board of Directors prior to the occurrence of the event to which the indemnification relates, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (such persons described in (a) and (b) are sometimes hereinafter referred to as an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as such a Director or officer of the Corporation or as such other director, officer, employee or agent or in any other capacity while serving as such a Director or officer of the Corporation or as such other director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Act (the "MBCA"), as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be such a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 6.5(c) with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 6.5 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition (hereinafter an "Advancement of Expenses"); provided, however, that, if the MBCA so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking made in accordance with the MBCA (hereinafter an "Undertaking"), by or on behalf of such Indemnitee, which shall include, without limitation, an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Section 6.5 or otherwise.

        (b)    Indemnification of Employees and Agents of the Corporation.    The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to an Advancement of Expenses, to any officer, employee or agent of the Corporation to the fullest extent of the provisions of this Section 6.5.

        (c)    Right of Indemnitee to Bring Suit.    If a claim under this Section 6.5 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time hereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the MBCA. In addition, in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the MBCA. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or Shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the MBCA, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or Shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Section 6.5 or otherwise shall be on the Corporation.

        (d)    Non-Exclusivity of Rights.    The rights to indemnification and to Advancement of Expenses conferred in this Section 6.5 shall not be exclusive of any other right which any person may have or hereafter acquire under these By-laws, the Articles of Organization or any statute, agreement, vote of Shareholders or of disinterested Directors or otherwise.

        (e)    Insurance.    The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MBCA. The Corporation's obligation to provide indemnification under this Section 6.5 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

        (f)    Amendments.    Without the consent of a person entitled to the indemnification and other rights provided in this Section 6.5 (unless otherwise required by the MBCA), no amendment modifying or terminating such rights shall adversely affect such person's rights under this Section 6.5 with respect to the period prior to such amendment.

        (g)    Savings Clause.    If this Section 6.5 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any liabilities and expenses with respect to any proceeding to the fullest extent permitted by any applicable portion of this Section 6.5 that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.6. Limitation of Liability of Directors.

        (a)    Limitation of Liability.    No Director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this Section 6.6 shall not eliminate or limit any liability of a Director (a) for any breach of the Director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions under Section 6.40 of Chapter 156D of the Massachusetts General Laws or (d) with respect to any transaction from which the Director derived an improper personal benefit.

        (b)    Amendment.    No amendment or repeal of this Section 6.6 shall adversely affect the rights and protection afforded to a Director of this Corporation under this Section 6.6 for acts or omissions occurring prior to such amendment or repeal. If the Massachusetts General Laws is hereafter amended to further eliminate or limit the personal liability of Directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the Directors of this Corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts General Laws as so amended.

Item 15.    Recent sales of unregistered securities

        On August 30, 2018, Old HarborOne sold and issued an aggregate principal amount of $35.0 million 5.625% Fixed-to-Floating Rate Subordinated Notes due September 1, 2028 (the "Notes") to certain institutional accredited investors. The Notes were offered and sold by Old HarborOne to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended, and the provisions of Regulation D thereunder. Old HarborOne used the net proceeds of the offering for general corporate purposes, including improving the liquidity position at the Old HarborOne and HarborOne Bank.

Item 16.    Exhibits and financial statement schedules

        (a)    Exhibits.    The exhibits and financial statement schedules filed as part of this registration statement are as follows:

1.1	Engagement Letters, dated as of January 4, 2019, between HarborOne Bancorp, Inc., HarborOne Mutual Bancshares, HarborOne Bank and Sandler, O'Neill & Partners, L.P.#
1.2	Form of Agency Agreement between HarborOne NorthEast Bancorp, Inc., HarborOne Bancorp, Inc., HarborOne Mutual Bancshares, HarborOne Bank and Sandler, O'Neill & Partners, L.P.
2.1	Plan of Conversion#
2.2
Agreement and Plan of Merger, dated as of March 14, 2018 among HarborOne Bancorp, Inc., Massachusetts Acquisitions, LLC and Coastway Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to HarborOne Bancorp, Inc.'s Form 8-K filed with the Securities and Exchange Commission on March 14, 2018)
3.1	Articles of Organization of HarborOne NorthEast Bancorp, Inc.#
3.2	By-Laws of HarborOne NorthEast Bancorp, Inc.#
4.1	Form of Common Stock Certificate of HarborOne NorthEast Bancorp, Inc.#
4.2
Indenture, dated August 30, 2018 by and between HarborOne Bancorp, Inc. and UMB Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to HarborOne Bancorp, Inc.'s Form 8-K filed with the Securities and Exchange Commission on August 30, 2018)
4.3
Form of 5.625% Fixed to Floating Rate Subordinated Note due 2028 (incorporated by reference to Exhibit 4.2 to HarborOne Bancorp, Inc.'s Form 8-K filed with the Securities and Exchange Commission on August 30, 2018)
5.1	Opinion of Goodwin Procter LLP regarding legality of securities being registered#
8.1	Federal and State Tax Opinion of Goodwin Procter LLP
10.1
HarborOne Bank Employee Stock Ownership Plan (incorporated by reference to Exhibit 10.1 to HarborOne Bancorp, Inc.'s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 4, 2016)†
10.2
HarborOne ESOP Restoration Plan (incorporated by reference to Exhibit 10.2 to HarborOne Bancorp, Inc.'s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 4, 2016)†
10.3
HarborOne Senior Management Long Term Incentive Plan (incorporated by reference to Exhibit 10.3 to HarborOne Bancorp, Inc.'s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 4, 2016)†
10.4
Amended and Restated Employment Agreement, dated as of March 1, 2016, by and among HarborOne Bancorp, Inc., HarborOne Bank and James W. Blake (incorporated by reference to Exhibit 10.4 to HarborOne Bancorp, Inc.'s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 4, 2016)†
10.5
2016 Supplemental Executive Retirement Plan, dated as of January 21, 2016, by and between HarborOne Bank and James W. Blake (incorporated by reference to Exhibit 10.5 to HarborOne Bancorp, Inc.'s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 4, 2016)†

10.6	Endorsement Split Dollar Life Insurance Agreement, dated as of November 13, 2015, by and between HarborOne Bank and James Blake (incorporated by reference to Exhibit 10.6 to HarborOne Bancorp, Inc.'s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 4, 2016)†
10.7
Amended and Restated Employment Agreement, dated as of March 1, 2016, by and among HarborOne Bancorp, Inc., HarborOne Bank and Joseph Casey (incorporated by reference to Exhibit 10.7 to HarborOne Bancorp, Inc.'s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 4, 2016)†
10.8
Amended and Restated Supplemental Executive Retirement Plan Agreement, dated as of March 1, 2016, by and between HarborOne Bank and Joseph F. Casey (incorporated by reference to Exhibit 10.8 to HarborOne Bancorp, Inc.'s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 4, 2016) †
10.9
Form of Change in Control Agreement (incorporated by reference to Exhibit 10.9 to HarborOne Bancorp, Inc.'s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 4, 2016)†
10.10
HarborOne Bank Director Retirement Plan (incorporated by reference to Exhibit 10.10 to HarborOne Bancorp, Inc.'s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 4, 2016)
10.11
First Amendment to Director Retirement Plan (incorporated by reference to Exhibit 10.11 to Amendment No.1 to HarborOne Bancorp, Inc.'s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 8, 2016)
10.12	HarborOne Bancorp, Inc. 2017 Stock Option and Incentive Plan (incorporated herein by reference to HarborOne Bancorp, Inc.'s Form 8-K filed with the Commission on August 10, 2017)†
10.13	Amendment to HarborOne Bancorp, Inc. 2017 Stock Option and Incentive Plan (incorporated herein by reference to HarborOne Bancorp, Inc.'s Form 8-K filed with the Commission on March 14, 2019)†
10.14
Form of Restricted Stock Award Agreement Under the HarborOne Bancorp, Inc. 2017 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.2 to HarborOne Bancorp, Inc.'s Quarterly Report on Form 10-Q filed with the Commission on August 11, 2017)†
10.15
Form of Non-Qualified Stock Option Agreement for Non-Employee Directors Under the HarborOne Bancorp, Inc. 2017 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.3 to HarborOne Bancorp, Inc.'s Quarterly Report on Form 10-Q filed with the Commission on August 11, 2017)†
10.16
Form of Non-Qualified Stock Option Agreement for Company for Employees Under the HarborOne Bancorp, Inc. 2017 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.4 to HarborOne Bancorp, Inc.'s Quarterly Report on Form 10-Q filed with the Commission on August 11, 2017)†
10.17
Form of Incentive Stock Option Agreement Under the HarborOne Bancorp, Inc. 2017 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.5 to HarborOne Bancorp, Inc.'s Quarterly Report on Form 10-Q filed with the Commission on August 11, 2017)†

10.18	Form of Subordinated Note Purchase Agreement, dated August 30, 2018, by and among HarborOne Bancorp, Inc. and the Purchasers (incorporated by reference to Exhibit 10.1 to HarborOne Bancorp, Inc.'s Form 8-K filed with the Securities and Exchange Commission on August 30, 2018)
10.19
Form of Registration Rights Agreement, dated August 30, 2018, by and among HarborOne Bancorp, Inc. and the Purchasers (incorporated by reference to Exhibit 10.2 to HarborOne Bancorp, Inc.'s Form 8-K filed with the Securities and Exchange Commission on August 30, 2018)
21.1	Subsidiaries of the Registrant#
23.1	Consent of Goodwin Procter LLP (contained in Opinions included as Exhibits 5.1# and 8.1)
23.2	Consent of RP Financial, LC.
23.3	Consent of Wolf & Company, P.C.
99.1	Appraisal Agreement between HarborOne Bank and RP Financial, LC.#
99.2	Appraisal Report of RP Financial, LC.#
99.2.1	Updated Appraisal Report of RP Financial, LC.
99.3	Letter of RP Financial, LC. with respect to Subscription Rights#
99.4	Marketing Materials
99.5	Stock Order and Certification Form#

†
Management contract or compensation plan or arrangement.

*
To be filed by amendment.

#
Previously filed.

        (b)    Financial Statement Schedule.    No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.    Undertakings

        The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (5)   That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (6)   That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          (8)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brockton, Commonwealth of Massachusetts, on this 31st day of May, 2019.

HarborOne NorthEast Bancorp, Inc.
By:	/s/ JAMES W. BLAKE James W. Blake Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES W. BLAKE James W. Blake	Chief Executive Officer, Clerk (Principal Executive Officer) and Director	May 31, 2019
* Linda H. Simmons	Chief Financial Officer (Principal Financial and Accounting Officer)	May 31, 2019
* Joseph F. Casey	President, Chief Operating Officer and Director	May 31, 2019
* Michael Sullivan, Esq.	Chairman of the Board	May 31, 2019
* Joseph F. Barry	Director	May 31, 2019
* Mandy L. Berman	Director	May 31, 2019
* David P. Frenette, Esq.	Director	May 31, 2019
* Gordon Jezard	Director	May 31, 2019

Signature	Title	Date

* Barry R. Koretz	Director	May 31, 2019
* Timothy Lynch	Director	May 31, 2019
* William A. Payne	Director	May 31, 2019
* Wallace H. Peckham, III	Director	May 31, 2019
* Damian W. Wilmot	Director	May 31, 2019

* By Power of Attorney
* /s/ JAMES W. BLAKE
Attorney-in-Fact